As filed with the Securities and Exchange
                           Commission on June 10, 2004
                           Registration No. 333-114196
      ===================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 Amendment No. 2
                                       to
                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               AXTEL, S.A. DE C.V.
              AND THE GUARANTORS LISTED ON THE TABLE OF ADDITIONAL
                                   REGISTRANTS
             (Exact name of registrant as specified in its charter)


     United Mexican States                               4813                                     Not Applicable
(State or other jurisdiction of             (Primary Standard Industrial                 (I.R.S. Employer Identification
incorporation or organization)                Classification Code Number)                             Number)

                      Blvd. Gustavo Diaz Ordaz 3.33 No. L-1
                              Col. Unidad San Pedro
                          San Pedro Garza Garcia, N.L.
                                Mexico, LP 66215
                               (52)(81) 8114-0000
          (Address, including zip code, and telephone number, including area code, of
                    registrant's principal executive offices)
                           __________________________

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                 (212) 590-9200
            (Name, address, including Zip Code, and telephone number,
                                    including
                        area code, of agent for service)
                                 with copies to:

Roger Andrus, Esq.                             Alberto J. Morales, Esq.
Cahill Gordon & Reindel llp                    D&A Morales y Asociados, S.C.
80 Pine Street                                 Av. Vallarta 811 Sur
New York, NY  10005-1702                       Colonia Mirador
U.S.A.                                         Monterrey, N.L., Mexico 64070
(212) 701-3000                                 (52)(81) 8129-9200

        Approximate date of commencement of proposed sale to the public:
        As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|  __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| __________________

                        CALCULATION OF REGISTRATION FEE



Title of                                  Proposed Maximum
each Class of Securities   Amount to be   Offering Price Per   Proposed Maximum             Amount of
to be Registered           Registered     Unit                 Aggregate Offering Price (1) Registration Fee (2)

11% Senior Notes due 2013  $175,000,000   100.000%             $175,000,000                 $22,172.50
Subsidiary Guarantees      $175,000,000   --                    --                           None (3)

(1) The notes being registered are being offered in exchange for 11% senior notes due 2013 previously sold in transactions exempt from registration under the Securities Act of 1933. The registration fee was computed based on the face value of the 11% senior notes due 2013 solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

(2)  Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the subsidiary guarantees.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.




                             Additional Registrants

   Exact name of registrant as       State or other jurisdiction of     Primary Standard Industrial            I.R.S. Employer
     specified in its charter        incorporation or organization      Classification Code Number            Identification No.

Impulsora e Inmobiliaria                 United Mexican States                     4813                         Not applicable
Regional, S.A. de C.V.*
Instalaciones y Contrataciones,          United Mexican States                     4813                         Not applicable
S.A. de C.V.*
Servicios Axtel, S.A de C.V.*            United Mexican States                     4813                         Not applicable


*The address and telephone number of the principal executive offices of each additional registrant are the same address and telephone number of the principal executive offices of Axtel, S.A. de C.V.

Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registratin statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of the relevant jurisdiction.



                       SUBJECT TO COMPLETION, DATED , 2004

                                   PROSPECTUS

                               Axtel, S.A. de C.V.

        Offer to exchange our 11% senior notes due 2013, which have been registered under the Securities Act,
        for our 11% senior notes due 2013, which have not been registered

Terms of the Exchange Offer:

     o Offer to exchange (the "exchange offer") up to $175,000,000 aggregate principal amount of our new 11% senior notes, which will mature in 2013 (the "exchange notes"), for an equal amount of our old 11% senior notes, which will mature in 2013 (the "outstanding notes").

     o The exchange offer expires at 5:00 p.m., New York City time, on , 2004 (the "expiration date") unless extended.

     o You may withdraw your tender of outstanding notes any time before the expiration date.

     o We will accept any and all outstanding notes validly tendered and not withdrawn for exchange before the expiration date.

     o Not subject to any condition, other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and certain other customary conditions.

     o    We will not receive any proceeds from the exchange offer.

     o The exchange of notes will not be a taxable exchange for U.S. or Mexican federal income tax purposes.

     o The terms of the exchange notes and the outstanding notes are identical in all material respects, except for certain transfer restrictions relating to the outstanding notes.

     o The exchange notes will be evidence of the same indebtedness as the outstanding notes and will be issued under, and entitled to the benefits of, the same indentures that govern the outstanding notes.

The Exchange notes:

     o Interest Payment: semiannually in arrears on June 15 and December 15, beginning on June 15, 2004.

     o Redemption: The exchange notes will be redeemable, in whole or in part, at any time on or after December 15, 2008 at the redemption prices set forth under "Description of the Exchange Notes--Optional Redemption." In addition, prior to December 15, 2006, up to 35% of the notes may be redeemed with the proceeds from certain equity offerings. In the event of a change of control or if we sell certain assets, we will be required to offer to purchase all or part of the exchange notes.

     See "Risk Factors," which begins on page 12, for a discussion of certain factors that should be considered by holders before tendering their outstanding notes in the exchange offer.

     The information contained in this prospectus is exclusively the responsibility of Axtel and has not been reviewed or authorized by the Comision Nacional Bancaria y de Valores or CNBV of Mexico. The registration with the special section of the Registro Nacional de Valores maintained by the CNBV does not imply a certification of the investment quality of the notes or the solvency of Axtel. The notes are not registered in the securities section of the Registro Nacional de Valores and, therefore, are not subject to public offering or intermediation in Mexico. The acquisition of the notes by any investor of Mexican nationality will be made at the sole responsibility of such investor.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------
            The date of this prospectus is          , 2004.

                                TABLE OF CONTENTS

                                                                            Page

Industry and Market Data.....................................................ii
Forward-Looking Statements...................................................ii
Presentation of Financial Information........................................iv
Service of Process and Enforcement of Civil
   Liabilities................................................................v
Prospectus Summary............................................................1
Summary of the Terms of the Exchange Offer....................................5
Summary of the Terms of the Exchange Notes....................................8
Risk Factors.................................................................12
Use of Proceeds..............................................................24
The Exchange Offer...........................................................25
Capitalization...............................................................35
Exchange Rates...............................................................36
Selected Financial Data......................................................37
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations................................................................39
Overview of the Mexican Telecommunications
   Industry..................................................................51
Supervision and Regulation of the Mexican
   Telecommunications Industry...............................................53
Business.....................................................................57
Management...................................................................73
Principal Shareholders.......................................................77
Certain Relationships and Related
   Transactions..............................................................78
Description of Other Indebtedness............................................80
Description of the Exchange Notes............................................81
Material United States Federal Income Tax
   Consequences.............................................................125
Mexican Tax Consequences....................................................127
Plan of Distribution........................................................129
Legal Matters...............................................................130
Experts.....................................................................130
INDEX TO CONSOLIDATED FINANCIAL
   STATEMENTS...............................................................F-1

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to exchange outstanding notes in any jurisdiction where the exchange offer is not permitted, and will not accept surrenders for exchange from holders in any such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such information as specified in this prospectus, if different.

     Since the outstanding notes have been registered with the special section of the Registro Nacional de Valores maintained by the Comision Nacional Bancaria y de Valores of Mexico, no further registration of the exchange notes with such special section is required. However, once the exchange notes are registered under the Securities Act of 1933, we will inform the Comision Nacional Bancaria y de Valores of Mexico about such registration and the exchange offer being made, for the purpose of updating such registration with the special section of the Registro Nacional de Valores. Registration with the special section of the Registro Nacional de Valores maintained by the Comision Nacional Bancaria y de Valores does not imply a certification of the investment quality of the notes or the solvency of the Company.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that it acquired as a result of market-making activities or other trading activities must acknowledge in the letter of transmittal accompanying this prospectus that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the U.S. Securities Act of 1933 (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that starting on the expiration date and ending 180 days after the expiration date, we will make this prospectus available to a broker-dealer for use in connection with any such resale. See "Plan of Distribution." We have agreed to use our reasonable best efforts to keep the exchange offer registration statement (as defined herein) effective, supplemented and amended as required, to ensure that it is available for such resale of exchange notes during such period.

                            Industry and Market Data

     We obtained the market and certain other data used in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications, such as Pyramid Research (an Economist Intelligence unit subsidiary) and other publicly available sources. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we make no representations as to the accuracy of such information. Certain market share data is based on published information available for the Mexican states. There is no comparable data available relating to the particular cities we serve. In presenting market share estimates for the cities, therefore, we have estimated the size of the market on the basis of the published information for the state in which the particular city is located. We believe this method is reasonable, but the results have not been verified by any independent source.

                           Forward-Looking Statements

     Many statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Regulation" and elsewhere in this prospectus are "forward-looking statements." These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements.

     These forward-looking statements reflect our best assessment at the time and thus involve uncertainty and risk. Therefore, these forward-looking statements are qualified by reference to the cautionary statements set forth in this prospectus. It is possible that our future financial performance may differ materially from our expectations due to a variety of factors, some of which include, without limitation, the following:

     o    ability to attract subscribers;

     o changes and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes;

     o our ability to manage, implement and monitor billing and operational support systems;

     o    an increase in churn, or subscriber cancellations;

     o    the control of us retained by certain of our stockholders;

     o changes in capital availability or cost, including interest rate or foreign currency exchange rate fluctuations;

     o the effects of governmental regulation of the Mexican telecommunications industry;

     o    declining rates for long distance traffic;

     o    fluctuations in labor costs;

     o foreign currency exchange fluctuations relative to the US dollar or the Mexican peso;

     o the general political, economic and competitive conditions in markets and countries where we have operations, including competitive pricing pressures, inflation or deflation and changes in tax rates;

     o    the timing and occurrence of events which are beyond our control; and

     o    other factors described in this prospectus.

     Any forward-looking statements in this prospectus are based on certain assumptions and analysis made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the current circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. You are therefore cautioned not to place undue reliance on such forward-looking statements. While we continually review trends and uncertainties affecting our results of operations and financial condition, we do not intend to update any particular forward-looking statements contained in this document.

                      Presentation of Financial Information

     Our financial statements have been prepared in accordance with Mexican generally accepted accounting principles, which we refer to as "Mexican GAAP," which differ in significant respects from US generally accepted accounting principles, which we refer to as "US GAAP," including the treatment of the capitalization of pre-operating expenses, the capitalization of interest, severance, and deferred income taxes and employees' profit sharing and in the presentation of cash flow information. Note 24 to our audited consolidated financial statements, which are part of this prospectus, contains a reconciliation of our net loss and shareholders' equity to US GAAP as of and for the years ended December 31, 2003, 2002 and 2001. Unaudited information for the three-month period ended March 31, 2003 and 2004 has been included elsewhere in this prospectus.

     Pursuant to Bulletin B-10, "Recognition of the Effects of Inflation on Financial Information," and Bulletin B-12, "Statement of Changes in Financial Position," issued by the Mexican Institute of Public Accountants, our consolidated financial statements are reported in period-end pesos to adjust for the inter-period effects of inflation. The presentation of financial information in period-end, or constant, currency units is intended to eliminate the distorting effect of inflation on the financial statements and to permit comparisons across periods in comparable monetary units.

     Bulletin B-10 requires us to restate nonmonetary assets (other than inventory) using the Mexican national consumer price index. Bulletin B-10 also requires restatement of all financial statements to constant pesos as of the date of the most recent balance sheet presented. Accordingly, all data in the financial statements and in the selected financial data set forth below has been restated in constant pesos as of March 31, 2004. References in this prospectus to "real" amounts are to inflation-adjusted pesos and references to "nominal" amounts are to unadjusted historical pesos. In the calendar years 2003, 2002 and 2001, the rates of inflation in Mexico, as measured by changes in the Mexican national consumer price index, published by Banco de Mexico, were 4.0%, 5.7% and 4.4%, respectively.

     When reporting under Mexican GAAP and in accordance with Bulletin B-10, we are required to quantify all financial effects of operating and financing the business under inflationary conditions. For presentation purposes, "comprehensive (income) cost of financing" refers to the combined financial effects of:

     o    net interest expense or interest income;

     o    net gains or losses on monetary position; and

     o    net foreign exchange gains or losses.

     The gain or loss on monetary position refers to gains or losses realized from holding net monetary assets or liabilities and reflect the impact of inflation on monetary assets and liabilities. For example, a gain on monetary position results from holding net monetary liabilities in pesos during periods of inflation, as the purchasing power of the peso declines over time.

     Net foreign exchange gains or losses reflect the impact of changes in foreign exchange rates on assets and liabilities denominated in currencies other than pesos. A foreign exchange loss arises if a liability is denominated in a foreign currency which appreciates relative to the peso between the time the liability is incurred and the date it is repaid, as the appreciation of the foreign currency results in an increase in the amount of pesos which must be exchanged to repay the specified amount of the foreign currency liability.

     The US dollar amounts provided in this prospectus are translations from the peso amounts, solely for the convenience of the reader, at the exchange rate reported by the Banco de Mexico on March 31, 2004 as its noon buying rate for pesos. However, where peso denominated data is given "in nominal pesos," the amounts provided are the peso amounts actually paid at the time of the expenditure. On March 31, 2004, the noon buying rate for pesos was Ps. 11.1540 per US dollar. These transactions should not be construed as representations that the peso amounts represent such US dollar amounts or could be converted into US dollars at the rate indicated as of any dates mentioned in this prospectus.

     Sums presented in this prospectus may not add due to rounding.

             Service of Process and Enforcement of Civil Liabilities

     We and our subsidiaries are variable capital corporations (sociedades anonimas de capital variable) organized under the laws of Mexico, and are headquartered, managed and operated outside of the United States (principally in Mexico). Most of our directors and all of our officers reside in Mexico. All or a substantial portion of our assets and the assets of most of our directors and all of our officers are located outside of the United States (principally in Mexico). As a result, it may not be possible for the investors or holders of the notes to effect service of process outside of Mexico or within the United States upon us or such persons, or to enforce a judgment obtained in the United States against us or them outside of Mexico or in the United States courts that is based on the civil liability provisions under laws of jurisdictions other than Mexico including the federal and state securities laws or other laws of the United States.

     We have been advised by our special Mexican counsel, D&A Morales y Asociados, S.C., that no treaty is in effect between the United States and Mexico calling for the mutual recognition and enforcement of their respective judgments. The recognition by Mexican courts of a judgment rendered in the United States is usually done under the principle of reciprocity, which means that Mexican courts would reexamine judgments rendered in the United States if such foreign country would reexamine Mexican judgments. Mexican courts may enforce judgments rendered in the United States through a homologation procedure consisting of the review by such Mexican courts of the foreign judgment to ascertain whether certain requirements of due process, reciprocity and public policy have been complied with, without reviewing the merits of the subject matter of the case. A judgment rendered in the United States may or need not be recognized if, among others:

     o the foreign court did not have jurisdiction over the subject matter in a manner that is compatible with or analogous to Mexican laws or the subject matter is within the exclusive jurisdiction of Mexican courts,

     o the judgment was rendered under a system which does not provide procedures compatible with due process requirements,

     o    enforcement of the judgment would be contrary to public policy,

     o the defendant did not receive adequate personal notice in sufficient time to defend itself,

     o    the judgment is not final in the rendering state,

     o    the judgment conflicts with another final judgment, or

     o    there is no reciprocity with the rendering state.

     Furthermore, there is doubt as to the enforceability, in actions originated in Mexico, of liabilities based in whole or in part on the United States federal or state securities laws and as to the enforceability of judgments obtained in the United States in actions based in whole or in part on the civil liability provisions of United States federal or state securities laws.

                               Prospectus Summary

     This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, before making an investment decision. The terms "Axtel," "our company," "our" and "we" used in this prospectus refer to Axtel, S.A. de C.V., the issuer of the notes, and its wholly owned subsidiaries, Servicios Axtel, S.A. de C.V., Impulsora e Inmobiliaria Regional, S.A. de C.V. and Instalaciones y Contrataciones, S.A. de C.V., as a combined entity, except where it is made clear that such terms mean only the parent company. Unless otherwise specified, references in this section to the "notes" mean the U.S.$175,000,000 aggregate principal amount of outstanding notes issued on December 16, 2003 and up to an equal principal amount of exchange notes we are offering hereby. You should pay special attention to the "Risk Factors" section beginning on page 12 of this prospectus to determine whether an investment in the notes is appropriate for you. All financial data have been restated in constant pesos as of March 31, 2004, except as otherwise indicated.

                                   Our Company

     We are a leading telecommunications services provider in Mexico, offering a wide array of services, including local and long distance telephony, data and internet to business and residential customers. We believe that we are one of the largest and fastest growing integrated telecommunications companies in Mexico, with 369,231 lines in service as of March 31, 2004. For the three months ended March 31, 2004, we generated revenues and operating income of Ps. 865.1 million (US$77.6 million) and Ps. 70.6 million (US$6.3 million), respectively.

     We hold concessions to offer local and long distance telecommunications services throughout the entire country of Mexico. We provide services using a hybrid wireline and fixed wireless local access network designed to optimize capital expenditures through the deployment of network access equipment based on specific customer requirements. Our current network last-mile access options include fixed wireless access, point-to-point and point-to-multipoint wireless technologies, as well as copper and metropolitan fiber rings. Since inception we have invested over Ps. 7,700 million in the aggregate in our network, which includes 10 digital switches, 213 fixed wireless access sites, of which 57 are also point-to-multipoint sites, and 436 kilometers of metropolitan fiber optic rings.

     Our strategy is to continue to penetrate our existing markets by offering a comprehensive portfolio of high quality, facilities-based voice, data, internet and value-added communications services and to cost-effectively enter into selective new markets with high growth and revenue opportunity. Our approach is to bundle multiple voice, data and internet services into integrated telecommunications solutions for businesses and high-usage residential customers. For the twelve-month period ended March 31, 2004, approximately 67% of our revenues were generated from business lines and 33% of our revenues were generated from residential lines.

     We were founded in 1994. In June 1996, we were awarded by the Mexican government a concession to install and operate a public telecommunications network for the offering of local and long distance telephony services in Mexico. In 1998 and 1999, we won several spectrum auctions, including for 60 MHz at 10.5 GHz for point-to-multipoint access, for 112 MHz at 15 GHz for point-to-point backhaul access, for 100 MHz at 23 GHz for point-to-point last mile access and for 50 MHz at 3.4 GHz for fixed wireless access, which together allow us to service the entire territory of Mexico. In June 1999, we launched commercial operations in the city of Monterrey. Our network currently reaches six of the largest metropolitan areas in Mexico (Mexico City, Monterrey, Guadalajara, Puebla, Toluca and Leon), which represent approximately 19% of the population in Mexico. We estimate that our total lines represent approximately 10% of this total addressable market. Due to our concentration of network facilities in business centers and upper income residential areas, we estimate that our current network coverage represents a significant portion of the total Mexican telephony and data telecommunications revenue opportunity.

                     The Mexican Telecommunications Industry

     The Mexican telecommunications market is the second largest in Latin America. According to Pyramid Research (an Economist Intelligence unit subsidiary), revenues from telephony communications services in Mexico, including both fixed and mobile, are expected to grow at a compound annual growth rate of 4.4%, from US$17.2 billion in 2003 to US$21.3 billion in 2008. We believe the following factors will continue to drive the growth in the Mexican telecommunications market:

     Stable and Expanding Economy. Mexico is the second largest economy in Latin America in terms of gross domestic product (US$637.2 billion in 2002). The Finance Ministry of Mexico expects economic growth in Mexico to be 3.5% in 2004. Inflation goals continue to be met in Mexico due to a restrictive monetary policy. Banco de Mexico has an inflation target of 3.9% for 2004. Continued strong oil prices, more effective tax collection and controlled spending have been important factors in meeting government deficit targets.

     Significant Market Growth Potential. Although Mexico has one of the highest gross domestic product per capita in Latin America, it has relatively low teledensity. According to Pyramid Research, at the end of 2003, the fixed-line penetration rate in Mexico was 15.8 telephone lines per 100 inhabitants, compared to 23.0 in Chile, 22.3 in Brazil, 21.9 in Argentina and 17.9 in Colombia. Pyramid Research forecasts that lines in service in Mexico will grow at a compound annual growth rate of 5.5% between 2003 and 2008. Moreover, the Mexican government has announced that it is committed to improving the teledensity rate in Mexico.

     Favorable Regulatory Environment. The Mexican telecommunications market has long been dominated by Telefonos de Mexico, S.A. de C.V. ("Telmex"), the former government-owned telecommunications monopoly. Since the Mexican government completed the privatization of Telmex in 1990, the Mexican telecommunications sector has become increasingly open to competition. The opening of the Mexican telecommunications market has created an opportunity for competitive carriers to capture market share from Telmex. As the owner and operator of a network serving Mexico's largest metropolitan markets, we believe we are well positioned to continue to take advantage of this market opportunity.

                              Competitive Strengths

     Leading Market Position. By being one of the first competitive providers to approach customers with bundled local, long distance voice and data services, we are able to meet pent-up demand for an alternative service provider, as well as establishing brand awareness and customer relationships prior to market entry by emerging competitors. We have benefited from our first-competitor-to-market advantage by capturing an average of approximately 10% market share of our total addressable market in the six cities where we offer services. In the cities of Monterrey and Guadalajara, the first two markets where we launched operations in 1999, we have achieved approximately 13% market share of our coverage market in both of these cities.

     Comprehensive Voice and Data Service Portfolio. We provide our customers with an integrated bundle of services that includes local and long distance voice services, as well as internet, data and other value-added services. We believe our comprehensive service portfolio enables us to build strong, long-term relationships with customers, thereby reducing churn and increasing our return on our investment in network infrastructure. Furthermore, our digital access, transport and switching network enable us to capture the current revenue opportunity in voice services, while also enabling us to provide data services as demand for those services grows.

     Flexible, Technologically Advanced, Reliable Digital Network. Our hybrid fixed wireless and wireline local access network structure allows us to enter new markets quickly and cost-effectively. As a result, our return on our investment in network infrastructure is increased. By utilizing the fixed wireless access technology model, we are able to quickly cover a substantial geographic area with minimal initial capital expenditures. We do not incur incremental capital expenditures for last-mile connectivity until the customer subscribes to our service. As of March 31, 2004, our network consisted of 10 digital switches, 213 fixed wireless access sites, of which 57 are also point-to-multipoint sites, and 436 kilometers of metropolitan fiber optic rings in order to service our 369,231 access lines.

     Compelling Financial Profile. We have a diversified revenue base, a favorable average revenue per user, or ARPU, positive free cash flow and strong capitalization.

     o Diversified revenue base. Our wide array of service offerings and our 369,231 lines in service and over 261,000 customers provide us with a diverse revenue base.

     o Average Revenue Per User. Our business model targets business and high-usage residential customers. We believe this model allows us to achieve a favorable average revenue per user. For the three months ended March 31, 2004, we had an average revenue per user of Ps. 647.

     o Positive free cash flow and strong capitalization. Our positive free cash flow, strong capitalization and low leverage put us in a solid financial position to continue to execute our business strategy.

     Experienced Management Team and Strong Equity Partners. Our senior management team has extensive entrepreneurial, financial, marketing and telecommunications expertise. The diverse experience of our senior management team has contributed significantly to our initial success and rapid growth. In addition, we benefit from working with strong local partners and experienced multinational investors such as The Blackstone Group, AIG-GE Capital Latin American Infrastructure Fund, and affiliates of Metropolitan Life Insurance Company and The Soros Group. Our local investors include Tomas Milmo Santos, Tomas Milmo Zambrano, Alberto Santos de Hoyos and Lorenzo Zambrano Trevino. These businessmen have extensive financial, operating and senior management experience in large Mexican corporations.

                                    Strategy

     Target Service Sectors with High Profitability Potential. We have divided our target market into the mass market and business market. In the mass market, we focus on high-usage residential, micro and small business customers. Within the business market, we focus on medium and large businesses. We have developed differentiated, targeted telecommunications services plans designed to capture business and retain high-usage residential customers in each market segment. We believe that by focusing on the business and high-usage residential customers within a coverage area we are able to increase the return per dollar invested in our network infrastructure. For the twelve month period ended March 31, 2004, approximately 67% of our revenues were generated from business lines and 33% from residential lines.

     Bundle Products in an Integrated Offering. We believe that the bundling of voice, data and internet services into communications solutions for our customers enables us to generate higher revenue per customer and more revenue per dollar invested in access infrastructure while also generating customer loyalty. We have focused and will continue to focus on increasing the penetration of bundled products to our customer base. By being a facilities-based telecommunications service provider, we believe we are well positioned to offer our customers the convenience of receiving voice, data and internet services from a single provider.

     Exploit First-Competitor-to-Market Advantage. As Telmex's primary competitor in local fixed telephony services and the first facilities-based telecommunications service provider to enter new markets and offer integrated voice, data and internet services, we will continue to focus on selectively opening new markets where we believe we can capitalize on the market's desire to have an alternative carrier and on serving demand unmet by our competitors.

     Focus on Customer Service and Retention. Since launching operations, we have been focused on achieving customer satisfaction levels that are superior to the incumbent and our other primary competitors. We believe that our service-driven customer care leads to superior customer satisfaction, which enhances profitability and cash flow by increasing customer retention and expanding sales opportunities.

     Continue to Expand Technologically Advanced Network Infrastructure. Since 1999, we have successfully launched operations in six cities. We continue to evaluate opportunities in other regions in order to enhance our coverage area. We believe that selectively expanding our network and coverage area will enhance our ability to acquire large business customers with multi-city operations, which we expect to result in higher revenues and margin improvements while minimizing capital expenditures.

                                  Our Investors

     Our major investors are Telinor Telefonia, S. de R.L. de C.V. ("Telinor"), a company formed in 1994 by a group of Monterrey businessmen including Tomas Milmo Santos, Tomas Milmo Zambrano, Lorenzo Zambrano Trevino and Alberto Santos de Hoyos; LAIF X sprl, an affiliate of AIG-GE Capital Latin American Infrastructure

Fund L.P.; and The Blackstone Group, a New York-based investment group. Telinor holds 58.5% of our voting stock and has a 53.0% economic interest in us. LAIF X sprl holds 15.7% of our voting stock and has a 14.3% economic interest in us. The Blackstone Group holds 13.9% of our voting shares and has an 11.7% economic interest in us. Some of our other direct investors include Tapazeca sprl (an affiliate of The Soros Group), New Hampshire Insurance Company (an affiliate of American International Group, or AIG) and Nortel Networks Limited.

                               Recent Developments

     On May 5, 2004 we publicly announced our financial results for the first quarter of 2004. Revenues, operating income and income were 865.1 million pesos,
70.6 million pesos and 32 million pesos, respectively, as compared to 675.4 million pesos, (3.0) million pesos and 1,174.3 million pesos, respectively, for the first quarter of 2003. Lines in service at March 31, 2004 total 369,231, as compared to 300,200 at March 31, 2003.

                              Corporate Information

     Our corporate offices are located at Blvd. Gustavo Diaz Ordaz km. 3.33 No. L-1, Col. Unidad San Pedro, San Pedro Garza Garcia, N.L., Mexico, CP 66215 (Telephone +52 (81) 8114-0000).

            Summary of the Terms of the Exchange Offer

         Set forth below is a summary description of the terms of the exchange offer. We refer you to "The Exchange Offer" for a more complete description of the terms of the exchange offer.

Exchange Notes ................................     Up to $175.0 million aggregate principal amount of our 11% Senior
                                                    Notes due 2013.  The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that, because the offer of the exchange notes will have been registered under the Securities Act, the exchange notes will not be subject to transfer restrictions, registration rights or the related provisions for increased interest if we default under the related registration rights agreement.

The Exchange Offer.............................     We are offering to exchange up to $175.0 million aggregate principal amount of exchange notes for a like aggregate principal amount of outstanding notes.  Outstanding notes may only be tendered in multiples of $1,000.

                                                    In connection with the private offering of the outstanding notes on December 16, 2003, we entered into a registration rights agreement which grants holders of the outstanding notes certain exchange and registration rights.  This exchange offer is
                                                    intended to satisfy our obligations under the registration rights agreement.

                                                    If the exchange offer is not completed within the time period specified in the registration rights agreement, we will be required to pay additional interest on the outstanding notes.

Resale of Exchange Notes.......................     Based on existing interpretations by the staff of the SEC set forth in interpretive letters issued to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by you without compliance with the
                                                    registration and prospectus delivery requirements of the
                                                    Securities Act, except as set forth below, so long as:

                                                    o  you are acquiring the exchange notes in the ordinary
                                                       course of your business;

                                                    o  at the time of the consummation of the exchange offer, you are not participating in, you do not intend to participate in and you have no arrangement or understanding with any
                                                       person to participate in the distribution of the outstanding notes or exchange notes within the meaning of the Securities
                                                       Act; and

                                                    o  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act.

                                                    If any of the statements above are not true and you transfer any exchange notes without delivering a prospectus that meets the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act.



                                                    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Consequences of Failure to Exchange
Outstanding Notes for Exchange Notes...........     If you do not exchange outstanding notes for exchange notes, you will not be able to offer, sell or otherwise transfer your outstanding notes except:

                                                    o  in compliance with the registration requirements of the
                                                       Securities Act or any other applicable securities laws;

                                                    o  pursuant to an exemption from the securities laws; or

                                                    o  in a transaction not subject to the securities laws.

                                                    Outstanding notes that remain outstanding after completion of the exchange offer will continue to bear a legend reflecting these restrictions on transfer. In addition, upon completion of the exchange offer, you will not be entitled to any
                                                    rights to have the resale of outstanding notes registered
                                                    under the Securities Act, and we currently do not intend to register under the Securities Act the resale of any outstanding notes that remain outstanding after the completion of the exchange offer.

Expiration Date................................     The exchange offer will expire at 5:00 p.m., New York City time,
                                                    on         , 2004, unless extended.  We do not currently intend
                                                    to extend the exchange offer.

Interest on the Exchange Notes.................     Interest on the exchange notes will accrue at the rate of 11%
                                                    from the date of the last periodic payment of interest on the outstanding notes or, if no interest has been paid, from the original issue date of the outstanding notes.  No additional interest will be paid on outstanding notes tendered and accepted for exchange.

Conditions to Exchange Offer...................     The exchange offer is subject to customary conditions, including that:

                                                    o  the exchange offer does not violate applicable law or
                                                       any applicable interpretations of the SEC staff;

                                                    o  the outstanding notes are validly tendered in accordance with the exchange offer;

                                                    o  no action or proceeding would impair our ability to
                                                       proceed with the exchange offer; and

                                                    o  any governmental approval has been obtained, that we
                                                       believe, in our sole discretion, is necessary for the
                                                       consummation of the exchange offer as outlined in this
                                                       prospectus.
Procedures for Tendering Outstanding

Notes..........................................     If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal accompanying this
                                                    prospectus and mail or otherwise deliver it, together with your outstanding notes to be exchanged and any other
                                                    required documentation to The Bank of New York, the
                                                    exchange agent, at the address specified on the cover page of the letter of transmittal. Alternatively, if your
                                                    outstanding notes are held through DTC, you can tender
                                                    your outstanding notes through DTC by following the
                                                    procedures for book-entry transfer. See "The Exchange
                                                    Offer Book Entry Transfer." Questions regarding the
                                                    tender of outstanding notes or the exchange offer
                                                    generally should be directed to the exchange agent at
                                                    one of its addresses specified in "The Exchange Offer--
                                                    Exchange Agent." See "The Exchange Offer--Procedures for
                                                    Tendering" and "The Exchange Offer--Guaranteed Delivery
                                                    Procedures."

Guaranteed Delivery Procedures.................     If you wish to tender your outstanding notes and you cannot deliver the required documents to the exchange agent by the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures described under the heading
                                                    "The Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of Outstanding Notes and
Delivery of Exchange Notes.....................     We will accept for exchange all outstanding notes that are properly tendered in the exchange offer before 5:00 p.m., New
                                                    York City time, on the expiration date, as long as all of the terms and conditions of the exchange offer are met.  We will deliver the exchange notes promptly following the expiration date.

Withdrawal Rights..............................     You may withdraw the tender of your outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.  To withdraw, you must send a written notice of withdrawal to the exchange agent at one of its addresses specified in "The Exchange Offer--Exchange Agent" before 5:00
                                                    p.m., New York City time, on the expiration date.  See "The
                                                    Exchange Offer--Withdrawal of Tenders."

Taxation.......................................     We believe that the exchange of outstanding notes for exchange notes should not be a taxable transaction for U.S. federal income tax purposes.  For a discussion of certain other U.S. and Mexican federal tax considerations relating to the exchange of the outstanding notes for the exchange notes and the purchase, ownership and disposition of the exchange notes, see "Taxation."

Exchange Agent.................................     The Bank of New York is the exchange agent.  The address,
                                                    telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer--Exchange Agent" and on the inside back cover of this prospectus.

Use of Proceeds................................     We will not receive any proceeds from the issuance of the
                                                    exchange notes.  We are making the exchange offer solely to satisfy our obligations under the registration rights agreement.
                                                    See "Use of Proceeds" for a description of our use of the net proceeds received in connection with the issuance of the
                                                    outstanding notes.

                   Summary of the Terms of the Exchange Notes

     Unless otherwise specified, references in this section to the "notes" mean the U.S. $175,000,000 aggregate principal amount of outstanding notes issued on December 16, 2003 and up to an equal principal amount of exchange notes we are offering hereby

Issuer........................................       Axtel, S.A. de C.V.

Exchange Notes Offered........................       US$175,000,000 in aggregate principal amount of 11% Senior Notes due 2013 which have been registered under the Securities Act.

Maturity Date.................................       December 15, 2013.

Guarantees....................................       Each of our current subsidiaries and certain of our future subsidiaries will guarantee the notes with guarantees that will be unsecured.  From and after the issue date, subject to certain exceptions, each subsidiary that guarantees any of our
                                                     indebtedness will be required to guarantee the notes on the same basis.

Interest Payments.............................       Interest will be payable semi-annually in arrears on June 15 and
                                                     December 15 of each year, commencing June 15, 2004.

Ranking.......................................       The notes are our senior unsecured obligations. Accordingly, the notes will rank:

                                                     o   effectively junior in right of payment to all existing and future secured indebtedness and indebtedness owed to
                                                         statutorily preferred creditors;

                                                     o   equal in right of payment to any of our existing and future senior unsecured indebtedness; and


                                                     o   senior in right of payment to any of our existing and
                                                         future subordinated indebtedness.

                                                     In addition, the guarantees of the notes by our subsidiaries will rank equally to all of such non-guarantor subsidiaries'
                                                     existing and future senior unsecured obligations. The
                                                     notes and the guarantees thereof will be effectively
                                                     subordinated to all secured indebtedness of the guarantors to the extent of the assets securing such indebtedness. As of March 31, 2004, we had approximately US$191.3 million of outstanding indebtedness (excluding intercompany liabilities and guarantees) and the outstanding notes would have ranked effectively junior in right of payment to approximately $7.8 million of secured liabilities.

Optional Redemption...........................       We may redeem any of the notes at any time on or after December
                                                     15, 2008, in whole or in part, in cash, at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.

                                                     At any time prior to December 15, 2006, we may redeem up to 35%
                                                     of the aggregate principal amount of the notes issued under the indenture governing the notes with the net proceeds of certain



                                      -8-


                                                     equity offerings at a redemption price equal to 111% of the principal amount of the notes plus accrued and unpaid interest to the date of redemption. We may make that redemption
                                                     only if, after the redemption, at least 65% of the aggregate principal amount of notes issued under the indenture governing the notes remains outstanding.

Redemption for Tax Reasons....................       Under certain circumstances, we may redeem the notes in whole but not in part upon not less than 30 and no more than 60 days'
                                                     prior notice at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption plus any additional amounts.  See
                                                     "Description of the Exchange Notes--Redemption for Changes in
                                                     Withholding Taxes."

Change of Control.............................       If we experience a Change of Control (as defined under
                                                     "Description of the Exchange Notes--Repurchase at the Option of
                                                     Holders"), we will be required to make an offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of
                                                     repurchase.

Certain Covenants.............................       The terms of the notes will restrict our ability and the ability of our restricted subsidiaries to, among other things:

                                                     o  incur additional indebtedness or issue preferred stock;

                                                     o  pay dividends or make other distributions to our
                                                        stockholders;

                                                     o  purchase or redeem capital stock or subordinated
                                                        indebtedness;

                                                     o  make investments;

                                                     o  create liens;

                                                     o  incur restrictions on the ability of our restricted
                                                        subsidiaries to pay dividends or make other payments to us;

                                                     o  sell assets;

                                                     o  consolidate or merge with or into other companies or
                                                        transfer all or substantially all of our assets; and

                                                     o   engage in transactions with affiliates.

                                                     These limitations will be subject to a number of important qualifications and exceptions.  See "Description of the Exchange
                                                     Notes--Certain Covenants."

              Summary Historical Consolidated Financial Information

     The following table provides a summary of our historical consolidated financial data. The summary historical consolidated financial data for the years ended December 31, 2001, 2002 and 2003 have been derived from our audited consolidated financial statements and the summary historical consolidated financial data as of and for each of the three month periods ended March 31, 2003 and 2004 were derived from our unaudited consolidated financial statements included elsewhere in this prospectus.


     The information presented below should be read in conjunction with "Use of Proceeds," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere in this prospectus.

                                                                                                 Unaudited
                                                                                        ---------------------------
                                                     Year Ended December 31,                Three Months ended
                                               2001           2002             2003        March 2003      March 2004
                                                 ---------    ---------       ---------      ------------    ----------
                                                         Constant Ps. in million as of March 31, 2004

Statement of Income Data:
Revenues..........................                2,278.7     2,491.7         2,966.2           675.4          865.1
Cost of sales and operating expenses..           (2,853.6)   (2,728.2)       (2,852.0)         (678.4)        (794.6)
                                                 ---------    ---------       ---------      ------------    ----------

Income (loss) from operations.....                 (574.9)     (236.5)          114.2             3.0           70.6
Interest expense, net.............                 (408.3)     (428.7)         (202.1)          (91.1)         (61.5)
Foreign exchange gain (loss, net).                  101.2      (628.1)         (324.6)         (257.3)          10.7
Monetary position.................                  220.4       285.0            94.3            65.5           16.3
Other income (expense), net(1)....                  (31.4)      (28.0)        1,741.9         1,899.9           14.2
Cash severance and other special
   items..........................                  (64.0)      (32.9)          (10.6)           (7.8)           0.0
                                                 ---------    ---------       ---------      ------------    ----------

Income (loss) before income taxes
   and employee profit............                 (756.9)   (1,069.3)        1,413.1         1,606.3           50.2
Income tax and employee profit
   sharing benefit (expense)......                  162.8       245.6          (501.3)         (431.9)         (18.3)
                                                 ---------    ---------       ---------      ------------    ----------
Net income (loss).................                 (594.1)     (823.8)          911.8         1,174.3           32.0
                                                 =========    =========       =========      ============    ==========

Operating Data:
Depreciation and amortization.....                  655.0       823.5           874.3           213.0          230.4
Investment in fixed assets (end                   1,608.1       574.4           467.5            86.4          194.0
   of period).....................
Net Cash Flow:
   Operating activities...........                 (308.5)      (11.7)          162.2           (58.6)          98.0
   Investing activities...........               (1,620.7)     (575.9)         (565.6)          (87.1)        (204.4)
   Financing activities...........                1,916.6       783.7         1,100.4           299.2          (72.7)
                                                 ---------    ---------       ---------      ------------    ----------
Total net cash flows..............                  (12.5)      196.1           697.0           153.5         (179.1)
Total access lines in service (in
   thousands)
   (end of period)................
   Business.......................                 121.0        116.4           132.4           115.0          141.4
   Residential....................                 169.1        178.7           216.7           185.2          227.8
                                                 ---------    ---------       ---------      ------------    ----------
       Total......................                 290.1        295.1           349.1           300.2          369.2
                                                 =========    =========       =========      ============    ==========


                                                                                                    As of
                                                                                                March 31, 2004
                                                                                               (Constant Ps. In
                                                                                                   millions)

Balance Sheet Date:
Cash & cash equivalents..............................................................                850.1
Net working capital investment.......................................................                247.9
Total assets.........................................................................              8,231.9
Total debt...........................................................................              2,134.0
Net debt.............................................................................              1,283.9
Total liabilities....................................................................              2,739.4
Total shareholders' equity...........................................................              5,492.4

Data in Accordance with US GAAP(2)


                       Year Ended December 31, (Unaudited)
                                                                                            Three Months ended
                                     ---------------------------------------------- -----------------------------------
                                          2001           2002           2003           March 2003        March 2004
                                     --------------- ------------- ---------------- ----------------- -----------------

                                                    (Constant Ps. in millions as of March 31, 2004)

Financial Data:
Income (loss) from operations                (579.9)         (125.7)        173.7             17.2             80.1
Net income (loss)............                (620.2)         (960.8)      2,783.6          2,942.7             61.3
Total assets.................               7,434.2         7,239.3       7,825.3          7,227.9          7,819.9
Total debt...................               4,984.3         5,624.9       2,204.1          1,267.8          2,134.0
Total shareholders' equity                  1,657.2           758.1       4,931.9          5,132.6          4,981.6
(deficit)....................

-------------------------------------------------------------------

(1) Other income for the year ended December 31, 2003 includes a net gain of Ps. 1,888.2 million due to our repurchase of certain debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Debt Repurchase."

(2) Reconciled in accordance with Note 24 of our consolidated financial statements.

                                  Risk Factors

     You should carefully consider the following risk factors, as well as other information set forth in this prospectus, prior to making an investment in the notes. Unless the context otherwise requires, for purposes of this section, the "notes" shall be deemed to refer collectively to the outstanding and any exchange notes. The risks described below are not the only ones that may affect the notes. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In general, investing in the securities of issuers in emerging-market countries such as Mexico involves risks not typically associated with investing in the securities of US companies. To the extent it relates to the Mexican government or Mexican macroeconomic data, the following information has been extracted from official publications of the Mexican government.

Risks Relating to Our Company

Since we have a limited operating history you will not be able to fully evaluate our historical performance.

     We were founded in 1994. In June 1996, we were awarded by the Mexican government a concession to install and operate a public telecommunications network for the offering of local and long distance telephony services in Mexico. We commenced commercial operations in June 1999 by beginning operations in the city of Monterrey and entered the city of Guadalajara by the end of that same year. We commenced operations in Mexico City at the beginning of 2000 and expanded our services to the cities of Puebla, Toluca and Leon a year later. Because of our limited historical commercial operations, it may be difficult to fully evaluate our past operating performance.

We may not have sufficient administrative, operational or financial resources to pursue our growth strategy.

     Our expected growth will place a strain on our administrative, operational and financial resources. The development of our business and the installation and expansion of our network, services and customer base require significant expenditures. Since inception we have invested in the aggregate approximately Ps. 7,700 million in our network and infrastructure. These expenditures, together with operating expenses, will adversely impact our cash flow and profitability. We also anticipate that continued growth will require us to attract and retain qualified personnel who can efficiently manage such growth. If we are unable to meet the challenges that our growth presents, our results of operations and financial condition could be adversely affected.

We depend on certain vendors for the deployment of our network.

     Our ability to achieve our strategic objectives and our overall performance and prospects depends and will depend, in large part, upon the successful, timely and cost-effective acquisition of equipment. From our inception until December 2003, Nortel Networks was our main supplier of fixed wireless access technology. On December 23, 2003, Airspan Communications Limited ("Airspan") acquired Nortel's fixed wireless access business, assuming Nortel's rights and obligations relating to the supply of fixed wireless access products and related services to us. Therefore, we currently depend on Airspan for the production of the fixed wireless access product, which represent most of our current network access infrastructure. We are Airspan's primary customer for these products. If Airspan ceases to produce these products, our network expansion and growth could be slowed and our operating results could be adversely affected. We have a contingent license from Airspan to use their fixed wireless access technology to produce these products in the event Airspan ceases production. However, we may be unable to obtain additional fixed wireless access products on satisfactory terms, if at all. See "Certain Relationships and Related Transactions."

If we do not successfully maintain, upgrade and efficiently operate accounting, billing, customer service and management information systems, we may not be able to maintain and improve our operating efficiencies.

     Sophisticated information and processing systems are vital to our operations and growth and our ability to monitor costs, render monthly invoices for services, process customer orders, provide customer service and achieve operating efficiencies. We have installed the accounting, information and processing systems that we deem necessary to provide services efficiently. However, there can be no assurance that we will be able to successfully operate and upgrade such systems or that they will continue to perform as expected. Any failure in our information and processing systems could impair our ability to collect payment from customers and respond satisfactorily to customer needs.

Our operations are dependent upon our ability to protect our network infrastructure.

     Our operations are dependent upon our ability to protect our network infrastructure against damage from fire, earthquakes, floods, power loss, breaches of security, software defects and similar events and to construct networks that are not vulnerable to the effects of such events. The occurrence of a natural disaster or other unanticipated problem at our facilities or at the sites of our switches could cause interruptions in the services we provide. The failure of a switch would result in the interruption of service to the customers served by that switch until necessary repairs were effected or replacement equipment was installed. Repairing or replacing damaged equipment may be costly. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition and results of operations.

If our significant customer fails to perform under our existing agreements, our business could be adversely impacted.

     We have an agreement with Nextel de Mexico, our largest single customer, which allows Nextel de Mexico to provide telecommunications services to its customers through access to our network. Under this agreement, we are guaranteed certain minimum levels of traffic. In 2003, our sales to Nextel de Mexico accounted for approximately 18% of our net sales. In the event Nextel de Mexico fails to comply with its obligations under our agreement, or such agreement is not renewed upon its expiration in December 2005, our results of operations and financial condition could be materially and adversely affected.

We depend on key personnel; if they were to leave us, we might have an insufficient number of qualified employees.

     We believe that our ability to implement our business strategy and our future success depends on the continuous employment of our senior management team, in particular our president and chief executive officer, Tomas Milmo Santos. Our senior management team has extensive experience in the industry and is vital in maintaining some of our major customer relationships which may be difficult to replace. The loss of the technical knowledge, management and industry expertise of these key employees could make it difficult for us to execute our business plan effectively and could result in delays in new products being developed, loss of customers and diversion of resources while we seek replacements.

We depend on Telmex for interconnection and we may be forced to pay higher interconnection fees in the future, which could have a material adverse effect on our business and results of operations.

     Telmex exerts significant influence on all aspects of the telecommunications markets in Mexico, including interconnection agreements. We use Telmex's network to terminate the vast majority of our customers' calls. Our interconnection agreement with Telmex expired on December 31, 2003. Notwithstanding such expiration, the terms and conditions of the agreement (including the tariffs) are automatically extended until the parties mutually agree to extend the agreement. If a new interconnection agreement is entered into with Telmex, the terms and conditions (including rates) of such new agreement may not permit us to offer services that are both profitable and competitive. In addition, if the SCT (Secretaria de Comunicaciones y Transportes), the Mexican telecommunications regulatory authority, ceased to regulate Telmex's pricing, the resulting competitive climate could have a material adverse effect on our business and results of operations. See "Supervision and Regulation of the Mexican Telecommunication Industry--Interconnection."

A system failure could cause delays or interruptions of service, which could cause us to lose customers.

     To be successful, we will need to continue to provide our customers reliable service over our network. Some of the risks to our network and infrastructure include:

     o    physical damage to access lines;

     o    power surges or outages;

     o    software defects; and

     o    disruptions beyond our control.

     Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and incur additional expenses.

We operate in a highly competitive environment, which may negatively affect our operating margins.

     The telecommunications industry in Mexico is becoming more competitive. Over the past two years, prices for local and long distance calls in Mexico declined by approximately 14% and 21% in real terms, respectively. We expect the Mexican telecommunications market to continue to experience rate pressure, primarily as a result of:

     o increased competition and focus by our competitors on increasing market share;

     o recent technological advances that permit substantial increases in the transmission capacity of both new and existing fiber-optic networks, resulting in long distance overcapacity and rate pressure; and

     o the entrance of cable television operators into certain of our markets.

     As the telecommunications industry in Mexico becomes more competitive, we will face significant competition from other operators primarily on the basis of features, pricing and customer service. Some of these competitors include Telmex, Avantel, Alestra, Maxcom and others, as well as established cable television operators who may expand their services into certain of our markets, such as long distance voice and data service. As they become licensed, resellers of telephony services will also offer competition in many of our targeted markets.

     Telmex, as the former state-owned telecommunications monopoly and dominant provider of local and other telecommunications services in Mexico, has significantly greater financial and other resources than those available to us. In addition, Telmex's nationwide network and concessions, as well as its established and long-standing customer base, give it a substantial competitive advantage over us. In addition, although not allowed by the Ley Federal de Telecomunicaciones enacted in 1995, referred to herein as the Mexican Telecommunications Law, and Telmex's concessions, Telmex may subsidize its long distance services with revenues obtained from its local services and as a result may be able to price its services at rates that are not profitable for us. We will face significant competition from Telmex in all the areas where we currently operate.

We depend on revenues from certain highly competitive segments.

     High-volume business customers are one of the most attractive niches in the market. This segment is being addressed by a number of carriers that offer competitive telecommunications services solutions in order to gain these accounts. Losing some of these customers could represent a significant loss of income and lower operating income.

We may need additional financing.

     We may require additional financing in the future to service our indebtedness, including the notes, and fund our operations. We cannot assure you that we will have sufficient resources and that, if needed, any financing will be available in the future or on terms acceptable to us. In addition, our ability to incur additional indebtedness will be restricted by the terms of the notes or other covenants from other financial agreements currently in place or into which we may enter in the future.

The technology we use may be made obsolete by the technology used by our competitors.

     All companies in the global telecommunications industry must adapt to rapid and significant changes in technology. While we have been installing since inception what we believe to be a technologically advanced fixed wireless system, as well as a fiber optic network, point-to-multipoint, point-to-point and copper infrastructure, we cannot assure you that these technologies will not be challenged by competition. We have relied heavily on the continued performance of wireless technology. Technological changes or advances in alternative technologies may adversely affect our competitive position, require us to reduce our prices, require substantial new capital expenditures and/or require write-downs of obsolete technology.

If our current churn rate increases, our business could be negatively impacted.

     The cost of acquiring a new customer is much higher than the cost of maintaining an existing customer. Accordingly, customer deactivations, or churn, could have a material negative impact on our operating income, even if we are able to obtain one new customer for each lost customer. Although our average monthly churn rate has decreased to approximately 1.2% during first quarter of 2004 from 1.6% during 2003 and 2.2% during 2002, our churn rate was still higher than that of our main competitors. We believe that our churn rate was mainly due to customer deactivations resulting from non-payment of bills. If we experience a further increase in our churn rate, our ability to achieve revenue growth could be materially impaired. In addition, a decline in general economic conditions could lead to an increase in churn, particularly among our residential customers.

A majority of our voting stock is controlled by one shareholder, the interests of which may not always be the same as the interests of the holders; there is a dispute among certain of our shareholders and us which could affect our ability to make corporate decisions.

     Telinor owns all of our Series A Voting Shares and, as a result, a majority of all of our voting shares. As a result, Telinor has control over many of our corporate decisions and will have the ability to prevent our taking any particular corporate decision, whether or not Telinor's actions are in the best interest of the holders.

     Our other series of voting shares issued and outstanding is Series C Voting Shares. The holders of the Series C Voting Shares are entitled to certain rights. Certain actions cannot be approved at a meeting of shareholders without the vote of a majority of the Series C Voting Shares and certain actions cannot be approved at the Board of Directors level without the vote of at least one director appointed by the holders of Series C Voting Shares. These matters include, among others, issues associated with the fundamental nature of Axtel as a corporation, changes in its indebtedness, changes in its charter or bylaws, the issuance or repurchase of securities, initiation or settlement of material litigation, transactions not in the ordinary course of business and material capital expenditures.

     As a result of a dispute among certain of our shareholders and us, if a matter requiring the approval of the majority of the Series C Voting Shares is approved without the affirmative vote of LAIF X sprl (a holder of some of our Series C voting shares), or a matter requiring the approval of one or more Series C Directors is approved without the affirmative vote of at least one director appointed by LAIF X sprl, there may be doubt as to the validity of such approval. LAIF X sprl has voted in favor of the issuance of the notes and the exchange notes and no action is required at the Board of Directors level. See "Business--Legal Proceedings--Shareholdings Disputes."

Risks Relating to the Mexican Telecommunications Industry

We operate in a highly regulated industry.

     As a provider of public services, we are subject to extensive regulation. Although the basic regulatory framework governing telecommunications has been in existence since 1995, it may undergo changes from time to time, which may materially and adversely affect our business, operations, financial condition and prospects.

If the Mexican government grants more concessions or amends existing concessions, the value of our concessions could be severely impaired.

     The Mexican government regulates the telecommunications industry. Our concessions are not exclusive and the Mexican government has granted and may grant additional concessions covering the same geographic regions. We cannot assure you that additional concessions to provide services similar to those we provide will not be granted and that the value of our concessions and competition levels will not be adversely affected as a result.

Foreign ownership restrictions may limit our ability to raise equity capital.

     Mexican law provides that no more than 49% of the full voting stock of a Mexican corporation holding a concession to provide telecommunications services other than cellular services may be held by non-Mexicans. Non-Mexicans own 41.5% of our full voting stock. Any future sales of equity securities to non-Mexicans in excess of 49% of full voting stock must involve so-called "neutral" securities with limited or no voting rights or would require a proportional purchase of voting stock by Mexicans. This national ownership requirement may limit our ability to raise capital from non-Mexican investors in the future.

Fraud could increase our expenses.

     The fraudulent use of telecommunications networks could impose a significant cost upon service providers, who must bear the cost of services provided to fraudulent users. We may suffer a loss of revenue as a result of fraudulent use and incur an additional cash cost due to our obligation to reimburse carriers the cost of services provided to fraudulent users. Although technology has been developed to combat this fraudulent use and we have installed it in our network, this technology does not eliminate fraud entirely. In addition, because we rely on other long distance carriers to terminate our calls on their networks, some of which do not have anti-fraud technology in their networks, we may be particularly exposed to this risk in our long distance service.

Risks Relating to Mexico

Economic developments in Mexico affect our business.

     We are a Mexican company with all of our operations in Mexico. The economic environment within Mexico can have a significant impact on our business and financial condition and results of operations and our ability to meet our obligations under the notes.

     Beginning in December 1994 and continuing through 1995, Mexico experienced an economic crisis characterized by a sharp devaluation of the peso, high inflation, foreign currency exchange rate instability, high domestic interest rates, a strong contraction in consumer demand for many products and services, reduced availability of credit, high unemployment and diminished international investor confidence in Mexico. Mexico's gross domestic product, which grew at a real annual rate of 3.5% during 1994, declined by 6.2% in real terms during 1995.

     In response to these developments, beginning in February 1995, the Mexican government implemented a variety of economic programs designed to promote economic recovery, stabilize foreign currency exchange rates and reduce inflation. Economic conditions in Mexico improved moderately in 1996 and 1997. However, a combination of factors led to a slowdown in Mexico's economic growth in 1998. Notably, the decline in the international price of oil resulted in a reduction of federal revenues, approximately one-third of which are derived from petroleum taxes and duties. In addition, the economic crises in Asia and Russia, as well as the financial turmoil in Brazil, Venezuela and elsewhere, produced greater volatility in the international financial markets, which further slowed Mexico's economic growth. In 1998, the inflation rate in Mexico was 18.6%, interest rates on 28-day Certificados de la Tesoreria de la Federacion ("CETES") averaged 24.8% and the peso lost 22.7% of its value (in nominal terms) relative to the US dollar.

     During 1999, conditions improved with inflation in Mexico at 12.3%, interest rates on 28-day CETES averaging 21.4% and the peso appreciating 4.2% in value (in nominal terms) relative to the US dollar. Throughout 2000, the improvement shown in 1999 continued. In 2000, the inflation rate was 9.0%, interest rates on 28-day CETES averaged 15.2% and the peso devalued 1.5% in value (in nominal terms) relative to the US dollar. The Mexican government estimated that Mexico's real gross domestic product grew by 5.0% in 1998, 3.6% in 1999 and 6.6% in 2000.

     Beginning in January 2001, however, and increasing in the fourth quarter of 2001, amid concerns of a global economic slowdown and a recession in the United States, Mexico began to experience an economic slowdown marked by a decline in gross domestic product. In 2001, Mexico's gross domestic product shrank by 0.2% in real terms while the inflation rate was 4.4%, interest rates on 28-day CETES averaged 11.3% and the peso appreci-ated 4.8% in value (in nominal terms) relative to the US dollar. During 2002, as the United States and global economic slowdown continued, the Mexican real gross domestic product growth rate was 0.7%, the inflation rate was 5.7%, interest rates on 28-day CETES averaged 11.3% and the peso devalued 13.9% (in nominal terms) relative to the US dollar. During the year ended December 31, 2003, the inflation rate was 4.0%, interest rates on 28-day CETES averaged 6.2% and the peso devalued 7.7% (in nominal terms) relative to the US dollar.

     In the past, inflation has led to high interest rates and devaluation of the peso. Inflation itself, as well as governmental efforts to reduce inflation, has had significant negative effects on the Mexican economy in general and on Mexican companies, including us. Inflation in Mexico decreases the real purchasing power of the population of Mexico, and the Mexican government's efforts to control inflation by tightening the monetary supply have historically resulted in higher financing costs, as real interest rates have increased. Such policies have had and could have an adverse effect on us.

     The current global economic slowdown, including the slowdown in the United States and Mexican economies, and other future economic developments in or affecting Mexico could impair our business, results of operations, financial condition, prospects and ability to obtain financing.

Political events in Mexico could affect Mexican economic policy and our results of operations.

     The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Mexican governmental actions concerning the economy could have a significant impact on Mexican private sector entities in general, as well as on market conditions.

     Mexican political events may also significantly affect our operations. In the Mexican national elections held on July 2, 2000, Vicente Fox of the Partido Accion Nacional, which we refer to as the "PAN," won the presidency. His victory ended more than 70 years of presidential rule by the Partido Revolucionario Institucional, which we refer to as the "PRI." Neither the PRI nor the PAN succeeded in securing a majority in either house of the Mexican Congress.

     President Fox assumed office on December 1, 2000. While the transition from the previous administration was smooth, since assuming office, President Fox has encountered strong opposition to some of his proposed reforms from both houses of Mexican Congress, where opposition parties such as the PRI, the Partido de la Revolucion Democratica (PRD) and/or the Partido Verde Ecologista (PVE) have frequently joined forces to block PAN initiatives. Further, on July 6, 2003, Mexican Congressional elections were held. The elections resulted in a reduction in the number of Congressional seats held by the PAN and an increase in the number of Congressional seats held by the PRI, among others. We expect that these events will intensify the current legislative gridlock in the Mexican Congress, which could lead to a further slowdown in the progress of political reforms in Mexico. This gridlock could have an adverse effect on us, including our business, financial condition, prospects and results of operations.

     Social and political instability in Mexico or other adverse social or political developments in or affecting Mexico could adversely affect us and our ability to obtain financing. It is possible that political uncertainty may adversely affect financial markets.

We may lose money because of peso devaluation.

     While our revenues are almost entirely denominated in pesos, the substantial majority of our obligations, and all of our long-term debt, are denominated in US dollars. The value of the Mexican peso has been subject to significant fluctuations with respect to the US dollar in the past and may be subject to significant fluctuations in the future. During the year ended December 31, 2003, the peso was devalued by 7.7% (in nominal terms). Further declines in the value of the peso relative to the US dollar could adversely affect our ability to meet our US dollar-denominated obligations, including the notes. In addition, any further devaluation of the peso may negatively affect the value of Mexican securities such as the notes.

Our financial statements do not give you the same information as financial statements prepared under United States accounting principles.

     We prepare our financial statements in accordance with Mexican GAAP. These principles differ in significant respects from US GAAP, including the treatment of the capitalization of pre-operating expenses, the amortization of frequency rights, the capitalization of interest and deferred income taxes and employees' profit sharing, and in the presentation of cash flow information. In particular, all Mexican companies must incorporate the effects of inflation directly in their accounting records and in published financial statements. The effects of inflation accounting under Mexican GAAP are not eliminated in the reconciliation of US GAAP. For this and other reasons, the presentation of Mexican financial statements and reported earnings may differ from that of companies in other countries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 24 to the audited consolidated financial statements.

Risks Relating to the Notes

We and our subsidiary guarantors may incur substantially more debt, which could further exacerbate the risks associated with our indebtedness.

     Although the agreements governing our and our subsidiary guarantors' outstanding indebtedness and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us or our subsidiary guarantors from incurring obligations that do not constitute "indebtedness" as defined in the relevant agreement. If new debt is added to the current indebtedness levels, the related risks that we now face could intensify.

Our indebtedness could adversely affect our financial condition and impair our ability to fulfill our obligations under the notes.

     Our ability to meet our debt service requirements, including our obligations with respect to the notes, will depend on our future performance, which is subject to a number of factors, many of which are outside our control. We cannot assure you that we will generate sufficient cash flow from operating activities to meet our debt service and working capital requirements.

     As of March 31, 2004, we had approximately US$191.3 million of outstanding indebtedness.

     Our level of indebtedness may have important negative effects on our future operations, including:

     o impairing our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes or to repurchase the notes from you upon a change of control;

     o requiring us to dedicate a substantial portion of our cash flow to the payment of principal and interest on our indebtedness, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

     o subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including our borrowings under our credit facilities;

     o increasing the possibility of an event of default under the financial and operating covenants contained in our debt instruments; and

     o limiting our ability to adjust to rapidly changing market conditions, reducing our ability to withstand competitive pressures and making us more vulnerable to a downturn in general economic conditions or our business than our competitors with less debt.

     If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to refinance all or a portion of our existing debt, including the notes, or to obtain additional financing. We cannot assure you that any such refinancing would be possible or that any additional financing could be obtained. Our inability to obtain such refinancing or financing may have a material adverse effect on us.

The instruments governing our debt, including the exchange notes offered hereby, contain cross-default provisions that may cause all of the debt issued under such instruments to become immediately due and payable as a result of a default under an unrelated debt instrument.

     The indenture governing the notes contains numerous operating covenants and requires us and our subsidiaries to meet certain financial ratios and tests. Instruments governing our other debt also contain certain affirmative and negative covenants. Our failure to comply with the obligations contained in the indenture or other instruments governing our indebtedness could result in an event of default under the applicable instrument, which could result in the related debt and the debt issued under other instruments becoming immediately due and payable. In such event, we would need to raise funds from alternative sources, which may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such default could require us to sell our assets and otherwise curtail operations in order to pay our creditors.

The notes and the guarantees will be unsecured and effectively subordinated to our secured indebtedness.

     The notes and the obligations of the subsidiary guarantors under their respective guarantees will not be secured by any of our assets. We are a party to certain financing facilities which are secured by all of our and all of our subsidiaries' present and future property, including the concessions and licenses which authorize us to provide telecommunications services in Mexico. See "Description of Other Indebtedness." As of March 31, 2004, we had US$7.8 million of secured debt outstanding. In the event any of the lenders thereunder foreclosed on these mortgaged concessions and licenses and we ceased to be the owner of such concessions and licenses, we would no longer be able to operate as a telephony services provider in Mexico. In addition, the indenture governing the notes will permit the incurrence of additional debt, some of which may be secured debt. Holders of our secured debt will have claims that are effectively senior to your claims as holders of the notes, to the extent of the value of the assets securing the secured debt.

     If we become insolvent or are liquidated, or if payment under any secured debt is accelerated, the lenders thereunder would be entitled to exercise the remedies available to a secured lender. Accordingly, the lender will have priority over any claim for payment under the notes to the extent of the value of the assets that constitute its collateral. If this were to occur, it is possible that there would be no assets remaining from which claims of the holders of the notes could be satisfied. Further, if any assets did remain after payment of these lenders, the remaining assets might be insufficient to satisfy the claims of the holders of the notes and holders of other unsecured debt that is deemed the same class as the notes, and potentially all other general creditors who would participate ratably with holders of the notes.

Restrictive covenants in our debt agreements may restrict the manner in which we can operate our business.

     The indenture governing the notes limits, among other things, our ability and the ability of our restricted subsidiaries to:

     o    borrow money or issue guarantees;

     o    pay dividends, redeem capital stock or make other restricted payments;

     o    create liens to secure indebtedness;

     o    make certain investments;

     o    sell certain assets;

     o    pledge assets;

     o    enter into transactions with our affiliates; and

     o    merge with another entity or sell substantially all of our assets.

     If we fail to comply with these covenants, we would be in default under our credit facility and the indenture, and the principal and accrued interest on the notes and our other outstanding indebtedness may become due and payable. See "Description of Other Indebtedness" and "Description of the Exchange Notes--Certain Covenants." In addition, our future indebtedness agreements may contain additional affirmative and negative covenants which could be more restrictive than those contained in the indenture.

We may not have the ability to repurchase the notes upon a change of control as required by the indenture.

     Upon the occurrence of a change of control (as defined in the indenture), we will be required to offer to purchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. Upon such a change of control, we may not have sufficient funds available to repurchase all of the notes tendered pursuant to this requirement. In addition, we may be prohibited by future credit facilities from repurchasing any of the notes unless the lenders thereunder consent to such repurchase. Our failure to repurchase the notes would be a default under the indenture, which would, in turn, be a default under our credit facility and, potentially, other debt. If the payment of any debt were to be accelerated, we may be unable to repay these amounts or make the required repurchase of the notes. See "Description of the Exchange Notes--Repurchase at the Option of Holders."

We may not be able to make payments in US dollars.

     In the past, the Mexican economy has experienced balance of payments deficits and shortages in foreign exchange reserves. While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert pesos to foreign currencies, to US dollars in particular, it has done so in the past and could do so again in the future. We cannot assure you that the Mexican government will not implement a restrictive exchange control policy in the future. Any such restrictive exchange control policy could prevent or restrict our access to US dollars to meet our US dollar obligations and could also have a material adverse effect on our business, financial condition and results of operations. We cannot predict the impact of any such measures on the Mexican economy.

No public market exists for the exchange notes. An active trading market may not develop for the exchange notes, which may limit your ability to resell them.

     The exchange notes will constitute a new class of securities for which there is no established trading market. We do not intend to list the notes on a stock exchange or seek their admission for trading in the National Association of Securities Dealers Automated Quotation System. We cannot assure you that an active trading market for the exchange notes will develop or, if a trading market develops, that it will continue. The lack of an active trading market for the exchange notes would have a material adverse effect on the market price and liquidity of the exchange notes. If a market for the exchange notes develops, the exchange notes may trade at a discount from their initial offering price.

     In addition, you may not be able to sell your exchange notes at a particular time or at a price favorable to you. Future trading prices of the exchange notes will depend on many factors, including:

     o    our operating performance and financial condition;

     o our ability to complete the offer to exchange the notes for registered notes or to register the notes for resale;

     o    the interest of securities dealers in making a market;

     o    the market for similar securities; and

     o    prevailing interest rates.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in prices. The market for the exchange notes, if any, may be subject to similar disruptions. A disruption may have a negative effect on you as a holder of the notes, regardless of our prospects or performance.

You may not be able to effect service of process on us, our subsidiaries or directors or to enforce in Mexican courts judgments obtained against us in the US.

     We and our subsidiaries are variable capital corporations (sociedades anonimas de capital variable) organized under the laws of Mexico, and are headquartered, managed and operated outside of the United States (principally in Mexico). Most of our directors and all of our officers reside in Mexico. All or a substantial portion of our assets and the assets of most of our directors and all of our officers are located outside of the United States (principally in Mexico). As a result, it may not be possible for the investors or holders of the notes to effect service of process outside of Mexico or within the United States upon us or such persons, or to enforce a judgment obtained in the United States against us or them outside of Mexico or in the United States courts that is based on the civil liability provisions under laws of jurisdictions other than Mexico including the federal and state securities laws or other laws of the United States.

     We have been advised by our special Mexican counsel, D&A Morales y Asociados, S.C., that no treaty is in effect between the United States and Mexico calling for the mutual recognition and enforcement of their respective judgments. The recognition by Mexican courts of a judgment rendered in the United States is usually done under the principle of reciprocity, which means that Mexican courts would reexamine judgments rendered in the United States if such foreign country would reexamine Mexican judgments. Mexican courts may enforce judgments rendered in the United States through a homologation procedure consisting of the review by such Mexican courts of the foreign judgment to ascertain whether certain requirements of due process, reciprocity and public policy have been complied with, without reviewing the merits of the subject matter of the case. A judgment rendered in the United States may or need not be recognized if, among others:

     o the foreign court did not have jurisdiction over the subject matter in a manner that is compatible with or analogous to Mexican laws or the subject matter is within the exclusive jurisdiction of Mexican courts,

     o the judgment was rendered under a system which does not provide procedures compatible with due process requirements,

     o    enforcement of such judgment would be contrary to public policy,

     o the defendant did not receive adequate personal notice in sufficient time to defend itself,

     o    the judgment is not final in the rendering state,

     o    the judgment conflicts with another final judgment, or

     o    there is no reciprocity with the rendering state.

     Furthermore, there is doubt as to the enforceability, in actions originated in Mexico, of liabilities based in whole or in part on the United States federal or state securities laws and as to the enforceability of judgments obtained in the United States in actions based in whole or in part on the civil liability provisions of United States federal or state securities laws.

Payment of judgments entered against us in Mexico will be in pesos, which may expose you to exchange rate risks.

     If proceedings to enforce our obligations under the notes are brought in Mexico, Mexican law permits us to pay a resulting judgment in pesos. Under the Ley Monetaria de Mexico (the "Mexican Monetary Law"), an obligation payable in Mexico in a currency other than pesos may be satisfied in pesos at the exchange rate in effect on the date the payment is made. This rate is currently determined and published by the Banco de Mexico every business day.

     Under Mexico's Ley de Concursos Mercantiles (the "Mexican Bankruptcy Law"), upon our declaration of insolvency or bankruptcy, or in the event that actions and claims are initiated in the courts of Mexico, our obligations under the notes:

     (i) would be converted into pesos at the exchange rate published by the Banco de Mexico prevailing at the time of such declaration and would subsequently be converted into Unidades de Inversion, which is a unit pegged to the consumer price index determined by Banco de Mexico, and payment would occur at the time claims of our other creditors are satisfied;

     (ii) would be subject to any provisional remedy ("providencia precautoria") which may be issued in such proceedings;

     (iii) would be dependent upon the outcome of the insolvency or bankruptcy proceedings;

     (iv) would not be adjusted to take into account depreciation of the peso against the dollar occurring after such declaration of insolvency or bankruptcy; and

     (v) would be subject to certain statutory preferences including tax, social security and labor claims and secured creditors.

Under the Mexican Bankruptcy Law, it is possible that in the event we are declared bankrupt, any amount by which the stated principal amount of the notes exceeds their accreted value may be regarded as not mature and, therefore, claims of holders of the notes may only be allowed to the extent of the accreted value of the notes. It is believed that there are no Mexican precedents in bankruptcy addressing this point and there exists significant uncertainty as to how a Mexican court would measure the claims to holders of the notes, particularly given the recent enactment of the Mexican Bankruptcy Law in May 2000.

The collection of interest on interest may not be enforceable in Mexico.

     Mexican law does not permit the collection of interest on interest and, therefore, the accrual of default interest on past due ordinary interest accrued in respect of the notes may be unenforceable in Mexico.

It is possible that Guarantees may not be enforceable.

     All of our current Subsidiary Guarantors are Mexican corporations. The Guarantees being given by the Subsidiary Guarantors provide a basis for a direct claim against the Subsidiary Guarantors. However, it is possible that the Guarantees may not be enforceable. For those Subsidiary Guarantors located in Mexico, we have been advised by our special Mexican counsel, D&A Morales y Asociados, S.C., that the laws of Mexico do not prevent their respective Guarantees from being valid, binding and enforceable against such Subsidiary Guarantors in accordance with their terms. However, in the event that such a Subsidiary Guarantor is declared bankrupt, the Guarantee may be deemed to have been a fraudulent transfer and declared void if such Subsidiary Guarantor failed to receive fair consideration or reasonably equivalent value in exchange for such Guarantee. In addition, under Mexican Bankruptcy Law (Ley de Concursos Mercantiles), if the Company or any of the Subsidiary Guarantors that are located in Mexico are judicially declared bankrupt, our obligations under the notes and each of such Subsidiary Guarantors' obligations under its Guarantee will be subordinated to secured creditors and certain statutorily preferred creditors, such as those holding labor, tax and social security related claims, which will have preference over any other claims, including claims by any investor in respect of the notes or such Guarantees. Furthermore, we have been advised that under Mexican laws, the validity of each Guarantee is subject to the existence and validity of the obligation being guaranteed. As a consequence thereof, its enforcement is not independent or irrespective of such obligation being guaranteed. Furthermore, under Mexican law, a Subsidiary Guarantor may be released from its obligations under the Guarantee if (i) the holder of the note gives the Company an extension for payment under the notes without the express consent of such Subsidiary Guarantor, or (ii) the Company waives any cause that would otherwise release the Company of its obligations under the notes, including expirations or statute of limitation provisions.

     The obligation of each Subsidiary Guarantor may be subject to review under United States state or federal fraudulent transfer laws. Under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of a Subsidiary Guarantor, such as a trustee in a bankruptcy of such Subsidiary Guarantor as debtor in possession, were to find that at the time such obligation was incurred such Subsidiary Guarantor, among other things, (a) did not receive fair consideration or reasonably equivalent value therefor and (b) (i) was insolvent, (i) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iv) intended to incur or believed that it would incur debts beyond its ability to pay such debts as they matured, such court could avoid such Subsidiary Guarantor's obligation and direct the return of any payments made thereunder to such Subsidiary Guarantor or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), such court could avoid such obligation and direct such repayment if it found that the obligation was incurred with an intent to hinder, delay or defraud such Subsidiary Guarantor's creditors.

     The measure of insolvency for purposes of the preceding paragraphs will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if it is unable to pay or satisfy its obligations as they become due, the sum of its debts is greater than all of its property (including collection rights) at a fair valuation or the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

     If the Guarantees become unenforceable under the conditions described above, the notes would effectively be subordinated to all liabilities, including trade payables, of the Subsidiary Guarantors. On March 31, 2004, the Subsidiary Guarantors had total balance sheet liabilities of Ps. 88.4 million.

Your failure to tender the outstanding notes in the exchange offer may affect their marketability.

     If outstanding notes are tendered for exchange notes and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted outstanding notes will be adversely affected. Your failure to participate in the exchange offer will substantially limit, and may effectively eliminate, opportunities to sell your outstanding notes in the future. We issued the outstanding notes in a private offering exempt from the registration requirements of the Securities Act.

     Accordingly, you may not offer, sell or otherwise transfer your outstanding notes except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your outstanding notes for exchange notes in the exchange offer, or if you do not properly tender your outstanding notes in the exchange offer, your outstanding notes will continue to be subject to these transfer restrictions after the completion of the exchange offer. In addition, after the completion of the exchange offer, you will no longer be able to obligate us to register the outstanding notes under the Securities Act.

                                 Use of Proceeds

     We will not receive any cash proceeds from the exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. In consideration for issuing the exchange notes, we will receive the outstanding notes in an aggregate principal amount equal to the value of the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

     We received approximately US$170 million in net proceeds from the sale of the outstanding notes, after deducting discounts and offering expenses. We used approximately US$110 million of such net proceeds for the repayment of debt and the payment of certain fees and expenses associated with the repayments.

     All of the debt that was repaid with the proceeds of the outstanding notes was incurred in connection with our repurchase of certain debt in March of 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Debt Repurchase."

     We plan on using the balance of the net proceeds from the sale of the outstanding notes, approximately US$60 million, for general corporate purposes.

                               The Exchange Offer

Purpose of the Exchange Offer

     We issued and sold the outstanding notes in a private offering on December 16, 2003. In connection with that issuance and sale, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. In the registration rights agreement, we agreed, among other things, to

     o prepare and file with the SEC, as promptly as practicable, a registration statement relating to the offer to exchange the outstanding notes for the exchange notes (the "exchange offer registration statement"), or, under certain circumstances, a "shelf" registration with respect to the outstanding notes or exchange notes, (the "shelf registration statement");

     o use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 210 days of December 16, 2003 or, in the case of a shelf registration statement, as applicable, to be declared effective within certain specified time periods after a shelf registration is required or requested; and

     o keep the registered exchange offer open for not less than 30 business days (or longer if required by applicable law) after the date that notice of the registered exchange offer is mailed to the holders of the outstanding notes,

     These requirements under the registration rights agreement will be satisfied when we complete the exchange offer. However, if we fail to meet any of these requirements, and under some other circumstances, the interest rate borne by the notes that are affected by the registration default with respect to the first 90-day period, or portion thereof, will be increased by an additional interest of 0.25% per annum upon the occurrence of each registration default. The amount of additional interest will increase by an additional 0.25% per annum each 90-day period, or portion thereof, while a registration default is continuing until all registration defaults have been cured, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Upon

     o the effectiveness of the registration statement, in the case of a registration default caused by a registration statement that was not declared effective on or prior to the date by which best efforts are to be used to cause such effectiveness; or

     o the effectiveness of the registration statement which had ceased to be effective, in the case of a registration default caused by a registration statement that had been declared effective, but ceased to be effective at any time at which it was required to be effective, the registration default damages (additional interest) shall cease to accrue.

     We have agreed to provide each holder of outstanding notes a copy of the prospectus that forms part of the registration statement. We have also agreed to keep the registered exchange offer open for not less than 30 business days and after the date on which notice of the exchange offer is mailed to holders (or longer if required by applicable law).

     Under the registration rights agreement, our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, we will be required to file a shelf registration statement for a continuous offering by the holders of the outstanding notes if:

     o a change in law or applicable interpretations of the staff of the SEC do not permit us to effect such an exchange offer; or

     o for any other reason we do not consummate the exchange offer within 240 days of December 16, 2003; or

     o an Initial Purchaser shall notify us following consummation of the exchange offer that outstanding notes held by it are not eligible to be exchanged for exchange notes in the exchange offer; or

     o certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus.

     During any 365-day period, upon the occurrence of certain events, we will have the ability to suspend the disposition of outstanding notes pursuant to a registration statement or shelf registration statement for up to 30 days, if we determine in our reasonable judgment and upon written advice of counsel that the continued effectiveness and use of the shelf registration statement would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving us.

     We will, in the event of the filing of a shelf registration statement, provide to each holder of outstanding notes that are covered by the shelf registration statement copies of the prospectus included in the shelf registration statement and notify each such holder when the shelf registration statement has become effective. The names of holders of outstanding notes that propose to sell the outstanding notes pursuant to the shelf registration statement will be included, as selling security holders, in such prospectus. We may require such holders to furnish us with information we require to include in the shelf registration statement and we may exclude them from such shelf registration statement if they fail to do so within a reasonable time. Selling holders of outstanding notes that are included in the shelf registration statement will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification obligations).

     Once the exchange offer is complete, we will have no further obligation to register any of the outstanding notes not tendered to us in the exchange offer. See "Risk Factors--Factors Relating to the Exchange Notes and the Exchange Offer--Your failure to tender outstanding notes in the exchange offer may affect their marketability."

Effect of the Exchange Offer

     Based on interpretations by the SEC staff, as set forth in no-action letters the SEC issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the Securities Act, except as set forth below, so long as you are able to make the following representations:

     o you are acquiring the exchange notes in the ordinary course of your business;

     o at the time of the consummation of the registered exchange offer, you are not participating in, you do not intend to participate in and you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or exchange notes within the meaning of the Securities Act; and

     o you are not our "affiliate" within the meaning of Rule 405 under the Securities Act.

     However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer. If you are not able to make the representations set forth in the immediately preceding paragraph, and any such other representations as may be necessary under applicable SEC rules, regulations and interpretations, you are a "restricted holder." As a restricted holder, you will not be able to participate in the exchange offer, you may not rely on the interpretations of the SEC staff set forth in the no-action letters referred to above and you may sell your outstanding notes only in compliance with the registration and prospectus delivery requirements of the Securities Act or under an exemption from the registration requirements of the Securities Act or in a transaction not subject to the Securities Act.

     In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." In the registration rights agreement, we agreed to use our best efforts to keep the exchange offer registration statement effective, supplemented and amended as required, to ensure that it is available for such resales of exchange notes during such period.

     Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

     To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes that will be outstanding will decrease with a resulting decrease in the liquidity in the market for the outstanding notes. Outstanding notes that are still outstanding following the completion of the exchange offer will continue to be subject to transfer restrictions.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all outstanding notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We wi1l issue $1000 principal amount of exchange notes in exchange for each $1000 principal amount of outstanding notes accepted in the exchange offer. You may tender some or all of your outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1000 principal amount.

     The terms of the exchange notes will be in all material respects identical to those of the outstanding notes, except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and additional interest provisions. The exchange notes will evidence the same debt as the outstanding notes and will be issued under and be entitled to the benefits of the same indenture under which the outstanding notes were issued. The outstanding notes and the exchange notes will be treated as a single series of debt securities under the indenture. For a description of the terms of the indenture and the exchange notes, see "Description of the Exchange Notes."

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. As of the date of this prospectus, an aggregate of $175.0 million principal amount of outstanding notes is outstanding. This prospectus is being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the U.S. Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC. Holders of outstanding notes do not have any appraisal or dissenters' rights under applicable law or under the indenture in connection with the exchange offer. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the outstanding notes.

     We will be deemed to have accepted for exchange validly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving the exchange notes from us and delivering the exchange notes to the tendering holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under "--Conditions." All outstanding notes accepted for exchange will be exchanged for exchange notes promptly following the expira-tion date. If we decide for any reason to delay for any period our acceptance of any outstanding notes for exchange, we will extend the expiration date for the same period.

     If we do not accept for exchange any tendered outstanding notes because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, such unaccepted outstanding notes will be returned, without expense, to the holder tendering them or the appropriate book-entry will be made, in each case, as promptly as practicable after the expiration date.

     We are not making, nor is our board of directors making, any recommendation to you as to whether to tender or refrain from tendering all or any portion of your outstanding notes in the exchange offer. No one has been authorized to make any such recommendation. You must make your own decision whether to tender in the exchange offer and, if you decide to do so, you must also make your own decision as to the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisers, if any, based on your own financial position and requirements.

Expiration Date; Extensions; Amendments

     The term "expiration date" means 5:00 p.m., New York City time, on , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     If we determine to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice. We will notify the registered holders of outstanding notes of the extension no later than 5:00 p.m., New York City time, on the business day immediately following the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

     o    to delay accepting for exchange any outstanding notes;

     o to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "--Conditions" have not been satisfied by the expiration date; or

     o subject to the terms of the registration rights agreement to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of the amendment.

     During any extension of the exchange offer, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or earlier termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes

     Any outstanding notes not tendered or accepted for exchange will continue to accrue interest at the rate of 11% per annum in accordance with their terms. The exchange notes will accrue interest at the rate of 11% per annum from the date of the last periodic payment of interest on the outstanding notes or, if no interest has been paid, from the original issue date of outstanding notes. Interest on the exchange notes and any outstanding notes not tendered or accepted for exchange will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2004.

Procedures For Tendering

     Only a registered holder of outstanding notes may tender those notes in the exchange offer. To tender in the exchange offer:

     o a holder must complete, sign and date the letter of transmittal, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal, together with the outstanding notes and all other documents required by the letter of transmittal, to the exchange agent at one of the addresses set forth below under "--Exchange Agent," before 5:00 p.m., New York City time, on the expiration date; or

     o the exchange agent must receive, before the expiration date, a timely confirmation of a book-entry transfer of the tendered outstanding notes into the exchange agent's account at The Depository Trust Company, or DTC, or the depositary, and timely receipt by the exchange agent of an agent's message (as defined below under "--Book-Entry Transfer") and any other documents required by the letter of transmittal according to the procedure for book-entry transfer described below; or

     o the holder must comply with the guaranteed delivery procedures described below.

     A tender of outstanding notes by a holder that is not withdrawn prior to the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent, including delivery through DTC, is at the holder's election and risk. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. If delivery is by mail, we recommend that holders use certified or registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or other required documents to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender those notes should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf.

     We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes, and our determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of us or our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such time as we shall determine. Although we intend to notify holders of any defects or irregularities with respect to tenders of outstanding notes for exchange, neither we nor the exchange agent nor any other person shall be under any duty to give such notification, nor shall any of them incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until all defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders or, in the case of outstanding notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion (a) to the extent permitted by applicable law, to purchase or make offers for any outstanding notes that remain outstanding after the expiration date, in privately negotiated transactions or otherwise and (b) as set forth below under "--Conditions," to terminate the exchange offer. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By signing, or otherwise becoming bound by, the letter of transmittal, each tendering holder of outstanding notes (other than certain specified holders) will represent to us that:

     o it is acquiring the exchange notes in the ordinary course of its business;

     o it is not engaging in and does not intend to engage in a distribution of the exchange notes;

     o it has no arrangements or understandings with any person to participate in the exchange offer for the purpose of distributing the exchange notes within the meaning of the Securities Act; and

     o it is not our "affiliate," within the meaning of Rule 405 under the Securities Act, or, if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it may be deemed to be an "underwriter" within the meaning of the Securities Act. Any such holder will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of these exchange notes. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Book-Entry Transfer

     The exchange agent will establish a new account or utilize an existing account with respect to the outstanding notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of outstanding notes by causing DTC to transfer these outstanding notes into the exchange agent's account in accordance with DTC's procedures for transfer. Exchange for the outstanding notes so tendered will only be made after timely confirmation of this book-entry transfer of outstanding notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from a participant in DTC tendering outstanding notes that are the subject of the book-entry confirmation stating (1) the aggregate principal amount of outstanding notes that have been tendered by such participant, (2) that such participant has received and agrees to be bound by the terms of the letter of transmittal and (3) that we may enforce such agreement against the participant.

     Although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, properly completed and validly executed, with any required signature guarantees, or an agent's message in lieu of the letter of transmittal, and any other required documents, must be delivered to and received by the exchange agent at one of its addresses listed below under "--Exchange Agent," before 5:00 p.m., New York City time, on the expiration date, or the guaranteed delivery procedure described below must be complied with.

     Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     All references in this prospectus to deposit or delivery of outstanding notes shall be deemed to also refer to DTC's book-entry delivery method.

Guaranteed Delivery Procedures

     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver a confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (3) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     o    the tender is made through an eligible institution;

     o before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, listing the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three business days after the expiration date, a duly executed letter of transmittal together with a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by such eligible institution with the exchange agent; and

     o the properly completed and executed letter of transmittal and a confirmation of book-entry transfer of all tendered outstanding notes into the exchange agent's account at DTC and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at one of its addresses set forth below under "--Exchange Agent." Any notice of withdrawal must:

     o specify the name of the person who tendered the outstanding notes to be withdrawn;

     o identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

     o if certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered and include any required signature guarantees; and

     o if outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine, in our sole discretion, all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

     Any outstanding notes that are tendered for exchange through the facilities of DTC but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Conditions

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus prior to the expiration date, if:

     o the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the SEC staff; or

     o the outstanding notes are not tendered in accordance with the exchange offer; or

     o the tendering holder cannot make the representations set forth in the first paragraph under "--Effect of the Exchange Offer" and any such other representations as may be necessary under applicable SEC rules, regulations and interpretations to render available the use of an appropriate form for registration of the exchange notes under the Securities Act; or

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

     o any governmental approval has not been obtained which we believe, in our sole discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

     These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us, in whole or in part, at any time and from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If we determine that any of the conditions are not satisfied, we may:

     o refuse to accept and return to the tendering holder any outstanding notes or credit any tendered outstanding notes to the account maintained within DTC by the participant in DTC which delivered the outstanding notes; or

     o extend the exchange offer and retain all outstanding notes tendered before the expiration date, subject to the rights of holders to withdraw the tenders of outstanding notes (see "--Withdrawal of Tenders" above); or

     o waive the unsatisfied conditions with respect to the exchange offer prior to the expiration date and accept all properly tendered outstanding notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under "-- Expiration Date; Extensions; Amendments."

     In addition, we will not accept for exchange any outstanding notes tendered, and we will not issue exchange notes in exchange for any of the outstanding notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

     The Bank of New York has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal and other documents required for a valid tender of your outstanding notes should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

             BY HAND DELIVERY, REGISTERED MAIL OR OVERNIGHT CARRIER

                              The Bank of New York
                               101 Barclay Street
                                    Floor 7E
                            New York, New York 10286
              Attention: Corporate Trust Operations, Reorganization

                             FACSIMILE TRANSMISSION:
                                  212-298-1915
                              Confirm by Telephone:
                                 (212) 815-5920

            FOR INFORMATION WITH RESPECT TO THE EXCHANGE OFFER, CALL:
                     Carolle Montreuil of the Exchange Agent
                                at (212) 815-5920

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

     We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers and employees.

     We will pay the expenses to be incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and the trustee, accounting and legal fees, printing costs, and related fees and expenses.

Transfer Taxes

     Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Accounting Treatment

     We will record the exchange notes in our accounting records at the same carrying values as the outstanding notes on the date of the exchange. Accordingly, we will recognize no gain or loss, for accounting purposes, as a result of the exchange offer. Under Mexican GAAP, the expenses of the exchange offer and the unamortized expenses relating to the issuance of the outstanding notes will be amortized over the term of the exchange notes.

Consequences of Failure to Exchange

     Holders of outstanding notes who do not tender and exchange their outstanding notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the outstanding notes as set forth in the legend printed thereon as a consequence of the issuance of the outstanding notes pursuant to an exemption from the Securities Act and applicable state securities laws. Outstanding notes not exchanged pursuant to the exchange offer will continue to accrue interest at 11% per annum, and the outstanding notes will otherwise remain outstanding in accordance with their terms. Holders of outstanding notes do not have any appraisal or dissenters' rights under applicable law in connection with the exchange offer.

     In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Upon completion of the exchange offer, holders of outstanding notes will not be entitled to any rights to have the resale of outstanding notes registered under the Securities Act, and we currently do not intend to register under the Securities Act the resale of any outstanding notes that remain outstanding after completion of the exchange offer.

                                 Capitalization

     Our consolidated capitalization set forth below was calculated in accordance with Mexican GAAP. This table should be read in conjunction with, and is qualified in its entirety by reference to, the information under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

     The following table sets forth our cash and cash equivalents and our capitalization on a consolidated basis as of March 31, 2004:

                                                                                As of
                                                                          March 31, 2004(1)
                                                             (Ps. millions)              (US$ millions)(1)

Cash and cash equivalents......................                    850.1                        76.2
Total debt(2):.................................

     Other debt(3).............................                    113.9                        10.2
     Outstanding notes.........................                  2,020.1                       181.1
     Total debt................................                  2,134.0                       191.3
     Total stockholders' equity................                  5,492.4                       492.4
        Total capitalization...................                  7,626.4                       683.7

-------------------------------------------------------------------

(1) Peso amounts have been translated into US dollars, solely for the convenience of the reader, at the rate of 11.1540 pesos per US dollar, the free exchange rate on March 31, 2004.

(2)  Including accrued interest as of March 31, 2004 of US$6.2 million.

(3) Other debt includes US$4.9 under a Banorte letter of credit facility, US$2.4 million to HP Operations (including Compaq Financial Services), US$0.8 million to CIT (The Capita Corporation) and US$2.6 million with other financial institutions.

                                 Exchange Rates

     On June 4, 2004, the noon buying rate in the spot market for the purchase of US dollars (in nominal pesos per US dollar) was Ps. 11.43(1). The following table sets forth, for the periods indicated, the period end, average, high and low noon buying rates, in each case for the purchase of US dollars, all expressed in nominal pesos per US dollar.


                                                                               Noon buying rate(1)
Prior Years                                                 Period End       Average          High            Low
Year ended December 31, 1999........................        Ps.  9.48       Ps.  9.55       Ps.  10.60     Ps. 9.24
Year ended December 31, 2000........................             9.62            9.46            10.09         9.18
Year ended December 31, 2001........................             9.16            9.34             9.97         8.95
Year ended December 31, 2002........................            10.43            9.66            10.43         9.00
Year ended December 31, 2003........................            11.24           10.79            11.41        10.11


-------------------------------------------------------------------

(1) Source: Federal Reserve Bank of New York

     The following table sets forth, for the periods indicated, the period end, average, high and low noon buying rates, in each case for the purchase of US dollars, all expressed in nominal pesos per US dollar.

                                                                     Noon buying rate(1)
  2003/2004                                                         High               Low
November 2003.........................................              11.40              10.98
December 2003.........................................              11.41              11.17
January 2004..........................................              11.10              10.81
February 2004.........................................              11.25              10.97
March 2004............................................              11.23              10.92
April 2004............................................              11.43              11.16
May 2004..............................................              11.64              11.41

-------------------------------------------------------------------

(1) Source: Federal Reserve Bank of New York

     The outstanding notes referenced in this prospectus constitute substantially all of our indebtedness. Devaluation of the peso in relation to the US dollar will adversely affect our ability to meet our US dollar-denominated obligations, including the notes. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and capital resources" and "Risk Factors--Risks Relating to Mexico--We may lose money because of peso devaluation."

     In the past, the Mexican economy has suffered balance of payment deficits and shortages in foreign exchange reserves. While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert pesos to US dollars, it has done so in the past and may do so in the future. Any such restrictive exchange control policy could adversely affect our ability to make payments in US dollars, and could also have a material adverse effect on our financial condition and results of operations.

                             Selected Financial Data

     The following table provides our selected historical consolidated financial data. The selected historical consolidated financial data for the years ended December 31, 2001, 2002 and 2003 have been derived from our audited consolidated financial statements and the selected historical consolidated financial as of and for each of the three month periods ended March 31, 2003 and 2004 were derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

         The information presented below should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere in this prospectus.

                                                                                                    Three Months ended
                                                            Year Ended December 31,                      March 31
                                                 ----------------------------------------------   ---------------------
                                                 1999      2000      2001      2002       2003       2003       2004

                                              (Constant Ps. in millions as of March 31, 2004, except ratios and margins)
Statement of Income Data:
Revenues ..........................                107.3   1,069.6   2,278.7    2,491.7    2,966.2    675.4      865.1

Cost of sales and operating expenses              (456.0) (1,966.1) (2,853.6)  (2,728.2)  (2,852.0)  (678.4)    (794.6)

Income (loss) from operations .....               (348.7)   (896.6)   (574.9)    (236.5)     114.2      3.0       70.6
Interest expense, net .............                (63.2)   (246.9)   (408.3)    (428.7)    (202.1)   (91.1)     (61.5)
Foreign exchange gain (loss, net)..                 (9.6)    (19.2)    101.2     (628.1)    (324.6)  (257.3)      10.7
Monetary position..................                 57.5     168.6     220.4      285.0       94.3     65.5       16.3
Other income (expense), net(l).....                 --        13.4     (31.4)     (28.0)   1,741.9  1,899.9       14.2
Cash severance and special items...                 --        --       (64.0)     (32.9)     (10.6)    (7.8)       0.0
Income (loss) before income taxes and
   employee profit ................               (364.0)   (980.7)   (756.9)  (1,069.3)   1,413.1  1,606.3       50.2
Income tax and employee profit sharing
   expense (benefit) ..............                 --       224.7     162.8      245.6     (501.3)  (431.9)     (18.3)
Net income (loss) .................               (364.0)   (755.9)   (594.1)    (823.8)     911.8  1,174.3       32.0
Operating Data:
Depreciation and amortization .....                 33.8     340.8     655.0      823.5      874.3    213.0      230.4
Investment in fixed assets (end of
   period) ........................              1,163.1   3,132.9   1,608.1      574.4      467.5     86.4      194.0
Net Cash Flow:
Operating activities ..............               (375.3)   (630.3)   (308.5)     (11.7)     162.2    (58.6)      98.0
Investing activities...............             (1,274.4) (3,228.2) (1,620.7)    (575.9)    (565.6)   (87.1)    (204.4)
Financing activities ..............              1,672.9   3,903.0   1,916.6      783.7    1,100.4    299.2      (72.7)
Total net cash flows ..............                 23.1      44.6     (12.5)     196.1      697.0    153.5     (179.1)
Ratio of earnings to fixed charges
   under Mexican GAAP(2)............               N/A       N/A       N/A        N/A          5.7x    14.5x       1.6x
Ratio of earnings to fixed charges
   under U.S. GAAP(2)..............                N/A       N/A       N/A        N/A         10.4x    25.8x       1.7x
Total access lines in service (in
   thousands) (end of period):
Business ..........................                  3.2      72.5     121.0      116.4      132.4    115.0      141.4
Residential .......................                 25.2     144.3     169.1      178.7      216.7    185.2      227.8
Total..............................                 28.4     216.8     290.1      295.1      349.1    300.2      369.2



                                                                                          Three Months
                                                                                          ended March
                                                Year Ended December 31,                       31,
                                  1999        2000        2001        2002       2003         2004
                               (Constant Ps. in millions as of March 31, 2004, except ratios and margins)

   Business .......................   3.2       72.5       121.0        116.4      132.4     141.4
Residential .......................  25.2      144.3       169.1        178.7      216.7     227.8
Total..............................  28.4      216.8       290.1        295.1      349.1     369.2


                                                          As of March 31, 2004

Balance Sheet Data:
Cash & cash equivalents ..........................                  850.1
Net working capital investment ...................                  247.9
Total assets .....................................                8,231.9
Total debt .......................................                2,134.0
Total liabilities ................................                2,739.4
Total shareholders' equity .......................                5,492.4


Data in Accordance with US GAAP(3)

                                                                                               Three Months ended
                                                           Year Ended December 31,                 March 31,
                                                   ----------------------------------------- ---------------------
                                                   2000       2001        2002       2003       2003        2004
                                                          (Constant Ps. in millions as of March 31, 2004)

Statement of Operations Data:
Income (loss) from operations .....                 (1,020.3)     (579.9)    (125.7)    173.7       17.2       80.1
Net income (loss)...................                (1,157.4)     (620.2)    (960.8)  2,783.6    2,942.7       61.3
Total assets........................                 6,480.2     7,434.2    7,239.3   7,825.3    7,227.9    7,819.9
Total shareholders' equity..........                 1,262.8     1,657.2      758.1   4,931.9    5,132.6    4,981.6

(1) Other income for the year ended December 31, 2003 includes a net gain of Ps. 1,888.2 due to our repurchase of certain debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Debt Repurchase."

(2) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as our income from operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt issuance costs and 33% of lease payments, which represents the amounts considered to be the interest factor. According to Mexican GAAP, earnings in 1999, 2000, 2001 and 2002 were insufficient to cover to cover fixed charges by Ps. 284.7 million, Ps.
     640.2 million, Ps. 235.7 million and Ps. 538.4 million, respectively. According to U.S. GAAP, earnings in 1999, 2000, 2001 and 2002 were insufficient to cover to cover fixed charges by Ps. 413.7 million, Ps.
     761.7 million, Ps. 94.5 million and Ps. 427.6 million, respectively.

(3) Reconciled in accordance with Note 24 of our consolidated financial statements.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     The following discussion should be read in conjunction with our financial statements and the notes thereto included elsewhere in this prospectus. The following discussion includes certain forward-looking statements. For a discussion of important factors, including the continuing development of our business, actions of regulatory authorities and competitors and other factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see "Risk Factors."

Overview

     We provide bundled local and long distance voice services, as well as data and internet services. Our integrated service offering enables us to maximize the recurring revenue received from each customer, increasing the return achieved on our investment in infrastructure, sales and marketing and distribution. Long distance services, for example, have been a significant source of revenue, but would not be cost-effective to provide as a stand-alone service offering because of the significant downward pricing pressure on long distance services in Mexico. In addition, we believe and have found that customers prefer to purchase their telecommunications services from a single provider and receive a single bill. We believe customer loyalty is increased with the provision of additional services, resulting in a lower customer churn rate.

Key performance indicators

     Management evaluates the performance of the Company by tracking the following indicators:

                                2001                            2002                             2003                 2004
                      Q1       Q2     Q3     Q4      Q1      Q2      Q3      Q4      Q1       Q2       Q3      Q4      Q1
Revenues(1) ...      476.8    537.0   651.3  613.7  572.0   623.3 636.5     659.9   675.4    721.5    758.7   810.6  865.1
Cost of Revenues
and Operating
Expenses(1)....    (615.2)   (647.7) (744.2)(846.4)(677.1) (691.6)(714.9)  (644.6) (678.4)  (707.5)  (715.5) (750.6)(794.6)
Access Lines(2)      265.3    287.8   280.1  290.1  290.7   285.7 289.0     295.1   300.2    311.1    332.7   349.1  369.2
ARPU(3) .......      546.9    599.9   686.9  632.0  582.2   642.9 655.8     667.3   665.5    691.5    681.8   662.9  647.0

(1)  Amounts in constant Ps. in millions as of March 31, 2004.

(2)  Amounts in thousands at end of period.

(3) ARPU means average revenue per user. Amounts in constant Ps. as of March 31, 2004.

Revenues

     We derive our revenues from:

     o Local calling services. We generate revenue by enabling our customers to originate and receive an unlimited number of calls within a defined local service area. Customers are charged an initial fee for activating the service, a flat monthly fee for basic service, a per call fee and a per minute usage fee for calls completed on a cellular line ("calling party pays calls").

     o Long distance services. We generate revenues by providing long distance services for our customers' completed calls.

     o Other services. We generate revenues by providing other services to our customers which include internet, data, interconnection and dedicated private line service, as well as value-added services such as caller ID, call waiting, call forwarding and voicemail.

     The following summarizes our revenues and percentage of revenues from operations from these sources:


                          Revenues (Constant Ps. In millions
                                 as of March 31,2004)                                    % of Revenues
                                                                Three                                     Three
                                                                Months                                    Months
                                                                Ended                                     Ended
                                Year ended December 31,         March 31,     Year ended December 31,     March 31,
Revenue Source              2001         2002         2003         2004       2001      2002      2003       2004
Local calling services..Ps.1,683.9   Ps.1,861.7    Ps.2,215.6       Ps. 601.4   73.9%      74.7%    74.7%      69.5%
Long distance services..     304.6        294.4         300.8          85.5     13.4%      11.8%    10.1%       9.9%
Other services..........     290.2        335.6         449.8         178.3     12.7%      13.5%    15.2%      20.6%
                         Ps. Ps. Ps. %
Total...................   2,278.7      2,491.7       2,966.2         865.1    100.0%     100.0    100.0%     100.0%

Cost of Revenues and Operating Expenses

     Our costs are categorized as follows:

     o Cost of revenues include expenses related to the termination of our customers' cellular and long distance calls in other carriers' networks, as well as expenses related to billing, payment processing, operator services and our leasing of private circuit links.

     o Operating expenses include costs incurred in connection with general and administrative matters including compensation and benefits, the costs of leasing land related to our operations and costs associated with sales and marketing and the maintenance of our network.

     o Depreciation and amortization includes depreciation of all communications network and equipment and amortization of preoperating expenses and the cost of spectrum licenses.

Access Lines

     Our access lines are separated into residential and business categories. We determine the number of our total access lines by adding to the ending balance of access lines from the previous period the gross installed access lines during such period and then subtracting any access lines that were disconnected during such period. By determining the number of our access lines, we are able to estimate our share of a particular geographic market.

ARPU (Average Revenue Per User)

     Average revenue per user is used as an industry-standard measurement of a telecommunication company's ability to maximize the amount of revenue we derive from each customer in light of the amount of capital expenditures made to attract such customer. This measurement allows us to gauge our return on investment as compared with both our domestic competitors in Mexico as well as other telecommunication services providers abroad.

Debt Repurchase

     During the first quarter of 2003, we implemented a significant restructuring of our debt and equity and entered into agreements to replace our most significant supply contracts. From the commencement of the roll-out of our network, Nortel Networks had been our main supplier of network equipment and our most significant lender. As of December 31, 2002, our total indebtedness to Nortel Networks was US$511.5 million. After extensive negotiations, we agreed with Nortel to repurchase this debt in exchange for (i) non-voting shares of our stock representing 9.9% of our total outstanding shares, (ii) a cash payment of US$125.2 million and (iii) a promissory note in the face amount of US$24.2 million. These debt repurchase transactions resulted in a net gain for financial statement purposes of US$168.9 million recorded in March 2003 and additional shareholder's equity of US$60.0 million. Although there was no negative impact on our cash flow in terms of accrued tax liabilities in connection with these transactions, we did decrease our accumulated Net Operating Losses and tax loss carryforwards due to the financial gain. In December 2003, the promissory note in the amount of US$24.2 million in favor of Nortel was repaid in full with the net proceeds received in connection with the issuance of the outstanding notes.

     As part of the Nortel debt repurchase transaction, we renegotiated our supply arrangements with Nortel, and entered into five agreements: three agreements relating to the provision of fixed wireless access equipment, and two agreements relating to the provision of non-fixed wireless access equipment. Under such agreements, we assumed certain purchase obligations, including: (i) the obligation to purchase not less than 25,000 RSS units (customer premise equipment) in year 2003; 20,000 customer premise equipment kits in year 2004; 25,000 customer premise equipment kits in year 2005; 30,000 customer premise equipment kits in year 2006; and 35,000 customer premise equipment kits in year 2007; (ii) the obligation to purchase not less than 20 radio base station units in year 2003; 30 radio base station units in year 2004; and 20 radio base station units in each of years 2005, 2006 and 2007; (iii) the obligation to purchase a minimum amount of US$0.6 million during year 2003 and US$2.1 million during each of the following four years. In addition, as part of these agreements, we are obligated to make yearly payments of US$3.8 million for technical services regarding our fixed wireless access platform. On December 23, 2003, Airspan Communications Limited ("Airspan") acquired Nortel's fixed wireless access business, assuming Nortel's rights and obligations under some of these agreements.

     Bell Canada International Limited, or BCI, one of our founding shareholders, was also a party to a certain Technical Services Agreement and a Secondment Agreement with us. BCI has embarked upon a Canadian court ordered plan of dissolution. In connection with our on-going capital needs and BCI's plans to dissolve, we agreed to pay BCI US$13.2 million to terminate all the rights and obligations of both parties under the two agreements, including our obligation to pay fees in the future based on our financial performance, and in full settlement of any and all claims that BCI may have against us arising out of or related to the Secondment Agreement and the Technical Services Agreement that we previously entered into. Such US$13.2 million amount was evidenced by a cash payment of US$2.8 million on May 30, 2003 and three non-negotiable promissory notes: (a) US$1.1 million paid on June 30, 2003; (b) US$1.1 million paid on September 20, 2003; and (c) US$1.2 million payable on December 31, 2003. In addition, we issued in favor of BCI another promissory note with a future value of US$9.4 million payable in June 2006. Due to these transactions with BCI, we recorded an extraordinary expense of US$10.7 million. In December 2003, all these amounts owed to BCI were repaid in full with the net proceeds received in connection with the issuance of the outstanding notes.

     Finally, in connection with the foregoing transactions, on February 28, 2003 we issued a capital call to our existing shareholders for the subscription and payment of shares representing additional capital of US$60.0 million. Certain of our shareholders assigned their subscription rights with respect to such shares to some of their shareholders or members. As a result, the number of our shareholders increased from 3 to 11. However, each of our new shareholders is an indirect shareholder of ours through their equity interest in the respective holding companies of Telinor and Worldtel, that own our stock. As is required under Mexican law, Mexican shareholders continue to own more than 51% of our voting stock.

Period Over Period Comparisons

Three Month Ended March 31, 2004 Compared with Three Month Ended March 31, 2003

     Revenues from Operations

     Revenues from operations increased to Ps. 865.1 million for three-month period ended March 31, 2004 from Ps. 675.4 million for the same period in year 2003, an increase of Ps. 189.7 million, or 28%. The number of access lines increased to 369,231 from 300,200, an increase of 23%, and our average revenue per user decreased to Ps. 647.0 from Ps. 665.5. During the year 2003, the Company launched new and innovative commercial offers, thus allowing the Company to increase the number of lines in service, which had a favorable impact on the 2004 revenues.

     Local services. Local service revenues increased to Ps. 601.4 million for the three-month period ended March 31, 2004 from Ps. 516.7 million for the same period in year 2003, an increase of Ps. 84.7 million, or 16%. These increases were primarily due to higher monthly rent and cellular consumption driven by specifically targeted offers to capture high consumption customers.

     Long distance services. Long distance services revenues increased to Ps.
85.5 million for the three-month period ended March 31, 2004 from Ps. 67.7 million for the period ended March 31, 2003, an increase of Ps. 17.8 million, or 26%. This is a consequence of a higher consumption in both, domestic and international long distance.

     Other services. Revenue from other services increased to Ps. 178.3 million in the first quarter of year 2004 from Ps. 91.0 million in the same period in 2003, an increase of Ps. 87.3 million, or 96%, due to increases in both data revenues as well as increasing usage of value added services.

     Cost of Revenues and Operating Expenses

     Cost of Revenues. Cost of revenues from operations increased to Ps. 269.1 million for the three-month period ended March 31, 2004 from Ps. 194.0 million in the same period in 2003, an increase of Ps. 75.1 million, or 39%. This growth was due primarily to a Ps. 78.6 million increase in our underlying costs related to calling party pays calls, as well as increased long distance costs due to higher consumption levels.

     Operating expenses. Operating expenses for the first quarter of year 2004 grew Ps. 23.6 million, totaling Ps. 295.1 million. During the same period of year 2003 this amount was Ps. 271.4 million. This increase was attributable primarily to increases in salaries, rents and maintenance which were partially offset by an uncollectible reserve reduction.

     Depreciation and Amortization. Depreciation and amortization from continuing operations increased to Ps. 230.4 million for the three-month period ended March 31, 2004 from Ps. 213.0 million for the same period in year 2003, an increase of Ps. 17.5 million, or 8%. This increase in depreciation and amortization reflects the Company's growth and capital expenditures.

Year Ended December 31, 2003 Compared with Year Ended December 31, 2002

     Revenues from Operations

     Revenues from operations increased to Ps. 2,966.2 million for year 2003 from Ps. 2,491.7 million for the year ended 2002, an increase of Ps. 474.6 million, or 19%. The number of access lines increased to 349,144 from 295,141, an increase of 18%, and our average revenue per user increased to Ps. 675.2 from Ps. 637.0. During the year 2003, the Company launched new and innovative commercial offers, thus allowing the Company to increase the number of lines in service, which had a favorable impact on the 2003 revenues.

     Local services. Local service revenues increased to Ps. 2,215.6 million for the year ended 2003 from Ps. 1,861.7 million for the year ended 2002, an increase of Ps. 354.0 million, or 19%. These increases were primarily due to higher monthly rent and cellular consumption driven by specifically targeted offers to capture high consumption customers.

     Long distance services. Long distance services revenues increased to Ps.
300.8 million for the year ended 2003 from Ps. 294.4 million for the year ended 2003, an increase of Ps. 6.4 million, or 2%. This is a consequence of a higher number of lines in use during the year.

     Other services. Revenue from other services increased to Ps. 449.8 million in 2003 from Ps. 335.6 million in 2002, an increase of Ps. 114.2 million, or 34%. The increase was due to different factors, including but not limited to the following: higher termination of calls in our network, increase in international traffic through our international gateway and more subscription of our value added services.

     Cost of Revenues and Operating Expenses

     Cost of Revenues. Cost of revenues from operations increased to Ps. 821.4 million for the year ended 2003 from Ps. 622.0 million for the year ended 2002, an increase of Ps. 199.4 million, or 32%. This increase was due primarily to a Ps. 199.1 million increase in our underlying costs related to calling party pays call revenues.

     Operating expenses. Operating expenses decreased to Ps. 1,156.3 million for the year ended 2003 from Ps. 1,282.6 million for the year ended 2002, a decrease of Ps. 126.3 million, or 10%. This decrease was attributable to the improvements made on collections policies/processes which resulted in less provision for doubtful accounts.

     Depreciation and Amortization. Depreciation and amortization from continuing operations increased to Ps. 874.3 million for the year ended 2003 from Ps. 823.5 million for the year ended 2002, an increase of Ps. 50.8 million, or 6%. This increase in depreciation and amortization goes in line with the Company's growth and investments.

Year Ended December 31, 2002 Compared with Year Ended December 31, 2001

     Revenues from Operations

     Revenues from operations increased to Ps. 2,491.7 million for year 2002 from Ps. 2,278.7 million for the year ended 2001, an increase of Ps. 212.9 million, or 9%. The number of access lines increased to 295,141 from 290,132, an increase of 2%, and our average revenue per user increased to Ps. 637.0 from Ps.
619.5. During the year 2001, we commenced offering our services in three new cities, Puebla, Toluca and Leon, which contributed positively to the increase in revenue and customer base. We derived our revenues from the following sources:

     Local services. Local service revenues increased to Ps. 1,861.7 million for the year ended 2002 from Ps. 1,683.9 million for the year ended 2001, an increase of Ps 177.7 million, or 11%. This increase was primarily due to the increase in consumption levels in cellular and measured service on a per line basis as a result of the acquisition of high consumption customers through the development of offers specifically targeted to such customers.

     Long distance services. Long distance services revenues decreased to Ps.
294.4 million for the year ended 2002 from Ps. 304.6 million for the year ended 2001, a decrease of Ps. 10.2 million, or 3%, due to a lower consumption on a per line basis following the introduction of alternative options to complete long distance traffic, like trunking services, voice over IP, among others.

     Other services. Revenue from other services increased to Ps. 335.6 million in 2002 from Ps. 290.2 million in 2001, an increase of Ps. 45.4 million, or 16%.

     Cost of Revenues and Operating Expenses

     Cost of Revenues. Cost of revenues from operations increased to Ps. 622.0 million for the year ended 2002 from Ps. 529.7 million for the year ended 2001, an increase of Ps. 92.4 million, or 17%. This increase was due primarily to a Ps. 129.4 million increase in our underlying costs related to calling party pays call revenues, which was partially offset by a decrease in the cost of investing related to a reduction in gross additions over the prior year.

     Operating expenses. Operating expenses from operations decreased to Ps. 1,282.6 million for the year ended 2002 from Ps. 1,668.9 million for the year ended 2001, a decrease of Ps. 386.3 million, or 23%. This decrease was attributable primarily to a significant reduction in bad debt expense due to an improved customer profile, as well as a significant rationalization of our workforce.

     Depreciation and Amortization. Depreciation and amortization from continuing operations increased to Ps. 823.5 million for the year ended 2002 from Ps. 655.0 million for the year ended 2001, an increase of Ps. 168.5 million, or 26%. This increase in depreciation and amortization expense reflects the continuing expansion of our asset base.

Year Ended December 31, 2001 Compared with Year Ended December 31, 2000

     Revenues from Operations

     Revenues from operations increased to Ps. 2,278.7 million for the year ended 2001 from Ps. 1,069.6 million for the year ended 2000, an increase of Ps. 1,209.2 million, or 113%. The number of access lines increased to

290,132 from 216,760, an increase of 34%. During the year 2001, we grew our customer base by beginning to offer our services in three new cities, Puebla, Toluca and Leon, which contributed positively to the increase of our revenue and customer base. We derived our revenues from the following sources:

     Local services. Local service revenues increased to Ps. 1,683.9 million for the year ended 2001 from Ps. 795.5 million for the year ended 2000, an increase of Ps. 888.5 million, or 112%, attributable primarily to targeted sales to high consumption customers as well as a 134% and 195% increase in our monthly fees and usage fees due to an increase in the number of access lines.

     Long distance services. Long distance services revenues increased to Ps.
304.6 million for the year ended 2001 from Ps. 108.5 million for the year ended 2000, an increase of Ps. 196.0 million, or 181%. The increase in revenues was attributable to a higher number of lines in services and higher consumption on a per line basis.

     Other services. Revenue from other services increased to Ps. 290.2 million for the year ended 2001 from Ps. 165.6 million for the year ended 2000, an increase of Ps. 124.7 million, or 75%, which was attributable to the introduction of our internet service products, as well as an increase in value-added services.

     Cost of Revenues and Operating Expenses

     Cost of Revenues. Cost of revenues from operations increased to Ps. 529.7 million for the year ended 2001 from Ps. 225.9 million for the year ended 2000, an increase of Ps. 303.8 million, or 135%. This growth was due primarily to a Ps. 266.6 million increase in our underlying costs related to calling party pays calls, as well as increased long distance costs due to higher consumption levels.

     Operating expenses. Operating expenses from operations increased to Ps. 1,668.9 million for the year ended 2001 from Ps. 1,399.5 million for the year ended 2000, an increase of Ps. 269.4 million, or 19%. The increase was due primarily to our higher reserves for bad debt expenses, as well as increased costs related to our growth and the correspondent need for additional personnel and facilities.

     Depreciation and Amortization. Depreciation and amortization from operations increased to Ps. 655.0 million for the year ended 2001 from Ps. 340.8 million for the year ended 2000, an increase of Ps. 314.3 million, or 92%. This increase in depreciation and amortization expense was attributable to an increase in capital expenditures for consolidation and expansion of our network coverage into additional cities.

Liquidity and Capital Resources

     Historically we have relied primarily on vendor financing, private equity contributions, internal cash from operations and the proceeds from bank debt to fund our operations, capital expenditures and working capital requirements. After giving effect to the offering of the outstanding notes and the net proceeds therefrom, we believe that we will be able to meet our debt service obligations and fund our operating requirements in the future with cash flow from operations, although no assurance can be given in this regard. We will continue to focus on investments in fixed assets and working capital management, including the collection of accounts receivable and management of accounts payable. Net cash provided by operating activities was Ps. 162.2 million, Ps. (11.7) million and Ps. (308.5) million for the years ended December 31, 2003, 2002 and 2001, respectively. For the three-month period ended March 31, 2004, net cash provided was Ps. 98.0 million.

     Net cash used in investing activities was Ps. 565.6 million, Ps. 575.9 million and Ps. 1,620.7 million for the years ended December 31, 2003, 2002 and 2001, respectively. For the three-month period ended March 31, 2004, the net cash used in investing activities ascended to Ps. 204.4 million. These cash flows primarily reflect investments in fixed assets of Ps. 467.5 million, Ps.
574.4 million and Ps. 1,608.1 million for the years ended December 31, 2003, 2002 and 2001, respectively and Ps. 194.0 for the three-month period ended March 31, 2004.

     Net cash provided by (used in) financing activities from continuing operations was Ps. 1,100.4 million, Ps. 783.7 million and Ps. 1,916.6 million for the years ended December 31, 2003, 2002 and 2001, respectively. For the three-month period ended March 31, 2004 the net cash provided (used in) financing activities was Ps. (72.7) million.

     Since our inception, we have invested over Ps. 7,700 million as we built out our infrastructure. Our total investment in fixed assets was approximately Ps. 574.4 million in 2002 and Ps. 467.5 million in 2003. We expect to make additional investments in future years as we selectively expand our network into other areas of Mexico in order to exploit market opportunities as well as to maintain our existing network and facilities.

     Market risks

     Our primary foreign currency exposure relates to our US dollar-denominated debt. Most of our debt obligations at March 31, 2004 were denominated in US dollars. Therefore, we are exposed to currency exchange rate risks that could significantly affect our ability to meet obligations. On March 29, 2004, we entered into a swap transaction under which we will pay the swap counterparty approximately Ps. 79 million semiannually and, on the same date, the swap counterparty will pay us approximately $6.2 million. This transaction will cease in December 2008.

     In certain events we will have to transfer collateral to the swap counterparty to protect it from exposure to us arising from the swap transaction.

     Prior to entering into foreign currency hedging contracts, we evaluate the counterparties' credit ratings. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. We do not currently anticipate non-performance by such counterparties.

     The exchange rate of the peso to the US dollar is a freely floating rate and the peso has experienced significant devaluation in previous years. Any significant decrease in the value of the peso relative to the US dollar in the near term may have a material adverse effect on our results of operations and financial condition, including our ability to repay or repurchase the notes.

     Capitalization of preoperating expenses

     We commenced commercial operations in June 1999. As permitted under Mexican GAAP, during our preoperating stage we were able to capitalize all of our general and administrative expenses and our net comprehensive cost of financing.

     Beginning in June 1999, we are required to amortize all previously capitalized general and administrative expenses and to depreciate all previously capitalized net comprehensive cost of financing. These capitalized preoperating expenses are amortized on a straight-line basis for a period not exceeding ten years.

     Summary of contractual obligations

     The following table discloses aggregate information about our contractual obligations and the periods in which payments are due.

                                                               Less than                                  More than 5
                                                  Total         1 year       1-3 years      3-5 years        years
                                                                 pro forma, payments due by period
                                                                         (US$ in millions)

Contractual obligations:
Debt maturing within one year..........            13.5           13.5           --            --             --
Long-term debt.........................           177.3           --              2.3          --            175.0
Operating leases.......................             5.0            3.5            1.5           0.0           --
Nortel/Airspan.........................            62.4           14.6           32.8          15.0           --
Total contractual cash obligation......           258.2           31.6           36.6          15.0          175.0

US GAAP Reconciliation

     We describe below the principal differences between Mexican GAAP and US GAAP. See Note 24 to the audited consolidated financial statements for reconciliation to US GAAP of shareholders' equity and net loss for the respective periods presented.

     Recognition of the effects of inflation on financial information. Under Mexican GAAP, the effects of inflation are reflected in financial statements and such a convention has no counterpart under US GAAP. However, although Mexican GAAP includes the effects of inflation in financial statements, the SEC does not require the restatement of financial statements to reconcile the effects of the Mexican GAAP inflation accounting.

     Preoperating expenses. Under Mexican GAAP, all expenses incurred while a company is in the preoperating or development stages are deferred and considered as a component of a company's assets. Such capitalized expenses are amortized on a straight-line basis for a period not exceeding 10 years after the corresponding asset commences operations. According to US GAAP, such preoperating or development expenses are expensed and reported as a deficit to shareholders' equity recorded during the developing stage.

     Deferred income tax and employees statutory profit sharing. Under Mexican GAAP deferred income tax is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit (TA) carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax and employees statutory profit sharing is recognized only for timing differences arising from the reconciliation of book income to income for profit sharing purposes, on which it may reasonably be estimated that a future liability or benefit will arise and there is no indication that the liabilities or benefits will not materialize. Under US GAAP, deferred income tax and employees statutory profit sharing are determined under the asset and liability method recognizing the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards.

     Statement of changes in financial position. In accordance with Mexican GAAP, we present statements of changes in financial position in constant pesos. This presentation identifies the generation and application of resources representing differences between beginning and ending financial statements balances in constant pesos.

     The changes in the consolidated financial statement balances included in our audited consolidated financial statements constitute cash flow activity stated in constant pesos (including monetary losses which are considered as cash losses in the financial statements presented in constant pesos). SFAS No. 95 does not provide guidance with respect to inflation adjusted financial statements. However, US GAAP requires that non-cash financing and investing transactions should be excluded from the statement of cash flows and reported in related disclosures.

     Vacations. Under Mexican GAAP, vacation expenses are recognized when taken, rather than in the period when they are earned by an employee, as is required under US GAAP. Beginning in January of 2003, Mexican GAAP required the recognition of vacation expense when such is earned.

     Severance. Under Mexican GAAP, severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution for pension benefits, in which case, they should be considered as a pension plan. Under US GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS No. 112, which requires recognition of certain benefits, including severance, over an employee's service life.

     Capitalization of interest. In accordance with Mexican GAAP, capitalization of interest or, during inflationary periods, comprehensive cost of financing or income incurred in the period of construction and installation of an asset is permitted. The interest to be capitalized is that of the specific financing obtained for the construction of the related asset. Under US GAAP, capitalization of interest is required for certain qualifying assets that require a period of time to get them ready for their intended use. The amount of interest to be capitalized is that portion of the interest cost incurred during the assets' acquisition period that theoretically could have been avoided if expenditures for the assets had not been made, and is not limited to indebtedness attributable to the asset.

Devaluation and Inflation

     On December 20, 1994, the Mexican government responded to exchange rate pressures by increasing the upper limit of the then existing free market peso/US dollar exchange rate band by 15% and, two days later, by eliminating the band to allow the peso to fluctuate freely against the US dollar. This resulted in a major devaluation of the peso relative to the US dollar. While the noon buying rate had been Ps. 3.45 per US$1.00 on December 19, 1994, by December 31, 1994 the noon buying rate had fallen over Ps. 5.00 per US$1.00, representing a 44.9% devaluation. The peso continued to decline against the US dollar during 1995, closing at a noon buying rate of Ps. 7.74 per US$1.00 on December 31, 1995, which represented a 54.8% devaluation relative to the US dollar for the year.

     The Mexican economy began to recover in 1996 and 1997, as exchange rates stabilized, inflation decreased and real gross domestic product grew by 5.2% and 6.8%, respectively. However, the financial crisis in Asia and Russia, together with the weakness in the price of oil in 1998, which is a significant source of revenue for the Mexican government, contributed to renewed weakness in the peso, which devalued 22.7% relative to the US dollar. In 1999, the peso appreciated 4.2% relative to the US dollar. From 1999-2000, the peso-to-dollar denominated exchange rate remained relatively stable. In 2001, the peso-to-dollar exchange rate showed a slight recovery of 4.8% from Ps. 9.62 on December 31, 2000 to Ps.
9.16 on December 31, 2001. However, in 2002, the peso devaluated 13.9% relative to the US dollar. In 2003, the peso devalued approximately 7.7% relative to the US dollar.

     Peso devaluation has contributed to sharp increases in inflation. Inflation, which had been 7.1% in 1994, increased to 52.0% and 27.7% in 1995 and 1996, respectively. After a reduction to 15.7% in 1997, inflation was 18.6% in 1998. In 1999, 2000 and 2001, the inflation rate decreased to 12.3%, 9.0% and 4.4%, respectively. In 2002 and 2003, the inflation rate was 5.7% and 4.0%, respectively.

     The general economic conditions in Mexico resulting from a devaluation of the peso and inflation may have a negative impact on our results of operations and financial condition, primarily as a result of:

     o the resulting decrease in the purchasing power of Mexican consumers, which results in a decrease in the demand for telephony services;

     o our inability, due to competitive pressures, to increase our prices in line with inflation; and

     o an increase in the peso-carrying amount of our US dollar-denominated debt, reflecting the additional amounts of pesos required to meet such debt.

     See "Risk Factors--Risks Relating to Mexico--We may lose money because of peso devaluation."

Recent Accounting Pronouncements

     Financial instruments with characteristics of liabilities, equity, or both

     In May 2003, the Mexican Institute of Public Accountants issued Bulletin C-12, "Financial Instruments with Characteristics of Liabilities, Equity, or Both." Bulletin C-12 is effective for fiscal years beginning after December 31, 2003, although earlier application is permitted. Bulletin C-12 combines regulations contained in other bulletins related to the issuance of complex financial instruments and adds regulations necessary for a comprehensive resolution of general problems. Bulletin C-12 also defines the basic differences between liabilities and equity; establishes rules for the classification and valuation of the liability and equity components of combined financial instruments upon initial recognition and establishes rules for the disclosure of combined financial instruments. Under Bulletin C-12 financial instruments should be classified as liabilities or equity at the beginning of the year of adoption and comparative financial information for prior years should not be restated, nor a cumulative-effect-type adjustment recognized in the year of adoption. We estimate that the adoption of the new Bulletin C-12 will not have a material effect on our financial position or results of operations.

     Recent accounting pronouncements under US GAAP

     In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly, should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46 Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of such VIE initially would be measured at their carrying amounts, with any differences between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE.

     FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. For the Company, the Statement was effective for instruments entered into or modified after May 31, 2003 and otherwise will be effective as of January 1, 2004, except for mandatory redeemable financial instruments. In the case of certain mandatory redeemable financial instruments, the Statement will be effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain types of mandatory redeemable financial instruments. We currently do not have any financial instruments that are within the scope of this Statement.

Critical Accounting Policies

     Our consolidated financial statements included elsewhere in this annual report have been prepared in accordance with Mexican GAAP, which differ in significant respects from respects from US GAAP. See Note 24 to our consolidated financial statements, included elsewhere in this prospectus, for a description of the principal differences between Mexican GAAP and US GAAP as they relate to us.

     We have identified below the accounting policies we have applied under Mexican GAAP that are critical to understanding our overall financial reporting.

     Income taxes

     Under Mexican GAAP, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit (AT) carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Significant judgment is required to appropriately assess the amounts of tax assets. We record tax assets when we believe there will be enough future taxable income for the realization of such deductible temporary difference. If this determination cannot be made, a valuation allowance is established to reduce the carrying value of the asset.

     Deferred income tax and employees statutory profit sharing is recognized only for timing differences arising from the reconciliation of book income to income for profit sharing purposes, on which it may be reasonably estimated that a future liability or benefit will arise and there is no indication that the liabilities or benefits will not materialize.

     Recognition of the effects of inflation

     Under Mexican GAAP, the financial statements are restated to reflect the loss of purchasing power (inflation) of their functional currency. The inflation effects arising from holding monetary assets and liabilities are reflected in the income statements as monetary position result. Inventories, fixed assets and deferred charges, with the exception and the equity accounts, are restated to account for inflation using the Mexican National Consumer price Index (NCPI) published by Banco de Mexico (central bank). The result is reflected as an increase in the carrying value of each item. Income statement accounts are also restated for inflation into constant Mexican Pesos as of the reporting date.

     Impairment of long-lived assets

     We evaluate periodically the adjusted values of our property, plant, systems and equipment and other non-current assets, to determine whether there is an indication of potential impairment.

     Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net revenues expected to be generated by the asset. If such assets are considered to be impaired, the impairment is measured by the amount by which the carrying amount of the asset exceeds the expected net revenues. Assets to be disposed of are reported at the lower of the carrying amount or realizable value.

     Revenue Recognition

     On December 3, 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). This bulletin summarizes the point of view of the SEC in the recognition of revenues in the financial statements according to US GAAP. The SEC concluded that only when all the following conditions are met is revenue recognition appropriate:

     (a)  there is persuasive evidence of an agreement;

     (b)  the delivery was made or the services rendered;

     (c)  the sales price to the purchaser is fixed or determinable;

     (d)  collection is reasonably assured.

     SAB 101, specifically in Topic 13A, Question 5, discusses the situation of recognizing as revenue certain non-refundable cash items. SAB 101 provides that the seller should not recognize non-refundable charges generated in certain transactions when there is continuous involvement by the vendor.

     One of the examples provided by SAB 101 is activation revenues from telecommunication services. The SAB concludes that unless the charge for the activation service is an exchange for products delivered or services rendered that represent the culmination of a separate revenue-generating process, the deferral method of revenue is appropriate.

     Based on the provisions and interpretations of SAB 101, for purposes of the US GAAP reconciliation, the Company has deferred the activation revenues over a three-year period starting in the month such charge is originated. This period was determined based on Company experience. The net effect of the deferral and amortization is presented in the above US GAAP reconciliation.

               Overview of the Mexican Telecommunications Industry

General

     Mexico is a unique telecommunications market in Latin America as it combines a stable macroeconomic environment, a strong currency and relatively low penetration of fixed lines. As a result, Mexico's importance in Latin America's telecommunications market is expected to become more pronounced over the next four years.

     Since the Mexican government initiated the liberalization of the Mexican telecommunications sector, which began with the privatization of Telefonos de Mexico, S.A. de C.V., known as Telmex, in 1990, the Mexican telecommunications sector has become increasingly open to competition. Some of the measures implemented by the government in its liberalization process include the introduction of competition in long distance and local telephony services, the auctioning of spectrum and tariff rebalancing. The opening of the Mexican telecommunications market has created an opportunity for competitive carriers to capture market share from Telmex.

Mexican Market Characteristics

     Mexico is the second largest country in Latin America in terms of population, with approximately 101.9 million people as of December 31, 2002. In addition, with a gross domestic product of US$637.2 billion and gross domestic product per capita of US$6,260 as of December 31, 2002, Mexico is the second largest economy and has one of the highest incomes per capita in Latin America. However, according to Pyramid Research, Mexico has relatively low wireline penetration compared to other countries in Latin America, with 15.8 lines per 100 inhabitants at the end of 2003.

     Mexico's under-penetrated fixed communications market leaves significant room for growth. According to Pyramid Research, Mexico's fixed line penetration is expected to grow from 15.8 lines per 100 inhabitants in 2003 to 19.1 lines per 100 inhabitants in 2008.

Market Size and Projected Growth Trends

     The Mexican communications services market, in terms of revenues, is the second largest in Latin America. Revenues from communications services in Mexico, including both fixed and mobile, are expected by Pyramid Research to grow at a 4.4% compound annual growth rate, from US$17.2 billion in 2003 to US$21.3 billion in 2008.

           MEXICAN COMMUNICATIONS SERVICES MARKET GROWTH

            Revenues                 (US$ billions)


                                [OBJECT OMITTED]





Source:  Pyramid Research, Q4 2003

     The fixed communications sector, which includes basic telephony, such as local and long distance voice services, and data telecommunications services, is an important part of the Mexican telecommunications industry because of its size and the various areas of opportunity. In 2003, revenues from the fixed communications sector were approximately US$11.2 billion, or 66% of the total Mexican telecommunications industry. Driven by pent-up demand and a wider availability of services, revenues from fixed communications services in Mexico are expected to reach US$13.1 billion in 2008.

     Mobile telephony services is one of the fastest growing segments of the Mexican communications services market. In 2003, revenues from the mobile communications sector were approximately $5.9 billion, or 35% of the total Mexican communications services industry. According to Pyramid Research, in 2003, there were approximately 30.6 million mobile subscribers in Mexico, giving Mexico the third largest penetration rate in Latin America. Pyramid anticipates that Mexico will continue to experience rapid growth in the number of mobile subscribers growing from approximately 30.6 million subscribers in 2003 to 42.6 million subscribers in 2008, representing a compound annual growth rate of 7%.

     Basic telephony services, with US$9.1 billion in revenues in 2003, account for the largest share of revenues in the Mexican communications services market. Furthermore, within basic telephony, local telephony services are, and are expected to continue to be, the predominant source of revenue. According to Pyramid Research, in 2003, revenues from local telephony services in Mexico were US$6.6 billion, accounting for 72% of basic telephony revenues and 39% of total fixed and mobile communications revenues. By 2008, revenues from local telephony services in Mexico are expected to reach US$8.2 billion, accounting for 80% of basic telephony revenues and 39% of total fixed and mobile communications revenues.

                    Supervision and Regulation of the Mexican
                           Telecommunications Industry

Current Regulatory Environment

     General

     The telecommunications industry in Mexico is subject to the Federal Telecommunications Law (Ley Federal de Telecomunicaciones), which was enacted in 1995, and its regulations. In addition, certain rules under the General Means of Communications Law (Ley de Vias Generales de Comunicacion) and the Telecommunications Regulations (Reglamento de Telecomunicaciones) generally remain effective and are referred to as the Old Telecommunications Law.

     Under the Federal Telecommunications Law, the Mexican telecommunications industry is regulated for regulatory, administrative and operational matters by COFETEL (Comision Federal de Telecomunicaciones). COFETEL was created in 1996 as a separate entity from the SCT (Secretaria de Comunicaciones y Transportes) to regulate and promote the efficient development of the telecommunications industry in Mexico. COFETEL is responsible for, among other things:

     o enacting regulations and technical standards for the telecommunications industry;

     o ensuring that concession holders fulfill the terms and obligations of their concessions and permits;

     o    suspending operators without concessions;

     o    resolving interconnection controversies between competitors; and

     o    maintaining a registry of applicable rates.

     The SCT retains the authority to grant and revoke all concessions and permits. COFETEL makes recommendations to the SCT on major issues, such as amending existing telecommunications legal framework, allocating spectrum frequencies, granting, transferring, renewing or revoking concessions and applying penalties for concession violations. The SCT has final decision making power on these issues. Once a final decision is made, COFETEL implements the related regulations.

     Concessions and permits

     To provide telephony services in Mexico through a public telecommunications network, a service provider must first obtain a concession from the SCT. Pursuant to the Federal Telecommunications Law, concessions for public telecommunications networks may not exceed a term of 30 years, and concessions for spectrum frequencies may not exceed a term of 20 years. Generally, concessions for public telecommunications networks and spectrum frequencies may be extended for a term equivalent to the term for which the concessions were originally granted as long as the concessionaire is in compliance with ongoing obligations stated therein. Concessions specify, among other things:

     o the type and technical specifications of the network, system or telecommunication services that may be provided;

     o    the allocated spectrum frequencies, if applicable;

     o the geographical region in which the holder of the concession may provide the telecommunication service;

     o    the required capital expenditure program;

     o    the term during which such service may be provided;

     o the payment, where applicable, required to be made to acquire the concession, including, if applicable, the participation of the Mexican government in the revenues of the holder of the concession; and

     o    any other rights and obligations affecting the concession holder.

     In addition to concessions, the SCT may also grant permits for the following:

     o    installing, operating or exploiting transmission-ground stations; and

     o    providing telecommunications services as a reseller.

     There is no legally mandated maximum term for these permits unless specifically stated in the permit. Under the Federal Telecommunications Law, a company needs to register with COFETEL the rates for the telecommunications services that it wishes to provide in order to be able to provide them to the public.

     The Mexican Congress enacted a law, effective January 1, 2002, that expanded the scope of the sales and use tax to include additional services, including services provided by telecommunications service providers such as value-added services, at a rate of 10%. An amendment to this law, effective January 1, 2003, confirmed that our core business (the offering of local and long distance services) is not subject to the tax. Although we believe, based on the advice of our tax and regulatory advisors, that certain other services that are part of our local service offerings are also not subject to such tax, we cannot assure you that the tax authorities may not interpret the law otherwise or impose other taxes from time to time.

     Ownership restrictions. Under the Federal Telecommunications Law and the Mexican Foreign Investment Law (Ley Federal de Inversion Extranjera), basic telephony concessions may be granted only to:

     o    Mexican individuals; and

     o Mexican corporations in which non-Mexicans own 49% or less of the full voting stock and that are not otherwise controlled by non-Mexicans.

     However, in the case of concessions for cellular telecommunications services, foreign investment participation may exceed 49% of the voting stock with the prior approval of the Mexican Foreign Investment Bureau of the Mexican Ministry of Economy (Secretaria de Economia).

     Pursuant to the Foreign Investment Law, the Mexican Ministry of Economy may also authorize the issuance of non-voting or limited-voting stock (also known as "neutral shares") that are not counted for purposes of determining the foreign investment percentage of a Mexican corporation under the Mexican Foreign Investment Law. Any share transfers resulting in a violation of these foreign ownership requirements are invalid under Mexican law.

     Transfer. Concessions are transferable after the first three-year period of the concession, if the SCT approves the transfer of the concession title, the assignee agrees to comply with the terms of the concession and such a transfer does not violate the foreign ownership requirements of the Federal Telecommunications Law and the Mexican Foreign Investment Law.

     Termination. A concession or a permit may be terminated pursuant to the Federal Telecommunications Law upon the following events:

     o    expiration of its term;

     o    resignation by the concession holder or the permit holder;

     o revocation prior to the end of its term under certain circumstances, such as:

     o dissolution or bankruptcy of the concession holder or the permitholder;

     o failure to exercise the rights of the concession within 180 days of its granting;

     o failure to provide interconnection services with other holders of telecommunications concessions and permits without just cause;

     o    loss of the concession or permit holder's Mexican nationality;

     o unauthorized assignment, transfer or encumbrance of the concession or permit;

     o    unauthorized interruption of service;

     o taking any action that impairs the rights of other concessionaires or permit holders;

     o failure to comply with the obligations or conditions specified in the concession or permit; and

     o failure to pay the Mexican government its fee for the concession or, where applicable, its participation in the revenues of the holder of the concession.

     The SCT may revoke a concession for violations in any of the circumstances referred to in the first four instances above. Under the last four instances above, the SCT would have to fine the concessionaire at least three times for the same failure before moving to revoke a concession.

     Expropriation

     The Mexican government has the statutory right to permanently expropriate any telecommunications concession and claim any related assets for reasons of public interest. Under Mexican law, the Mexican government is obligated to compensate the owner of such assets in the case of a statutory expropriation. The amount of the compensation is to be determined by appraisers. If the party affected by the expropriation disagrees with the appraisal amount, such party may initiate judicial action against the government. In such a case, the relevant judicial authority will determine the appropriate amount of compensation to be paid. We are not aware of any instance in which the SCT has exercised its expropriation rights in connection with a telecommunications company.

     Temporary seizure

     The Mexican government, through the SCT, may also temporarily seize all assets related to a telecommunications concession or permit in the event of a natural disaster, war, significant public disturbance, threats to internal peace or for economic reasons or for other reasons related to national security. If the Mexican government temporarily seizes such assets, except in the event of war, it must indemnify the concession holder for all losses and damages, including lost revenues. We are not aware of any instance in which the SCT has exercised its temporary seizure powers in connection with a fixed or mobile telecommunications company.

     Rates for telecommunications services

     Before the Federal Telecommunications Law was enacted in June 1995, the SCT's approval was required for setting the rates charged for all basic local, long distance and certain value-added local and long distance telecommunications services. Historically, the SCT permitted rate increases based on the cost of service, the level of competition, the financial situation of the carrier and certain macroeconomic factors. Carriers were not allowed to discount the rates authorized by the SCT, although operators occasionally waived activation fees on a promotional basis. Interconnection rates also required SCT approval. Rates for private dedicated circuit services through microwave networks and private networks through satellites were not regulated before the Federal Telecommunications Law was enacted.

     Under the Federal Telecommunications Law, rates for telecommunications services (including local, cellular and long distance telephony services) are now freely determined by the providers of such services, except that such rates may not be set below a service provider's long-term incremental cost.

     In addition, COFETEL is authorized to impose specific rate, quality and service requirements on those companies determined by the Federal Antitrust Commission (Comision Federal de Competencia) to have substantial market power pursuant to the provisions of Mexico's antitrust statute. All rates for telecommunications services (other than value-added services) must be registered with COFETEL prior to becoming effective. The Federal Telecommunications Law prohibits telecommunications providers from cross-subsidizing among their services and requires that they keep separate accounting for each of their services.

     The Mexican Antitrust Commission has found that Telmex has substantial power in the following five markets: interconnection, local services, domestic long distance services, international long distance services and long distance resale, as defined under Mexico's antitrust statute. Based on this finding, COFETEL issued a resolution in September 2000 regulating Telmex as a dominant carrier and imposing special obligations regarding, among other things, quality of services, tariffs and information disclosure. However, Telmex has obtained an injunction against any potential action by COFETEL for the purpose of implementing such resolution. As a result of this injunction, Telmex is not currently subject to the specific obligations covered by COFETEL's resolution.

                                    Business

Our Company

     We believe we are a leading telecommunications services provider in Mexico, offering a wide array of services, including local and long distance telephony, data and internet to business and residential customers. We believe that we are one of the largest and fastest growing integrated telecommunications companies in Mexico, with 369,231 lines in service as of March 31, 2004. For the three-month period ended March 31, 2004, we generated revenues and operating income of Ps. 865.1 million (US$77.6 million) and Ps. 70.6 million (US$6.3 million), respectively.

     We hold concessions to offer local and long distance telecommunications services nationwide. We provide services using a hybrid wireline and fixed wireless local access network designed to optimize capital expenditures through the deployment of network access equipment based on specific customer requirements. Our current network last-mile access options include fixed wireless access, point-to-point and point-to-multipoint wireless technologies, as well as copper and metropolitan fiber rings. Since inception we have invested in the aggregate over Ps. 7,700 million in our network, which includes 10 digital switches, 213 fixed wireless access sites, of which 57 are also point-to-multipoint sites, and 436 kilometers of metropolitan fiber optic rings.

     Our strategy is to continue to penetrate our existing markets by offering a comprehensive portfolio of high quality, facilities-based voice, data, internet and value-added communications services and to cost-effectively enter into selective new markets with high growth and revenue opportunity. Our approach is to bundle multiple voice, data and internet services into integrated telecommunications solutions for businesses and high-usage residential customers. For the twelve-month period ended March 31, 2004, approximately 67% of our revenues were generated from business lines and 33% of our revenues were generated from residential lines. We estimate that our total lines represent approximately 10% of our total addressable market.

     We were founded in 1994. In June 1996, we were awarded by the Mexican government a concession to install and operate a public telecommunications network for the offering of local and long distance telephony services in Mexico. In 1998 and 1999, we won several spectrum auctions, including for 60 MHz at 10.5 GHz for point-to-multipoint access, for 112 MHz at 15 GHz for point-to-point backhaul access, for 100 MHz at 23 GHz for point-to-point last mile access and for 50 MHz at 3.4 GHz for fixed wireless access, which together allow us to service the entire territory of Mexico. In June 1999, we launched commercial operations in the city of Monterrey. Our network currently reaches six of the largest metropolitan areas in Mexico (Mexico City, Monterrey, Guadalajara, Puebla, Toluca and Leon), which represent approximately 19% of the population of Mexico. Due to our concentration of network facilities in business centers and upper income residential areas, we estimate that our current network coverage represents a significant portion of the total Mexican telephony and data telecommunications revenue opportunity.

Competitive Strengths

     Leading Market Position. By being one of the first competitive providers to approach customers with bundled local, long distance voice and data services, we believe we are able to meet pent-up demand for an alternative service provider, as well as establishing brand awareness and customer relationships prior to market entry by emerging competitors. We have benefited from our first-competitor-to-market advantage by capturing an average of approximately 10% market share of our total addressable market in the six cities where we offer services. In Monterrey and Guadalajara, the first two markets where we launched operations in 1999, we have achieved approximately 13% market share of our coverage market in both of these cities.

     Comprehensive Voice and Data Service Portfolio. We provide our customers an integrated bundle of services that includes local and long distance voice services, as well as internet, data and other value-added services. We believe our comprehensive service portfolio enables us to build strong, long-term relationships with customers, thereby reducing churn and increasing our return on our investment in network infrastructure. Furthermore, our digital access, transport and switching network enable us to capture the current revenue opportunity in voice services, while also enabling us to provide data services as demand for those services grows.

     Flexible, Technologically Advanced, Reliable Digital Network. Our hybrid fixed wireless and wireline local access network structure allows us to enter new markets quickly and cost-effectively. As a result, our return on our investment in network infrastructure is increased. By utilizing the FWA technology model, we are able to quickly cover a substantial geographic area with minimal initial capital expenditures. We do not incur incremental capital expenditures for last-mile connectivity until the customer subscribes to our service. As of March 31, 2004, our network consisted of 10 digital switches, 213 FWA sites, of which 57 are also PMP sites, and 436 kilometers of metropolitan fiber optic rings in order to service our 369,231 access lines.

     Compelling Financial Profile. We have a diversified revenue base, a favorable average revenue per user and a strong overall financial profile.

     o Diversified revenue base. Our wide array of service offerings and our 369,231 lines in service and over 261,000 customers provide us with a diverse revenue base.

     o Average Revenue Per User. Our business model targets business and high-usage residential customers. We believe this model allows us to achieve a favorable average revenue per user. For the three-month period ended March 31, 2004, we had an average revenue per user of Ps. 647.

     o Positive free cash flow and strong capitalization. Our positive free cash flow, strong capitalization and low leverage put us in a solid financial position to continue to execute our business strategy.

     o Efficient network build-out strategy. Fixed wireless access technology gives us the ability to rapidly initiate large geographic coverage areas while minimizing our upfront capital expenditures and reducing our payback period.

     Experienced Management Team and Strong Equity Partners. Our senior management team has extensive entrepreneurial, financial, marketing and telecommunications expertise. The diverse experience of our senior management team has contributed significantly to our initial success and rapid growth. In addition, we benefit from working with strong local partners and experienced multinational investors such as The Blackstone Group, AIG-GE Capital Latin American Infrastructure Fund, and affiliates of Metropolitan Life Insurance Company and The Soros Group. Our local investors include Tomas Milmo Santos, Tomas Milmo Zambrano, Alberto Santos de Hoyos and Lorenzo Zambrano Trevino. These businessmen have extensive financial, operating and senior management experience in large Mexican corporations.

Strategy

     The key elements of our business strategy are:

     Target Service Sectors with High Profitability Potential. We have divided our target market into the mass market and business market. In the mass market we focus on high-usage residential, micro and small business customers. Within the business market we focus on medium and large businesses. We have developed differentiated, targeted telecommunications services plans designed to capture business and retain high-usage residential customers in each market segment. We believe that by focusing on the business and high-usage residential customers within a coverage area we are able to increase the return per dollar invested in our network infrastructure. For the twelve-month period ended March 31, 2004, approximately 67% of our revenues were generated from business lines and 33% from residential lines.

     Bundle Products in an Integrated Offering. We believe that the bundling of voice, data and internet services into communications solutions for our customers enables us to generate higher revenue per customer and more revenue per dollar invested in access infrastructure while also generating customer loyalty. We have focused and will continue to focus on increasing the penetration of bundled products to our customer base. By being a facilities-based telecommunications service provider, we believe we are well positioned to offer our customers the convenience of receiving voice, data and internet services from a single provider.

     Exploit First-Competitor-to-Market Advantage. As Telmex's primary competitor in local fixed telephony services and the first facilities-based telecommunications service provider to enter new markets and offer integrated voice, data and internet services, we will continue to focus on selectively opening new markets where we believe we can capitalize on the market's desire to have an alternative carrier and on serving demand unmet by our competitors.

     Focus on Customer Service and Retention. Since launching operations, we have been focused on achieving customer satisfaction levels that are superior to the incumbent and our primary competitors. We believe that our service-driven customer care leads to superior customer satisfaction, which enhances profitability and cash flow by increasing customer retention and expanding sales opportunities.

     Continue to Expand Technologically Advanced Network Infrastructure. Since 1999, we have successfully launched operations in six cities. We continue to evaluate opportunities in other regions in order to enhance our coverage area. We believe that selectively expanding our network and coverage area will enhance our ability to acquire large business customers with multi-city operations, which we expect to result in higher revenues and margin improvements while minimizing capital expenditures.

Our Services

     We offer local and long distance telephony services, as well as data and internet services to business and residential customers. We also provide value-added services such as call waiting, call forwarding, three-way-calling, call barring and multi-line hunting (centrex). We also provide internet services in dial-up, dedicated and on-demand fashion. We have integrated access technologies that allow the internet access required by different types of customers, such as dial-up connection, Internet Fixed Wireless Access (an always-on data channel that allows for the continuous use of the voice line while navigating on the internet), and dedicated private lines of all speeds. We have also launched dedicated private lines for both local and domestic long distance telephony markets. For the latter, we use both our own and leased infrastructure.

     The following chart summarizes each component of our revenue sources for the three-month period ended March 31, 2004:

Revenue Source                             % Revenue                               Description

Local services...................             69%            We generate revenue by enabling our customers to
                                                             originate and receive an unlimited number of calls
                                                             within a defined local service area. Customers are
                                                             charged an initial fee for activating the service,
                                                             a flat monthly fee for basic service, a per call
                                                             fee and a per minute usage fee, depending on
                                                             the type of call.

Long distance services...........             10%            We generate revenues by providing long distance
                                                             services for our customers' completed calls.

Other services...................             21%            We generate revenues by providing other services to our
                                                             customers such as internet, data, interconnection and
                                                             dedicated private line service, as well as value-added
                                                             services such as caller ID, call waiting, call
                                                             forwarding and voicemail.
               Total                         100%

     As of March 31, 2004 we offered the following products and services:

                              Products and Services

Voice                                                        Data
o        Business and Residential Line                       o        Local and Domestic Private Lines
o        Long Distance                                       o        High Speed Private Lines
o        Digital Trunks                                      o        Co-location
o        Voicemail                                           o        Virtual Private Network-- MPLS
o        Centrex Line
o        Customer Premise Equipment -                        Internet
o        Telephone Sets, Key Systems and PBX                 o        Dial Up Internet
o        Call Waiting, Call Forwarding, Caller ID,           o        Dedicated Internet
         Conference Call                                     o        Web Hosting
o        Directory Assistance                                o        Internet on Demand
o        Operator Services                                   o        Internet FWA
o        Automatic Dialing                                   o        Co-location
o        Unique Number
o        Prepaid Services                                    Bundles
o        Collect Calls                                       o        Axtel in a Box
o        Virtual Line                                        o        Axtel NeXt
o        Toll Free Services

Our Markets

     We launched commercial operations in June 1999 in the city of Monterrey. Our network currently reaches six of the largest metropolitan areas in Mexico (Mexico City, Monterrey, Guadalajara, Puebla, Toluca and Leon), which represent approximately 19% of the population of Mexico. As of March 31, 2004, we had 369,231 lines. Due to our concentration of network facilities in business centers and upper income residential areas, we estimate that the cities in which we operate represent the majority of the total Mexican telecommunications revenue opportunity.

     Our city roll-out was determined taking into consideration the following criteria:

     o Size of telecommunications opportunity. According to COFETEL, for the nine months ended September 30, 2003, nearly 70% of the number of net lines added by the 32 states in Mexico were concentrated in only 10 states: Mexico, Distrito Federal, Jalisco, Nuevo Leon, Veracruz, Baja California, Puebla, Guanajuato, Chihuahua and Tamaulipas. The six cities we currently serve are in these states and five of them are state capitals.

     o Regional economy. According to INEGI (Instituto Nacional de Economia, Estadistica e Informatica), in 2001, 53.2% of the total gross domestic product in Mexico was generated in six states in which we have a presence.

     o Operational synergies. To become more efficient in launching cities, we decided to open clusters of cities. The cities of Toluca and Puebla are close enough to Mexico City and Leon is close enough to Guadalajara to allow for quick systems and operations integration and network buildout.

     Within these cities, studies were conducted using geographical, statistical and self-generated market research data to determine where the opportunity was concentrated. Our network has been built upon this comprehensive data allowing for fast penetration and cost-efficiency.

     Our "first-competitor-to-market" advantage has enabled us to capture an average of approximately 10% market share of our coverage market in the six cities in which we offer services. In Monterrey and Guadalajara, the first two markets where we launched services, we have achieved market shares of approximately 13% in both cities. In particular, in the business segment, we estimate that in Monterrey and Guadalajara we have achieved approxi-mately a 14% and 18% market share, respectively. The table below provides our access lines and estimated market share of our coverage market as of March 31, 2004 for each of the cities where we offer services.

                       Market Share Within Coverage Market
                              As of March 31, 2004

                        Date               Residential                   Business                     Total
      City            Launched         Lines         Share         Lines         Share         Lines         Share

Monterrey         June 1999            75,298         12.5%        41,667         14.4%       116,964         13.4%
Guadalajara       December 1999        42,825         11.2         30,407         18.3         73,232         13.4
Mexico City       March 2000           82,011          8.6         50,082          9.1        132,093          8.8
Puebla            January 2001         13,940          4.9          9,038          9.9         22,978          6.1
Toluca            January 2001          5,966          4.5          3,019          9.4          8,985          5.5
Leon              January 2001          7,769          6.3          7,210         13.8         14,979          8.6
Total 6 Cities                        227,809          9.2%       141,422         12.1%       369,231         10.2%

Source:  Share percentages are Company estimates

     Our largest single customer is Nextel de Mexico, which provides telecommunications services to its customers through access to our network. We first entered into an agreement with Nextel de Mexico for the provision of our services in April 2001, and such agreement has been extended four times. Pursuant to the most recent agreement with Nextel de Mexico, we are guaranteed certain minimum levels of traffic through December 2005. This arrangement with Nextel de Mexico accounted for approximately 18% our net sales in the year 2003.

Marketing and Sales

     Our marketing strategy is to position ourselves as the first and best alternative provider of local, long distance and internet and data services in Mexico. We undertake direct mail marketing (both special delivery and bill inserts) as well as telemarketing in order to generate geographically targeted brand awareness and to up-sell new services to existing customers. We also build brand awareness through the use of outdoor advertising on bus stops and billboards, printed media including newspapers and magazines, advertisements on the radio and television and sponsorships of local news programs. Our brand strategy is to convey a modern, attractive image using simple, visual communication and portraying a human profile.

     We complement this marketing campaign with focused sales efforts directed to our target market using a variety of sales channels. Our primary sales methods are:

     o Direct Sales. Account executives seek out a particular business customer and establish an appointment.

     o Door to Door. Salespeople walk through a neighborhood soliciting potential customers.

     o Telemarketing. Salespeople call potential customers from an extensive database developed by us. This same team receives calls from potential customers that have been addressed by our advertising and promotional campaigns.

     o Sales Booths. Salespeople stand at strategically determined areas where potential customers carry out their shopping activities.

     o MAPs (Modulos de Atencion y Pago). Axtel-branded sales and service offices located at strategic locations within our targeted cities.

     o Indirect Channels (Sales Distributors). Selected companies are certified to carry out sales activities in the name of Axtel. These companies target specific niches over which they have influence.

     Sales efficiency is measured by subscriber acquisition cost. Telemarketing has proven to be a highly efficient sales channel due to the quality of our detailed database systems, which screen potential customers based on geographic location, network availability and expressed interest. By effectively pre-selecting customers based on network availability, we are able to maximize telemarketing sales efficiency and decrease the cost of acquisition. The accuracy of our database system also results in highly efficient installations.

     Customer attrition, or churn, occurs primarily from our disconnecting customers for non-payment of bills but also when a customer chooses to switch to a competing service or to terminate service altogether. Churn results in the loss of future revenue from customers whose service is disconnected and limits our ability to recoup costs incurred in acquiring customers such as switching costs, commissions and costs incurred in connection with independent third-party verification. Our average monthly churn rate has declined to 1.2% for the three-month period ended March 31, 2004 from 1.6% during 2003 and 2.2% during 2002 as a result of management initiatives to improve customer retention as well as the billing and collection process.

Pricing

     In the residential market, in order to attract new subscribers, we frequently offer flexible and attractive initial pricing. Once a customer has chosen our services, we focus on customer satisfaction and offer the customer benefits, rather than lower pricing, in order to maximize our retention rate. For instance, we install and activate second lines for free and allow customers free service trials for value-added services. In the business market, we attract users by providing volume discounts on local calls and provide additional services and discounts to customers who sign long-term contracts. To date, this strategy has allowed us to capture significant market share without eroding the value of the market through excessive price competition.

     We generally seek to maintain our prices at market levels. We offer pricing plans that are simple in order to assure customers of the integrity of the billing process. Our pricing structure rewards consumption by increasing discounts in relation to the amount billed. Our ability to introduce new products such as Axtel.NeXt, a bundled product that provides voice services and always-on internet access, allows us to position ourselves as a value-added provider rather than as a price-cutter.

Our Network

     We provide services using a hybrid local access network, designed to optimize capital expenditures through the deployment of network access equipment based on specific customer requirements. Our current network access options include fixed wireless access, point-to-point and point-to-multipoint, high quality copper and metropolitan fiber. We switch our traffic using DMS equipment that interconnects with Telmex's equipment and that of other local and long distance carriers in each city, as shown below.

                                           FWA Sites         PMP Sites (1)          Switches          Fiber (Kms)
Mexico............................             87                   27                   3                 154
Monterrey.........................             51                   13                   2                 108
Guadalajara.......................             45                    9                   2                  89
Puebla............................             15                    3                   1                  63
Toluca............................              6                    2                   1                   7
Leon..............................              9                    3                   1                  14
     Total........................            213                   57                  10                 436

(1) PMP Sites are included in FWA Sites

     In order to deliver superior network reliability, we have acquired advanced network technology and initially contracted network construction on a turn-key basis from proven industry participants. Since March 2002 we have built our network through the use of our own personnel and through certain Mexican third-party contractors. Our wireless network uses Nortel Networks' customer access equipment (currently, Airspan's equipment), microwave radios and DMS switching equipment. Our internet platform uses Cisco's routing platform with Compaq servers and Microsoft software applications. Our fiber networks use Lucent Technology Allwave fiber and Nortel Networks DNX SDH equipment. The combination of these network components enables us to deliver network reliability, which we believe is superior to the incumbent's legacy network.

     Through our current use of Nortel's Proximity II Fixed Wireless Access technology, we are able to provide our customers quality voice service and 64 Kbps data speeds. We consider Fixed Wireless Access technology to be ideal for our residential and micro and small business customers. Internet Fixed Wireless Access technology provides our customers with always-on data connections with speeds up to 96 Kbps by using an Internet Protocol interface and dynamic timeslot assignments, which improves the data rates experienced by customers and also increases our network efficiency.

     Basic voice and data services are delivered over all of our access technologies. Advanced data services and internet access with data rates ranging from 64 Kbps to 2,048 Kbps require deployment of the additional equipment to support the customer's requirements. In general, the capabilities of the access technologies increase directly with the cost of the solution. Our hybrid access capability enables us to:

     o    provide a full range of voice, data and internet services;

     o    rapidly meet demand;

     o    penetrate specific target markets; and

     o scale the infrastructure deployed to market demand and individual customer requirements.

     This network infrastructure allows us to satisfy the requirements of diverse market segments while maintaining a low-cost position relative to our competition.

     Build-out strategy

     Our network is built on a modular basis. Once a region of opportunity has been identified and the decision to expand has been made, we build our network in tandem with our sales efforts within the region. This approach provides greater flexibility and minimizes the time lag between the incurrence of capital expenditures and the generation of service revenues. This model differs significantly from a traditional wireline network covering the same geographic area in which the vast majority of capital expenditures are incurred prior to obtaining customer subscriptions.

     Last-mile connectivity

     The last-mile connectivity portion of our network is comprised of a mix of wireless technologies as well as fiber optics for customers within our metropolitan fiber optics rings. Our access technology is determined by cost-effectiveness analysis, customer applications and availability of service. We use fixed wireless access to serve customers requiring between 1 and 9 lines
(POTS) in a single point of service. Point-to-multipoint is used for customers that require between 10 and 30 lines (POTS) and/or require low-speed (below 2,048 Kbps) dedicated private line accesses. Our point-to-point and fiber optics accesses are used for customers requiring digital trunks or dedicated private line accesses of more than 2Mbps. Hybrid solutions are being used in order to reach more customers by expanding service using copper, PDMX and multi-tenant solutions.

     Recently, we signed contracts with Telefonica Data de Mexico, a subsidiary of Telefonica de Espana, pursuant to which we will have the right to use capacity in Telefonica's long haul fiber infrastructure which is located between the northern border of Mexico and Mexico City. Telefonica Data de Mexico will have the right to use a pair of dark fibers in a portion of our metropolitan fiber rings. This agreement should enable us to reduce our long distance costs by shifting a portion of our traffic from other carriers' long distance infrastructure to our own network.

     Network backbone

     As of March 31, 2004, our network backbone consisted of 436 kilometers of metropolitan fiber optic rings in the cities where we have presence. Our network is comprised of several technologies such as fixed wireless access, point-to-point, point-to-multipoint, copper and fiber. Each city we currently reach is served by a Nortel DMS-100 digital switch which collects all calls originated and terminated in our network. We have geographically deployed 213 sites/Hubs (technology concentrators) in order to serve our target markets.

     Switching

     We use Nortel's DMS-100 digital switches to route traffic within each city. These switches are capable of handling up to approximately 100,000 lines in a modular basis. The switches are capable of providing analog lines, E1 digital lines, digital high speed data services, centrex services and operator assisted service. In addition, they can provide private clear-channel digital lines, data transmission and value-added services such as four digit dialing, conference, call back, caller ID, call waiting, hot line and hunt group among others.

     Operational support systems

     Since launching operations, we have implemented and integrated an information technology architecture that is based upon SAP software for enterprise resource planning, Kenan software for billing and an internally created customer relationship management system. These systems enable us to perform on-line sales and service provisioning. We have been able to manage customer requests, generate accurate bills and produce timely financial statements. We have also integrated Siebel's customer relationship management software into the core of our information technology architecture. These systems allow us to respond to customer requests with speed, quality and accuracy.

     We have also implemented an advanced network management system, which allows us to detect, diagnose and solve network problems in real time. This system is being expanded to integrate all network components in order to improve fault management and response times.

     In July 2003, we received authorization from the Mexican Federal Telecommunication Commission (COFETEL) to install and operate an international gateway, which allows us to establish interconnection agreements with other countries for incoming and outgoing traffic. By sending outbound traffic we will also have the right to receive incoming traffic. This mechanism is in accordance with the Rules of Proportional Return. Tariffs are applied to this international traffic in accordance with international settlement rates. See "--Interconnection--International Settlement."

Our Concessions

     We believe we have purchased sufficient spectrum to fulfill the capacity requirements of our business plan including the offering of broadband services to our customers. On June 17, 1996, we were granted concessions to offer local and long distance telephony services nationwide. We were also awarded a public telecommunications network concession for no fee, which has a term of 30 years and, subject to the satisfaction of certain conditions, is renewable for an additional 30-year period.

     In April, June and October of 1998, we were awarded several concessions to use and exploit the following frequency bands:

     o 60 MHz at 10.5 GHz, nationwide divided in 9 regions, for point-to-multipoint access;

     o 112 MHz at 15 GHz, nationwide, for point-to-point access and transport;

     o    100 MHz at 23 GHz nationwide for point-to-point access and transport;
          and

     o 50 MHz at 3.4 GHz, nationwide divided in 9 regions for local telephony using fixed wireless access technology.

     We paid a license fee of Ps. 569.7 million (in nominal pesos) for these spectrum licenses. Each of the spectrum licenses has a term of 20 years and may be renewed at our option for additional 20-year periods as long as we are in compliance with all of our obligations thereunder and as long as an agreement is reached on the new conditions set forth by the SCT.

     The concession expressly permits us to provide the following services:

     o    basic local telephony;

     o    nationwide long distance telephony;

     o the sale or lease of network capacity for the generation, transmission or reception of signs, signals, writings, images, voice, sounds or other information of any nature;

     o the purchase and lease of network capacity from other carriers, including the lease of digital circuits;

     o    value-added services;

     o    operator services;

     o data, video, audio and video conference services, except for cable or other restricted television, continuous music or digital audio services; and

     o    credit or debit telephone cards.

     We have the required regulatory authority to provide such services to Mexico's entire population. Some of our concessions require us to offer services in certain geographic areas where we are not currently offering services. We have, in the past, obtained waivers to such requirements. These waivers have expired and we have applied for the renewal of such waivers. We have been advised in writing by COFETEL that we are not in a situation contemplated in the Federal Telecommunications Law which may result in revocation of any of our licenses. We expect to maintain all of our concessions for each such geographic area where we do not presently offer our services. However, in the event that we were to lose our concessions for these areas where we do not presently offer our services, our concessions for the geographic areas where we do presently offer our services will not be adversely affected.

Interconnection

     In accordance with the Federal Telecommunications Law, all holders of concessions for the installation, operation and exploitation of public telecommunications networks are required to provide interconnection services to other holders of public telecommunications network concessions.

     All terms of interconnection (such as point of interconnection and interconnection fees) are negotiated between telecommunications concessionaires under COFETEL's supervision. Should telecommunications concessionaires be unable to agree on the terms of interconnection, including rates charged, after a certain period of negotiation, either concessionaire may request that COFETEL resolve any interconnection term at issue. Telecommunications concessionaires are prohibited from adopting discriminatory practices in the application of rates or any other terms of interconnection.

     In accordance with Mexican Telecommunications Regulations, we have established interconnection agreements as follows:

     Local interconnection

     We entered into an interconnection agreement with Telmex in March of 1999. This agreement included provisions concerning local switched interconnection, local non-switched interconnection, signaling, co-location and local transiting, and provided for an interconnection rate of US$0.00975 per minute. This interconnection agreement expired on December 31, 2003. However, its terms and conditions (including the interconnection rate) are automatically extended until the parties mutually agree to extend the agreement or execute a new interconnection agreement.

     In addition to Axtel-Telmex local interconnection agreements, we have established interconnection agreements with most of the local fixed carriers, such as Telefonos del Noroeste, S.A. de C.V. ("Telnor"), Alestra, S. de R.L. de C.V. ("Alestra"), Operadora Unefon, S.A. de C.V. ("Unefon") and Maxcom Telecomunicaciones, S.A. de C.V. ("Maxcom"). The terms and conditions for each agreement are similar to those established with Telmex. Although we have no local interconnection agreement with Avantel Servicios Locales, S.A. de C.V. ("Avantel") or with Megacable Comunicaciones de Mexico, S.A. de C.V. due to particular legal issues between those operators and COFETEL, traffic is exchanged and interconnected between us and those local carriers through transit agreements with Telmex.

     Pursuant to those local interconnection contracts, we have established "bill and keep" agreements. Under the "bill and keep" agreements, if the imbalance between calls originated by a local carrier (Maxcom, Alestra, Telmex, Unefon, Telnor, etc.) and terminated by us and calls originated by us and terminated by such local carrier during a given month does not exceed a predetermined percentage, then no interconnection fees are payable by the net user of interconnection services. If the imbalances are in excess of the predetermined percentage, which is 30% to date, then the net user must pay all interconnection fees related to calls originated by it in that period. The bill and keep agreements contain exceptions regarding internet traffic and long duration calls so that these will not affect the calculation of the permitted imbalance percentage. The prices and tariffs charged under these local interconnection agreements are denominated in US dollars and then converted into Mexican pesos based on monthly rates published by Banco de Mexico.

     Mobile interconnection

     We have reciprocal interconnection agreements with all-cellular providers, such as Telcel, Unefon, Iusacell and Telefonica Movil (including Cedetel and Pegaso PCS) within each of the local coverage areas in which we operate. As of March 2004, the interconnection fee with the cellular carriers was Ps.1.90 per minute for wireline to mobile interconnection under the "calling party pays" mode. For mobile to wireline calls, we receive US$0.00975 per minute from the mobile carrier.

     Long distance interconnection

     In our local operation, we have long distance interconnection agreements in place with major long distance carriers such as LADA (Telmex and Telnor Long Distance operation), Grupo Iusacell, Alestra, Marcatel, and Protel. Other long distance carriers transit traffic though Telmex. As of March 2004, the interconnection fee we receive from long distance carriers was US$0.00975 per minute.

     In our long distance operation, we have established agreements with local networks such as Maxcom, Telmex and Telnor. In addition to the interconnection rate described above, we may pay extra charges for our local interconnection with Telmex and Telnor.

     International settlement

     The international settlement rates that US carriers use to settle accounts with Mexican telecommunications companies are US$0.055 (Mexico City, Monterrey and Guadalajara), US$0.0850 (197 equal access cities) and US$0.1175 (non equal access cities) per minute as of March 2004.

     In 1996, COFETEL implemented the "Rules of Proportional Return" system for allocating international long distance calls for each Mexican carrier based upon the carrier's percentage of outbound international calls. The "proportional return" system may be eliminated or phased out in the future.

Customer Service

     A key element of our competitive strategy is to consistently provide reliable, responsive customer service. In order to achieve this goal, we have established a 24 hour/7 day a week customer service center for voice, data and internet services which is staffed by highly trained personnel. We have implemented a comprehensive training, testing and certification program for all staff that directly interacts with customers.

     We provide post-sales service on a nationwide basis through the following four operations:

     o Customer Service provides post-sales customer support, ranging from general information, additions, moves and changes to billing inquires and technical support.

     o Operator Services is a 24/7 operation providing directory assistance, wake-up calls, time of day, emergency calls and placing domestic and international long distance calls.

     o Repair Answer is our customer contact group that addresses and manages all customer trouble reports and provides on-line technical support and analysis.

     o Local Test analyzes and tests all trouble reports that are not resolved on-line by Repair Answer. This team is accountable for routing "in service" and "out of service" trouble reports to Repair Dispatch. Both Repair and Local Test work closely with our network maintenance center in order to monitor and fix network disruptions.

Billing and Collection

     We believe our billing and collection process is an important aspect of our competitive advantage.

     Our billing team receives and validates the call detail record from the network and bills customers on a monthly basis, typically within 14 days from the end of the billing period. During 2003, we have made significant improvements in shortening the billing process through internal improving efficiencies.

     An ongoing revenue assurance process which consists of reviewing the billing stream, payments and adjustments, as well as fraud detection and control has become part of our regular billing operation. This process has contributed to minimizing fraud and risk.

     To facilitate the reception of payments and to make the payment process convenient for customers, we have developed a number of payment reception channels. Some of these channels are:

     o    convenience stores;

     o    banks;

     o    Axtel MAPs (Axtel's Sales Points);

     o    website e-billing;

     o    supermarkets; and

     o automatic charges to credit cards, checking and debit accounts (upon customer approval).

     These channels provide easy and fast options for the customer to select the most suitable and convenient alternative for a prompt payment.

     To ensure customers pay on time, we use preventive tactics such as calls to remind customers that have failed to pay promptly on their previous payment due dates and call interception. Additional procedures involve suspension of long distance and cellular outgoing calling, suspension of outbound calling and total suspension of service.

     Past due accounts are turned over to external collections agencies 90 days after due date. Accounts are disconnected 180 days after due date. Prior to disconnection, we conduct a negotiation of the outstanding balance with the customer as part of our retention efforts oriented to provide alternate solutions payment programs. Alternatives include reconnection of the service under a pre-payment scheme with a payment schedule for the outstanding balance.

Competition

     We compete primarily in the local telephony services market on the basis of features, customer service and value. Our direct competitors are wireline and fixed wireless local telephony operators.

     We do not compete directly in the long distance market. Although we provide long distance service, we view such service as a part of our suite of products for our telephony customers. As a result, we currently do not offer our long distance service separately from our local telephony service.

     There may be opportunities for consolidation in the Mexican telecommunications industry. Although it is not the focus of our strategy, we intend to review and evaluate opportunities from time to time and, if an appropriate opportunity arises, we may pursue it through the strategic acquisition of assets or an acquisition of, or combination with, another company.

     Telmex. Our main local telephony competitor is Telmex, the former state-owned telecommunications monopoly. Telmex has significantly greater financial and other resources than we have and serves all of the cities and segments that we serve. In addition, Telmex has an established customer base which represents the vast majority of the wireline local telephony lines in Mexico.

     We interconnect with and use Telmex's network to service our own customers and we are dependent upon Telmex to meet certain telecommunications needs of our customers and to maintain our service standards. In addition, because Telmex is the dominant provider of local telephony services, a significant number of our customers maintain an ongoing relationship with Telmex. Telmex has a presence throughout Mexico and its established and long-standing customer base gives it a substantial competitive advantage. See "Risk Factors--Risks Relating to Axtel--We depend on Telmex for interconnection."

     We believe we are competing effectively against Telmex by providing fast-deployment infrastructure in underserved areas, and by providing value to customers through high quality customer service.

     Avantel. Avantel commenced operations in 1996 by providing only long distance telephony services to residential and business customers. In 2000, Avantel started to offer local service to some of its corporate customers. We believe we are competing effectively against Avantel by developing and offering to corporate customers customized telecommunications service packages, which include attractive pricing, additional product value and applications and access technologies to meet customer needs.

     Alestra. Alestra commenced operations in 1996, providing only long distance telephony services to residential and business customers. Like Avantel, in 2000, Alestra also started to offer local service to some of its corporate customers. We believe we are competing effectively against Alestra by developing and offering to corporate customers customized telecommunications service packages, which include attractive pricing, additional product value and applications and access technologies to meet customer needs.

     Maxcom. Maxcom commenced operations in 1999 targeting residential and business customers in the cities of Puebla, Mexico City and recently in Queretaro. It has deployed a wireline network in these cities and after four years of operations, its customer base has grown to approximately 140,000 lines. We currently compete in Puebla and Mexico City and we believe we compete effectively on the basis of outstanding customer service and price.

Properties

     All of our properties are located in Mexico. Our corporate headquarters are located in Monterrey, Mexico. Our Monterrey office consists of 39,779 square meters, and the lease on this property expires in 2015. We also own eight buildings throughout the six cities where we operate. These are the facilities in which we have installed our switches. We have over 200 towers on leased land throughout our service areas.

Employees

     As of March 31, 2004, all of our employees, except our executive officers and certain other managers, are members of one of two labor unions. We believe we have good relationships with our employees and their respective unions.

Legal Proceedings

     We are currently party to the following material legal proceedings:

     Metronet Dispute

     On October 2002, Metronet, S.A. de C.V. ("Metronet") filed an action against us in the Fourth Civil Court in Monterrey (Mexico). Metronet claims that we wrongfully terminated a letter of intent and is seeking payment for services and direct damages of approximately US$3.8 million, plus other expenses and attorneys' fees. The trial court ruled against us. This lawsuit, which we are vigorously defending, is currently in the appeal stage.

     Spectrasite Dispute

     In March 2002, Spectrasite Communications Mexico, S. de R.L. de C.V. ("Spectrasite Mexico") filed an action against us in the 30th Civil Court in Mexico City. Spectrasite Mexico is seeking recovery of a deposit in the amount of US$13.0 million that Spectrasite Mexico made with us in connection with a proposed sale-leaseback of towers. We, in turn, countersued Spectrasite Mexico and Spectrasite Communications Inc. for breach of contract in a related action. If the court rules against us, the deposit will have to be reimbursed as will Spectrasite Mexico's legal costs and expenses and any other applicable amounts considered direct damages in accordance with applicable Mexican laws. If the court rules in our favor, we may be able to retain the deposit and/or any other applicable amounts considered as direct damages in accordance with applicable Mexican laws, in addition to receiving payment of our legal costs and expenses. This lawsuit is in the discovery stage.

     Rendall Dispute

     On June 27, 2003, we and Telinor jointly filed an action against Rendall & Associates seeking a court pronouncement that neither of us owed any amounts to Rendall & Associates. Rendall & Associates seeks payment from Telinor of approximately US$3.0 million pursuant to an expired services agreement between Rendall & Associates and Telinor. We believe Rendall & Associates' allegations are without merit and that the court may find in our favor. This proceeding is in its initial stages.

     Shareholdings Disputes

     In connection with an increase in our capital, approved on February 28, 2003, Telinor was entitled to subscribe for a certain number of voting shares. The subscription agreement tendered to us by Telinor recited that Telinor had assigned to Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P. (collectively, "Blackstone") a portion of its subscription rights and that the voting shares representing that portion were to be subscribed for by Telinor, as a commercial agent for Blackstone, and issued in Telinor's name, for the account of Blackstone. As a result of the subscription, Series A voting shares were issued in Telinor's name. Subsequently, the portion of the voting shares issued in Telinor's name which Telinor had advised us it was subscribing for the account of Blackstone were exchanged for Series C voting shares. The record ownership of these Series C voting shares was placed in Blackstone's name. We and Telinor believe these actions were proper because Blackstone, as a non-Mexican investor, cannot hold our Series A voting shares. LAIF X sprl , a holder of Series C voting shares, asserts that it would own a majority of the Series C voting shares absent Blackstone's ownership of Series C voting shares, and disputes the validity of what it characterizes as the issuance of Series C voting shares to Blackstone, based on what LAIF X sprl asserts was an impermissible conversion of Series A voting shares into Series C voting shares. LAIF X sprl also asserts that Blackstone's holding of Series C voting shares is invalid and that our current board of directors was not properly constituted because the directors representing the Series C shareholders, elected with Blackstone's vote, were not properly elected. The subscription agreement submitted to us by LAIF X sprl states that Worldtel Mexico Telecom Limited ("WorldTel") assigned its subscription rights to participate in the capital call to its direct shareholders, among which LAIF IV Ltd. was an assignee. It also states that LAIF IV Ltd. thereafter re-assigned its rights to subscribe its pro-rata share of Axtel shares to LAIF X sprl, which in turn subscribed and paid for some of our shares arising out of the capital call. Prior to such subscription and payment for Axtel shares by LAIF X sprl, Telinor had subscribed and paid in full the entire capital call, subject to WordlTel's exercise of pre-emptive rights. As a consequence of LAIF X sprl's subscription, we refunded to Telinor the amount paid by LAIF X sprl.

These disputes have evolved as follows:

     (i) In October 2003, LAIF X sprl filed a petition before the trial court located in Monterrey (Mexico), seeking preliminary injunctive relief consisting of an order to suspend the effectiveness of the resolutions adopted during the meeting of our shareholders held on October 9, 2003, with respect to the appointment of members of our board of directors by the holders of Series C shares, pending the resolution of the dispute through the dispute resolution process set forth in our bylaws. The trial court dismissed this action and the State Superior Court of Appeals (Sala Novena Civil) confirmed such dismissal. LAIF X sprl may still request the review of this decision by a Federal Court.

     (ii) In December 2003, LAIF X sprl invoked the dispute resolution process in our bylaws and filed a demand for arbitration before the International Centre for Dispute Resolution of the American Arbitration Association against Axtel, Telinor and Blackstone (referred to collectively herein as the respondents). Each of the respondents submitted on time its answer to the demand for arbitration. This proceeding is in its initial stages; each of the claimants and respondents has selected one arbitrator, and the International Centre for Dispute Resolution is in the process of selecting the president of the arbitration tribunal. In this arbitration proceeding, LAIF X sprl seeks, among other things, the following relief: (a) an interim order preventing Axtel from taking, without LAIF X sprl's express written consent, any action that under our bylaws is subject to the approval of the holders of the majority of the Series C voting shares or the approval of at least one of our Series C directors; (b) a declaration that the alleged transfer of Series A voting shares to Blackstone and their alleged conversion into Series C shares was not in full compliance with our bylaws; (c) an order to nullify the Series C shares issued to Blackstone; (d) a declaration that the election of our board of directors on October 9, 2003 was conducted in breach of our bylaws; (e) an order to remove our current board of directors as appointed on October 9, 2003; and (f) damages in an unspecified amount.

    (iii) In January 2004, Telinor filed a lawsuit in Monterrey (Mexico) against LAIF IV Ltd., LAIF X sprl and Axtel. In this lawsuit, Telinor is challenging the validity of a re-assignment of preferential subscription rights by LAIF IV Ltd. in favor of LAIF X sprl, and as a consequence thereof, the subscription of shares made by LAIF X sprl. If the court rules in favor of Telinor, the re-assignment of preferential subscription rights by LAIF IV Ltd. in favor of LAIF X sprl may be judicially declared invalid, LAIF X sprl's status as a shareholder of Axtel may be revoked, and the shares subscribed by LAIF X sprl may be judicially allocated to Telinor.

     (iv) In February 2004, LAIF X sprl filed a petition against the respondents before the United States District Court, Southern District of New York, in order to (a) compel the respondents to arbitrate any and all disputes with LAIF X sprl arising directly or indirectly out of our bylaws, and (b) to obtain injunctive relief and enjoin the respondents from commencing or pursuing any lawsuit against LAIF X sprl (its affiliates, employees, officers, and agents) arising directly or indirectly out of our bylaws in any jurisdiction without a prior determination by the arbitration tribunal that such action would indeed be outside the scope of its jurisdiction. On March 1, 2004, the injunctive relief sought by LAIF X sprl was denied as to Axtel and Blackstone with the consent of LAIF X sprl; and on March 8, 2004, it was denied as to Telinor in all respects. On March 26, 2004, LAIF X sprl appealed the District Court's order as to Telinor before the United States Court of Appeals for the Second Circuit.

     (v) In March 2004, LAIF X sprl submitted to the International Centre for Dispute Resolution an amendment to its demand for arbitration requesting additional relief consisting of a declaration that, pursuant to our bylaws, LAIF X sprl is a legitimate shareholder of Axtel. On April 7, 2004 we filed our answer and defenses to the amendment to the demand.

Enforceability of Civil Liabilities Against Foreign Persons

     We and our subsidiaries are variable capital corporations (sociedades anonimas de capital variable) organized under the laws of Mexico, and are headquartered, managed and operated outside of the United States (principally in Mexico). Most of our directors and all of our officers reside in Mexico. All or a substantial portion of our assets and the assets of most of our directors and all of our officers are located outside of the United States (principally in Mexico). As a result, it may not be possible for the investors or holders of the notes to effect service of process outside of Mexico or within the United States upon us or such persons, or to enforce a judgment obtained in the United States against us or them outside of Mexico or in the United States courts that is based on the civil liability provisions under laws of jurisdictions other than Mexico including the federal and state securities laws or other laws of the United States.

     We have been advised by our special Mexican counsel, D&A Morales y Asociados, S.C., that no treaty is in effect between the United States and Mexico calling for the mutual recognition and enforcement of their respective judgments. The recognition by Mexican courts of a judgment rendered in the United States is usually done under the principle of reciprocity, which means that Mexican courts would reexamine judgments rendered in the United States if such foreign country would reexamine Mexican judgments. Mexican courts may enforce judgments rendered in the United States through a homologation procedure consisting of the review by such Mexican courts of the foreign judgment to ascertain whether certain requirements of due process, reciprocity and public policy have been complied with, without reviewing the merits of the subject matter of the case. A judgment rendered in the United States may or need not be recognized if, among others:

     o the foreign court did not have jurisdiction over the subject matter in a manner that is compatible with or analogous to Mexican laws or the subject matter is within the exclusive jurisdiction of Mexican courts,

     o the judgment was rendered under a system which does not provide procedures compatible with due process requirements,

     o    enforcement of the judgment would be contrary to public policy,

     o the defendant did not receive adequate personal notice in sufficient time to defend itself,

     o    the judgment is not final in the rendering state,

     o    the judgment conflicts with another final judgment, or

     o    there is no reciprocity with the rendering state.

     Furthermore, there is doubt as to the enforceability, in actions originated in Mexico, of liabilities based in whole or in part on the United States federal or state securities laws, and as to the enforceability of judgments obtained in the United States in actions based in whole or in part on the civil liability provisions of United States federal or state securities laws.

                                   Management

     Our Board of Directors is comprised of ten members. Subject to certain provisions of the corporate bylaws, the Series A shareholders have the right to appoint up to six directors, the Series C shareholders have the right to appoint up to four directors and the holders of the majority of Series N shares have the right to appoint one independent Series N director. The directors of each series of shares may be elected at our ordinary general meeting of shareholders or at special meetings of holders of each series of shares. All board members hold their positions indefinitely, unless they resign or are removed by the shareholders. Under the Mexican Companies Law, we are required to have one statutory auditor, who is elected by our shareholders at the ordinary general shareholders meeting. Our statutory auditor is Gerardo Gonzalez Rodriguez and his alternate is Ricardo Gonzalez Villarreal. As statutory auditor, his primary role is to report to our shareholders at the annual ordinary shareholders meeting regarding the accuracy and sufficiency of, and reasonable basis for, the financial information presented to the shareholders by the Board of Directors.

         The following table presents information concerning our current directors and executive officers:

Name                                           Age                           Position
-------                                       -----                          ---------
Tomas Milmo Santos......................       39     Chairman, Series A Director and Chief Executive Officer
Patricio Jimenez Barrera................       38     Chief Financial Officer
Andres Velazquez Romero.................       38     Mass Market Executive Director
Samuel Lee Belmonte.....................       38     Business Market Executive Director
Ivan Alonso Hernandez...................       39     Chief Technology Officer
Rafael Garza Blanc......................       55     Human Resources Vice President
Tomas Milmo Zambrano....................       68     Series A Director
Alberto Santos de Hoyos.................       62     Series A Director
Lorenzo Zambrano Trevino................       59     Series A Director
Alberto Garza Santos....................       39     Series A Director
Hector Medina Aguiar....................       52     Series A Director
Everett J. Santos(1)....................       63     Series C Director
Bertrand Guillot(1).....................       40     Series C Director
Iain Aitken(1)..........................       48     Series C Director
Lawrence H. Guffey(1)...................       35     Series C Director
Gabriel Montana(1)......................       33     Series C Alternate Director(3)
Patricio D'Apice(1).....................       33     Series C Alternate Director(3)
Benjamin Jenkins(1).....................       32     Series C Alternate Director(3)

-------------------------------------------------------------------
(1)   See "Business--Legal Proceedings--Shareholdings Disputes."

(2) The role of the alternative director is to perform the role of the primary director if the primary director is not in attendance.

         Set forth below is a brief description of our directors and executive officers:

         Tomas Milmo Santos has held the position of Chief Executive Officer of Axtel since 1994 and Series A Director since October 1997. Mr. Milmo was also appointed Chairman of the Board of Directors in October 2003. Prior to joining Axtel, Mr. Milmo worked at Carbonifera de San Patricio, S.A. de C.V., a medium-sized mining company in Mexico. In 1988 he was named CEO of that same company, holding this post until 1990, when he founded and became CEO of Milmar, S.A. de C.V., a housing development company that developed and sold over 10,000 homes between 1990 and 1993. He is a member of the Board of Directors of Telinor Telefonia, S. de R.L. de C.V., Cemex, S.A. de C.V. and Universidad de Monterrey. Mr. Milmo holds a degree in Business Economics from Stanford University.

         Patricio Jimenez Barrera has held the position of Chief Financial Officer of Axtel since January 1998. Prior to joining Axtel, Mr. Jimenez held a variety of finance-related positions, including an investment banker while at Invermexico Casa de Bolsa, a corporate treasurer while at Grupo Cydsa, S.A. and an investment banker, international treasurer, financing and correspondent banker while at Banca Serfin, S.A. (Mexico's third largest bank). Immediately prior to joining Axtel, Mr. Jimenez was responsible for the International Division at Banca Serfin, S.A. He is a member of the board of Seguros Banorte Generali and Pensiones Banorte Generali. Mr. Jimenez is a CPA and holds a degree from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

         Andres Velazquez Romero has held the position of Mass Market Executive Director of Axtel since May 2002. Prior to his present position, Mr. Velazquez held the Treasurer and Administrative Director positions at Axtel. Mr. Velazquez has been responsible for treasury, risk management, credit lines, funding structure and foreign exchange for a number of banking institutions. Prior to joining Axtel, he was the COO in charge of the Banca Serfin International Agency in New York. Mr. Velazquez holds a degree in Economics from the ITAM in Mexico City.

         Samuel Lee Belmonte has held the position of Business Market Executive Director of Axtel since May 2002. Prior to his present position, Mr. Lee held the Engineering Director position at Axtel. Mr. Lee has 17 years of experience in operations and telecommunications areas. He has been responsible for the technical support of large national companies. Prior to joining Axtel, he was Product Development Director with Iusacell. Mr. Lee holds a B.S. degree in Electronic Systems Engineering and an M.B.A.

         Ivan Alonso Hernandez has held the position of Technology Vice President of Axtel since May 2002. Prior to his present position, Mr. Alonso held the Information Technology and Business Process Director positions at Axtel. Mr. Alonso has over 17 years experience in information technology and telecommunications areas with various companies, including Copamex Services & Real Estate Division. He has also collaborated with financing institutions including Banco del Atlantico & Banpais, with responsibility for the telecommunications group of its Northeast Division. Mr. Alonso holds a B.S. degree in Electronics and Communications Engineering from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

         Rafael Garza Blanc has held the position of Human Resources Vice President of Axtel since July 1997. Prior to his present position, Mr. Garza Blanc has held the Administrative and Human Resources Vice President positions at Axtel. Mr. Garza Blanc has 26 years experience in business. His career with Conductores Monterrey (now Xignux), one of the main copper-wiring producing companies in Latin America, evolved from being a plant engineer to becoming the company CEO. His background includes consulting activities in various firms. Mr. Garza holds a degree in Electrical Engineering and an M.B.A.

         Tomas Milmo Zambrano has been a Series A Director of Axtel since October 1997 and held the position of Chairman of the Board of Directors from October 1997 until 2003. Mr. Milmo Zambrano was founder and Chairman of Grupo Javer S.A. de C.V., one of the largest housing development companies in Mexico, and of Incasa, S.A. de C.V., one of the largest aggregate producers in Mexico. He was also Chairman and CEO of both Carbonifera de San Patricio S.A. de C.V. and Carbon Industrial, S.A. de C.V., medium-sized mining companies in Mexico. He was a Director of Cemex, S.A. de C.V. until 1996.

         Alberto Santos de Hoyos has been a Series A Director of Axtel since October 1997. Mr. Santos is a director of Banco de Mexico (regional), Grupo Cydsa, S.A., Sigma Alimentos and Seguros Comercial America. He has been Senator and Representative of the Mexican Congress; President and Vice-President of the Camara de la Industria de Transformacion de Nuevo Leon; Vice-President of the Mexican Confederacion de Camaras Industriales (CONCAMIN); and President of the Comision de Productos Basicos of CONCAMIN; President of the Camara Nacional de la Industria Azucarera y Alcoholera. Mr. Santos has also been Chairman of the Board, CEO and director of Gamesa. Mr. Santos holds a degree in Business Administration from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

         Lorenzo Zambrano Trevino has been a Series A Director of Axtel since October 1997. Mr. Zambrano is the Chairman of the Board and CEO of Cemex, S.A. de C.V. He is also the Chairman of the Boards of Directors of the Instituto Tecnologico y de Estudios Superiores de Monterrey and the Americas Society. He is a member of the Executive Committee of Grupo Financiero Banamex Accival, S.A. de C.V. and the Salomon Smith Barney International Advisory Board. In addition, he is a member of the Board of Directors of Coca Cola Femsa, S.A. de C.V. and

Televisa, S.A. He is also a member of the Advisory Council to the Stanford Graduate School of Business, the Museo de Arte Contemporaneo and the US-Mexico Commission for Educational and Cultural Exchange. Mr. Zambrano holds a B.S. degree in Mechanical Engineering from the Tecnologico de Monterrey and an M.B.A. from Stanford University.

Alberto Garza Santos has been a Series A Director of Axtel since
October 2003. Mr. Garza is the founder and Chairman of the Board of Promotora del Viento, S.A de C.V., a company dedicated to wind power in Mexico. He is also founder and Chairman of the Board of Promotora Ambiental, S.A. de C.V. (PASA), a leading waste management company in Mexico. Mr. Garza has engineered PASA's growth through multiple acquisitions, local unit start-ups, municipal concessions and the development of world-class landfills, including Mexico's first five privately owned landfills. In 2002, he positioned PASA as PEMEX's waste services provider of choice, winning various large, multiyear contracts. Mr. Garza is also a member of the Board of Maquinaria Diesel (MADISA), Desarrollo Inmobiliario Delta and Gemini. He holds a degree in Business Administration from the Instituto Tecnologico y de Estudios Superiores de Monterrey and a B.A. degree in Political Science from Southern Methodist University.

         Hector Medina Aguiar has been a Series A Director of Axtel since October 2003. Mr. Medina is the Executive Vice-President of Planning and Finance of Cemex, S.A. de C.V. and responsible for worldwide strategic planning and finance. Mr. Medina is a graduate of the Instituto Tecnologico y de Estudios Superior de Monterrey with a degree in Chemical Engineering. He also holds an M.S.C. degree in Management from the University of Bradford Management Center in England and an M.S. degree from the Escuela de Organizacion Industrial in Spain.

         Everett J. Santos has been a Series C Director of Axtel since October 2003 and had previously held the position of Series C Director from October 1997 to December 1998. Mr. Santos is the Chief Executive Officer of the Latin America Group of Emerging Markets Partnership and principal advisor of the AIG-GE Capital Latin American Infrastructure Fund. Mr. Santos is also the Co-Founder and Chairman of the Latin American Venture Capital Association (LAVCA). From 1992 to 1995, Mr. Santos was director of infrastructure investments of the International Finance Corporation (IFC) of the World Bank Group. While at the World Bank, he was also a director for Latin America and the Caribbean for the IFC. Prior to joining the World Bank Group, Mr. Santos was a capital markets consultant with the US Agency for International Development in Brazil and with the Venezuelan National Securities Commission, and he also has worked with the US Securities and Exchange Commission.

         Bertrand F. Guillot has been a Series C Director of Axtel since October 2003. Mr. Guillot is the director of the Private Equity Latin America Group of AIG Global Investment Corp. He is also co-founder of WestNord, an investment bank boutique specializing in debt and equity raising for projects and mergers and acquisitions. Previously, he was the Director, Media & Telecom Project Finance Head, Senior Vice President and Relationship Management Head of ANZ Investment Bank. He was also the vice-president of the Telecom Unit Head within the Project Finance Group of Citibank N.A. He has been directly involved in private equity and project finance in emerging markets for the past 10 years. Mr. Guillot studied in Paris, London and Madrid. He holds a Baccalaureat in Economics and an International Finance degree from the European Business School.

         Iain Aitken has been a Series C Director of Axtel since October 2003. Mr. Aitken is a Senior Advisor at Soros Private Funds Management LLC, focusing primarily on private equity transactions. Prior to joining Soros in September 2000, Mr. Aitken was engaged in his private consultancy practice, advising clients on restructuring and real estate matters. From 1991 to 1999, Mr. Aitken served as a Senior Vice President of ABN AMRO Bank N.V., one of the world's largest financial institutions, engaged in real estate and corporate debt restructuring. Previously, he served in a number of corporate banking positions in New York with the European American Banking Corporation (EABC), an investment company representing a consortium of European Banks, including ABN. Mr. Aitken was seconded to EABC having served in London with the International Division of Midland Bank PLC, another consortium member. Mr. Aitken is currently a director of Hainan Airlines Co., Limited (China), UniMark Group Inc. (US), Batavia Investment Fund Limited, Mustcom Limited, Philippine Discovery Investment Company Ltd. He holds a B.A. degree in Monetary Economics from the University of Stirling in Scotland.

         Lawrence H. Guffey has been a Series C Director of Axtel since October 2003. Mr. Guffey had served as Series A Director from May 2000 through October 2003. Mr. Guffey is also a Senior Managing Director in the Private Equity group of Blackstone. Mr. Guffey has led Blackstone's efforts in virtually all media and communications-related investments and has day-to-day responsibility for management of Blackstone Communications Advisors.

Since joining Blackstone in 1991, Mr. Guffey has been involved in the execution of Blackstone's investments in Axtel, Bresnan Communications, Centennial Communications Corp., Crowley Wireless (Salmon PCS), CommNet Cellular, CTI Holdings, Encoda Systems (a LiveWire Media company), iPCS, Iusacell, LiveWire, PaeTec, TWFanch-one, TWFanch-two, Universo Online and US Radio. Before joining Blackstone, Mr. Guffey worked in the Acquisitions Group at Trammell Crow Ventures, the principal investment arm of Trammell Crow Company. He currently serves as a director of Centennial Communications, Encoda Systems, Orcom and FiberNet. Mr. Guffey holds a degree from Rice University.

         Gabriel A. Montana has been a Series C Alternate Director of Axtel since June 2002. Mr. Montana is an Investment Officer with Emerging Markets Partnership, principal adviser to the AIG-GE Capital Latin American Infrastructure Fund (Fund). Since joining in 2000, Mr. Montana has worked in the telecommunications sector, managing Fund's activities and portfolio companies in fixed and mobile telephony, cable and broadband. Previously, Mr. Montana was a senior consultant with KPMG's finance practice, where he worked on profitability, strategic cost management and valuation assignments within different industries in the United States. He has also worked with Toyota and Renault in Latin America. Mr. Montana has a B.S. degree in Mechanical Engineering from Universidad de Los Andes and an M.B.A. from Georgetown University.

         Patricio D'Apice has been a Series C Alternate Director of Axtel since October 2003. Mr. D'Apice is manager of the Private Equity Latin America Group of AIG Global Investment Corp. Mr. D'Apice is also an alternate director of one of the leading Mexican pay TV companies. He has six years of experience in private equity funds in Latin America, with AIG, HSBC Bank, the leading Argentine private bank Banco Galicia, and the Argentine media conglomerate La Nacion. Previously, he had been a Business Officer at the Argentine consulting and merchant banking firm Orlando J. Ferreres & Asociados for four years. He specialized in business plan development, restructuring, mergers and acquisitions and market research for companies like Perez Companc (now Petrobras), Coca Cola, Scania and YPF (now Repsol YPF). Mr. D'Apice is also founding partner of Sobregolf S.A., a software and services company with operations in Argentina and Chile. He was also financial advisor of two telecommunication projects, for the design and financing of their business plans. Mr. D'Apice holds a degree in Economics from the Universidad de Buenos Aires and a Masters degree in Finance from the Universidad del CEMA.

         Benjamin Jenkins has been a Series C Alternate Director of Axtel since October 2003. Mr. Jenkins is a Principal in the Private Equity group of Blackstone. Since joining Blackstone in 1999, Mr. Jenkins has been involved in the execution of Blackstone's investment in Axtel and has evaluated numerous industrial and communications investments. Previously, Mr. Jenkins was an Associate at Saunders Karp & Megrue. Prior to that, Mr. Jenkins worked in the Mergers & Acquisitions Department at Morgan Stanley & Co. Mr. Jenkins holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School.

                             Principal Shareholders

         Mexican law limits foreign ownership of those companies, like ours, owning certain telecommunications concessions to 49% of the voting stock of such companies. The following table sets forth each owner of 5% or more of our voting stock:

                                               Number of            Number of
                                                Series A             Series C             Total
                                                 Shares               Shares           Percent of           Percent
                                              Beneficially         Beneficially        Outstanding         of Voting
              Shareholders                       Owned                Owned             Shares(1)           Shares
---------------------------------------      --------------        --------------     -------------        -----------
                                                    (millions of shares)                            (%)
Telinor Telefonia, S. de R.L. de
   C.V.(2)(3).......................             1,253.2                 --                53.0               58.5
LAIF X sprl (affiliate of AIG-GE
   Capital Latin American
   Infrastructure Fund L.P.)(4)(6)..                --                  336.0              14.3               15.7
The Blackstone Group(5)(6)..........                --                  298.0              11.7               13.9
Tapazeca Sprl (affiliate of The
   Soros Group)(7)..................                --                  122.0               5.0                5.7
All directors and executive officers
   as a group (five persons)(8)......            1,253.2                298.0              64.7               72.4

-------------------------------------------------------------------
(1) Nortel Networks Limited owns 250.8 million "N" shares, representing 9.9% of our outstanding shares. The holder of the majority of the Series "N" shares (which is currently Nortel Networks Limited) has the right to elect one independent Series "N" and up to one alternate director.

(2) "A" shares held by Telinor Telefonia, S. de R.L. de C.V. may be deemed to be beneficially owned by Tomas Milmo Santos, Alberto Santos de Hoyos, Tomas Milmo Zambrano and Lorenzo Zambrano Trevino, as each is a director of Telinor.

(3) Also owns 88.5 million "N" shares. The business address of Telinor Telefonia, S. de R.L. de C.V. is Ave. Vasconcelos 210 Ote Piso 12. Colonia Residencial San Agustin, Garza Garcia, N.L. 66280.

(4) Also owns 25.3 million "N" shares. The business address of LAIF X sprl is 13A Avenue de Tervuren 1040 Brussels, Belgium.

(5) Includes 238.0 million "C" shares owned by Blackstone Capital Partners III Merchant Banking Fund L.P., 43.2 million "C" shares owned by Blackstone Offshore Capital Partners III L.P. and 16.4 million "C" shares owned by Blackstone Family Investment Partnership III L.P. The business address of the Blackstone entities is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

(6)      See "Business--Legal Proceedings--Shareholdings Disputes."

(7) Also owns 4.5 million "N" shares. The business address for Tapazeca Sprl is Avenue Louise 331-333 B-1050, Brussels, Belgium.

(8) Includes shares attributable to Telinor because of the directorships of Tomas Milmo Santos, Alberto Santos de Hoyos, Tomas Milmo Zambrano and Lorenzo Zambrano Trevino and includes shares attributable to Blackstone because of the directorship of Lawrence H. Guffey.

          Certain Relationships and Related Transactions

Shareholders Agreement

         On October 6, 1997, we and our initial shareholders Telinor Telefonia, S. de R.L. de C.V., Bell Canada International (Mexico Telecom) Limited and Worldtel Mexico Telecom Ltd (the "Initial Shareholders") entered into a shareholders agreement (the "Shareholders Agreement"). Soon after, Bell Canada International Inc. also agreed to be bound by such Shareholders Agreement.

         This Shareholders Agreement includes provisions related to, among others, (i) the form of the Bylaws to be agreed upon and formalized among the Initial Shareholders, (ii) their initial capital contributions, (iii) the designation of members to our board of directors, (iv) certain restrictions on transfers of shares, (v) pre-emptive rights, (vi) transfers to permitted assignees, (vii) tag-along rights and (viii) rights of first offer.

         As a consequence of the capital call of February 28, 2003, the Initial Shareholders and Bell Canada International Inc. were materially and significantly diluted.

         On February 28, 2003, the Extraordinary Meeting of Shareholders of Company resolved that in the event of any inconsistency between the Shareholders Agreement and our current Bylaws, the Bylaws will prevail.

Secondment and Technical Services Agreement

         Simultaneously with the execution of the Shareholders Agreement, we entered into a Secondment Agreement and a Technical Services Agreement with Bell Canada International Inc., whereby Bell Canada agreed to provide us personnel with expertise in telecommunications, as well as engineering, operations, and other services. Such agreements provided for fixed and variable payments to be made by us to Bell Canada from time to time. Between 1997 and 2002, we paid Bell Canada US$11.7 million in fees for services rendered.

         On May 30, 2003, we entered into a termination agreement with Bell Canada International Inc. and Bell Canada International (Mexico Telecom) Limited for the termination of the Secondment Agreement and the Technical Services Agreement and the granting of mutual releases between the parties with respect to any and all outstanding obligations under or arising out from the Secondment Agreement, the Technical and Assistance Agreement, the Shareholders Agreement, and from any shareholder, creditor or commercial relationship between the parties. Such termination agreement provides for our payment to Bell Canada of US$13.2 million as a full and complete satisfaction of any obligation by us to pay any amounts under the Secondment Agreement and the Technical Services Agreement. All amounts owed to Bell Canada were paid in full in December 2003.

Supply Contracts and Financing Agreement

         During 1998 and 1999, we entered into several supply and services contracts with Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V., for the provision of equipment and related services for the building of our network. The equipment provided under such contracts include Fixed Wireless Access, Transmission, Switch, Internet Services Routing Platform, Last Mile SDH Fiber Optic Electronics, Last Mile Point-to-Point Microwave, PDMX, and the installation of Fiber Optic Materials.

         In June 1999, we entered into a Finance Agreement with Toronto Dominion (Texas), Inc. as administrative and collateral agent, and Nortel Networks Limited as lender, for the principal amount of US$455.0 million, for the financing of equipment and services provided under the supply contracts. Such finance agreement was amended and restated on June 18, 2001, with Nortel Networks Limited, as administrative agent, Toronto Dominion, as collateral agent, and Nortel Networks Limited, as lender.

         On March 20, 2003, we entered into a Restructuring Agreement with Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. for the restructuring of the current outstanding liabilities and indebtedness arising from the Amended and Restated Finance Agreement and the Supply and Services Contracts. Such Restructuring Agreement provided for (i) our payment to Nortel Network of US$125.2 million; (ii) our subscription of a promissory note and a facility agreement in the principal amount of US$24.2 million; (iii) the termination and settlement of the Supply and Services Contracts and the granting of mutual releases of all obligations and liabilities under or arising out of such Supply and Services Contracts; and (iv) the restructuring of the Amended and Restated Finance Agreement and the granting of mutual releases of all obligations and liabilities under or arising out of such Finance Agreement.

         During 2002, we paid Nortel Networks US$32.4 million for services and equipment they provided to us. In March 2003, we also restructured our commercial relationship with Nortel Networks whereby all of the previous supply agreements and service contracts we had with Nortel Networks were canceled and we entered into five new agreements, which are briefly described as follows:

         o Purchase and License Agreement among us, Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. regarding the supply of fixed wireless access equipment and certain services related thereto. On December 23, 2003, Airspan Communications Limited ("Airspan") acquired Nortel's fixed wireless access business, assuming Nortel's rights and obligations under this agreement. We are Airspan's primary customer for their fixed wireless access technology. We have a contingent license from Airspan to produce such technology ourselves or through a third party (see below).

         o Technical Assistance Support Services Agreement for fixed wireless access equipment, between us and Nortel Networks UK Limited pursuant to which the latter will provide technical support services for our fixed wireless access platform. On December 23, 2003, Airspan acquired Nortel's fixed wireless access business, assuming Nortel's rights and obligations under this agreement.

         o Purchase and License Agreement for non-fixed wireless access equipment, among us, Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. regarding the provision of non-fixed wireless access equipment, such as switches and electronic equipment and certain services related thereto.

         o Technical Assistance Support Services Agreement for non-fixed wireless access equipment, between us and Nortel Networks de Mexico, S.A. de C.V. pursuant to which Nortel Networks will provide technical assistance support services for our switch and SDH platform and other non-fixed wireless access equipment supplied by Nortel Networks.

         o Fixed Wireless Access Technology License Agreement entered into between us and Nortel Networks Limited pursuant to which Nortel Networks granted to us a contingent license to produce and manufacture the fixed wireless access products ourselves or contract a third party to produce such fixed wireless access products. On December 23, 2003, Airspan acquired Nortel's fixed wireless access business, assuming Nortel's obligations under this agreement.

Other Transactions

o In March 1999, we and GE Capital Fleet Services de Mexico, S. de R.L. de C.V. (a subsidiary of one of the investors in one of our shareholders) entered into a lease agreement for the lease of our fleet vehicles. During the year ended December 31, 2003, we paid GE Capital US$1.0 million in rental payments under these leases.

o In March and May 2000, we and Gemini, S.A. de C.V. (a company controlled by one of the investors in one of our shareholders) entered into lease agreements for the lease of land and property on which our corporate offices and a switch are located. During the year ended December 31, 2003, we paid Gemini US$1.9 million in rental payments under these leases.

o In August 2002, we and Neoris de Mexico, S.A. de C.V. (a consulting firm indirectly controlled by certain shareholders of Telinor) entered into a professional services agreement for the provision of technical assistance to us with respect to a customer care platform. During the year ended December 31, 2003, we paid Neoris approximately US$0.1 million in fees for services.

o In April 2002, we and Instalaciones y Desconexiones Especializadas, S.A. de C.V. (a company controlled by the son of Alberto Santos de Hoyos, one of the investors in one of our shareholders) entered into a services agreement for the provision of installation services with regard to customer premise equipment. During the year ended December 31, 2003, we paid them approximately US$0.4 million in fees for services.

o The Blackstone Group advised us in connection with the Restructuring Agreement dated as of March 20, 2003 that we entered into with Nortel Networks and Toronto Dominion. We paid the Blackstone Group US$5.6 million in fees under this agreement.

                 Description of Other Indebtedness

         The following is a description of our other indebtedness.

Banorte Letter of Credit Facility

         We entered into a $6.5 million letter of credit facility in March 2003 with Banorte to finance the purchase of equipment. As of March 31, 2004, we had reimbursement obligations of $4.9 million relating to letters of credit that had been drawn. This facility is renewed annually and we pay customary issuance and acceptance fees. This indebtedness is secured by all of our assets including our concessions and licenses.

HP Operations Unsecured Promissory Notes

         We signed promissory notes for an aggregate amount of US$2.7 million in favor of HP Operations Mexico S. de R.L. de C.V. The term of the notes is for 3 years accruing at an interest rate of 10%. Principal and interests are payable on a monthly basis. The outstanding balance is US$2.4 million.

The Capita Corporation Mexico Financial Leasing

         We have entered into financial leasing agreements with The Capita Corporation Mexico to finance the purchase of infrastructure. The aggregate outstanding amount as of March 31, 2004 is approximately US$0.8 million.

                 Description of the Exchange Notes

         We issued the outstanding notes and will issue the exchange notes (unless the context otherwise requires, for purposes of this section, the "Notes" shall be deemed to refer collectively to the outstanding and any exchange notes) under an Indenture (the "Indenture") among itself, the Subsidiary Guarantors and The Bank of New York, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

         Certain terms used in this description are defined under the subheading "--Certain Definitions." In this description, the word "Company" refers only to AXTEL, S.A. de C.V. and not to any of its subsidiaries.

         The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as holders of these Notes. You may request copies of these agreements at our address set forth under the heading "Where You Can Find More Information."

         The form and terms of the exchange notes are the same in all material respects as the form and terms of the outstanding notes, except that the exchange notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer. The outstanding notes have not been registered under the Securities Act and are subject to transfer restrictions.

Brief Description of the Exchange Notes

         These Notes:

o        are unsecured senior obligations of the Company;

o are senior in right of payment to any future Subordinated Obligations of the Company;

o        are guaranteed by each Subsidiary Guarantor; and

o are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Principal, Maturity and Interest

         The Company will issue the Notes initially with a maximum aggregate principal amount of US$175 million. The Company will issue the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on December 15, 2013. Subject to our compliance with the covenant described under the subheading "--Certain Covenants--Limitation on Indebtedness," we are entitled to, without the consent of the holders, issue more Notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the Notes being offered hereby in an unlimited aggregate principal amount (the "Additional Notes"). The Notes and the Additional Notes, if any, provided that such Additional Notes are treated as fungible with the Notes for US Federal income tax purposes, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Exchange Notes," references to the Notes include any Additional Notes actually issued.

         Interest on these Notes will accrue at the rate of 11% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2004. We will make each interest payment to the holders of record of these Notes on the immediately preceding June 1 and December 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

         Interest on these Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Optional Redemption

         Except as set forth below, we will not be entitled to redeem the Notes at our option prior to December 15, 2008.

         On and after December 15, 2008, we will be entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

Period                                            Redemption Price
------                                            -----------------
2008.................................                 105.500%
2009.................................                 103.667%
2010.................................                 101.833%
2011 and thereafter..................                 100.000%

         Prior to December 15, 2006, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued prior to the redemption date at a redemption price (expressed as a percentage of principal amount) of 111%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that

         (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

         (2) each such redemption occurs within 75 days after the date of the related Equity Offering.

Selection and Notice of Redemption

         If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

         We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

         If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

         We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions "--Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

Additional Amounts

         We and the Subsidiary Guarantors are required to make all our payments under or with respect to the Notes free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by any jurisdiction in which the payor is organized or incorporated or resident for tax purposes or any jurisdiction from or through which any such payment is made (each, a "Relevant Taxing Jurisdiction"), unless we are required to withhold or deduct Taxes by law.

         If we or any Subsidiary Guarantor are so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, we will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by you (including Additional Amounts) after such withholding or deduction will not be less than the amount you would have received if such Taxes had not been withheld or deducted. However, no additional amounts will be paid for or on account of:

         (1)      Taxes that would not have been imposed but for the fact that:

                  (A) the Holder of Notes has or had a present or former connection (or imputed connection) with the Relevant Taxing Jurisdiction (including, without limitation, being resident, domiciled or a national of, or engaging in business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by merely owning, or receiving payment under, the Notes;

                  (B) the Holder of Notes presented the Notes more than 30 days after the payment in question first became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent the Holder would have been entitled to the Additional Amounts if it had presented the Notes for payment during that 30-day period;

         (2) estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

         (3) Taxes payable otherwise than by withholding or deduction from payments of, or in respect of, principal of, or any premium or interest on, the Notes;

         (4) Taxes imposed or withheld because the Holder failed to comply with our reasonable request:

                  (A) to provide information concerning the nationality, residence, identity or address of the Holder; or

                  (B) to make any declaration or similar claim or satisfy any information or reporting requirement, required by law, regulation, or other practice of the Relevant Taxing Jurisdiction as a precondition to any exemption from all or part of any Taxes, but only to the extent the Holder is legally entitled to such exemption; or

         (5)      any combination of these Tax matters above.

Furthermore, no Additional Amounts will be paid with respect to any payment under the Notes to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of the payment, to the extent the payment would, under the laws of the Relevant Taxing Jurisdiction, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of the Notes.

         Upon request, we will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

         Whenever in the Indenture there is mentioned, in any context:

         (1)      the payment of principal;

         (2)      purchase prices in connection with a purchase of Notes;

         (3)      interest; or

         (4) any other amount payable on or with respect to any of the Notes,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         We will pay any present or future stamp, documentary or other similar excise taxes, governmental charges or levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other document or instrument related to them (including, without limitation, any such taxes that are referred to as "court" or "property" taxes) excluding such taxes, charges or levies imposed by any jurisdiction outside of the United Mexican States and the jurisdiction of incorporation of any Subsidiary Guarantor, the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent of the Company, a successor or a subsidiary Guarantor (as the case may be) is located, and we will agree to indemnify the Holders for any such taxes paid by such Holders.

         The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Subsidiary Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

         For a discussion of Mexican withholding taxes applicable to payments under or with respect to the Notes, see "Taxation--Material US Federal Tax Considerations" and
"Taxation--Material Mexican Tax Consequences."

Redemption for Changes in Withholding Taxes

         The Company may redeem the Notes in whole, but not in part, upon giving not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's registered address, at 100% of their principal amount, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if (i) the Company certifies to the Trustee immediately prior to the giving of such notice that as a result of any change in or amendment to the laws, regulations, general rules or treaties of any Relevant Taxing Jurisdiction, or any change in the application or official interpretation of such laws, regulations, general rules or treaties, which change or amendment becomes effective after the Issue Date, the Company has become or will become obligated to pay Additional Amounts with respect to the Notes in excess of the Additional Amounts that would be payable were payments of interest or discounts deemed to be interest on the Notes subject to a 10% withholding tax ("Excessive Additional Amounts") and (ii) such obligations cannot be avoided by the Company taking reasonable measures available to it; provided, however, that (a) no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Excessive Additional Amounts and (b) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect. Prior to giving of any notice of redemption described in this paragraph, the Company will deliver to the Trustee an Officers' Certificate stating that the Company is entitled to effect such redemption in accordance with the terms set forth in the Indenture and setting forth in reasonable detail a statement of the facts relating thereto (together with a written Opinion of Counsel to the effect that the Company has become obligated to pay such Excessive Additional Amounts as a result of a change or amendment described above and that the Company cannot avoid payment of such Excessive Additional Amounts by taking reasonable measures available to it and that all governmental approvals necessary for the Company to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained)

Guarantees

         The Subsidiary Guarantors will jointly and severally guarantee, on a senior unsecured basis, our obligations under these Notes. The Subsidiary Guarantors include certain of our Subsidiaries existing on the Issue Date and will include any of our future Restricted Subsidiaries that Incur Indebtedness. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Risks Relating to the Notes--It is possible that guarantees may not be enforceable."

         Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

         If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors--It is possible that Guarantees may not be enforceable."

         Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation" and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person to the extent described below under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that in the case of the consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

         (1) the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary; or

         (2) the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guaranty will be released from its obligations thereunder.

         The Subsidiary Guaranty of a Subsidiary Guarantor also will be released:

         (1) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

         (2) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under "--Certain Covenants--Future Guarantors"; or

         (3) if we exercise our legal defeasance option or our covenant defeasance option as described under "--Defeasance."

Ranking

         Senior Indebtedness versus Notes

         The indebtedness evidenced by these notes and the Subsidiary Guarantees will be unsecured and will rank pari passu in right of payment to the unsecured Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be. The notes will be guaranteed by the Subsidiary Guarantors.

         As of March 31, 2004:

         (1) the Company's Senior Indebtedness would have been approximately US$191.3 million, including US$7.8 million of secured indebtedness; and

         (2)      the Subsidiary Guarantors would have had no indebtedness.

         The notes are unsecured obligations of the Company. Secured debt and other secured obligations of the Company will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

         Liabilities of Subsidiaries versus Notes

         A small portion of our operations is conducted through our subsidiaries. Any right we have to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of the holders of the notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that such subsidiaries guarantee our obligations under the Notes, and except to the extent that we are recognized as a creditor or preferred stockholder of such subsidiary, in which case our claims would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by us.

         As of the Issue Date, all our continuing existing subsidiaries will be Subsidiary Guarantors. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Limitation on Indebtedness."

Book-Entry, Delivery And Form

         The outstanding notes have been, and the exchange notes will be represented by a single, permanent Global Security (which may be subdivided) in definitive, fully registered form without interest coupons (each a "Global Security") in minimum denominations of $1000 and integral multiples in excess thereof. Each Global Security will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC for credit to the respective accounts of the purchaser at DTC.

         Except in the limited circumstances described below under " --Certificated Notes," owners of beneficial interest in the Global Security will not be entitled to receive physical delivery of Certificated Notes. The notes are not issuable in bearer form. The Global Security may be transferred, in whole or in part, only to another nominee of DTC.

         The Global Security. Ownership of beneficial interests in the Global Security will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

         So long as DTC, or its nominee, is the registered owner or holder of the Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Security for all purposes under the Indenture and the notes. No beneficial owner of an interest in the Global Security will be able to transfer that interest except in accordance with the applicable procedures of DTC, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream Banking.

         Payments of the principal of, premium, if any, and interest on, the Global Security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither us, the notes trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of the Global Security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Security is credited and only in respect of such portion of the aggregate principal amount at maturity of notes as to which such participant or participants have given such direction.
 However, if there is an Event of Default under the notes, DTC will exchange the Global Security for notes.

         We understand that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A under the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Security among participants of DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the notes trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

         If DTC is at any time unwilling or unable to continue as a depositary for the Global Security and a successor depositary is not appointed by us within 90 days, we will issue Certificated Notes in exchange for the Global Security. Holders of an interest in the Global Security may receive Certificated Notes in accordance with DTC's rules and procedures in addition to those provided for under the Indenture.

Change of Control

         Upon the occurrence of any of the following events (each, a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         (1) prior to the first public offering of common stock of the Company, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) and clause (2) below, (x) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and (y) such person shall not be deemed to have "beneficial ownership" of any shares solely as a result of a voting or similar agreement entered into in connection with a merger agreement or asset sale agreement), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for purposes of this clause (1) such "person" (the "specified person") shall be deemed to beneficially own any Voting Stock of the Company held by any other Person (the "parent entity") so long as such "specified person" beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

         (2) after the first public offering of common stock of the Company, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this clause (2)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

         (3) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose appointment or nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose appointment, election or nomination for election was approved by the Permitted Holders or by directors previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

         (4) the adoption of a plan relating to the liquidation or dissolution of the Company; provided, however, that this clause (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction; or

         (5) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction in which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the transferee Person or surviving Person in such merger or consolidation transaction immediately after such transaction.

         Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

         (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

         (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

         We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         We will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

         The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness," "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

         Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

         The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

         The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

         The Indenture contains covenants including, among others, the following:

         Limitation on Indebtedness

         (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Leverage Ratio would be less than 4.0 to 1.

         (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

         (1) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

         (2)      the Notes and the Exchange Notes (other than any Additional
                  Notes);

         (3) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) or (2) of this covenant);

         (4) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2) or (3) or this clause;

         (5) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture;

         (6) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

         (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

         (8) Purchase Money Obligations and Capital Lease Obligations, in an aggregate principal amount at any time outstanding not exceeding an amount equal to 5% of Consolidated Total Assets at any time outstanding;

         (9) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3) or pursuant to clause (4) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2) or (3); and

         (10) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (9) above or paragraph (a)) does not exceed $15 million.

         (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

         (d)  For purposes of determining compliance with this covenant:

         (1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

         (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

         (e) For purposes of determining compliance with any US dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the US Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to US dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in US dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the US Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such US Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the US Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

         Limitation on Restricted Payments

         (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

         (1) a Default shall have occurred and be continuing (or would result therefrom);

         (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                  (A) 50% of the Adjusted Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2003 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Adjusted Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                  (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

                  (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

                  (D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or

                           Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

         (b) The preceding provisions will not prohibit:

         (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

         (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

         (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

         (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $2 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

         (5) payments of dividends on Disqualified Stock issued pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

         (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

         (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

         (8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such repurchase and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

         (9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (3) of paragraph (b) of the covenant described under "--Limitation on Indebtedness"; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

         (10) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause
                  (10), does not exceed $10 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such dividends shall be included in the calculation of the amount of Restricted Payments.

         Limitation on Restrictions on Distributions from Restricted
Subsidiaries

         The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

         (1)      with respect to clauses (a), (b) and (c),

                  (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                  (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause
                           (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; and

                  (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

         (2)      with respect to clause (c) only,

                  (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

                  (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

         Limitation on Sales of Assets and Subsidiary Stock

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

         (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

         (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

         (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

                  (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem, purchase, defease or otherwise acquire Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                  (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness of the Company designated by the

                           Company) to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment, purchase, redemption, defeasance or other acquisition of Indebtedness pursuant to clause
(A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, redeemed, defeased or otherwise acquired.

         Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

         For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

         (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

         (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion.

         (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Company) pursuant to clause
(a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $2 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

         (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

         Limitation on Affiliate Transactions

         (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

         (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

         (2) if such Affiliate Transaction involves an amount in excess of $1 million, the terms of the Affiliate Transaction are set forth in writing and two Officers of the Company have certified that the criteria set forth in clause (1) are satisfied in an Officers' Certificate; and

         (3) if such Affiliate Transaction involves an amount in excess of $5 million, a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause
                  (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; provided, however, that a director will not be deemed disinterested with respect to transactions between the Company or a Restricted Subsidiary on the one hand and an immediate family member of such director or an entity affiliated with such immediate family member on the other; and

         (4) if such Affiliate Transaction involves an amount in excess of $10 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

         (b) The provisions of the preceding paragraph (a) will not prohibit:

         (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to paragraph
                  (a)(3) of) the covenant described under "--Limitation on Restricted Payments";

         (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

         (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2 million in the aggregate outstanding at any one time;

         (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

         (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

         (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

         (7) transactions entered into in the ordinary course of business, consistent with past practices, on terms that are substantially similar to those that could be obtained at the time of such transactions in arm's-length dealings with a Person who is not an Affiliate.

         Limitation on Line of Business

         The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

         Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

         The Company

         (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

         (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless

                  (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

                  (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

         For purposes of this covenant, the creation of a Lien on any Capital Stock of a Restricted Subsidiary to secure Indebtedness of the Company or any of its Restricted Subsidiaries will not be deemed to be a violation of this covenant; provided, however, that any sale or other disposition by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

         Limitation on Liens

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

         Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

         Limitation on Sale/Leaseback Transactions

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

         (1)      the Company or such Restricted Subsidiary would be entitled to
                  (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "--Limitation on Liens";

         (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

         (3) the Company applies the proceeds of such transaction in compliance with the covenant described under "--Limitation on Sale of Assets and Subsidiary Stock."

         Merger and Consolidation

         The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

         (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United Mexican States or the laws of any political subdivision thereof, the laws of the United States of America, any State thereof or the District of Columbia, or the European Union or any of its member nations and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the predecessor Company under the Notes and the Indenture;

         (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

         (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness";

         (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

         (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for US Federal income tax purposes as a result of such transaction and will be subject to US Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

         (6) the Company shall have delivered an Opinion of Counsel in the United Mexican States to the effect that the holders of the Notes will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

         For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

         The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

         (1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or
                  (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia or the United Mexican States, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

         (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

         (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

         Future Guarantors

         The Company will cause each Restricted Subsidiary that Incurs any Indebtedness to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

         SEC Reports

         The Company will furnish to the Noteholders and the Trustee and make available to securities analysts and prospective investors upon request: (i) within 120 days from the end of each fiscal year, an annual report on Form 20-F containing the information required to be contained therein for such fiscal year and (ii) within 45 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly reports on Form 6-K containing all the information that would be required to be contained in a filing with the SEC on Form 10-Q if the Company were required to file such Form, including a

"Management's Discussion and Analysis of Financial Condition and Results of Operations." All reports required by this paragraph will be prepared in all material respects in accordance with all the rules and regulations applicable to the relevant Form, which for purposes of filings on Form 6-K will require including all the information required to be included in such Form 6-K by the preceding sentence. In addition, whether or not the Company is subject to the periodic reporting requirements of the Exchange Act, the Company will file a copy of each of the reports with the SEC for public availability within the time periods specified above (unless the SEC will not accept such a filing). The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in this paragraph on its website within the time periods specified above.

         At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Defaults

         Each of the following is an Event of Default:

         (1) a default in the payment of interest on the Notes when due, continued for 30 days;

         (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

         (3) the failure by the Company to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above;

         (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "--Limitation on Affiliate Transactions," "--Limitation on Line of Business," "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries" or "--Limitation on Liens," "--Limitation on Sale/Leaseback Transactions," "--Future Guarantors" or "--SEC Reports";

         (5) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

         (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision");

         (7) certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

         (8) any judgment or decree for the payment of money in excess of $10 million is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

         (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

         If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

         (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

         (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

         (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

         (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

         If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

         Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

         (1) reduce the amount of Notes whose holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest on any Note;

         (3) reduce the principal of or change the Stated Maturity of any Note;

         (4) change the provisions applicable to the redemption of any Note as described under "--Optional Redemption" or "--Redemption for Changes in Withholding Taxes" above;

         (5) make any Note payable in money other than that stated in the Note;

         (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

         (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

         (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders;

         (9) make any change in, or release other than in accordance with the Indenture, any Subsidiary Guaranty that would adversely affect the Noteholders; or

         (10) make any change in the provisions of the Indenture described under "--Additional Amounts" that adversely affects the rights of any Noteholder or amend the terms of the Notes or the Indenture in any way that would result in the loss of an exemption from any of the Taxes described thereunder.

         Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the
Indenture:

         (1)      to cure any ambiguity, omission, defect or inconsistency;

         (2) to provide for the assumption by a successor corporation of the obligations of the Company, or any Subsidiary Guarantor under the Indenture;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

         (4) to add Guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes;

         (5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

         (6) to make any change that does not adversely affect the rights of any holder of the Notes;

         (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

         (8) to make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer Notes.

         The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

         The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

         At any time, we may terminate all our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

         In addition, at any time we may terminate our obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

         We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under "--Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

         In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or US Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (1) an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for US Federal income tax purposes as a result of such deposit and defeasance and will be subject to US Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable US Federal income tax law) and (2) an Opinion of Counsel in the United Mexican States to the effect that holders of the Notes will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax of such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Concerning the Trustee

         The Bank of New York is the Trustee under the Indenture. We have appointed The Bank of New York as Registrar and Paying Agent with regard to the Notes. In addition, The Bank of New York will act as Exchane Agent in connection with the Exchange Offer contemplated hereby.

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company or any Subsidiary Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

         The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and
         Stockholders

         No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the US Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

         The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Enforceability of Judgments

         Since all of our operating assets and the operating assets of our subsidiaries are situated outside the United States, any judgment obtained in the United States against us or our subsidiaries, including judgments with respect to the payment of principal, interest, redemption price and any purchase price with respect to the Notes, may not be collectible within the United States.

         A judgment obtained in a competent State or Federal court sitting in the Borough of Manhattan, City of New York, United States of America arising out of or in relation to the obligations of the Company under the Notes would be enforceable in Mexico against us or our subsidiaries, provided that all federal and state procedural requirements under Mexican law (as the applicable case may be), including laws concerning statute of limitations and expirations, are satisfied; and further provided that:

         (1) such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Notes;

         (2) such judgment is strictly for the payment of a certain sum of money, based on an in personam (as opposed to an in rem) action;

         (3) service of process was made personally on the defendant or a duly authorized process agent;

         (4) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

         (5) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

         (6)      such judgment is final in the jurisdiction where obtained; and

         (7) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

Consent to Jurisdiction and Service

         The Company, each Subsidiary Guarantor and the Trustee consent that any legal action, suit or proceeding arising out of or relating to the Notes may be instituted in the United States District Court of the Southern District of New York and the courts of the State of New York sitting in New York, Borough of Manhattan, and will submit to and accept the jurisdiction of any such court.

         The Company and each Subsidiary Guarantor will irrevocably appoint CT Corporation System, domiciled at 1633 Broadway, New York, New York 10019 as its agent for service of process for actions relating to the Notes, the Registration Rights Agreement or the Indenture brought under Federal or state securities laws brought in the United States District Court of the Southern District of New York and the courts of the State of New York sitting in New York, Borough of Manhattan.

Certain Definitions

         "Additional Assets" means:

         (1) any property, plant, equipment or licenses used in a Related Business;

         (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

         (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

         "Adjusted Capital Expenditures" means

         (1) for any period ending on or before September 30, 2005, the product obtained by multiplying (A) Eight Quarter Average Capital Expenditures by (B) the Number of Test Quarters; or

         (2) for any period ending on or after October 1, 2005, capital expenditures made by the Company and its Restricted Subsidiaries for such period.

         "Adjusted Consolidated Net Income" for any period means
Consolidated Net Income

         (1) plus, to the extent deducted in calculating such Consolidated Net Income, depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period) for such period; and

         (2)      less Adjusted Capital Expenditures for such period.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

         (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

         (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

         (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

                  (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

                  (B) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, (i) a disposition that constitutes a Restricted Payment (or would constitute

-107
                           a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" and
                           (ii) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "--Certain Covenants--Merger and Consolidation";

                  (C) a disposition of assets with a fair market value of less than $500,000;

                  (D)      a disposition of cash or Temporary Cash Investments;
                           and

                  (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)).

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

         (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

         (2)      the sum of all such payments.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under "--Certain Covenants--Limitations on Liens," a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

         "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries.

         "Consolidated Leverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (b) EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such date of determination (the "Reference Period"); provided, however, that:

         (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

         (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

         (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

         (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

         (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                           (A)      subject to the exclusion
                                    contained in clause (4) below,
                                    the Company's equity in the
                                    net income of any such Person
                                    for such period shall be
                                    included in such Consolidated
                                    Net Income up to the aggregate
                                    amount of cash actually
                                    distributed by such Person
                                    during such period to the
                                    Company or a Restricted
                                    Subsidiary as a dividend or
                                    other distribution (subject,
                                    in the case of a dividend or
                                    other distribution paid to a
                                    Restricted Subsidiary, to the
                                    limitations contained in
                                    clause (3) below); and

                           (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                           (A)      subject to the exclusion
                                    contained in clause (4) below,
                                    the Company's equity in the
                                    net income of any such
                                    Restricted Subsidiary for such
                                    period shall be included in
                                    such Consolidated Net Income
                                    up to the aggregate amount of
                                    cash actually distributed by
                                    such Restricted Subsidiary
                                    during such period to the
                                    Company or another Restricted
                                    Subsidiary as a dividend or
                                    other distribution (subject,
                                    in the case of a dividend or
                                    other distribution paid to
                                    another Restricted Subsidiary,
                                    to the limitation contained in
                                    this clause); and

                           (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) any net, after-tax, extraordinary or non-recurring gains or losses or income or expenses; and

                  (6) the cumulative effect of a change in accounting principles;

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

         "Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens as of such date of determination to (2) EBITDA for the period of (i) the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of determination or (ii) if quarterly information is available for the immediately preceding fiscal quarter and such financial information is included in the reports filed or delivered pursuant to the covenant described under "Certain Covenants--SEC Reports," the most recent four consecutive fiscal quarters, with such pro forma and other adjustments to each of Indebtedness and EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Consolidated Leverage Ratio.

         "Consolidated Total Assets" means, as of any date of determinations, the total assets shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

         "Currency Agreement" means in any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

         in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

                  (4) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Certain Covenants--Change of Control"; and

                  (5) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

                  (1) all expense for income tax or asset tax of the Company and its consolidated Restricted Subsidiaries;

                  (2)      Consolidated Interest Expense;

                  (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

                  (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Eight Quarter Average Capital Expenditures" means, at any date of determination, the quotient obtained by dividing (A) the sum of capital expenditures made by the Company and its Restricted Subsidiaries for the eight fiscal quarters preceding such date through and including the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination by (B) eight.

         "Equity Offering" means any sale of Capital Stock (other than Disqualified Stock).

         "Exchange Act" means the US Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

         "GAAP" means generally accepted accounting principles in Mexico as in effect on the Issue Date.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "--Certain Covenants--Limitation on Indebtedness":

                  (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

                  (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

                  (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Capital Stock of such Person or any Subsidiary of such Person or that are determined by the value of such Capital Stock, the principal amount of such Capital Stock to be determined in accordance with the Indenture;

                  (6)      all obligations of the type referred to in clauses
                           (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7)      all obligations of the type referred to in clauses
                           (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

         "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

         For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments":

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Issue Date" means December 16, 2003.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the United Mexican States.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

                  (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

         "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Number of Test Quarters" means, at any date of determination, the number of completed fiscal quarters after September 30, 2003 ending at least 45 days prior to the date of determination; provided, however, that such Number of Test Quarters shall be at least one.

         "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, any Vice President, the Chief Financial Officer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Permitted Asset Swap" means the disposition by the Company or its Restricted Subsidiaries of Telecommunication Assets to another Person or Persons in exchange for which the Company and the Restricted Subsidiaries receive Telecommunications Assets having, in the reasonable judgment of the disinterested members of the Board of Directors, a fair market value substantially equivalent to or greater than the fair market value of the Telecommunications Assets so disposed; provided, however, that no such disposition or series of related dispositions shall constitute Permitted Asset Swaps to the extent that the aggregate fair market value of the Telecommunications Assets so disposed, when combined with the fair market value of all other Telecommunications Assets disposed of in one or more Permitted Asset Swaps (x) in the twelve calendar months preceding such disposition exceeds US $15 million or (y) since the Issue Date exceeds US $60 million; provided further, however, that if the book value of the Telecommunications Assets to be disposed in a Permitted Asset Swap (or in a series of related Permitted Asset Swaps) exceeds US $7.5 million, such disposition shall not constitute a Permitted Asset Swap unless an Independent Qualified Party shall have determined in writing that the fair market value of the Telecommunications Assets to be received by the Company and its Restricted Subsidiaries is substantially equivalent to or greater than the fair market value of the Telecommunications Assets to be disposed.

         "Permitted Holders" means each of the direct shareholders of record of the Company as of the Issue Date (as identified in the indenture), and any Affiliate thereof and the shareholders of Telinor Telefonia, S. de R.L. de C.V.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

                  (3)      cash and Temporary Cash Investments;

                  (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

                  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" or (B) a disposition of assets not constituting an Asset Disposition;

                  (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

                  (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under "--Certain
                           Covenants--Limitation on Indebtedness";

                  (12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Issue Date; and

                  (13) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) outstanding on the date such Investment is made, do not exceed $10 million.

         "Permitted Liens" means, with respect to any Person:

                  (1) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

                  (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

                  (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

                  (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (7)      Liens existing on the Issue Date;

                  (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

                  (9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

                  (10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

                  (11) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                  (12) Liens securing directly or indirectly obligations in respect of term loans or revolving loans or other Indebtedness (including principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts relating thereto) permitted to be Incurred under the Indenture; provided, however, that, at the time of Incurrence of the Indebtedness so secured and after giving effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 2 to 1;

                  (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8), (9) and (14) below; provided, however, that:

                           (A)      such new Lien shall be limited
                                    to all or part of the same
                                    property and assets that
                                    secured or, under the written
                                    agreements pursuant to which
                                    the original Lien arose, could
                                    secure the original Lien (plus
                                    improvements and accessions
                                    to, such property or proceeds
                                    or distributions thereof); and

                           (B)      the Indebtedness secured by
                                    such Lien at such time is not
                                    increased to any amount
                                    greater than the sum of (i)
                                    the outstanding principal
                                    amount or, if greater,
                                    committed amount of the
                                    Indebtedness described under
                                    clause (6), (7), (8), (9) or
                                    (14) at the time the original
                                    Lien became a Permitted Lien
                                    and (ii) an amount necessary
                                    to pay any fees and expenses,
                                    including premiums, related to
                                    such refinancing, refunding,
                                    extension, renewal or
                                    replacement; and

                  (14) Liens securing Purchase Money Obligations or Capital Lease Obligations Incurred in compliance with the covenant described under "--Certain
                           Covenants--Limitation on Indebtedness."

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (8), (9) or (14) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pesos" means the legal currency of the United Mexican States.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the Capital Stock of any Person owning such property or assets, or otherwise.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being
                                   Refinanced;

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

                  (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Registration Rights Agreement" means the Registration Rights Agreement dated December 16, 2003, among the Company, the Subsidiary Guarantors and Credit Suisse First Boston LLC.

         "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

         "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a

Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the US Securities and Exchange Commission.

         "Securities Act" means the US Securities Act of 1933, as amended.

         "Senior Indebtedness" means with respect to any Person:

                  (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

                  (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

                  (1) any obligation of such Person to the Company or any Subsidiary;

                  (2) any liability for any national, state, local or other taxes owed or owing by such Person;

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (4) any Indebtedness or other Obligation (and any accrued or unpaid interest in respect thereof) of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1)      such Person;

                  (2) such Person and one or more Subsidiaries of such Person; or

                  (3)      one or more Subsidiaries of such Person.

         "Subsidiary Guarantor" means Instalaciones y
Contrataciones, S.A. de C.V., Servicios Axtel, S.A. de C.V. and Inmobiliaria e Impulsora Regional, S.A. de C.V. and each other Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture, in each case unless and until such Subsidiary is released from its obligation under its Subsidiary Guaranty pursuant to the terms of the Indebtedness.

         "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

         "Telecommunications Assets" means any property, including licenses and applications, bids and agreements to acquire licenses, or other authority to provide telecommunications services, used or intended for use primarily in connection with a Related Business.

         "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause
                           (2) above;

                  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard and Poor's;

                  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A" by Moody's;

                  (6) "Certificados de la Tesoreria de la Federacion (Cetes), Bonos de Desarrollo del Gobierno Federal (Bondes) or Bonos Ajustables del Gobierno Federal (Adjustabonos)," in each case, issued by the government of the United Mexican States;

                  (7) any other instruments issued or guaranteed by the government of the United Mexican States and denominated and payable in pesos;

                  (8) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (7) above; or

                  (9) demand deposits, certificates of deposit, time deposits and bankers' acceptances maturing not more than 180 days (or 365 days in the case of clause
                           (A)(I) or (B)(I)) after the acquisition thereof (A) denominated in pesos and issued by (I) any of the five top-rated banks (as evaluated by any internationally recognized rating agency) organized under the laws of the United Mexican States or any other state thereof, or (II) any such bank which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition), the Company or any of its Restricted Subsidiaries; (B) in any jurisdiction other than the United Mexican States where the Company or any of its Restricted Subsidiaries conducts business and (I) issued by one of the three largest banks doing business in such jurisdiction, or
                           (II) any such bank in such jurisdiction which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition), the Company or any of its Restricted Subsidiaries; (C) issued by any bank which at the date of acquisition is a lender to or has made available a line of credit to the Company or any of its Restricted Subsidiaries and which is not under intervention, receivership or any similar arrangement at the time of acquisition; provided that the aggregate amount of all such demand deposits, certificates of deposit, time deposits and bankers' acceptances acquired in accordance with this clause
                           (C) does not exceed $50 million at any one time; or
                           (D) issued by any bank which at the date of acquisition has an outstanding loan to the Company or any of its Restricted Subsidiaries in an aggregate principal amount at least equal to the aggregate principal amount of such demand deposit, certificate of deposit, time deposit or banker's acceptance.

         "Trust Indenture Act" means the Trust Indenture Act of
1939 (15 USC.ss.ss. 77aaa-77bbbb) as in effect on the Issue Date.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means The Bank of New York until a successor replaces it and, thereafter, means the successor.

         "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "US Dollar Equivalent" means with respect to any monetary amount in a currency other than US dollars, at any time for determination thereof, the amount of US dollars obtained by converting such foreign currency involved in such computation into US dollars at the spot rate for the purchase of US dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

         Except as described under "--Certain Covenants--Limitation on Indebtedness," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than US dollars, such amount will be treated as the US Dollar Equivalent determined as of the date such amount is initially determined in such currency.

         "US Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned, directly or indirectly, by the Company or one or more other Wholly Owned Subsidiaries.

             Material UNITED STATES Federal Income Tax Consequences

         The following is a general summary of the principal U.S. federal income tax consequences associated with the exchange of outstanding notes for exchange notes and the beneficial ownership and disposition of the exchange notes by U.S. holders (as defined below). This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary only addresses tax considerations for holders that hold the notes and the exchange notes received therefor as "capital assets" (generally, property held for investment). Moreover, this summary is for general information only and does not address all of the tax consequences that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws (such as non-U.S. holders (as defined below), banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, brokers, expatriates, partnerships, other pass-through entities, persons who hold their notes as part of a straddle, hedge, conversion transaction or other integrated investment, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons deemed to sell the notes under the constructive sale provisions of the Code), all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below does not address U.S. federal estate and gift tax considerations or the effect of any U.S. state, local or non-U.S. tax law.

         HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS FOR THEM RELATING TO THE EXCHANGE OF THE OUTSTANDING NOTES FOR EXCHANGE NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

         For purposes of this summary, a "U.S. holder" is a beneficial holder of a note that is, for U.S. federal income tax purposes:

         o        an individual who is a citizen or resident of the United
                  States;

         o a corporation created or organized in or under the laws of the United States, or any political subdivision thereof;

         o an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

         o a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) that validly elects to be treated as a United States person for U.S. federal income tax purposes.

         If a partnership is a beneficial owner of a note, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

         The term "non-U.S. holder" means a beneficial owner of notes that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, trust or estate that is not a U.S. holder.

Exchange of Notes

         The exchange of outstanding notes for exchange notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder of the outstanding notes upon receipt of an exchange note. A holder's adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the outstanding note exchanged therefor. A holder's holding period of the exchange note will include the holding period of the outstanding note exchanged therefor.

Payment of Interest

         A U.S. holder must include in the U.S. holder's gross income all payments of stated interest in respect of the exchange notes, and additional amounts, if any, on account of non-U.S. withholding taxes (in each case, without reduction for any such taxes withheld), at the time accrued or paid, in accordance with the U.S. holder's usual method of tax accounting for U.S. federal income tax purposes. Interest on the exchange notes generally will be treated as foreign source income for U.S. federal income tax purposes.

         Because a U.S. holder's stated interest income will not be reduced by the non-U.S. taxes withheld, a U.S. holder generally will be required to include more interest in the U.S. holder's gross income than the U.S. holder actually receives in cash interest. A U.S. holder may, subject to some limitations, be eligible to claim either a U.S. federal income tax deduction or a credit for non-U.S. taxes withheld from stated interest paid on exchange notes. The rules relating to foreign tax credits are extremely complex and U.S. holders should consult with their own tax advisors regarding the availability of a foreign tax credit and the application of the foreign tax credit limitations to their particular situations.

Market Discount

         Under the market discount rules of the Code, a U.S. Holder who purchases an exchange note at a market discount will generally be required to treat any gain recognized on the sale, exchange, retirement or other taxable disposition of the exchange note as ordinary income to the extent of the accrued market discount during the U.S. Holder's holding period that has not been previously included in income. Market discount is generally defined as the amount by which a U.S. Holder's purchase price for an exchange note is less than the exchange note's stated redemption price at maturity (generally, the exchange note's principal amount) of the exchange note on the date of purchase, subject to a statutory de minimis exception. In general, market discount accrues on a ratable basis over the remaining term of the exchange note unless a U.S. Holder makes an irrevocable election to accrue market discount on a constant yield to maturity basis.

         A U.S. Holder who acquires an exchange note at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or continued to purchase or carry such exchange note until the U.S. Holder disposes of the exchange note in a taxable transaction. A U.S. Holder who has elected under applicable Code provision to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income or to defer any deductions for interest expense under these rules. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

         Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under the market discount rules and any other consequences of the market discount rules that may apply to them in particular.

     Amortizable Bond Premium

         A U.S. Holder who purchases an exchange note for an amount in excess of its principal amount will be considered to have purchased the exchange note at a premium. A U.S. Holder may elect to amortize the premium over the remaining term of the exchange note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the exchange note. A U.S. Holder who elects to amortize the premium on an exchange note must reduce its tax basis in the exchange note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Bond premium on an exchange note held by a U.S. Holder who does not make such an election will decrease the capital gain or increase the capital loss otherwise recognized on the disposition of the exchange note.

Sale, Exchange, Retirement or Other Dispositions

         A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange, retirement or other disposition of the exchange notes in an amount equal to the difference between the amount realized and the U.S. holder's adjusted tax basis in the exchange notes. For this purpose, the amount realized does not include any amount attributable to accrued and unpaid interest on the exchange notes (which will be taxable as ordinary income as described above). A U.S. holder's tax basis in the exchange notes generally will equal the cost of such exchange notes to such holder.

         Subject to the market discount rules summarized above, the gain or loss upon the sale, exchange, retirement or other disposition of the exchange notes generally will be capital gain or loss. If, at the time of such disposition, the exchange notes have been held for more than one year, such gain or loss will be a long-term capital gain or loss. Under current law, long-term capital gains recognized by an individual or other non-corporate U.S. holder are generally subject to a reduced U.S. federal income tax rate. Capital losses are subject to limits on deductibility. Any gain or loss recognized by a U.S. holder generally will be treated as from sources within the United States for U.S. federal income tax purposes. Therefore, if any such gain is subject to Mexican tax, a U.S. holder may not be able to credit the Mexican tax paid against its U.S. federal income tax liability.

Backup Withholding and Information Reporting

         U.S. backup withholding (at a current rate of 28%) may apply to some payments to a U.S. holder of principal and interest on the exchange notes and/or proceeds from the sale or retirement of the exchange notes if the U.S. holder fails to furnish to the paying agent the U.S. holder's taxpayer identification number, that is, the U.S. holder's social security number or employer identification number, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Some U.S. holders, including corporations, are not subject to backup withholding. In addition, such payments of principal and interest on the exchange notes and/or proceeds from the sale or retirement of the exchange notes will generally be subject to information reporting requirements.

         Any amounts withheld under the backup withholding rules from a payment to a U.S. holder with respect to the exchange notes will be allowed as a refund or credit against such U.S. holder's U.S. federal income tax liability; provided, however, that the U.S. holder timely furnishes the required information to the IRS.

                            Mexican Tax Consequences

         The following is a general summary of the principal Mexican federal income tax consequences of the acquisition, ownership and disposition of the notes by holders that are not residents of Mexico for Mexican federal tax purposes and that do not have a permanent establishment in Mexico (a "foreign holder"). This summary is based on the Mexican federal income tax law ("Ley del Impuesto sobre la Renta") and regulations as in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary does not address all of the tax consequences that may be applicable to specific holders of the notes and does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own or dispose of the notes.

         Potential investors are urged to consult with their own tax advisor regarding the particular consequences to them of an investment (including the purchase, ownership or disposition) in the notes under the laws of Mexico or any other jurisdiction in which they may be subject to tax.

         For purposes of Mexican taxation, an individual or corporation that does not satisfy the requirements to be considered a resident of Mexico for tax purposes, specified below, is deemed a non-resident of Mexico for tax purposes. An individual is a resident of Mexico if the individual establishes the individual's home in Mexico. When such individual also has a home in another country, he shall be deemed to be a resident of Mexico if his center of vital interest is in Mexico. In accordance with Mexican Tax Laws, it shall be considered that the individual has his center of vital interest in Mexico, when
(a) more than the 50% of the income obtained by such individual in the respective calendar year comes from Mexico; or (b) Mexico is the principal center of his professional activities. A legal entity is a resident of Mexico if it has been incorporated pursuant to Mexican law or if it maintains the principal administration of its business or the effective location of its management in Mexico. A Mexican citizen is presumed to be resident of Mexico unless such person can demonstrate otherwise. If a legal entity or an individual is deemed to have a permanent establishment in Mexico for Mexican tax purposes, all income attributable to that permanent establishment will be subject to Mexican taxes, in accordance with applicable tax laws.

         The summary description of the Mexican federal income tax laws set forth below is based on the laws in force as of the date of this prospectus and is subject to any changes in applicable Mexican tax laws. The governments of the United States and Mexico ratified an income tax treaty and protocol which came into effect on January 1, 1994 (the US-Mexico Tax Treaty). The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

         Mexico has also entered into and is negotiating tax treaties for the avoidance of double taxation with several other countries.

         Each prospective holder of a note should consult such holder's tax advisors with respect to the tax treatment applicable to that holder.

         This summary of some Mexican income tax considerations deals only with holders of notes that are foreign holders.

Payment of Interest

         Pursuant to Article 195, Section II, paragraph (a) of the Mexican Income Tax Law, payments of interest to foreign holders will be subject to Mexican withholding tax at a rate of 4.9%, if, as expected, the following requirements are met:

         o The notes are registered with the Special Section of the National Securities Registry (Registro Nacional de Valores e Intermediarios - RNV) and evidence of such registration is filed with the Secretaria de Hacienda y Credito Publico (the Ministry of Finance and Public Credit);

         o The notes are placed outside of Mexico through banks or brokerage houses in a country with which Mexico has in force a treaty for avoidance of double taxation (which currently includes the United States of America); and

         o We duly and timely comply with the information requirements established in the general rules issued by the Tax Administration Service (Servicio de Administration Tributaria
                  - SAT) for those purposes.

         If any of the above-mentioned requirements is not met, the Mexican withholding tax will be 10.0%.

         Neither the 4.9% rate nor the 10.0% rate will apply and, therefore, higher withholding tax rates will apply if the effective beneficiaries, directly or indirectly, individually or jointly with related parties, receive more than 5.0% of the interest paid on the notes and (1) own directly or indirectly, individually or jointly with related parties, more than 10.0% of our voting stock or (2) are entities 20.0% or more of whose stock is owned directly or indirectly, individually or jointly, by parties related to us.

         As of the date of this prospectus, the US-Mexico Tax Treaty is not expected to have any material effect on the Mexican tax consequences described herein, because, as described above, under Mexico's income tax law, we will be entitled to withhold taxes in connection with interest payments under the notes at a 4.9% rate.

         Payments of interest on the notes to non-Mexican pension and retirement funds will be exempt from Mexican withholding tax provided that:

         o Such fund is duly incorporated pursuant to the laws of its country of residence and is the effective beneficiary of the interest payment;

         o        Such income is exempt from taxes in its country of residence;
                  and

         o Such fund is registered with the Ministry of Finance and Public Credit for these purposes.

         We have agreed, subject to certain exceptions, to pay additional amounts in respect of the above-mentioned Mexican withholding taxes. See "Description of the Exchange
Notes--Additional Amounts."

Payment of Principal

         Under Mexican Income Tax Law, principal paid to a foreign holder of the notes by us is not subject to Mexican withholding tax.

Taxation of Capital Gains

         Capital gains resulting from the sale or other disposition of our notes by a foreign holder will not be subject to Mexican income or withholding taxes in Mexico.

         However, as amended on January 1, 2003, the Mexican Income Tax Law will impose a tax upon the sale at discount of a note by a Mexican resident or by a non-resident to a purchaser that is also a non-resident, if the non-resident seller has a permanent establishment in Mexico. In such case, the tax should be withheld by the seller, considering as interest the difference between the sales price over the sum of the face value and the accrued interest, by applying the corresponding withholding tax rates mentioned above; otherwise, no Mexican taxation nor withholding taxes would apply.

Other Mexican Taxes

         There are no Mexican estate, inheritance, succession or gift taxes generally applicable to the acquisition, ownership or disposition of the notes by foreign holders. There are no Mexican stamp, issuer registration or similar taxes or duties payable by foreign holders of the notes.

                              Plan of Distribution

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 2004, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

         The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek approval for quotation through any automated quotation system. The initial purchasers informed us that, following the completion of the initial distribution of the outstanding notes, they intended to make a market in the outstanding notes. However, any such market making may be discontinued at any time. Accordingly, we cannot guarantee the development or liquidity of any trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may cease to continue at any time. in addition, if a market for the exchange notes develops, the market prices of the exchange notes may be volatile. Factors such as fluctuations in our earnings and cash flow, the difference between our actual results and results expected by investors and analysts and Mexican and U.S. currency and economic developments could cause the market prices of the exchange notes to fluctuate substantially.


                                  Legal Matters

         Cahill Gordon & Reindel llp will pass upon certain United States legal matters for us in connection with the exchange notes offered hereby. D & A Morales y Asociados, S.C., Monterrey, Mexico, will pass upon certain Mexican legal matters for us in connection with the exchange notes offered hereby.

                                     Experts

     The consolidated financial statements of Axtel, S.A. de C.V. as of December 31, 2003, and 2002 and for each of the years in the three-year period ended December 31, 2003, have been included herein in reliance upon the report of KPMG Cardenas Dosal S.C., independent accountants, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Report of Independent Auditors...............................................F-1
Consolidated Balance Sheet as of December 31, 2003
   and 2002 .................................................................F-2
Consolidated Statement of Operations for the
   fiscal years ended December 31, 2003, 2002 and
   2001......................................................................F-3
Consolidated Statement of Changes in Financial
   Position for the fiscal years ended December
   31, 2003, 2002, 2001 and 2000.............................................F-4
Consolidated Statement of Changes in Stockholders'
   Equity for the fiscal years ended December 31,
   2003, 2002, 2001 and 2000.................................................F-5
Notes to the Audited Consolidated Financial
   Statements ...............................................................F-6


  INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial
Statements

Unaudited Condensed Consolidated Balance Sheets
as of March 31, 2004 and March 31, 2003..................................F-58
Unaudited Condensed Consolidated Statements of
   Operations for the Three Months Ended March
   31, 2004 and 2003.....................................................F-59
Unaudited Condensed Consolidated Statements of
Changes in Financial Position for the Three
Months Ended March 31, 2004 and 2003.....................................F-60
Unaudited Condensed Consolidated Statement of
   Changes in Stockholders' Equity as of  March
   31, 2004..............................................................F-61
Notes to Unaudited Condensed Consolidated
  Financial Statements...................................................F-62

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                        Consolidated Financial Statements

                                December 31, 2003

                  (With comparative figures for 2002 and 2001)

                   (With Independent Auditors' Report Thereon)

                  (Translation from Spanish Language Original)

                          Independent Auditors' Report

                  (Translation from Spanish Language Original)


The Board of Directors and Stockholders
Axtel, S.A. de C.V.:

We have examined the consolidated balance sheets of Axtel, S.A. de C.V. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and changes in financial position for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and Mexico. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Axtel, S.A. de C.V. and its subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations, the changes in their stockholders' equity and the changes in their financial position for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in Mexico.

Accounting principles generally accepted in Mexico vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of accounting principles in the United States of America would have affected the results of operations for each of the years in the three-year period ended December 31, 2003, and the stockholders' equity as of December 31, 2003 and 2002 to the extent summarized in note 24 to the consolidated financial statements.


                                          KPMG Cardenas Dosal, S.C.



                                          Rafael Gomez Eng

Monterrey, N,L., Mexico
February 20, 2004

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                           Consolidated Balance Sheets
       (Thousand pesos of constant purchasing power as of March 31, 2004)


                                                                                                   December 31
                                                                                       -----------------------------------
                   Assets                                                                    2003               2002
                                                                                       -----------------  ----------------

        Current assets:
           Cash and cash equivalents (including $4,569 and $7,611 of restricted
              cash as of December 31, 2003 and 2002)                                  $      1,029,182           332,221
           Accounts receivable (note 5)                                                        428,593           354,219
           Refundable taxes and other accounts receivable                                       20,312            14,671
           Prepaid expenses (note 8)                                                           186,828            19,308
           Inventories (note 9)                                                                 21,897            21,882
                                                                                       -----------------  ----------------

                   Total current assets                                                      1,686,812           742,301

        Property, systems and equipment, net (notes 10 and 14)                               5,275,442         5,592,878
        Telephone concession rights, net of accumulated amortization of $200,016
           and $150,858 in 2003 and 2002, respectively                                         726,894           776,052
        Pre-operating expenses, net (note 11)                                                  203,330           239,283
        Deferred income taxes (note 16)                                                        256,018           747,922
        Other assets, net (note 12)                                                            110,998           115,396
                                                                                       -----------------  ----------------

                   Total assets                                                       $      8,259,494         8,213,832
                                                                                       =================  ================

                   Liabilities and Stockholders' Equity

        Current liabilities:
           Accounts payable and accrued liabilities                                   $        315,155           370,081
           Accrued interest                                                                     68,054           281,750
           Notes payable (note 13)                                                              24,384            52,634
           Current maturities of long-term debt (note 14)                                       55,279           182,217
           Taxes payable                                                                        70,358            77,381
           Bell Canada International, Inc. (note 7)                                           -                   27,239
           Other accounts payable (note 17)                                                    197,426            31,496
                                                                                       -----------------  ----------------

                   Total current liabilities                                                   730,656         1,022,798

        Long-term debt, excluding current maturities (note 14)                               2,056,372         5,108,314
        Other long-term accounts payable (note 17)                                               2,207           214,869
        Seniority premiums (note 15)                                                             2,032             1,353
                                                                                       -----------------  ----------------

                   Total liabilities                                                         2,791,267         6,347,334
                                                                                       -----------------  ----------------

        Stockholders' equity (note 18):
            Common stock                                                                     6,845,962         4,139,582
            Additional paid-in capital                                                         135,456           150,508
            Deficit                                                                         (1,627,350)       (2,537,751)
            Cumulative deferred income tax effect                                              114,159           114,159
                                                                                       -----------------  ----------------

                    Total stockholders' equity                                               5,468,227         1,866,498

        Commitments and contingencies (note 22)


                                                                                       -----------------  ----------------

                   Total liabilities and stockholders' equity                         $      8,259,494         8,213,832
                                                                                       =================  ================

       The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                      Consolidated Statements of Operations
       (Thousand pesos of constant purchasing power as of March 31, 2004)



                                                                                           Years ended December 31,
                                                                             -----------------------------------------------------
                                                                                   2003              2002               2001
                                                                             -----------------------------------------------------
      Rental, installation, service and other revenues                           2,966,229          2,491,652         2,278,746
          (note 19)                                                         $
                                                                             ----------------  -----------------  ----------------

      Operating costs and expenses:
         Cost of sales and services                                               (821,362)          (622,007)         (529,656)
         Selling and administrative expenses (note 7)                           (1,156,316)        (1,282,645)       (1,668,912)
         Depreciation and amortization                                            (874,344)          (823,513)         (655,035)
                                                                             ----------------  -----------------  ----------------

                                                                                (2,852,022)        (2,728,165)       (2,853,603)
                                                                             ----------------  -----------------  ----------------

                 Operating income (loss)                                           114,207           (236,513)         (574,857)
                                                                             ----------------  -----------------  ----------------

      Comprehensive financing result:
         Interest expense                                                         (221,798)          (439,080)         (418,371)
         Interest income                                                            19,668             10,339            10,112
         Foreign exchange (loss) gain, net                                        (324,554)          (628,118)          101,238
         Monetary position gain                                                     94,294            285,003           220,405
                                                                             ----------------  -----------------  ----------------

                  Comprehensive financing result, net                             (432,390)          (771,856)          (86,616)
                                                                             ----------------  -----------------  ----------------

      Other income (expenses), net (notes 14 and 21)                             1,741,888            (28,032)          (31,404)
                                                                             ----------------  -----------------  ----------------

      Special item (note 20)                                                       (10,584)           (32,940)          (64,035)
                                                                             ----------------  -----------------  ----------------

                  Income (loss) before income taxes, tax on
                   asset and employee statutory profit sharing                   1,413,121         (1,069,341)         (756,912)
                                                                             ----------------  -----------------  ----------------

      Deferred income tax (note 16)                                               (501,346)           245,585           134,413
      Deferred employees statutory profit sharing (note 16)                        -                  -                  28,427
                                                                             ----------------  -----------------  ----------------

                Total income tax (expense) benefit, tax on asset and
                     employee's statutory profit sharing                          (501,346)           245,585           162,840
                                                                             ----------------  -----------------  ----------------

                Net income (loss)                                           $      911,775           (823,756)         (594,072)
                                                                             ================  =================  ================




 The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
            Consolidated Statements of Changes in Financial Position
       (Thousand pesos of constant purchasing power as of March 31, 2004)


                                                                                           Years ended December 31,
                                                                            -------------------------------------------------------
                                                                                  2003               2002                2001
                                                                            --------------------------------------------------------
Operating activities:
     Net income (loss)                                                     $       911,775           (823,756)            (594,072)
     Add charges (deduct credits) to operations not requiring
        (providing) resources:
           Depreciation                                                            784,922            735,358              547,602
           Amortization                                                             89,422             88,155              107,433
           Accrual for seniority premiums                                              692                235                  803
           Deferred income tax and employee statutory
             profit sharing                                                        501,346           (245,585)            (162,840)
           Gain on debt restructuring                                           (1,888,198)          -                   -
                                                                            -----------------  -----------------  ------------------

             Resources provided by (used in) operations                            399,959           (245,593)            (101,074)

     Net (investment in) financing from operations                                (237,741)           233,863             (207,411)
                                                                            -----------------  -----------------  ------------------

             Resources provided by (used in) operating activities                  162,218            (11,730)            (308,485)
                                                                            -----------------  -----------------  ------------------

Financing activities:
    Increase in common stock                                                     2,706,380             52,772            1,035,344
    Additional paid-in capital                                                                         (2,076)             (32,161)
                                                                                   (15,052)
    (Payments) proceeds from loans, net                                         (1,532,628)           640,648              753,547
    Deferred financing costs                                                       (18,747)            27,452                9,862
    Other long-term accounts payable                                               (39,602)            64,859              150,010
                                                                            -----------------  -----------------  ------------------

             Resources provided by financing activities                          1,100,351            783,655            1,916,602
                                                                            -----------------  -----------------   -----------------

Investing activities:
     Acquisition and construction of property, systems
        and equipment, net                                                        (467,486)          (574,414)          (1,608,079)
     Pre-operating expenses                                                        -                  -                     (2,641)
     Other assets                                                                  (98,122)            (1,440)              (9,940)
                                                                            -----------------  -----------------   -----------------
                                                                                                                   -----------------

             Resources used in investing activities                               (565,608)          (575,854)          (1,620,660)
                                                                            -----------------  -----------------   -----------------

             Increase (decrease) in cash and cash equivalents                      696,961            196,071              (12,543)

Cash and cash equivalents at beginning of year                                     332,221            136,150              148,693
                                                                            -----------------  -----------------   -----------------
                                                                                                                   -----------------

Cash and cash equivalents at end of year                                   $     1,029,182            332,221              136,150
                                                                            =================  =================   =================

The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
           Consolidated Statements of Changes in Stockholders' Equity
       (Thousand pesos of constant purchasing power as of March 31, 2004)





                                                                  Additional                      Cumulative          Total
                                                       Common       paid-in                      eferred income   stockholders'
                                                       stock        capital      Deficit           tax effect        equity
                                                   ------------   -----------   -------------  ----------------   --------------

      Balances as of December 31, 2000            $ 3,051,466       184,745      (1,119,923)         114,159         2,230,447

      Common stock contribution (note 18a)          1,035,344       (32,161)       -              -                  1,003,183

      Comprehensive loss                              -            -               (594,072)      -                   (594,072)
                                                   ------------   -----------   -------------  ---------------    --------------

      Balances as of December 31, 2001              4,086,810       152,584      (1,713,995)         114,159         2,639,558

      Common stock contribution (note 18a)             52,772        (2,076)       -              -                     50,696

      Comprehensive loss                              -            -               (823,756)      -                   (823,756)
                                                   ------------   -----------   -------------  ---------------    --------------

      Balances as of December 31, 2002              4,139,582       150,508      (2,537,751)         114,159         1,866,498

      Common stock contribution (note 18a)          2,706,380       (15,052)       -              -                  2,691,328

      Cumulative effect of vacation accrual
        (note 3a)                                     -            -                 (1,374)      -                     (1,374)

      Comprehensive income                            -            -               911,775        -                    911,775
                                                   ------------   -----------   -------------  ---------------    --------------

      Balances as of December 31, 2003            $ 6,845,962       135,456      (1,627,350)         114,159         5,468,227
                                                   ============   ===========   =============  ===============    ==============



 The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

                           December 31, 2003 and 2002

       (Thousand pesos of constant purchasing power as of March 31, 2004)


(1)  Organization and description of business

     Axtel, S.A. de C.V. and subsidiaries (the Company or AXTEL) is a Mexican corporation engaged in operating and/or exploiting a public telecommunication network to provide voice, sound, data, text, and image conducting services, and local, national, and international long-distance calls. To provide these services and carry out the Company's activity, a concession is required (see note 22 d). In June 1996, the Company obtained a concession from the Mexican Federal Government to install, operate and exploit public telecommunication networks for an initial period of thirty years.

     The Company's capital structure has Mexican majority share ownership, with 58.52% of shares with voting rights owned by Telinor Telefonia, S. de R.L. de C.V. The remaining 41.48% is distributed among other entities.

     AXTEL offers different access technologies, including fixed wireless access, point-to-point, point-to-multipoint, a fiber optic radio links and copper technology, depending on the communication needs of the clients.

     The Company has been granted the following licenses over the spectrum of frequencies necessary to provide the services:

o 60MHz for Point-to-Multi-Point in the 10.5GHz band to cover each one of the nine regions of the Mexican territory. The acquisition of these twenty-year concessions, with an extension option, represented an investment of $139,003 for the Company.

o 112MHz for Point-to-Point in the 15GHz band and a 100MHz in the 23GHz band with countrywide coverage. The acquisition of these twenty-year concessions, with an extension option, represented an investment of $70,102 for the Company.

o 50MHz in the 3.4GHz. The licenses obtained allow coverage in the nine regions of the country, and the investment was $717,805 for a period of twenty years with an extension option.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     The Company has commercial services in Monterrey, Mexico City, Guadalajara, Puebla, Toluca and Leon.

(2)  Summary of significant accounting policies

     The accounting policies and practices followed by the Company in the preparation of the consolidated financial statements are described below:

     (a)  Financial statement presentation

          The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Mexico (Mexican GAAP), which include the recognition of the effects of inflation on the financial information, and are expressed in Mexican pesos of constant purchasing power as of March 31, 2004 based on the National Consumer Price Index (NCPI) published by Banco de Mexico.

          The following national consumer price indexes (NCPI) were used to recognize the effects of inflation:

                                                                Inflation
                                                NCPI                %
                                           --------------     --------------

                March    2004                 396.544              1.60
                December 2003                 390.299              3.99
                December 2002                 375.324              5.70
                December 2001                 355.084              5.00
                December 2000                 338.175              9.08

          For purposes of disclosure in the notes to the financial statements, references to pesos or "$", are to Mexican pesos; likewise, references to dollars, are to dollars of the United States of America.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     (b)  Principles of consolidation

          The consolidated financial statements include the assets, liabilities, equity and results of operations of the subsidiaries listed below. The balances and transactions between companies have been eliminated in the preparation of the consolidated financial statements.

                                                             % ownership
                                                          ------------------

Instalaciones y Contrataciones, S.A. de C.V.                   99.998%
Impulsora e Inmobiliaria Regional, S.A. de C.V.                99.998%
Servicios Axtel, S.A. de C.V.                                  99.998%

     (c)  Cash equivalents

          Cash equivalents are expressed at the lower of acquisition cost plus accrued interest as of the most recent balance sheet date or net estimated realizable value. Interest and foreign currency exchange fluctuation are included in the statements of operations as part of the comprehensive financing result. Cash equivalents includes $4,569 and $7,611 of restricted cash for the payment of interest.

     (d)  Inventories

          Inventories are carried at the lower of restated cost and net realizable value. The restated cost is determined by application of the NCPI factor to current costs.

     (e)  Property, systems and equipment

          Property, systems and equipment are recorded at acquisition cost and restated by NCPI factors.

          Comprehensive financing results incurred during construction or installation periods is capitalized as part of the cost of the assets.

          Depreciation of property, systems and equipment is calculated using the straight-line method, based on useful lives estimated by Company management. Useful lives are described in note 10.

          Leasehold improvements are amortized over the shorter of the useful life of the improvement and the term of the lease.

          Maintenance and minor-repair expenses are expensed as incurred.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     (f)  Telephone concession rights

          Telephone concession rights are restated by NCPI factors and amortized under the straight-line method over a period of 20 years (the initial term of the concession).

     (g)  Pre-operating expenses

          Pre-operating expenses include administrative services, technological advice and comprehensive financing results incurred through June 1999 and the expenses incurred during 2000 in opening offices in other cities throughout the country. The Company started providing business services beginning in 2001. These expenses were capitalized, and restated by NCPI factors and are amortized under the straight-line method over a period of 10 years (see note 11).

     (h)  Other assets

          Other assets mainly include deferred financing costs, guarantee deposits, and notes issuance costs (see notes 12 and 14).

     (i)  Seniority premiums

          The accumulated seniority premium benefits to which workers are entitled by law are recognized in the results of each period at the current value of the obligation, based on actuarial calculations prepared by independent experts.

          Other benefits to which employees may be entitled, principally severance benefits and vacations, are recognized as an expense in the year in which they are paid.

     (j)  Financial instruments

          To reduce the risks resulting from foreign exchange rate fluctuations of the peso with respect to the dollar, the Company uses selected exchange rate option contracts that meet the characteristics of derivative financial instruments. The fluctuations in the exchange rates established in the market and those established in such contracts are recognized in the comprehensive financing result (CFR).

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     (k) Income tax (IT) tax on assets (TA) and employee's statutory profit sharing (ESPS)

          IT is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Deferred ESPS is recognized for timing differences arising from the reconciliation of book income to income for profit sharing purposes with respect to which it may reasonably be estimated that a future liability or benefit will arise and there is no indication that the liabilities or benefits will not materialize.

     (l)  Inflation adjustment of common stock, other contributions and deficit

          This adjustment is determined by multiplying stockholder contributions and deficit by NCPI factors, which measure accumulated inflation from the dates contributions were made and losses arising through the most recent year end. The resulting amounts represent the constant value of stockholders' equity.

     (m)  Comprehensive loss

          The comprehensive loss represents the net income or loss for the year plus the effect of those items reflected directly in stockholders' equity, other than capital contributions, reductions and distributions.

     (n)  Cumulative deferred income tax effect

          The Company adopted Bulletin D-4, "Accounting for income tax, tax on assets and employee statutory profit sharing" effective January 1, 2000, which required the adoption of the asset and liability method for determining deferred income taxes. The cumulative effect represents the cumulative previously unrecognized deferred taxes as of the date of adoption.

     (o)  Comprehensive financing result (CFR)

          The CFR includes interest, currency exchange differences and the monetary effect, less the amounts capitalized, as part of fixed assets.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          Foreign currency transactions are recorded at the rate of exchange prevailing on the date of execution or settlement. Foreign currency assets and liabilities are translated at the exchange rate in force at the balance sheet date. Exchange differences arising from assets and liabilities denominated in foreign currencies are recognized in the results of operations.

          Monetary position gains and losses are determined by multiplying the difference between monetary assets and liabilities at the beginning of each month, including the deferred taxes, by inflation factors through year-end. The aggregate of these results represents the monetary gain or loss for the year arising from inflation, which is recognized in the CFR.

     (p)  Revenue recognition

          The Company's revenues are recognized when earned, as follows:

          o Telephone service - Based on monthly service fees, measured usage charges based on the number of calls made and other service charges to customers.

          o    Activation - At the time the equipment is installed

          o    Equipment - At the time of sale

     (q)  Business and risk concentration

          The Company rendered services to one client that represents approximately 18%, 16% and 5% of total net revenues during 2003, 2002 and 2001, respectively. This client's accounts receivable balances as of December 31, 2003 and 2002 represent approximately 1% of total accounts receivable in both years. The Company provides an allowance for doubtful accounts based on management's analyses and estimations. The allowance expense is included as selling and administrative expenses in the consolidated statement of operations.

     (r)  Contingencies

          Liabilities for loss contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. When a reasonable estimation can not be made, qualitative disclosure is provided in the notes to the consolidated financial statements. Contingent revenues, earnings or assets are not recognized until their realization is virtually assured.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     (s) Impairment of property, systems and equipment and other non-current assets

          The Company evaluates periodically the adjusted values of its property, systems and equipment and other non-current assets to determine whether there is an indication of potential impairment. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net revenues expected to be generated by the asset. If such assets are considered to be impaired, the impairment is measured by the amount by which the carrying amount of the asset exceeds the expected net revenues. Assets to be disposed of are reported at the lower of the carrying amount or realizable value.

     (t)  Use of estimates

          The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ.

(3)  Accounting changes

     (a) Liabilities, accruals, contingent assets and liabilities, and commitments-

          In December 2001, the Mexican Institute of Public Accountants issued the new Bulletin C-9, "Liabilities, Accruals, Contingent Assets and Liabilities, and Commitments." New Bulletin C-9, effective for fiscal years beginning after December 31, 2002, supersedes former Bulletins C-9, "Liabilities," and C-12, "Contingencies and Commitments." New Bulletin C-9 establishes additional guidance clarifying the accounting for liabilities, accruals, and contingent assets and liabilities, and establishes new standards for the use of present value techniques to measure liabilities, and accounting for the early extinguishment of liabilities and convertible debt. Additionally, new Bulletin C-9 establishes new rules for disclosing commitments arising from current business operations.

          The Company adopted this Bulletin in 2003 and, as a result, recognized as initial effect vacation accrual $1,374 which was recorded directly in stockholders equity, net of its deferred income tax effect of $708. As of December 31, 2003, the vacation accrual amounts is $7,337 and is included in accounts payable and accrued liabilities in the accompanying consolidated financial statements.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     (b)  Intangible assets-

          In January 2002, the Mexican Institute of Public Accountants issued the new Bulletin C-8, "Intangible Assets," effective for fiscal years beginning after December 31, 2002. New Bulletin C-8 supersedes former Bulletin C-8, "Intangibles," and establishes that qualifying project development costs be capitalized as intangible assets if the criteria for intangible asset recognition are met. The principal criteria are that these costs be identifiable, that there is reasonable certainty that these costs will generate future benefits to the Company, and that the Company has control over such benefits. Other costs, not meeting the new criteria and incurred after the effective date of new Bulletin C-8, should be expensed as incurred. Pre-operating expenses previously recognized under former Bulletin C-8 will continue to be amortized, subject to periodic impairment evaluations. Development costs incurred in a pre-operating stage may be capitalized after meeting certain conditions, under new Bulletin C-8.

          This Bulletin also requires that intangibles acquired in a business combination be accounted for at fair value at the date of the purchase and be separately reported, unless their cost cannot be reasonably determined, in which case, they should be reported as goodwill. Also, if there is no active market for these assets, they should be written-down to the excess of their book value over the purchase price or to zero. These assets are also subject to periodic impairment evaluations. Amortization of goodwill should be reported in operating expenses on the statements of operations.

          The initial adoption of this Bulletin had no material effects on the financial position nor the result of operations of the Company.

(4)  Foreign currency exposure

     Monetary assets and liabilities denominated in dollars as of December 31, 2003 and 2002 are as follows:

                                                   (Thousands of dollars)
                                              ----------------------------------

                                                  2003               2002

Current assets                                     85,048               2,931
Current liabilities                               (36,146)            (60,892)
Long-term liabilities                            (180,266)           (488,530)
                                              --------------   -----------------


  Foreign currency liability position, net       (131,364)           (546,491)
                                              ==============   =================

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     The US dollar exchange rates as of December 31, 2003 and 2002 were $11.2360 and $10.3125, respectively. As of February 20, 2004, the exchange rate was $10.9058.


     As of December 31, 2003, the Company had foreign exchange derivative instruments (see note 6).

     As of December 31, 2003 and 2002, the Company had the following non-monetary assets of foreign origin, the replacement cost of which may only be determined in dollars:

                                                                                      (Thousands of dollars)
                                                                                ----------------------------------

                                                                                     2003               2002
                                                                                     ----               ----

Inventories                                                                               1,029              1,470
Systems and equipment, gross                                                            663,225            621,846
                                                                                ---------------    ---------------

                                                                                        664,254            623,316
                                                                                ===============    ===============


     Following is a summary for the years ended December 31, 2003, 2002 and 2001, of transactions carried out with foreign entities, excluding imports and exports of machinery and equipment:

                                                                                (Thousands of dollars)
                                                                   ------------------------------------------------

                                                                       2003              2002             2001
                                                                       ----              ----             ----

Interest expense                                                         14,926            38,475           36,829
Commissions                                                              11,174             1,978            2,594
Administrative and technical advisory services                              243             3,325            2,500
                                                                   -------------     -------------   --------------

                                                                         26,343            43,778           41,923
                                                                   =============     =============   ==============


(5)  Accounts receivable

     Accounts receivable consist of the following:

                                                                                     2003               2002
                                                                                     ----               ----

Trade                                                                         $         496,380           599,669

Less allowance for doubtful accounts                                                     67,787           245,450
                                                                                ---------------    ---------------

          Accounts receivable, net                                            $         428,593           354,219
                                                                                ===============    ===============


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


      The activity in the allowance for doubtful accounts for the years ended December 31, 2003, 2002 and 2001 was as follows:

                                                                       2003              2002             2001
                                                                       ----              ----             ----

Balances at beginning of year                                   $       232,316            73,461            34,757
Bad debt expense                                                         57,658           158,855           251,673
Write-offs                                                              (223,255)         -                (212,969)
                                                                   -------------     -------------   ---------------

Balances at end of year not adjusted for inflation                       66,719           232,316            73,461

Effects of inflation                                                      1,068            13,134             8,577
                                                                   -------------     -------------   ---------------

Balances at year end at constant pesos                          $        67,787           245,450            82,038
                                                                   =============     =============   ===============


(6)  Derivative instruments

     The Company minimizes the risk associated with foreign currency position by entering into transactions with high-quality counterparties whose credit rating is higher than AA.

     The contracts entered into are European-style-type option contracts, which establish a floor and a ceiling exchange rate between the peso and the US dollar at specified dates on specified notional amounts.

     As of December 31, 2003, the Company has a contract outstanding with the following characteristics:

                                                                                                     Changes in the
                                                                                                       fair value
                                                    Notional                    Notional             recorded within
                 Inception and                amount/exchange rate -      amount/exchange rate -     the CFR earnings
               expiration dates                     floor                      ceiling                  item
       ---------------------------------   ------------------------    ------------------------  --------------------

           Sept 23, 2003/March 17,
                     2004                       55,400/11.08                56,500/11.30                 569


(7)  Related-party transactions

     Until March 2003 Bell Canada International Inc. (Bell Canada) was a related-party of the Company. During 2002 and 2001, AXTEL received administrative and technical advisory services from Bell Canada for approximately $2.5 million dollars, each year.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


(8)  Prepaid expenses

     Prepaid expenses consist of the following:

                                                                                     2003               2002
                                                                                     ----               ----

Nortel Networks                                                                $     163,732              -
Other                                                                                 23,096                19,308
                                                                                ---------------    ---------------

          Total prepaid expenses                                               $     186,828                19,308
                                                                                ===============    ===============


     In accordance with the debt-restructuring agreement (See note 14b) all new purchases from Nortel should be either secured through the issuance of a letter of credit or prepaid.

(9)  Inventories

     Inventories consist of the following:

                                                                                      2003               2002
                                                                                      ----               ----

Telephones and caller identification devices                                    $       4,161               3,678
Installation material                                                                   4,228               4,913
Tools                                                                                   1,333               1,697
Network spare parts                                                                     7,948               6,518
Other                                                                                   4,227               5,076
                                                                                 ---------------    --------------

             Total inventories                                                  $      21,897              21,882
                                                                                 ===============    ==============


(10) Property, systems and equipment

     Property, systems and equipment are analyzed as follows:

                                                                                                            Useful
                                                                      2003              2002                lives
                                                                      ----              ----                -----

       Land                                                     $      36,423             41,507
       Building                                                       118,417            117,973           25 years
       Computer and electronic equipment                              860,972            722,472           3 years
       Transportation equipment                                        14,670             14,086           4 years
       Furniture and fixtures                                          89,858             84,135           10 years
       Network equipment                                            5,859,260          5,624,736        6 to 28 years
       Leasehold improvements                                         133,964            103,918
       Construction in progress                                       419,991            375,226
                                                                 --------------    --------------

                                                                    7,533,555          7,084,053

       Less accumulated depreciation                                2,258,113          1,491,175
                                                                 --------------    --------------

               Property, systems and equipment, net            $    5,275,442          5,592,878
                                                                 ==============    ==============


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     The Company has capitalized CFR as a component of the acquisition cost of property, systems and equipment, aggregating $2,205 as of December 31, 2003.

     All of the assets indicated above secure the lines of credit and the contracts with Hewlet Packard de Mexico, S. de R.L. de C.V., SR Telecom Inc. and Siemens Financial Services Inc. (see note 14). The line of credit with Agilent Technologies Mexico, S. de R.L. de C.V., as well as other long-term financing is secured by specific collaterals.

(11) Pre-operating expenses, net

     The capitalized pre-operating expenses incurred up to June 1999 and expenses incurred during 2000 in opening operations in new cities are as follows:

                                                                                     2003              2002
                                                                                     ----              ----

 Salaries                                                                      $         178,820          178,820
 Legal and financial advisory                                                            102,127          102,127
 Operating expenses                                                                       55,570           55,570
 Depreciation                                                                              8,875            8,875
 Comprehensive financing result                                                          (22,397)         (22,397)
 Service and other revenues                                                              (12,659)         (12,659)
 Other                                                                                    35,295           35,295
                                                                                 -----------------  ---------------
                                                                                         345,631          345,631
         Less accumulated amortization                                                   142,301          106,348
                                                                                 -----------------  ---------------

           Pre-operating expenses, net                                         $         203,330         239,283
                                                                                 =================  ===============

(12) Other assets

     Other assets consist of the following:



                                                                                        2003              2002
                                                                                        ----              ----

  Deferred financing costs                                                       $       -                  136,398
  Notes issuance costs                                                                     60,807          -
  Guarantee deposits                                                                       14,358            13,104
  Other                                                                                    35,833             4,080
                                                                                  ----------------  ----------------

                                                                                          110,998           153,582
   Less accumulated amortization                                                         -                   38,186
                                                                                  ----------------  ----------------

           Other assets, net                                                     $        110,998           115,396
                                                                                  ================  ================


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     Deferred financing costs were incurred in connection with the Company's credit with Nortel and were amortized under the straight-line method over the life of the related debt. On March 20, 2003, the debt with Nortel was restructured, and the total unamortized deferred financing costs amounting to $93,663 related to this debt were charged as expense (see notes 14 and 21).

     Notes issuance cost mainly consists of legal and audit fees, documentation, advising, printing, rating agencies, registration fees and out of pocket expenses incurred in relation to the issuance of notes payable and will be amortize over the life of the related debt.

(13) Notes payable

     The notes payable as of December 31, 2003 and 2002 and their main characteristics are as follows:


                                                                                            2003               2002
                                                                                            ----               ----

      Revolving  line of credit with SR Telecom  Canada Inc.  denominated  in U.S.
      dollars.  The  payments  are made 50% net 30 days and 50% net 360 days.  The interest  rate is LIBOR  plus 6.25  percent  points  applicable  only to the
      360-day portion                                                               $            4,239           13,197

      Revolving line of credit with Banco Mercantil del Norte S.A.  (Banorte) used
      for letters of credit, denominated in U.S. dollars up to 360 days                         14,324           37,044

      Other short-term  financing with several  institutions and/or suppliers with
      interest rates fluctuating between 10% and 11%                                             5,821            2,393
                                                                                       ---------------    ---------------

               Total short-term notes payable                                       $           24,384           52,634
                                                                                       ===============    ===============

(14) Long-term debt

     Long-term debt as of December 31, 2003 and 2002 and its main characteristics is as follows:

                                                                                            2003               2002
                                                                                            ----               ----

      U.S. $175,000,000 in aggregate principal amount of 11% Senior Notes due
      2013. Interest will be payable semi-annually in arrears on June 15, and
      December 15 of each year commencing June 15, 2004.                           $        1,997,762           -

      Nortel Networks Ltd. denominated in U.S. dollars,  payable in ten semiannual installments  beginning  in 2003 and through  2007.  The  interest  rate was
      LIBOR  plus 5  percentage  points  (6.96%  in  2002).  Interest  is  payable
      semiannually                                                                           -                5,183,590



                                      F-18

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


    Hewlett Packard de Mexico,  S. de R. L. de C.V.  denominated in U.S.  dollars, payable in 36 monthly  installments  with a 6-month  grace period  maturing in
    2005. The interest rate is 9.8 %                                                            4,535            60,769

    Promissory Notes with Hewlett Packard  Operations  Mexico,  S. de R.L. de C.V.
    denominated in U.S. dollars,  payable in 12 quarterly installments maturing in
    September 2006.  The interest rate is 9.5%                                                 21,914           -

    Line of credit  with  Siemens  Financial  Services  Inc.  denominated  in U.S.
    dollars.  The payments are made in six semiannual  installments  through 2005.
    The interest rate is LIBOR plus 5.5  percentage  points (6.35% average in 2003
    and 7.24% in 2002). Interest is payable semiannually                                       52,349            25,401

    Line  of  credit  with  Agilent   Technologies  Mexico  S.  de  R.L.  de  C.V.
    denominated  in  U.S.  dollars.  The  payments  are  made  in  six  semiannual
    installments through 2005. The interest rate is 9.8%                                        2,455             3,514

    Other long-term financing with several credit institutions with rates fluctuating between 9% and 10% for those denominated in dollars and TIIE
    (Mexican average interbank rate) plus six percentage points for those
    denominated in pesos                                                                       32,636            17,257
                                                                                       --------------     ---------------

             Total long-term debt                                                           2,111,651         5,290,531

                Less current maturities                                                        55,279           182,217
                                                                                       --------------     ---------------

             Long-term debt, excluding current maturities                          $        2,056,372         5,108,314
                                                                                       ==============     ===============


     Annual installments of long-term debt are as follows:

            Year                               Amount
            ----                               ------

           2005                       $            41,287
           2006                                    17,323
           2007                                  -
           2008 and thereafter                  1,997,762
                                           ----------------
                                      $         2,056,372
                                           ================

     The following are the most important changes in the Company long-term debt during 2003 and 2002:

     a) On March 18, 2003, the Company obtained a loan for 75 million dollars from Banco Mercantil del Norte, S.A. (Banorte) at a variable Libor interest rate to 90 days plus certain basis points, payable quarterly. The loan payments were set in four equal consecutive quarterly installments of 4.5 million and one last installment of 57 million, beginning 24 months after the credit disposition date, which was March 20, 2003. On December 17, 2003 this loan was paid. (See note 14d).

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     b) On March 20, 2003, the Company entered into a debt-restructuring agreement with Nortel Networks Limited and Nortel Networks de Mexico (Nortel), as follows: payment in cash of 125.2 million dollars, issuance by the Company of a promissory note for 24.2 million dollars and the capitalization of debt of 178.5 million dollars in exchange for 250,836,980 Series "N" shares of common stock (see note 18). As a result of this transaction, Axtel recognized a gain on the forgiveness of debt of approximately $1,888,000 pesos (See note 21). The promissory note for 24.2 million dollars was paid in December 2003. (See note 14 d). After this transaction and in accordance with the debt restructuring agreement all new purchases from Nortel should be either secured through the issuance of a letter of credit or prepaid (See note 8).

     c) On May 2003 the Company entered in an agreement with Bell Canada International (BCI) to terminate all of the rights and obligations of both parties under the technical services agreement and a secondment agreement dated as of October 6, 1997, including Axtel's obligations to pay fees in the future based on the Company's financial performance and in full settlement of any and all claims that BCI may have against Axtel arising out of or related to the above mentioned agreements. The termination agreement was for 15,585,000 dollars, which is included in other income (expense) line item; originally payable as follows:
          2,734,000 dollars at closing of the agreement, 1,129,000 dollars in June 2003, 1,152,000 dollars in September 2003, 1,175,000 dollars in December 2003 and 9,395,000 dollars, maturing thirty seven (37) months after closing payable without interest and in a single installment. As of December 31, 2002 the long term portion was discounted at an interest rate of 10%. On December 17, 2003 this debt was paid (Se note
          14d).

     d) On December 16, 2003, the Company completed an offering of senior unsecured notes, for a value of US $175 Millions (2,028 million pesos) maturing on December 15, 2013. Interest on the Notes are payable semiannually at a annual rate of 11%, beginning on June 15, 2004.

          The indenture of the notes contain certain affirmative and negative covenants.

          With the proceeds of the offering the Company prepaid in full the Banorte facility, the Nortel promissory note and the BCI Indebtedness.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          Each of the Company's consolidated subsidiaries, Instalaciones y Contrataciones, S.A. de C.V. (Instalaciones), Impulsora e Inmobiliaria Regional, S.A. de C.V. (Impulsora) and Servicios Axtel, S.A. de C.V. (Servicios), are guaranteeing the notes with unconditional guaranties that are unsecured.

          Some of the debt agreements that remain outstanding establish certain covenants, the most important of which refer to limitations on dividend payments and comprehensive insurance on pledged assets, among others. At December 31, 2003, the Company was in compliance in all its covenants and obligations.

(15) Seniority premiums

     The cost of the obligations and other elements of seniority premiums mentioned in note 2(i) have been determined based on independent actuarial calculations as of December 31, 2003 and 2002.

     The components of the net periodic cost for the years ended December 31, 2003, 2002 and 2001 are the following:

                                                                                2003         2002          2001
                                                                                ----         ----          ----
Net periodic cost
   Labor cost                                                              $      585           178           732
   Financial cost                                                                  63            42            39
   Amortization of transition obligation                                            1             1           (13)
   Variances in assumptions and experience adjustments                             16           -              12
   Inflationary effect                                                             27            14            33
                                                                             ----------   ----------    ----------

                  Net periodic cost                                        $      692           235           803
                                                                             ==========   ==========    ==========


     The actuarial present value of plan benefit obligations is as follows:


                                                                                           2003           2002
                                                                                           ----           ----

    Present benefit obligation                                                        $       2,097         1,291
                                                                                        -----------    -----------
    Present value of benefits attributable to future salary increases                                          71
                                                                                                129
                                                                                        -----------    -----------
    Projected benefit obligation (PBO)                                                        2,226         1,362
    Items pending amortization:
       Variances in assumptions and experience adjustments                                     (414)         -
       Transition liability                                                                      (8)          (9)
       Minimum additional liability                                                             228           -
                                                                                        -----------    -----------
          Net projected liability recognized on the balance sheets                                          1,353
                                                                                      $       2,032
                                                                                        ===========    ===========


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


      The most significant assumptions used in the determination of the net periodic cost of plan are the following:

                                                             2003           2002
                                                             ----           ----

Discount rate                                                   4.00%          4.00%
                                                         ============    ===========
Rate of increase in future salary levels                        1.00%          1.00%
                                                         ============    ===========
Estimated inflation for the period                              4.00%          5.70%
                                                         ============    ===========
Amortization period of the transition liability            11 years        11 years
                                                         ============    ===========


(16) Income tax (IT), tax on assets (TA), employee statutory profit sharing
     (ESPS) and tax loss carryforwards

     The parent company and its subsidiaries file their tax returns on a stand-alone basis, and the consolidated financial statements show the aggregate of the amounts determined by each company.

     In accordance with the current tax legislation, companies must pay either the IT or TA, whichever is greater. Both taxes recognize the effects of inflation, in a manner different from MexGAAP.

     The TA law establishes a 1.8% tax on assets adjusted for inflation in the case of inventory, property, systems and equipment and deducted from certain liabilities. TA levied in excess of IT for the year can be recovered in the succeeding ten years, updated for inflation, provided that in any of such years IT exceeds TA.

     A new Income Tax Law was enacted on January 1, 2002. This law provides for a 1% annual reduction in the income tax rate beginning in 2003, so that the income tax rate would be 32% in 2005. As a result of these changes, during the years ended December 31, 2003, 2002 and 2001 the Company recognized an increase (decrease) in net deferred tax assets of $(19,629) $15,853 and $(91,270) in 2003, 2002 and 2001, respectively.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     The tax (expense) benefit attributable to the income (loss) before IT differed from the amount computed by applying the tax rate of 34% in 2003 and 35% in 2002 and 2001 to pretax loss, as a result of the items mentioned below:


                                                                           2003                2002              2001
                                                                           ----                ----              ----

    Computed "expected" income tax
      (expense) benefit                                              $     (480,461)            374,269           264,919
    Increase (decrease) resulting from:
           Effects of inflation, net                                          3,847             (26,427)           (9,737)
           Increase   in   beginning-of-the-year   balance  of  the
            valuation  allowance for deferred tax assets  allocated
            to income tax expense                                            (8,761)             (1,095)             (208)
           Adjustments to deferred tax assets and  liabilities  for
            enacted changes in tax rates                                    (19,629)             15,853           (91,270)
           Non-deductible expenses                                           (1,626)            (41,924)           (5,673)
           Other                                                              5,284             (75,091)          (23,618)
                                                                       --------------     --------------    ---------------

              Deferred income tax (expense) benefit                  $     (501,346)            245,585           134,413
                                                                       ==============     ==============    ===============


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2003 and 2002 are presented below:

                                                                                        2003              2002
                                                                                        ----              ----
 Deferred tax assets:
          Net operating loss carryforwards                                     $        507,491          1,107,381
          Allowance for doubtful accounts and write-off                                 176,204            163,742
          Accrued liabilities                                                            22,934             18,836
          Tax on assets                                                                   8,343            -
          Accrued vacations                                                               2,495            -
                                                                                   --------------    --------------

                Total gross deferred tax assets                                         717,467          1,289,959

        Less valuation allowance                                                         11,230              2,469
                                                                                   --------------    --------------

               Net deferred tax assets                                                  706,237          1,287,490
                                                                                   --------------    --------------

 Deferred tax liabilities:
          Property, systems and equipment                                               219,348            267,178
          Telephone concession rights                                                   155,475            153,874
          Pre-operating expenses                                                         66,073             77,618
          Other assets                                                                    1,880             33,458
          Inventories                                                                     7,443              7,440
                                                                                   --------------    --------------

                Total deferred tax liabilities                                          450,219            539,568
                                                                                   --------------    --------------

                Deferred tax assets, net                                       $        256,018            747,922
                                                                                   ==============    ==============


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     The Company assesses realizability of deferred tax assets based on the existence of taxable temporary differences expected to reverse in the same periods as the realization of deductible temporary differences or in later periods in which the tax loss carryforwards can be applied and when, in the opinion of Company management, there will be enough future taxable income for the realization of such deductible temporary differences. However, the amounts of realizable deferred tax assets could be reduced if the taxable income is lower. As of December 31, 2003, a deferred tax asset valuation allowance was established for tax loss carryforwards from the subsidiaries and TA from the Company. No deferred tax asset valuation allowance was established for AXTEL tax loss carryforwards, since, in the opinion of Company management, there is a high probability that there will be enough future taxable income to realize the net deferred tax assets.

     According to the IT law, the tax loss of a year, restated by inflation, may be carried to the succeeding ten years. The tax losses have no effect on ESPS. As of December 31, 2003, the tax loss carryforwards expire as follows:

                                      Inflation-adjusted
                                             tax loss
             Year                         Carryforwards
             ----                         -------------

       2009                       $              573
       2010                                  943,956
       2011                                  213,620
       2012                                  427,762
                                    -------------------

                                  $        1,585,911
                                    ===================

     Effective January 1, 2002, the Company transferred all of its personnel to a subsidiary Company, which eliminated any deferred ESPS liability.

(17) Other long-term accounts payable

     As of December 31, 2003 and 2002 the long-term accounts payable consist of the following: 2003 2002

Guarantee deposits (note 22a)             $           -               141,642
Interest payable (note 22a)                           -                16,902
Long-term trade payables                            2,207              56,325
                                           ----------------   ----------------

                                          $         2,207             214,869
                                           ================   ================

     As of December 31, 2003, the guarantee deposits and interest payable corresponding to Spectra Site Communications Mexico, S. de R.L. de C.V. (see note 22a) were presented as other current accounts payable in accordance with the terms and clauses agreed in the contract.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


(18) Stockholders' equity

     The main characteristics of stockholders' equity are described below:

     (a)  Common stock structure

          The main characteristics and issuances of common stock for 2003, 2002 and 2001 are described below:




                                                 Amount                                              Additional
                                               (thousand          Amount (nominal       Amount      paid-in capital
                 Date                           dollars)               pesos)      (constant pesos) (constant pesos)
                 ----                           --------               ------      ---------------------------------

          April 30, 2001                          25,000        $      238,450           275,915        (1,834)
          August 31, 2001                         45,000               429,210           491,959       (20,200)
          October 31, 2001                        10,000                95,380           107,695        (3,065)
          December 31, 2001                       15,000               143,070           159,775        (7,062)
                                            ---------------- ---- ---------------- ---------------- ----------------

          Total 2001                              95,000        $      906,110         1,035,344       (32,161)
                                            ---------------- ---- ---------------- ---------------- ----------------

          February 28, 2002                        5,000        $       47,690            52,772        (2,076)
                                            ---------------- ---- ---------------- ---------------- ----------------

          Total 2002                               5,000        $       47,690            52,772        (2,076)
                                            ---------------- ---- ---------------- ---------------- ----------------

          February 28, 2003                       35,336        $      389,854           407,104        (8,052)
          October 7, 2003                        203,164             2,202,544         2,299,276        (7,000)
                                            ---------------- ---- ---------------- ---------------- ----------------

          Total 2003                             238,500        $    2,592,398         2,706,380       (15,052)
                                            ================ ==== ================ ================ ================


          At a General Stockholders' Meeting, held on February 28, 2003 the stockholders approved the following:

          1. Cancellation of the stockholders' outstanding contribution of 10 million dollars according to the resolutions of the General Stockholders' Meeting held on March 30, 2001, releasing the Company's stockholders from their obligation to make this contribution to capital. Consequently, a 10 million-dollar decrease was approved of the variable portion of common stock of the Company.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          2. Additional contribution to the variable portion of common stock for an amount equivalent in Mexican pesos to 60 million dollars payable in cash. Consequently, it was approved to issue 2,156,184,303 shares, which will be distributed as follows:
               1,041,437,018 Series A shares Variable; 549,355,873 Series B shares Variable; 451,232,470 Series C shares Variable and 114,158,942 Series N shares, all of them with no par value. In addition the Shareholder's Meeting also resolved that all Series "B" shares were to be exchanged for either Series "A" shares, in the case of investors of Mexican nationality, or Series "C" shares, in the case of investors of non-Mexican nationality.

          3. Additional contribution to the variable portion of common stock of the Company for up to the amount equivalent in Mexican pesos to 200 million dollars through the capitalization of liabilities payable to Nortel (See note 14). Consequently, it was approved to issue 250,836,980 registered shares, with no par value and no right to vote. All the shares were Series "N" shares of the Company's common stock in favor of Nortel, that when issued, will represent 9.9% of the total number of shares issued and paid of the Company's common stock.

          In addition, the Company entered in a subscription agreement with Nortel Networks Limited (Nortel), where Nortel agrees to subscribe for 250,836,980 nominative, non par value and non-voting Series "N" Shares for a total subscription price of $2,016,721 ($178.5 million dollars). Such subscription price shall be considered to be satisfied by means of the debt capitalization as contemplated in the Restructuring Agreement (see note 14). Upon subscription of the shares, such shares represent 9.9% of the total issued and outstanding shares of the common stock of the Corporation.

          Also, the Company entered in a subscription agreements with LAIF X Sprl, Tapazeca Sprl and New Hampshire Insurance Company whereby these entities agreed to subscribe and pay for 115,068,613 Series "B" shares, and 426,843,722 Series "C" shares all of which are nominative, non par value and voting shares, and 36,181,412 Series "N" shares which are nominative, non par value and non-voting for a total subscription price of US$16,086,577 dollars.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          The Company common stock consists of 1,253,233,984 Series "A" shares, 888,152,627 Series "C" shares and 392,320,255 series "N" shares. Series "A" and "C" shares have the right to vote, and series "N" shares have no par value and no voting rights. Series "A" is restricted to Mexican individuals or corporations.

     (b)  Stockholders' equity restrictions

          Stockholder contributions, restated as provided in the tax law, totaling of $6,925,482 may be refunded to stockholders tax-free.

          No dividends may be paid while the Company has a deficit.

(19) Rental, installation, service and other revenues

     Revenues consist of the following:

                                   2003             2002             2001
                                   ----             ----             ----

      Measured service         $      613,100         644,128          540,266
      Rents                           757,840         604,246          624,459
      Cellular                        771,127         561,396          365,025
      Long-distance                   300,798         294,403          304,566
      Interconnection                 226,958         138,408           89,680
      Internet                         68,808          70,541           63,944
      Activation                       73,582          51,884          154,193
      Value added services             49,059          45,020           30,366
      Equipment sales                   8,818          10,373           31,898
      Other                            96,139          71,253           74,349
                                 ------------  ---------------  ---------------

                               $    2,966,229       2,491,652        2,278,746
                                 ============  ===============  ===============

(20) Special item

     In order to improve productivity and comply with the strategic plans, the Company restructured some of its operating areas during the years ended December 31, 2003, 2002 and 2001. The costs of restructuring, comprising compensation and benefits to personnel, were $10,584, $32,940 and $64,035, respectively, and are presented as a special item in the statements of operations for the years ended December 31, 2003, 2002 and 2001.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


(21) Other income (expenses), net

     Other income (expenses) consist of the following:

                                                             2003                2002                2001
                                                       -----------------    ---------------    -----------------

       Gain on debt-restructuring                   $        1,888,198             -                   -

       Nortel prepayment                                        31,112             -                   -

       Nortel withholding cancellation                          30,253             -                   -

       Banorte prepayment                                      (80,375)            -                   -

       BCI termination agreement                              (122,137)            -                   -

       Other                                                    (5,163)          (28,032)          (31,404)
                                                       -----------------    ---------------    -----------------

       Other income (expenses), net                 $        1,741,888           (28,032)          (31,404)
                                                       =================    ===============    =================


(22) Commitments and contingencies

     As of December 31, 2003, there are the following commitments and contingencies:

     (a) On January 24, 2001 a contract was signed with Spectra Site Communications Mexico, S. de R.L. de C.V. (Spectra Site) expiring on January 24, 2004, to provide the Company with services to locate, construct, set up and sell sites within the Mexican territory. As part of the operation, the Company agreed to build 650 sites, subject to approval and acceptance by Spectra Site and, in turn, sell or lease them under an operating lease plan.

          On January 24, 2001, the Company received 13 million dollars from Spectra Site to secure the acquisition of the 650 sites at 20,000 dollars per site. These funds are not subject to restriction per the contract for use and destination. However, the contract provides for the payment of interest at a Prime rate in favor of Spectra Site on the amount corresponding to the number of sites that as of June 24, 2004 had not been sold or leased in accordance with the terms of the contract. As of December 31, 2003, the Company has recognized a liability to cover such interest for $24,655, presenting it as a short-term liability in the balance sheet as of December 31, 2003.

          As of December 31, 2003, the Company has completed the construction of 206 sites pending the approval and acceptance of Spectra Site.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          During 2002, Spectra Site Communications filed an Ordinary Mercantile Trial against the Company before the Thirtieth Civil Court of Mexico City, demanding the refund of the guarantee deposit mentioned above, plus interest and trial-related expenses. The Company countersued Spectra Site for unilateral rescission of the contract. As of December 31, 2003, the trial is at a stage where evidence is being shown, and thus it is impossible to determine whether there is a contingency for the Company.

     (b) The Company is involved in a number of lawsuits and claims arising in the normal course of business. It is expected that the final outcome of these matters will not have significant adverse effects on the Company's financial position and results of operations.

     (c) In compliance with commitments made in the acquisition of concession rights, the Company has granted surety bonds to the Federal Treasury and to the Ministry of Communication and Transportation of $30,655 and to other service providers for $42,059.

     (d) The concessions granted by the Ministry of Communications and Transportation (SCT), mentioned in note 1, establish certain obligations of the Company, including, but not limited to: (i) filing annual reports with the SCT, including identifying main shareholders of the Company, (ii) reporting any increase in common stock, (iii) providing continuous services with certain technical specifications,
          (iv) filing monthly reports about disruptions, (v) filing the services' tariff, and (vi) providing a bond.

     (e) The Company leases some equipment and facilities under operating leases. Some of these leases have renewal clauses. Lease expense for 2003, 2002 and 2001 was $198,159, $214,025 and $265,902, respectively.

          The annual payments under these leases as of December 31, 2003 are as follows:


                                                                             Contracts in:
                                                   -----------------------------------------------------------------
                                                        Pesos              Dollars                  UDIS
                                                                         (thousands)         (Investment units)
                                                   ----------------    ---------------   ---------------------------

                   2004                           $        55,343              7,164                 54,833
                   2005                                    48,268              4,630                 54,833
                   2006                                    34,962              3,448                 54,833
                   2007                                    29,579              2,920                 54,833
                   2008                                    24,222              2,644                 54,833
                   Thereafter                              48,549             13,572                 45,694
                                                   ----------------    ---------------         --------------
                                                  $       240,923             34,378                319,859
                                                   ================    ===============         ==============


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     (f) As of December 31, 2003, the Company has placed purchase orders which are pending delivery from suppliers for approximately $635,117.

     (g) The Company has certain supply contracts establishing commitments to purchase an established minimum amount per year. These contracts are for a term of five years

     (h)  Those arising from labor obligations mentioned in note 2(i).

(23) New accounting pronouncements

     Financial instruments with characteristics of liabilities, equity, or both

     In May 2003, the Mexican Institute of Public Accountants issued Bulletin C-12, "Financial Instruments with Characteristics of Liabilities, Equity, or Both." Bulletin C-12, is effective for fiscal years beginning after December 31, 2003, although earlier application is permitted. Bulletin C-12 puts together regulations contained in other bulletins related to issuance of complex financial instruments, and adds regulations necessary for a comprehensive resolution of general problems. Therefore, Bulletin C-12 defines the basic differences between liabilities and equity; establishes rules for the classification and valuation of the liability and equity components of combined financial instruments, upon initial recognition; and establishes rules for disclosure of combined financial instruments. Under Bulletin C-12, financial instruments should be classified as liabilities or equity at the beginning of the year of adoption, and comparative financial information for prior years should not be restated, nor a cumulative-effect-type adjustment recognized in the year of adoption.

     The Company estimates that the adoption of the new Bulletin C-12 will not have a material effect on its financial position or results of operations.

(24) Differences between Mexican and United States accounting principles

     The consolidated financial statements of the Company are prepared according to accounting principles generally accepted in Mexico (Mexican GAAP), which differ in certain significant respects from those applicable in the United States (US GAAP).

     The consolidated financial statements under Mexican GAAP include the effects of inflation provided for by Bulletin B-10, whereas the financial statements prepared under US GAAP are presented on a historical cost basis. The following reconciliation does not eliminate the inflation adjustments for Mexican GAAP, since they represent an integral measurement of the effects of the changes in the price levels in the Mexican economy and, as such, are considered a more meaningful presentation than the financial reports based on historic costs for book purposes for Mexico and the United States.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     The main differences between Mexican GAAP and US GAAP and their effect on consolidated net loss and stockholders' equity as of December 31, 2003, 2002 and 2001 is presented below, with an explanation of the adjustments.

                                                                                      Year ended December 31,
                                                                        -----------------------------------------------------
                                                                             2003               2002               2001
                                                                        -----------------------------------------------------

       Net income (loss) reported under Mexican GAAP ..............  $        911,775             (823,756)         (594,072)
                                                                        ---------------    ----------------    --------------

       Approximated US GAAP adjustments
       1. Deferred income taxes (see 24a)..........................           492,611             (245,585)         (134,413)
       2. Deferred employee statutory profit sharing (see 24a) ....           -                   -                   92,307
       3. Amortization of start up cost (see 24c)..................            35,953              36,343             36,383
       4. Start up costs of the year (see 24c).....................           -                   -                      (32)
       5. Allowance for post retirement benefits (see 24d).........               191               11,221           (10,500)
       6. Revenue recognition (see 24b)............................            29,375               62,003           (28,442)
       7. Deferred financing cost amortization (see 24f)...........            13,498               (2,239)           (4,488)
       8. Accrued vacations (see 24d)..............................           -                      1,240            (2,450)
       9. Capitalized interest (see 24e)...........................            (1,003)            -                   25,478
      10. Gain on the forgiveness of debt (see 24g)................         1,301,168             -                  -
                                                                        ---------------    ----------------    --------------
       Total approximate US GAAP adjustments.......................         1,871,793             (137,017)          (26,157)
                                                                        ---------------    ----------------    --------------
       Approximate net income (loss) under US GAAP.................  $      2,783,568             (960,773)         (620,229)
                                                                        ===============    ================    ==============

                                                                              Year ended December 31,
                                                                         -----------------------------------
                                                                              2003               2002
                                                                         -----------------------------------

       Total stockholders' equity reported under Mexican GAAP......  $      5,468,227            1,866,498
                                                                         ---------------    ----------------

       Approximate US GAAP adjustments
       1. Deferred income taxes (see 24a)..........................           (256,018)           (747,922)
       2. Start up costs (see 24c)................................c           (203,330)           (239,283)
       3. Revenue recognition (see 24b)............................             (74,543)          (103,918)
       4. Allowance for post retirement benefits (see 24d).........             (27,619)           (27,810)
       5. Deferred financing cost amortization (see 24f)...........             -                  (13,498)
       6. Accrued vacations (see 24d)..............................             -                   (2,082)
       7. Capitalized interest (see 24e)...........................            25,149               26,152
                                                                         ---------------    ----------------
       Total approximate US GAAP adjustments.......................            (536,361)        (1,108,361)
                                                                         ---------------    ----------------
       Total approximate stockholders' equity under US GAAP........  $      4,931,866              758,137
                                                                         ===============    ================



                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     The term "SFAS" as used in this document refers to Statement of Financial Accounting Standards.

     (a) Deferred income taxes (IT) and employee's statutory profit sharing ("ESPS")

          Deferred IT are accounted for under the asset and liability method. All of the Company's pretax income (loss) and reported income tax (expense) benefit is derived from domestic operations.

          Deferred ESPS is recognized only for timing differences arising from the reconciliation of book income to income for profit sharing purposes, which can be reasonably presumed to result in a future liability or benefit, with no indication that the liabilities or benefits will not materialize.

          For US GAAP purposes, the Company accounts for income taxes and employee statutory profit sharing under SFAS 109 "Accounting for Income Taxes," which uses the asset and liability method to account for deferred tax assets and liabilities. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences of "temporary differences," by applying the enacted statutory tax rates applicable to future years to the differences between the book amounts of the financial statements and the tax bases of existing assets and liabilities and the tax loss carryforwards. The amount of deferred income taxes charged or credited to the operations in each period, for US GAAP purposes, is based on the difference between the beginning and ending balances of the deferred tax assets and liabilities for each period, expressed in nominal pesos. The deferred tax effect of a change in the tax rate is recognized in the results of operations of the period in which the change is enacted.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          The tax (expense) benefit attributable to the income (loss) before IT differed from the amount computed by applying the tax rate of 34% in 2003 and 35% in 2002 and 2001 to pretax loss, as a result of the items mentioned below:


                                                                       2003                2002              2001
                                                                       ----                ----              ----

        Computed "expected" income tax
          (expense) benefit                                      $     (946,413)            336,271           217,080
        Increase (decrease) resulting from:
              Effects of inflation, net                                   3,847             (26,427)           (9,737)
              Increase in beginning-of-the-year balance of
                 the valuation allowance for deferred tax
                 assets allocated to income tax expense                 500,277            (191,929)         (134,771)
              Gain on the forgiveness of debt                           442,397              -                 -
              Adjustments to deferred tax assets and
                 liabilities for enacted changes in tax rates           (19,629)             15,853           (91,270)
              Non-deductible expenses                                    (1,626)            (41,924)           (5,673)
              Other                                                      21,147             (91,844)           24,371
                                                                   --------------     --------------    ---------------

               Deferred income tax (expense) benefit             $       -                  -                 -
                                                                   ==============     ==============    ===============


          The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 2003 and 2002 for US GAAP are presented below:

                                                     2003             2002
                                                     ----             ----

          Deferred tax assets:
          Net operating loss carryforwards....... $    507,491       1,107,381
          Allowance for doubtful accounts........      176,204         163,742
          Deferred revenues......................       25,344          35,332
          Seniority premium and allowance for
             post retirement benefits............        8,837           9,332
          Accrued vacations......................        2,495             666
          Accrued liabilities....................       22,934          18,836
          Tax on assets..........................        8,343         -
                                                    ------------  --------------

                  Total gross deferred tax assets..    751,648       1,335,289

          Less valuation allowance.................    (361,335)      (870,361)
                                                    ------------  --------------

                  Net deferred tax assets..........    390,313         464,928
                                                    ------------  --------------

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



          Deferred tax liabilities:
          Property, systems and equipment ..........................................            227,395            274,789
          Telephone concession rights...............................................            155,475            153,874
          Other assets..............................................................           -                    28,825
          Inventories...............................................................              7,443              7,440
                                                                                         ----------------     --------------

                  Total deferred tax liabilities....................................            390,313            464,928
                                                                                         ----------------     --------------

          Net deferred tax liabilities under US GAAP                                           -                   -
          Less net deferred tax assets recognized
               under Mexican GAAP...................................................            256,018            747,922
                                                                                         ----------------     --------------

          US GAAP adjustment to stockholders' equity................................ $          (256,018)         (747,922)
                                                                                         ================     ==============


          In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Since the Company has not generated taxable income in its three years of operations, a deferred tax asset valuation allowance of $361,335 and $870,361 as of December 31, 2003 and 2002, respectively, was recorded for US GAAP. This represents a (decrease) and increase in the valuation allowance of $(509,026) and $198,447 for the years ended December 31, 2003 and December 31, 2002, respectively.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     (b)  Revenue recognition

          On December 3, 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). This bulletin summarizes the point of view of the SEC in the recognition of revenues in the financial statements according to US GAAP. The SEC concluded that only when all the following conditions are met is revenue recognition appropriate:

          a) there is persuasive evidence of an agreement; b) the delivery was made or the services rendered; c) the sales price to the purchaser is fixed or determinable; and d) collection is reasonable assured.

          SAB 101, specifically in Topic 13A, Question 5, discusses the situation of recognizing as revenue certain non-refundable cash items. SAB 101 provides that the seller should not recognize non-refundable charges generated in certain transactions when there is continuous involvement by the vendor.

          One of the examples provided by SAB 101 is activation revenues from telecommunication services. The SAB concludes that unless the charge for the activation service is an exchange for products delivered or services rendered that represent the culmination of a separate revenue-generating process, the deferral method of revenue is appropriate.

          Based on the provisions and interpretations of SAB 101, for purposes of the US GAAP reconciliation, the Company has deferred the activation revenues over a three-year period starting in the month such charge is originated. This period was determined based on Company experience. The net effect of the deferral and amortization is presented in the above US GAAP reconciliation.

     (c)  Start-up costs

          In April 1998, the AICPA issued Statement of Position 98-5, "Report of Start-up Costs" (SOP 98-5), which requires start-up costs, including organization costs, to be expensed as incurred. SOP 98-5 is effective, except for certain investment companies, for fiscal years beginning after December 15, 1998. Under Mexican GAAP, this type of costs were recognized when incurred as a deferred asset and amortized over a period of 10 years. The Company has reversed the amortization of $35,953, $36,343 and $36,383 in 2003, 2002 and 2001, as shown in the
          US GAAP reconciliation, and has reduced stockholders' equity by $203,330 and $239,283 to write off the unamortized balance at each year end.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     (d)  Other employee benefits

          Vacation

          For years ended December 31, 2002 and before, under Mexican GAAP the vacation expense was recognized when taken rather than during the period the employees earn it. In order to comply with SFAS 43, for the years ended December 31, 2002 and 2001, the Company recorded an increase or decrease in net income of $1,240, and ($2,450), respectively. Starting on January 2003, Mexican GAAP requires the recognition of vacation expense when earn (see note 3a).

          Severance

          Under Mexican GAAP (Bulletin D-3), severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution of pension benefits, in which case, they should be considered as a pension plan. Under US GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS 112, which requires recognition of certain benefits, including severance, over an employee's service life. For the years ended December 31, 2003, 2002 and 2001 the Company recorded an increase or decrease in net income of $191, $11,221 and $(10,500), respectively, and recognized an accrual amounting to $27,619 and $27,810 as of December 31, 2003 and 2002, respectively.

     (e)  Capitalized interest

          Under Mexican GAAP, the Company capitalizes interest on property, systems and equipment under construction. The amount of financing cost to be capitalized is comprehensively measured in order to include properly the effects of inflation. Therefore, the amount capitalized includes: (i) the interest cost of the debt incurred, plus (ii) any foreign currency fluctuations that result from the related debt, and less (iii) the monetary position result recognized on the related debt. Under US GAAP, only interest is considered an additional cost of constructed assets to be capitalized and depreciated over the lives of the related assets.

          The US GAAP reconciliation removes the foreign currency gain or loss and the monetary position result capitalized for Mexican GAAP derived from borrowings denominated in foreign currency.

     (f)  Deferred financing cost amortization

          Under Mexican GAAP, the Company amortizes deferred financing cost under the straight-line method over the life of the related debt. For US GAAP, this cost is amortized on the interest method over the life of the related debt.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     (g)  Gain on the forgiveness of debt

          As disclosed in note 14 to the financial statements, on March 20, 2003, the Company entered into a debt-restructuring agreement with Nortel Networks Limited and Nortel Networks de Mexico (Nortel). The Company paid Nortel $125.2 million dollars in cash, issued a new note for $24.2 million dollar and capitalized 178.5 million dollars in exchange for 250,836,980 Series "N" shares of common stock to settled all the debt outstanding with Nortel as of the date of the transaction.

          For US GAAP, and as required by SFAS 15 "Accounting for Debtors and Creditors for Troubled Debt Restructurings", the equity provided by the Company to Nortel was recorded at the fair market value resulting in a net gain on the forgiveness of the debt of approximately $3,189,366.

     (h)  Supplemental cash flow information under US GAAP

          Under Mexican GAAP, statements of changes in financial position identify the sources and uses of resources based on the differences between beginning and ending consolidated financial statement balances in constant pesos. Monetary position results and unrealized foreign exchange results are treated as cash items in the determination of resources provided by operations. Under US GAAP (SFAS 95), statements of cash flows present only cash items and exclude non-cash items. SFAS 95 does not provide guidance with respect to inflation-adjusted financial statements. The differences between Mexican GAAP and US GAAP in the amounts reported are mainly due to: (i) elimination of inflationary effects of monetary assets and liabilities from financing and investing activities against the corresponding monetary position result in operating activities, (ii) elimination of foreign exchange results from financing and investing activities against the corresponding unrealized foreign exchange result included in operating activities, and (iii) the recognition in operating, financing and investing activities of the US GAAP adjustments.


          The following table summarizes the cash flow items as required under SFAS 95 provided by operating, financing and investing activities, giving effect to the US GAAP adjustments, excluding the effects of inflation required by Bulletin B-10. The following information is presented in thousands of pesos on a historical peso basis and is not presented in pesos of constant purchasing power:


                                                                                      Years Ended December 31,
                                                                           -----------------------------------------------
                                                                                2003             2002           2001
                                                                           ---------------- ------------------------------
           Net cash (used in) provided by operating activities...........         (11,160)       668,419       (363,561)
           Net cash provided by (used in) financing activities...........       1,038,913       (210,035)       993,751
           Net cash used in investing activities.........................        (329,221)      (265,855)      (635,081)
                                                                           ---------------- ------------------------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          Net cash flows from operating activities reflect cash payments for interest and income taxes as follows:


                                                                                      Years Ended December31,
                                                                           -----------------------------------------------
                                                                                2003             2002           2001
                                                                           ---------------- --------------- --------------
           Interest paid.................................................       463,711           103,958         318,390
           Income taxes paid.............................................         8,597           -               -
                                                                           ---------------- --------------- --------------

          During the years ended December 31, 2003, 2002 and 2001, the Company acquired property, systems and equipment through notes payable financing amounting to approximately $119,655, $243,523 and $785,953, respectively.

     (i)  Condensed financial information under US GAAP

          The following table presents consolidated condensed statements of operations for the years ended December 31, 2003, 2002 and 2001, prepared under US GAAP, and includes all differences described in this note as well as certain other reclassifications required for purposes of US GAAP:

                                                                                     Years Ended December 31,
                                                                           ----------------------------------------------
           Statements of operations                                             2003           2002           2001
                                                                           ----------------------------------------------
           Revenues......................................................     2,991,617       2,553,655       2,250,304
           Operating income (loss).......................................       173,669        (125,707)       (579,899)
           Comprehensive financing result................................      (413,839)       (774,095)        (65,625)
           Other income (expenses) income, net...........................     3,032,472         (60,971)         25,295
           Tax on assets.................................................        (8,734)        -               -
                                                                           ----------------------------------------------
           Consolidated net income (loss)................................     2,783,568        (960,773)       (620,229)
                                                                           ==============================================


          The following table presents consolidated condensed balance sheets at December 31, 2003 and 2002, prepared under US GAAP, including all differences and reclassifications as compared to Mexican GAAP described in this note 24:

                                                                                       At December 31,
                                                                            --------------------------------------
           Balance sheets                                                         2003                2002
                                                                            -----------------   ------------------
           Current assets..............................................           1,686,812              742,301
           Property, systems and equipment.............................           5,300,591            5,619,031
           Deferred charges............................................             837,892              877,950
                                                                            -----------------   ------------------
                  Total assets.........................................           7,825,295            7,239,282
                                                                            -----------------   ------------------
           Current liabilities                                                      730,656            1,024,881
           Long-term debt..............................................           2,056,372            5,108,314
           Other non-current liabilities...............................             106,401              347,950
                                                                            -----------------   ------------------
                  Total liabilities....................................           2,893,429            6,481,145
                                                                            -----------------   ------------------
                  Stockholders' equity.................................           4,931,866              758,137
                                                                            -----------------   ------------------
                  Total liabilities and stockholders' equity...........           7,825,295            7,239,282
                                                                            -----------------   ------------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     (j)  Fair value of financial instruments

          The carrying amount of cash, trade accounts receivable, other accounts receivable, trade accounts payable, other accounts payable and accrued expenses and short-term debt, approximates fair value because of the short-term maturity of these financial assets and liabilities.

          The carrying value of the Company's long-term debt and the related fair value based on quoted market prices for the same or similar instruments or on current rates offered to the Company for debt of the same remaining maturities (or determined by discounting future cash flows using borrowing rates currently available to the Company) at December 31, 2003 is summarized as follows:

                                     Carrying amount      Estimated fair value
                                 -----------------------------------------------
           Long-term debt.....            175,000                  59,978
                                 -----------------------------------------------

     (k)  Segment information

          The Company believes that it operates in one business segment. Management does review the business as consisting of two revenues information streams (Mass market and Business Market), however it is not possible to attribute direct or indirect costs to the individual streams other than selling expenses. Additionally management believes that the two revenue streams are so similar that they can be expected to have essentially the same economic characteristics.

     (l)  Recently Issued Accounting Standards

          In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46 Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts, with any differences between the net amount added to the balance sheet and any previously recognized interest begin recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          FASB Statements No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. For the Company, the Statement was effective for instruments entered into or modified after May 31, 2003 and otherwise will be effective as of January 1, 2004, except for mandatory redeemable financial instruments. For certain mandatory redeemable financial instruments, the Statement will be effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain types of mandatory redeemable financial instruments. The Company currently does not have any financial instruments that are within the scope of this Statement.

     (m)  Guaranteed debt

          On December 16, 2003, the Company completed an offering of senior unsecured notes, for a value of US $175 Millions (2,028 millions pesos) maturing on December 15, 2013. Interest on the notes are payable semiannually at annual rate of 11%, beginning on June 15, 2004.

          Each of the Company's consolidated subsidiaries, Instalaciones y Contrataciones, S.A. de C.V. (Instalaciones), Impulsora e Inmobiliaria Regional, S.A. de C.V. (Impulsora) and Servicios Axtel, S.A. de C.V. (Servicios), are guaranteeing the notes with unconditional guaranties that are unsecured. Each of the subsidiary guarantors is 99.99% owned by Axtel, S.A. de C.V. All guarantees are full and unconditional and are joint and several.

          Axtel is eligible, under Adopting Release (nos. 33-7878 and 34-43124) and a no-action request letter, for presenting the condensed consolidating financial information of Impulsora, Instalaciones and Servicios in this note in accordance with Rule 3-10 (f) of Regulation S-X. Each of Impulsora, Instalaciones and Servicios have total capital stock outstanding of 50,000 common shares. Axtel directly owns all but one share of each of Impulsora, Insalaciones and Servicios. The ownership of the remaining share by someone other than Axtel is a requirement of Mexican law.

          For the purpose of the accompanying condensed consolidating balance sheets, income statements and changes in financial position under Mexican GAAP, the first column, "Axtel" corresponds to the parent company issuer. The second column, "Combined Guarantors", represents the combined amounts of Instalaciones, Impulsora and Servicios, after adjustments and eliminations relating to their combination. The third column, "Adjustments and Eliminations", includes all amounts resulting from the consolidation of Axtel, and the guarantors. The fourth column, "Axtel Consolidated", represents the Company's consolidated amounts as reported in the audited consolidated financial statements. Additionally, all amounts presented under the line item "Investments in subsidiaries" for both the balance sheet and the income statement are accounted for by the equity method.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          The condensed consolidating financial information is as follows:

     Condensed consolidating balance sheets:

                                                                                                  Adjustments
                                                                                 Combined             and             Axtel
     As of December 31, 2003                                    Axtel           Guarantors       Eliminations     Consolidated
     ---------------------------------------------------    ---------------------------------------------------------------------

     Current assets                                      $       1,684,267              94,825         (92,280)        1,686,812
     Property, systems and equipment, net                        5,267,213               9,996          (1,767)        5,275,442
     Deferred charges                                            1,179,904               6,338           -             1,186,242
     Investment in subsidiaries                                     21,195             -               (21,195)           -
     Other non current assets                                      110,830                 168           -               110,998
                                                            ---------------  ------------------ ---------------- ----------------

         Total assets                                    $       8,263,409             111,327        (115,242)        8,259,494
                                                            ---------------  ------------------ ---------------- ----------------

     Current liabilities                                 $         736,603              86,333         (92,280)          730,656
     Long-term debt                                              2,056,372             -                 -             2,056,372
     Other non-current liabilities                                   2,207               2,032           -                 4,239
                                                            ---------------  ------------------ ---------------- ----------------

         Total liabilities                                       2,795,182              88,365         (92,280)        2,791,267
                                                            ---------------  ------------------ ---------------- ----------------

     Total stockholders equity                                   5,468,227              22,962         (22,962)        5,468,227
                                                            ---------------  ------------------ ---------------- ----------------

     Total liabilities and stockholders equity           $       8,263,409             111,327        (115,242)        8,259,494
                                                            ---------------  ------------------ ---------------- ----------------

                                                                                                  Adjustments
                                                                                 Combined             and              Axtel
     As of December 31, 2002                                    Axtel           Guarantors        Eliminations     Consolidated
     ---------------------------------------------------    ---------------  ------------------ ----------------- ----------------

     Current assets                                      $         743,285              95,365          (96,349)          742,301
     Property, systems and equipment, net                        5,584,246              10,838           (2,206)        5,592,878
     Deferred charges                                            1,756,299               6,958            -             1,763,257
     Investment in subsidiaries                                     23,755             -                (23,755)           -
     Other non current assets                                      115,396             -                  -               115,396
                                                            ---------------  ------------------ ----------------- ----------------

         Total assets                                    $       8,222,981             113,161         (122,310)        8,213,832
                                                            ---------------  ------------------ ----------------- ----------------

     Current liabilities                                 $       1,033,300              85,847          (96,349)        1,022,798
     Long-term debt                                              5,108,314             -                  -             5,108,314
     Other non-current liabilities                                 214,869               1,353            -               216,222
                                                            ---------------  ------------------ ----------------- ----------------

         Total liabilities                                       6,356,483              87,200          (96,349)        6,347,334
                                                            ---------------  ------------------ ----------------- ----------------

     Total stockholders equity                                   1,866,498              25,961          (25,961)        1,866,498
                                                            ---------------  ------------------ ----------------- ----------------

     Total liabilities and stockholders equity           $       8,222,981             113,161         (122,310)        8,213,832
                                                            ---------------  ------------------ ----------------- ----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     Condensed consolidating income statements:

                                                                                       Adjustments
                                                                      Combined             and                Axtel
     For the year ended December 31, 2003            Axtel           Guarantors       Eliminations        Consolidated
     ----------------------------------------  ------------------ ----------------- ------------------  ------------------

     Rental, installation, service and
        other revenues                       $        2,966,165           779,451           (779,387)        2,966,229
     Cost of sales and services                        (821,362)            -                 -               (821,362)
     Selling and administrative expenses             (1,164,567)         (771,136)           779,387        (1,156,316)
     Depreciation and amortization                     (873,939)            (405)             -               (874,344)
     Operating income                                   106,297             7,910             -                114,207
     Comprehensive financing result, net               (431,760)           (1,854)             1,224          (432,390)
     Other income (expenses), net                     1,740,666            (8,138)            (1,224)        1,731,304
     Income tax                                        (499,941)           (1,405)            -               (501,346)
     Investment in subsidiaries                          (3,487)            -                  3,487             -
                                               ------------------ ----------------- ------------------  ------------------
     Net income (loss)                       $          911,775            (3,487)             3,487           911,775
                                               ------------------ ----------------- ------------------  ------------------

                                                                                       Adjustments
                                                                      Combined             and                Axtel
     For the year ended December 31, 2002            Axtel           Guarantors       Eliminations        Consolidated
     ----------------------------------------  ------------------ ----------------- ------------------  ------------------

     Rental, installation, service and
        other revenues                       $        2,491,652           824,353           (824,353)        2,491,652
     Cost of sales and services                        (622,007)            -                 -               (622,007)
     Selling and administrative expenses             (1,290,008)         (816,990)           824,353        (1,282,645)
     Depreciation and amortization                     (822,594)             (919)            -               (823,513)
     Operating (loss) income                           (242,957)            6,444             -               (236,513)
     Comprehensive financing result, net               (771,844)           (1,494)             1,482          (771,856)
     Other expenses, net                                (25,823)          (33,667)            (1,482)          (60,972)
     Income tax                                         237,735             7,850             -                245,585
     Investment in subsidiaries                         (20,867)            -                 20,867             -
                                               ------------------ ----------------- ------------------  ------------------
     Net income (loss)                       $         (823,756)          (20,867)            20,867          (823,756)
                                               ------------------ ----------------- ------------------  ------------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)




                                                                                       Adjustments
                                                                      Combined             and                Axtel
     For the year ended December 31, 2001            Axtel           Guarantors       Eliminations        Consolidated
     ----------------------------------------  ------------------ ----------------- ------------------  ------------------

     Rental, installation, service and
     other revenues                          $        2,278,748            62,561            (62,563)          2,278,746
     Cost of sales and services                        (529,656)                -             -                 (529,656)
     Selling and administrative expenses             (1,672,704)          (58,414)            62,206          (1,668,912)
     Depreciation and amortization                     (653,664)           (1,371)            -                 (655,035)
     Operating (loss) income                           (577,276)            2,776               (357)           (574,857)
     Comprehensive financing result, net                (87,055)           (1,559)             1,998             (86,616)
     Other expenses, net                                (89,441)           (4,357)            (1,641)            (95,439)
     Income tax                                         162,522               318             -                  162,840
     Investment in subsidiaries                          (2,822)            -                  2,822              -
                                               ------------------ ----------------- ------------------  ------------------
     Net income (loss)                       $         (594,072)           (2,822)             2,822            (594,072)
                                               ------------------ ----------------- ------------------  ------------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     Condensed consolidating statements of changes in financial position:


                                                                                                 Adjustments
                                                                                  Combined           and             Axtel
     For the year ended December 31, 2003                           Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net income (loss)                                     $      911,775          (3,487)           3,487          911,775
        Non-cash items                                              (510,832)          2,503           (3,487)        (511,816)
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by (used in) operations             400,943            (984)           -              399,959
        Net (investment in) financing from operations               (235,575)             13           (2,179)        (237,741)
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by (used in) operations, net        165,368            (971)          (2,179)         162,218
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Increase in common stock                                   2,706,380           2,301           (2,301)       2,706,380
        Additional paid-in capital                                   (15,052)           -               -              (15,052)
        Loans payments, net                                       (1,532,628)         (2,179)           2,179       (1,532,628)
        Others                                                       (58,349)           -               -              (58,349)
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by financing activities           1,100,351             122             (122)       1,100,351
                                                                --------------  -------------- ---------------- -----------------

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                            (467,486)           -               -             (467,486)
        Investment in subsidiaries                                    (2,301)           -               2,301          -
        Other assets                                                 (97,954)           (168)           -              (98,122)
                                                                --------------  -------------- ---------------- -----------------
              Resources used in investing activities                (567,741)           (168)           2,301         (565,608)
                                                                --------------  -------------- ---------------- -----------------

     Increase (decrease) in cash and equivalents                     697,978          (1,017)           -              696,961
     Cash and equivalents at the beginning of the year               330,743           1,478            -              332,221
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the year              $    1,028,721             461            -            1,029,182
                                                                --------------  -------------- ---------------- -----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)




                                                                                                 Adjustments
                                                                                  Combined           and             Axtel
     For the year ended December 31, 2002                           Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net loss                                              $     (823,756)        (20,867)          20,867          (823,756)
        Non-cash items                                               605,727          (6,697)         (20,867)          578,163
                                                                --------------  -------------- ---------------- -----------------
            Resources used in operations                            (218,029)        (27,564)           -              (245,593)
         Net financing from (investment in) operations               249,219         (14,031)          (1,325)          233,863
                                                                --------------  -------------- ---------------- -----------------
            Resources provided by (used in) operations, net           31,190         (41,595)          (1,325)          (11,730)
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Increase in common stock                                      52,772          44,038          (44,038)           52,772
        Additional paid-in capital                                    (2,076)           -               -                (2,076)
        Proceeds from (loans payments), net                          640,648          (1,325)           1,325           640,648
        Others                                                        92,311            -               -                92,311
                                                                --------------  -------------- ---------------- -----------------
            Resources provided by financing activities               783,655          42,713          (42,713)          783,655

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                            (574,414)           -               -              (574,414)
        Investment in subsidiaries                                   (44,038)           -              44,038          -
        Other assets                                                  (1,477)             37            -                (1,440)
                                                                --------------  -------------- ---------------- -----------------
            Resources used in investing activities                  (619,929)             37           44,038          (575,854)
                                                                --------------  -------------- ---------------- -----------------

     Increase in cash and equivalents                                194,916           1,155            -               196,071
     Cash and equivalents at the beginning of the year               135,827             323            -               136,150
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the year              $      330,743           1,478            -               332,221
                                                                --------------  -------------- ---------------- -----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


                                                                                                 Adjustments
                                                                                  Combined           and             Axtel
     For the year ended December 31, 2001                           Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net loss                                              $     (594,072)         (2,822)            2,822         (594,072)
        Non-cash items                                               494,587           1,233           (2,822)          492,998
                                                                --------------  -------------- ---------------- -----------------
              Resources used in operations                           (99,485)         (1,589)           -              (101,074)
          Net investment in operations                              (202,394)         (4,354)            (663)         (207,411)
                                                                --------------  -------------- ---------------- -----------------
              Resources used in operations, net                     (301,879)         (5,943)            (663)         (308,485)
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Increase in common stock                                   1,035,344           5,660           (5,660)        1,035,344
        Additional paid-in capital                                   (32,161)           -               -               (32,161)
        Proceeds from (loans payments), net                          753,547             (49)              49           753,547
        Others                                                       159,872            -               -               159,872
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by financing activities           1,916,602           5,611           (5,611)        1,916,602
                                                                --------------  -------------- ---------------- -----------------

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                          (1,608,695)           -                 616        (1,608,079)
        Investment in subsidiaries                                    (5,660)           -               5,660             -
        Other assets                                                 (12,558)            (21)              (2)          (12,581)
                                                                --------------  -------------- ---------------- -----------------
              Resources used in investing activities              (1,626,913)            (21)           6,274        (1,620,660)
                                                                --------------  -------------- ---------------- -----------------

     Decrease in cash and equivalents                                (12,190)           (353)           -               (12,543)
     Cash and equivalents at the beginning of the year               148,017             676            -               148,693
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the year              $      135,827             323            -               136,150
                                                                --------------  -------------- ---------------- -----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     The tables below present combined balance sheets as of December 31, 2003 and 2002, and income statements and statements of changes in financial position for each of the three-year periods ended December 31, 2003 for the Guarantors. Such information presents in separate columns each individual Guarantor, consolidation adjustments and eliminations, and the combined guarantors. All significant related parties balances and transactions between the Guarantors have been eliminated in the "Combined Guarantors" column.

     The amounts presented in the column "Combined Guarantors" are readily comparable with the information of the Guarantors included in the condensed consolidated financial information.

     Guarantors' Combined Balance Sheets:

     As of December 31, 2003
     ------------------------------------
                                                                                            Adjustments
                                                                             Servicios          and          Combined
                   Assets                    Icosa        Inmobiliaria         Axtel       Eliminations     Guarantors
                                          ------------ ------------------- --------------  -------------- ----------------

     Cash and cash equivalents          $         161                  13            287          -                   461
     Accounts receivable                           34             -                   98          -                   132
     Related parties receivables                5,397             -               77,614           (584)           82,427
     Refundable taxes and other
        accounts receivable                       998               1,355          9,452          -                11,805
                                          ------------ ------------------- --------------  -------------- ----------------

         Total current assets                   6,590               1,368         87,451           (584)           94,825
                                          ------------ ------------------- --------------  -------------- ----------------

     Property, systems and equipment,
     net                                       -                    9,996        -                -                 9,996
     Deferred income taxes                          3             -                6,771           (436)            6,338
     Other                                        168             -              -                -                   168
                                          ------------ ------------------- --------------  -------------- ----------------

         Total non current assets                 171               9,996          6,771           (436)           16,502
                                          ------------ ------------------- --------------  -------------- ----------------

     Total assets                       $       6,761              11,364         94,222         (1,020)          111,327
                                          ------------ ------------------- --------------  -------------- ----------------

     Liabilities and Stockholders Equity

     Account payable and accrued
        liabilities                     $        165              -              8,584            -               8,749
     Taxes payable                             2,789              -             48,442            -              51,231
     Related parties payables                  -                    9,081       -                  (584)          8,497
     Other accounts payable                      448              -             17,408            -              17,856
                                          ------------ ------------------- --------------  -------------- ----------------

         Total current liabilities             3,402                9,081       74,434             (584)         86,333
                                          ------------ ------------------- --------------  -------------- ----------------

     Deferred income tax                        -                     436                          (436)          -
     Others                                      281              -              1,751            -               2,032
                                          ------------ ------------------- --------------  -------------- ----------------

         Total liabilities                     3,683                9,517       76,185           (1,020)         88,365
                                          ------------ ------------------- --------------  -------------- ----------------

     Stockholders' equity                      3,824                1,513       21,112            -              26,449
     Net income (loss)                          (746)                 334        (3,075)          -               (3,487)
                                          ------------ ------------------- --------------  -------------- ----------------

     Total stockholders equity                 3,078                1,847       18,037            -              22,962
                                          ------------ ------------------- --------------  -------------- ----------------
                                                                                                          ----------------

     Total liabilities and stockholders
     equity                             $      6,761               11,364       94,222           (1,020)        111,327
                                          ------------ ------------------- --------------  -------------- ----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)




     As of December 31, 2002
     ------------------------------------
                                                                                           Adjustments
                                                                             Servicios         and           Combined
                   Assets                    Icosa        Inmobiliaria         Axtel       Eliminations     Guarantors
                                          ------------ ------------------- -------------- --------------- ----------------

     Cash and cash equivalents          $         78                   52        1,348            -               1,478
     Accounts receivable                        -                 -                 58            -                  58
     Related parties receivables               4,945              -             79,910             (608)         84,247
     Refundable taxes and other
       accounts receivable                       113                1,427        8,042            -               9,582
                                          ------------ ------------------- -------------- --------------- ----------------

         Total current assets                  5,136                1,479       89,358             (608)         95,365
                                          ------------ ------------------- -------------- --------------- ----------------

     Property, systems and equipment,
     net                                        -                  10,838         -               -              10,838
     Deferred income taxes                       181              -              7,329             (552)          6,958
     Other                                      -                 -               -               -               -
                                          ------------ ------------------- -------------- --------------- ----------------

         Total non current assets                181               10,838        7,329             (552)         17,796
                                          ------------ ------------------- -------------- --------------- ----------------

     Total assets                       $      5,317               12,317       96,687           (1,160)        113,161
                                          ------------ ------------------- -------------- --------------- ----------------

     Liabilities and stockholders'
     equity

     Account payable and accrued
     liabilities                        $       -                       6        6,946            -               6,952
     Taxes payable                             1,190             -              44,737            -              45,927
     Related parties payables                   -                  11,284        -                 (608)         10,676
     Other accounts payable                      909             -              21,383            -              22,292
                                          ------------ ------------------- -------------- --------------- ----------------

         Total current liabilities             2,099               11,290       73,066             (608)         85,847
                                          ------------ ------------------- -------------- --------------- ----------------

     Deferred income tax                        -                     552                          (552)          -
     Others                                      221             -               1,132            -               1,353
                                          ------------ ------------------- -------------- --------------- ----------------

         Total liabilities                     2,320               11,842       74,198           (1,160)         87,200
                                          ------------ ------------------- -------------- --------------- ----------------

     Stockholders' equity                      4,445                   66       42,317                           46,828
     Net income (loss)                        (1,448)                 409       (19,828)          -              (20,867)
                                          ------------ ------------------- -------------- --------------- ----------------

     Total stockholders equity                 2,997                  475       22,489            -              25,961
                                          ------------ ------------------- -------------- --------------- ----------------

     Total liabilities and stockholders
        equity                          $      5,317               12,317       96,687           (1,160)        113,161
                                          ------------ ------------------- -------------- --------------- ----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)





     Guarantors' Combined Income Statements:

                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2003      Icosa        Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Rental and service revenues          $    45,336               1,991             732,124         -           779,451

     Administrative expenses                   (45,712)               (508)         (725,424)          508        (771,136)

     Depreciation and amortization               -                    (405)         -               -                 (405)

          Operating (loss) income                 (376)             1,078               6,700          508          7,910
                                            ------------  ------------------ ----------------- -------------- --------------

     Comprehensive financing result, net          (140)               (865)             (849)         -             (1,854)
                                            ------------  ------------------ ----------------- -------------- --------------

     Other income (expenses), net                  24                   5             (7,659)          (508)        (8,138)
                                            ------------  ------------------ ----------------- -------------- --------------

        (Loss) income before income taxes and
          employee statutory profit
          sharing                                 (492)               218             (1,808)         -             (2,082)
                                            ------------  ------------------ ----------------- -------------- --------------

          Total income (tax) and employee
             statutory profit sharing
            benefit                               (254)               116             (1,267)         -             (1,405)
                                            ------------  ------------------ ----------------- -------------- --------------

              Net (loss) income           $       (746)               334             (3,075)         -             (3,487)
                                            ------------  ------------------ ----------------- -------------- --------------

                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2002      Icosa        Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Rental and service revenues          $    36,645               2,085           785,623           -           824,353

     Administrative expenses                   (36,084)               (528)         (780,906)          528        (816,990)

     Depreciation and amortization                (463)               (456)         -               -                 (919)

          Operating income                         98               1,101             4,717            528          6,444
                                            ------------  ------------------ ----------------- -------------- --------------

     Comprehensive financing result, net          (194)               (871)             (429)         -             (1,494)
                                            ------------  ------------------ ----------------- -------------- --------------

     Other expenses, net                        (1,694)             -                (31,445)          (528)       (33,667)
                                            ------------  ------------------ ----------------- -------------- --------------

        (Loss) income before income taxes and
           employee statutory profit
           sharing                              (1,790)               230            (27,157)         -            (28,717)
                                            ------------  ------------------ ----------------- -------------- --------------

          Total income tax and employee
            statutory profit sharing              342                 179             7,329           -             7,850
                                            ------------  ------------------ ----------------- -------------- --------------

              Net (loss) income           $     (1,448)               409            (19,828)         -            (20,867)
                                            ------------  ------------------ ----------------- -------------- --------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2001     Icosa         Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Rental and service revenues          $    60,363               2,198           -                -             62,561

     Administrative expenses                   (57,855)               (559)         -                -            (58,414)

     Depreciation and amortization                (927)               (444)         -                -             (1,371)

           Operating income                     1,581               1,195           -                -              2,776
                                            ------------  ------------------ ----------------- -------------- --------------

     Comprehensive financing result, net           (66)             (1,493)         -                -             (1,559)
                                            ------------  ------------------ ----------------- -------------- --------------

     Other expenses, net                        (4,357)             -               -                -             (4,357)
                                            ------------  ------------------ ----------------- -------------- --------------

         Loss before income taxes and
          employee statutory profit
          sharing                               (2,842)               (298)         -                -             (3,140)
                                            ------------  ------------------ ----------------- -------------- --------------

            Total income tax and employee
              statutory  profit sharing           324                   (6)         -                -                318
                                            ------------  ------------------ ----------------- -------------- --------------

             Net loss                     $     (2,518)               (304)         -                -             (2,822)
                                            ------------  ------------------ ----------------- -------------- --------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     Guarantors' Combined Statements of Changes in Financial Position:




                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2003      Icosa        Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Operating activities:
        Net (loss) income                 $      (746)                334            (3,075)         -             (3,487)
        Non-cash items                            356                 290             1,857          -              2,503
                                            ------------  ------------------ ----------------- -------------- --------------

            Resources (used in) provided
              by operations                       (390)               624             (1,218)        -                (984)

            Net (investment in) financing
              from operations                     (187)                43               157          -                 13
                                            ------------  ------------------ ----------------- -------------- --------------

            Resources (used in) provided
              by operations, net                  (577)               667             (1,061)        -                (971)
                                            ------------  ------------------ ----------------- -------------- --------------

     Financing activities:
        Increase in common stock                  828               1,473           -                -              2,301
        Loans payment, net                                          (2,179)         -                -              (2,179)
                                            ------------  ------------------ ----------------- -------------- --------------

     Resources provided by (used in)
        financing activities                      828                 (706)         -                -                122
                                            ------------  ------------------ ----------------- -------------- --------------

     Investing activities:
        Other assets                              (168)             -               -                -                (168)
                                            ------------  ------------------ ----------------- -------------- --------------

            Resources used in investing
              activities                          (168)             -               -                -                (168)
                                            ------------  ------------------ ----------------- -------------- --------------

     Increase (decrease) in cash and
        equivalents                                83                  (39)           (1,061)        -              (1,017)

     Cash and equivalents at the
        beginning of the year                      78                  52             1,348          -              1,478
                                            ------------  ------------------ ----------------- -------------- --------------

     Cash and equivalents at the end of
        the year                          $       161                  13               287          -                461
                                            ------------  ------------------ ----------------- -------------- --------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)




                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2002      Icosa        Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Operating activities:
        Net income (loss)                 $     (1,448)               409            (19,828)        -             (20,867)
        Non-cash items                            172                 277             (7,146)        -              (6,697)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources (used in) provided by
            operations                          (1,276)               686            (26,974)        -             (27,564)

           (Investment in) financing from
             operations, net                      (670)               635            (13,996)        -             (14,031)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources (used in) provided by
            operations, net                     (1,946)             1,321            (40,970)        -             (41,595)
                                            ------------  ------------------ ----------------- -------------- --------------

     Financing activities:
        Increase in common stock                1,776                -               42,262          -             44,038
        Loans payments, net                                         (1,325)                          -              (1,325)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources provided by (used in)
            financing activities                1,776               (1,325)          42,262          -             42,713
                                            ------------  ------------------ ----------------- -------------- --------------

     Investing activities:
        Other assets                               37                -              -                -                 37
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources used in investing
            activities                             37                -              -                -                 37
                                            ------------  ------------------ ----------------- -------------- --------------

     (Decrease) increase in cash and
        equivalents                               (133)                 (4)           1,292          -              1,155

     Cash and equivalents at the
        beginning of the year                     211                  56                56          -                323
                                            ------------  ------------------ ----------------- -------------- --------------

     Cash and equivalents at the end of
        the year                          $        78                  52             1,348          -              1,478
                                            ------------  ------------------ ----------------- -------------- --------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)




                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2001      Icosa        Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Operating activities:
        Net loss                          $     (2,518)               (304)            -                            (2,822)
        Non-cash items                             783                450              -                             1,233
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources (used in) provided by
            operations                          (1,735)               146              -             -              (1,589)

          Investment in operations, net         (4,254)               (100)            -                            (4,354)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources (used in) provided by
            operations, net                     (5,989)                46              -             -              (5,943)
                                            ------------  ------------------ ----------------- -------------- --------------

     Financing activities:
        Increase in common stock                 5,604               -                     56        -               5,660
        Loans payment                                                  (49)            -             -                 (49)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources provided by (used in)
            financing activities                 5,604                 (49)                56        -              5,611
                                            ------------  ------------------ ----------------- -------------- --------------

     Investing activities:
        Other assets                               (21)              -                 -             -                 (21)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources used in investing
            activities                             (21)              -                 -             -                 (21)
                                            ------------  ------------------ ----------------- -------------- --------------

     (Decrease) increase in cash and
        equivalents                               (406)                 (3)                56        -                (353)

     Cash and equivalents at the
        beginning of the year                      617                 59              -             -                676
                                            ------------  ------------------ ----------------- -------------- --------------

     Cash and equivalents at the end of
        the year                          $        211                 56                  56        -                323
                                            ------------  ------------------ ----------------- -------------- --------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)




     Guarantors - U.S. GAAP reconciliation of net income and stockholders' equity:

     As discussed at the beginning of this note 24, the following reconciliation to U.S. GAAP does not eliminate the inflation adjustments for Mexican GAAP, since they represent an integral measurement of the effects of the changes in the price levels in the Mexican economy and, as such, are considered a more meaningful presentation than the financial reports based on historic costs for book purposes for Mexico and the United States.

     The main differences between Mexican GAAP and US GAAP and their effect on consolidated net loss and stockholders' equity as of December 31, 2003, 2002 and 2001 is presented below, with an explanation of the adjustments.


                                                                                      Year ended December 31,
                                                                        -----------------------------------------------------
                                                                             2003               2002               2001
                                                                        -----------------------------------------------------

       Net loss reported under Mexican GAAP .......................  $        (3,487)              (20,867)           (2,822)
                                                                        ---------------    ----------------    --------------

       Approximated US GAAP adjustments
       1. Deferred income taxes (A)................................            1,331                (7,851)             (318)
       2. Amortization of start up cost (B)........................           -                       462                927
       3. Allowance for post retirement benefits (C)...............              191               (25,917)             (859)
       4. Accrued vacations (C)....................................           -                     (2,083)          -
                                                                        ---------------    ----------------    --------------
       Total approximate US GAAP adjustments.......................            1,522               (35,389)             (250)
                                                                        ---------------    ----------------    --------------
       Approximate net loss under US GAAP..........................  $        (1,965)              (56,256)           (3,072)
                                                                        ===============    ================    ==============



                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)




                                                                              Year ended December 31,
                                                                         -----------------------------------
                                                                              2003               2002
                                                                         -----------------------------------

       Total stockholders' equity reported under Mexican GAAP......  $         22,962               25,961
                                                                         ---------------    ----------------

       Approximate US GAAP adjustments
       1. Deferred income taxes (A)................................             (6,338)             (6,959)
       2. Allowance for post retirement benefits (C)...............             (27,619)           (27,810)
       3. Accrued vacations (C)....................................             -                   (2,083)
                                                                         ---------------    ----------------
       Total approximate US GAAP adjustments.......................             (33,957)           (36,852)
                                                                         ---------------    ----------------
       Total approximate stockholders' equity under US GAAP........  $          (10,995)           (10,891)
                                                                         ===============    ================



     Guarantors-Notes to the U.S. GAAP reconciliation

     A.   Deferred income taxes

     Deferred income taxes adjustment in the stockholders' equity reconciliation to U.S. GAAP, at December 31, 2003 and 2002, represented decreases of $ 6,338 and $ 6,959, respectively.

     B.   Start-up costs

     In April 1998, the AICPA issued Statement of Position 98-5, "Report of Start-up Costs" (SOP 98-5), which requires start-up costs, including organization costs, to be expensed as incurred. SOP 98-5 is effective, except for certain investment companies, for fiscal years beginning after December 15, 1998. Under Mexican GAAP, this type of costs were recognized when incurred as a deferred asset and amortized over a period of 10 years. The Company has reversed the amortization of $ 462 and $ 927 in 2002 and 2001, respectively as shown in the US GAAP reconciliation.

     C.   Other employee benefits

     Vacation For years ended December 31, 2002 and before, under Mexican GAAP the vacation expense was recognized when taken rather than during the period the employees earn it. In order to comply with SFAS 43, for the year ended December 31, 2002, the Company recorded a decrease in net income of $ 2,083. Starting on January 2003, Mexican GAAP requires the recognition of vacation expense when earn (see note 3a).

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     Severance Under Mexican GAAP (Bulletin D-3), severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution of pension benefits, in which case, they should be considered as a pension plan. Under U.S. GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS 112, which requires recognition of certain benefits, including severance, over an employee's service life. For the years ended December 31, 2003, 2002 and 2001 the Company recorded an increase or decrease in net income of $191, $ (25,917) and $ (859), respectively, and recognized an accrual amounting to $27,619 and $27,810 as of December 31, 2003 and 2002, respectively.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
              Quarterly Condensed Consolidated Financial Statements
                                 March 31, 2004
       (With comparative figures for December 31, 2003 and March 31, 2003)

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                           Consolidated Balance Sheets
                      March 31, 2004 and December 31, 2003
       (Thousand pesos of constant purchasing power as of March 31, 2004)

                                                                                          (Unaudited)
                                                                                       -----------------
                                                                                           March 31,        December 31,
                                                                                       -----------------  ----------------
                   Assets                                                                    2004               2003
                                                                                       -----------------  ----------------

        Current assets:
           Cash and cash equivalents (including $4,464 and $4,569 of restricted
              cash as of March 31, 2004 and  December 31, 2003)                       $        850,081        1,029,182
           Accounts receivable                                                                 459,026          428,593
           Refundable taxes and other accounts receivable                                       28,313           20,312
           Prepaid expenses (note 5)                                                           339,021          186,828
           Inventories                                                                          23,171           21,897
                                                                                       -----------------  ----------------

                   Total current assets                                                      1,699,612        1,686,812

        Property, systems and equipment, net (notes 6 and 9)                                 5,262,963        5,275,442
        Telephone concession rights, net of accumulated amortization of $212,295
           and $200,016 in 2004 and 2003, respectively                                         714,615          726,894
        Pre-operating expenses, net                                                            195,137          203,330
        Deferred income taxes (note 11)                                                        241,575          256,018
        Other assets (note 7)                                                                  117,950          110,998
                                                                                       -----------------  ----------------

                   Total assets                                                       $      8,231,852        8,259,494
                                                                                       =================  ================

                   Liabilities and Stockholders' Equity

        Current liabilities:
           Notes payable (note 8)                                                     $         60,442           24,384
           Current maturities of long-term debt (note 9)                                        26,036           55,279
           Accounts payable and accrued expenses                                               331,546          315,155
           Accrued interest                                                                     69,553           68,054
           Taxes payable                                                                        53,662           70,358
           Other accounts payable (note 10)                                                    216,434          197,426
                                                                                       -----------------  ----------------

                   Total current liabilities                                                   757,673          730,656

        Long-term debt, excluding current maturities (note 9)                                1,977,975        2,056,372
        Other long-term accounts payable                                                         1,845            2,207
        Seniority premiums                                                                       1,924            2,032
                                                                                       -----------------  ----------------

                   Total liabilities                                                         2,739,417        2,791,267
                                                                                       -----------------  ----------------

        Stockholders' equity (note 12):
            Common stock                                                                     6,845,962        6,845,962
            Additional paid-in capital                                                         135,456          135,456
            Deficit                                                                         (1,595,373)     (1,627,350)
            Cumulative deferred income tax effect                                              114,159          114,159

            Change in the fair value of derivative instruments (note 3)                         (7,769)         -
                                                                                       -----------------  ----------------

                    Total stockholders' equity                                               5,492,435        5,468,227

        Commitments and contingencies (note 13)

        Subsequent events (note 14)
                                                                                       -----------------  ----------------

                   Total liabilities and stockholders' equity                         $      8,231,852        8,259,494
                                                                                       =================  ================

       The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                      Consolidated Statements of Operations
       (Thousand pesos of constant purchasing power as of March 31, 2004)


                                                                                           Three months ended March 31,
                                                                                       ------------------------------------
                                                                                                   (Unaudited)
                                                                                             2004               2003
                                                                                       ------------------------------------

      Rental, installation, service and other revenues                                $         865,117            675,377
                                                                                       ----------------- ------------------

      Operating costs and expenses:
         Cost of sales and services                                                           (269,063)          (193,983)
         Selling and administrative expenses                                                  (295,055)          (271,428)
         Depreciation and amortization                                                        (230,434)          (212,972)
                                                                                       ----------------- ------------------

                                                                                              (794,552)          (678,383)
                                                                                       ----------------- ------------------

                 Operating income (loss)                                                        70,565             (3,006)
                                                                                       ----------------- ------------------

      Comprehensive financing result:
         Interest expense                                                                      (66,631)           (98,357)
         Interest income                                                                         5,140              7,298
         Foreign exchange gain (loss), net                                                      10,744           (257,255)
         Monetary position gain                                                                 16,273             65,536
                                                                                       ----------------- ------------------

                  Comprehensive financing result, net                                          (34,474)          (282,778)
                                                                                       ----------------- ------------------

      Other income, net (note 9)                                                                14,156          1,892,053
                                                                                       ----------------- ------------------

                  Income before income taxes                                                    50,247          1,606,269
                                                                                       ----------------- ------------------

      Deferred income tax expense (note 11)                                                    (18,270)          (431,945)
                                                                                       ----------------- ------------------

                Net income                                                            $         31,977          1,174,324
                                                                                       ================= ==================





 The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
            Consolidated Statements of Changes in Financial Position
       (Thousand pesos of constant purchasing power as of March 31, 2004)

                                                                                            Three months ended March 31,
                                                                                        -------------------------------------
                                                                                                     (Unaudited)
                                                                                               2004               2003
                                                                                        -------------------------------------
Operating activities:
     Net income                                                                        $         31,977           1,174,324
     Add charges (deduct credits) to operations not requiring
        (providing) resources:
           Depreciation                                                                         206,431             190,947
           Amortization                                                                          24,003              22,025
           Gain in the forgiveness of debt (note 9b)                                           -                 (1,893,522)
           Deferred income tax                                                                   18,270             431,945
                                                                                        ------------------ ------------------

              Resources provided by (used in) in the operation                                  280,681             (74,281)

     Net (investment in) financing from operations                                              (182,644)            15,643
                                                                                        ------------------ ------------------

              Resources provided by (used in) operating activities                               98,037             (58,638)
                                                                                        ------------------ ------------------

Financing activities:
    Increase in common stock                                                                    -                 2,742,435
    Additional paid-in capital                                                                  -                    (9,433)
    Payments of loans, net                                                                       (70,083)        (2,463,643)
    Deferred financing costs                                                                    -                    66,713
    Other long-term accounts payable                                                              (2,620)           (36,857)
                                                                                        ------------------ ------------------

              Resources (used in) provided by financing activities                               (72,703)           299,215
                                                                                        ------------------ ------------------

Investing activities:
     Acquisition and construction of property, systems
        and equipment, net                                                                      (193,952)           (86,417)
     Pre-operating results                                                                          (790)          -
     Other assets                                                                                 (9,693)              (661)
                                                                                        ------------------ ------------------

              Resources used in investing activities                                            (204,435)           (87,078)
                                                                                        ------------------ ------------------

              (Decrease) increase in cash and cash equivalents                                  (179,101)           153,499

Cash and cash equivalents at beginning of period                                              1,029,182             332,221
                                                                                        ------------------ ------------------

Cash and cash equivalents at end of period                                             $        850,081             485,720
                                                                                        ================== ==================


The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
            Consolidated Statement of Changes in Stockholders' Equity
       (Thousand pesos of constant purchasing power as of March 31, 2004)


                                                                                      Cumulative       Change in
                                                                                       deferred       the fair
                                                         Additional                     income        value of         Total
                                            Common        paid-in                        tax         derivative      stockholders'
                                             stock        capital      Deficit          effect        instruments       equity
                                           ----------   -----------  -------------  --------------  --------------  --------------

      Balances as of December 31, 2003   $ 6,845,962       135,456    (1,627,350)      114,159          -             5,468,227

      Comprehensive income                   -              -             31,977         -              (7,769)          24,208
                                          -----------   -----------  -------------  --------------  --------------  --------------

      Balances as of March 31, 2004
      (Unaudited)                        $ 6,845,962       135,456    (1,595,373)      114,159          (7,769)       5,492,435
                                          ===========   ===========  =============  ==============  ==============  ==============



 The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

                             March 31, 2004 and 2003

       (Thousand pesos of constant purchasing power as of March 31, 2004)


(1)  Organization and description of business

     Axtel, S.A. de C.V. and subsidiaries (the Company or AXTEL) is a Mexican corporation engaged in operating and/or exploiting a public telecommunication network to provide voice, sound, data, text, and image conducting services, and local, national, and international long-distance calls. To provide these services and carry out the Company's activity, a concession is required (see note 13d). In June 1996, the Company obtained a concession from the Mexican Federal Government to install, operate and exploit public telecommunication networks for an initial period of thirty years.

     The Company's capital structure has a Mexican majority share ownership with 58.52% of shares with voting rights owned by Telinor Telefonia, S. de R.L. de C.V., the remaining 41.48% is distributed among other entities.

     AXTEL offers different access technologies, including fixed wireless telephones, point-to-point, point-to-multipoint, a fiber optic radio links and copper technology, depending on the communication needs of the clients.

     The Company has been granted the following licenses over the spectrum of frequencies necessary to provide the services:

     o 60MHz for Point-to-Multi-Point in the 10.5GHz band to cover each one of the nine regions of the Mexican territory. The acquisition of these twenty-year concessions, with an extension option, represented an investment of $139,003 for the Company.

     o 112MHz for Point-to-Point in the 15GHz band and a 100MHz in the 23GHz band with countrywide coverage. The acquisition of these twenty-year concessions, with an extension option, represented an investment of $70,102 for the Company.

     o 50MHz in the 3.4GHz. The licenses obtained allow coverage in the nine regions of the country, and the investment was $717,805 for a period of twenty years with an extension option.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     The Company has commercial services in Monterrey, Mexico City, Guadalajara, Puebla, Toluca and Leon.

(2)  Financial statement presentation

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Mexico (MexGAAP), which include the recognition of the effects of inflation on the financial information, and are expressed in Mexican pesos of constant purchasing power as of March 31, 2004, based on the National Consumer Price Index (NCPI) published by Banco de Mexico.

     The following national consumer price indexes (NCPI) were used to recognize the effects of inflation:

                                                               Inflation
                                             NCPI                 %
                                         --------------     --------------
      March 31, 2004                        396.544              1.60
      December 31, 2003                     390.299              3.99
      March 31, 2003                        379.741              1.18

     The accompanying financial statements should be read in conjunction with Axtel's Annual Audited Financial Statements for the year ended December 31, 2003, as certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in Mexico have been condensed or omitted. The Company's interim financial statements are unaudited, but in the opinion of management, reflect all necessary adjustments for a fair presentation, which are of a normal recurring nature. Operations results for the three months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2004. Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

     When reference is made to pesos or "$", it means Mexican pesos; when reference is made to dollars or U.S.$, it means currency of the United States of America. Except when specific references are made to "U.S. dollar millions", the amounts in these notes are stated in thousand of constant Mexican pesos as of the balance sheet date.

     The consolidated financial statements include the assets, liabilities, equity and results on operations of the subsidiaries listed below. The balances and transactions between companies have been eliminated in the preparation of the consolidated financial statements.

                                                            % ownership
                                                            -----------

     Instalaciones y Contrataciones, S.A. de C.V.               99.998%
     Impulsora e Inmobiliaria Regional, S.A. de C.V.            99.998%
     Servicios Axtel, S.A. de C.V.                              99.998%

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


(3)  Accounting changes

     Derivative financial instruments

     The Mexican Institute of Public Accountant (IMCP) issued Bulletin C-10 "Derivative financial instruments and hedging operations", effective January 1, 2005, with an early adoption encouragement. One of the main provision of this new standard is the classification of hedging through derivative financial instruments according to the exposure to be hedged, in three accounting models: on fair values, on cash flows and on net investments of subsidiaries located abroad. Bulletin C-2, "Financial instruments" only divided derivative financial instruments according to the Company's intention, either for hedging purposes or negotiation or speculation purposes.

     Bulletin C-10 mentions that in a hedging exposure of cash flows the effective portion (documented, designated and measured from the beginning of the operation) of the gains or losses of the hedging instrument should be recognized within the comprehensive result account in stockholders' equity, before being offset to asset or liabilities whose risks will be hedged and/or offset. The non-effective portions (portions not hedging or that stop hedging the designated risks) should be immediately recognized in results of the period.

     The Company decided on the early adoption of Bulletin C-10 for 2004. As a result of this early adoption, the Company recognized a loss from effective hedging amounts for the derivative financial instruments as a charge to stockholders' equity accounts, for $11,596, net of a deferred tax effect of $3,827 which corresponds to the unrealized portions of these derivative financial instruments.

(4)  Hedging

     On March 29, 2004, the Company entered into two separate derivative Cross Currency Swaps (CCS) transactions denominated "Coupon Swap" agreements to hedge a portion of their US dollar foreign exchange exposure resulting from the issuance of the U.S. $175 million 11% senior notes which mature in 2013. Under the transactions, Axtel will receive semiannual payments calculated based on the aggregate notional amount of U.S.$ 113.75 million at an annual rate of 11%, and the Company will make semiannual payments calculated based on the aggregate of $1,270,019 at annual rate of 12.30%. Both of these transactions will expire in December 2008. During the life of the contracts, the cash flows originated by the exchange of interest rates under the CCS match, in interest payment dates and conditions, those of the underlying debt.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



          If there is no early settlement, at maturity of the contracts and the underlying debt, the Company and the counterparty will exchange notional amounts, so the Company will receive the cash flow in the currency of the underlying debt necessary to cover its primary obligation, and will pay the notional amount in the exchanged currency in the CCS, as a result, the original financial risk profile related to interest rates and currencies of the underlying debt has been effectively exchanged. The CCS information is as follows:

     (Amount in millions)

                                                        Currencies                     Interest Rates
                                                  --------------------------------------------------------
                                     Notional       Notional      Amount in new        Axtel      Axtel     Estimated
      Maturity date                   amount         amount         currency         receives     pays      fair value
-------------------------------------------------------------------------------------------------------------------------

   December 15, 2008              U.S.$ 113.75       $ 1,270    U.S.$ 113.75         11.00%      12.30%     U.S.$1.04


     The estimated fair values of derivative instruments used for the exchange of interest rates and/or currencies fluctuate over time and will be determined by future interest rates and currency prices. These values should be viewed in relation to the fair values of the underlying transactions and as part of the overall Company's exposure to fluctuations in interest rates and foreign exchange rates. The notional amounts of derivative instruments do not necessarily represent amounts exchanged by the parties, and consequently, there is no direct measure of the Company's exposure to the use of these derivatives. The amounts exchanged in cash are determined based on the basis of the notional amounts and other terms included in the derivative financial instruments.

(5)  Prepaid expenses

     Prepaid expenses consist of the following:

                                               (Unaudited)
                                                March 31,      December 31,
                                                  2004             2003
                                                  ----             ----

Airspan Communications                     $       179,386         -
Nortel Networks                                    137,282           163,732
Other                                               22,353            23,096
                                            -----------------  ----------------

          Total prepaid expenses           $       339,021           186,828
                                            =================  ================

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


(6)  Property, systems and equipment

     Property, systems and equipment are analyzed as follows:

                                                                   (Unaudited)
                                                                -----------------
                                                                    March 31,         December 31,
                                                                -----------------  -------------------
                                                                      2004                2003             Useful lives
                                                                      ----                ----             ------------

       Land                                                    $         36,408               36,423
       Building                                                         118,381              118,417         25 years
       Computer and electronic equipment                                924,112              860,972         3 years
       Transportation equipment                                          14,670               14,670         4 years
       Furniture and fixtures                                            90,074               89,858         10 years
       Network equipment                                              5,618,523            5,859,260      6 to 28 years
       Leasehold improvements                                           140,091              133,964
       Construction in progress                                         780,641              419,991
                                                                -----------------  -------------------

                                                                      7,722,900            7,533,555

       Less accumulated depreciation                                  2,459,937            2,258,113
                                                                -----------------  -------------------

               Property, systems and equipment, net           $       5,262,963            5,275,442
                                                                =================  ===================


     The Company has capitalized CFR as a component of the acquisition cost of property, systems and equipment, aggregating $2,205 as of March 31,2004.

     All of the assets indicated above secure the lines of credit and the contracts with Hewlett-Packard de Mexico, S. de R.L. de C.V., SR Telecom Inc. and Siemens Financial Services Inc. (see note 9). The line of credit with Agilent Technologies Mexico, S. de R.L. de C.V., as well as other long-term financing is secured by specific collaterals.

(7)  Other assets

     Other assets consist of the following:

                                           (Unaudited)
                                            March 31,             December 31,
                                          ---------------   -------------------
                                             2004                  2003
                                             ----                  ----

      Notes issuance costs               $        63,725               60,807
      Telmex special projects                     37,265            -
      Guarantee deposits                          13,844               14,358
      Other                                        5,101               35,833
                                          ---------------   -------------------

                                                 119,935              110,998
      Less accumulated amortization                1,985            -
                                          ---------------   -------------------

           Other assets, net             $       117,950              110,998
                                          ===============   ===================

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


(8)  Notes payable

     The notes payable and their main characteristics are as follows:

                                                                                        (Unaudited)
                                                                                     -----------------
                                                                                         March 31,           December 31,
                                                                                     -----------------    ------------------
                                                                                           2004                 2003
                                                                                           ----                 ----

     Revolving  line of credit with SR Telecom  Canada Inc.  denominated  in U.S.
     dollars.  The  payments  are made 50% net 30 days and 50% net 360 days.  The interest  rate is LIBOR  plus 6.25  percent  points  applicable  only to the
     360-day portion.                                                             $         -                        4,239

     Revolving line of credit with Banco Mercantil del Norte S.A.  (Banorte) used
     for letters of credit, denominated in U.S. dollars up to 360 days.                        54,753               14,324

     Other short-term  financing with several  institutions and/or suppliers with
     interest rates fluctuating between 10% and 11%.                                            5,689                5,821
                                                                                     -----------------    -----------------

              Total short-term notes payable                                      $            60,442               24,384
                                                                                     =================    =================


(9)  Long-term debt


                                                                                       (Unaudited)
                                                                                        March 31,         December 31,
                                                                                    -----------------   -------------------
     Long-term debt and its main characteristics are as follows:                          2004                 2003
                                                                                          ----                 ----

     U.S.$ 175 million in  aggregate  principal  amount of 11% Senior Notes due
     2013.  Interest will be payable  semi-annually  in arrears on June 15, and
     December 15 of each year commencing June 15, 2004.                         $          1,951,950            1,997,762

     Hewlett  Packard  de  Mexico,  S. de R.L.  de  C.V.,  denominated  in U.S.
     dollars,  payable in 36 monthly installments with a six-month grace period
     maturing in 2005. The interest rate is 9.8%.                                          -                        4,535

     Promissory  Notes with Hewlett Packard  Operations  Mexico,  S. de R.L. de
     C.V.  denominated in U.S.  dollars,  payable in 12 quarterly  installments
     maturing in September 2006.  The interest rate is 9.5%.                                  19,542               21,914



                                      F-67

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)

     Line of credit with Siemens  Financial  Services Inc.  denominated in U.S.
     dollars.  The payments  are made in six  semiannual  installments  through
     2005. The interest rate is LIBOR plus 5.5 percentage  points.  Interest is
     payable semiannually.                                                                 -                       52,349

     Line of  credit  with  Agilent  Technologies  Mexico  S.  de R.L.  de C.V.
     denominated  in U.S.  dollars.  The  payments  are made in six  semiannual
     installments through 2005. The interest rate is 9.8%.                                     2,398                2,455

     Other long-term financing with several credit institutions with rates fluctuating between 9% and 10% for those denominated in dollars and TIIE
     (Mexican average interbank rate) plus six percentage points for those
     denominated in pesos.                                                                    30,121               32,636
                                                                                    -----------------   -------------------

     Total long-term debt                                                                  2,004,011            2,111,651

     Less current maturities                                                                  26,036               55,279
                                                                                    -----------------   -------------------

     Long-term debt, excluding current maturities                               $          1,977,975            2,056,372
                                                                                    =================   ===================

     Annual installments of long-term debt are as follows:

              Year                               Amount
              ----                               ------

             March 2006                 $            20,621
             March 2007                               5,404
             March 2008                            -
             Thereafter                           1,951,950
                                             ----------------
                                        $         1,977,975
                                             ================

     The following are the most important changes in the Company long-term debt during the three-month period ended March 2004 and the year ended 2003:

     a) On March 18, 2003, the Company obtained a loan for U.S.$ 75 million from Banco Mercantil del Norte, S.A. (Banorte) at a variable Libor interest rate to 90 days plus certain basis points, payable quarterly. The loan payments were set in four equal consecutive quarterly installments of U.S.$ 4.5 million and one last installment of U.S.$ 57 million, beginning 24 months after the credit disposition date, which was March 20, 2003. On December 17, 2003 this loan was paid. (See note
          9d).

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     b) On March 20, 2003, the Company entered into a debt-restructuring agreement with Nortel Networks Limited and Nortel Networks de Mexico (Nortel), as follows: payment in cash of U.S.$ 125.2 million, issuance by the Company of a promissory note for U.S.$ 24.2 million and the capitalization of debt of U.S.$ 178.5 million in exchange for 250,836,980 Series "N" shares of common stock (see note 12). As a result of this transaction, Axtel recognized a gain on the forgiveness of debt of approximately $1,888,000. The promissory note for U.S.$
          24.2 million dollars was paid in December 2003. (See note 9d). After this transaction and in accordance with the debt restructuring agreement all new purchases from Nortel should be either secured through the issuance of a letter of credit or prepaid.

     c) On May 2003 the Company entered in an agreement with Bell Canada International (BCI) to terminate all of the rights and obligations of both parties under the technical services agreement and a secondment agreement dated as of October 6, 1997, including Axtel's obligations to pay fees in the future based on the Company's financial performance and in full settlement of any and all claims that BCI may have against Axtel arising out of or related to the above mentioned agreements. The termination agreement was for U.S.$ 15.6 million, which was included in other income (expense) line item; originally payable as follows:
          U.S.$ 2.7 million at closing of the agreement, U.S.$ 1.1 million in June 2003, U.S.$ 1.1 million in September 2003, U.S.$ 1.1 million in December 2003 and U.S.$ 9.3 million, maturing thirty seven (37) months after closing payable without interest and in a single installment. On December 17, 2003 this debt was paid (Se note 9d).

     d) On December 16, 2003, the Company completed an offering of senior unsecured notes, for a value of U.S.$ 175 million ($2,028 million pesos) maturing on December 15, 2013. Interest on the Notes are payable semiannually at a annual rate of 11%, beginning on June 15, 2004.

          Each of the subsidiaries is guaranteeing the notes with unconditional guaranties that are unsecured.

          The indenture of the notes contain certain affirmative and negative covenants.

          With the proceeds of the offering the Company prepaid in full the Banorte facility, the Nortel promissory note and the BCI Indebtedness.

     Some of the debt agreements that remain outstanding establish certain covenants, the most important of which refer to limitations on dividend payments and comprehensive insurance on pledged assets, among others. As of March 31, 2004, the Company was in compliance in all its covenants and obligations.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



(10) Other accounts payable

     As of March 31, 2004 and December 31, 2003, the other accounts payable consist of the following:


                                                        (Unaudited)
                                                         March 31,           December 31,
                                                           2004                 2003
                                                           ----                 ----

Guarantee Deposits (note 13a)                       $       145,002               148,405
Interest payable (note 13a)                                  25,799                24,654
Derivative financial instruments (note 3)                    11,596             -
Other                                                        34,037                24,367
                                                     -----------------  --------------------

          Total prepaid expenses                    $       216,434               197,426
                                                     =================  ====================


(11) Income tax (IT), tax on assets (TA), employee statutory profit sharing
     (ESPS) and tax loss carryforwards

     The parent company and its subsidiaries file their tax returns on a stand-alone basis, and the consolidated financial statements show the aggregate of the amounts determined by each company.

     In accordance with the current tax legislation, companies must pay either the IT or TA, whichever is greater. Both taxes recognize the effects of inflation, in a manner different from MexGAAP.

     The TA law establishes a 1.8% tax on assets adjusted for inflation in the case of inventory, property, systems and equipment and deducted from certain liabilities. TA levied in excess of IT for the year can be recovered in the succeeding ten years, updated for inflation, provided that in any of such years IT exceeds TA.

     A new Income tax Law was ended on January 1, 2002. This law provides for a 1% annual reduction in the income tax rate beginning in 2003, so that the income tax rate would be 32% in 2005.

     The tax expense attributable to the income before IT differed from the amount computed by applying the tax rate enacted of 33% and 34% to pretax income, as a result of the items mentioned below:

                                                                             Three months ended
                                                                                 March 31
                                                                               (Unaudited)
                                                                         2004                2003
                                                                         ----                ----

    Computed "expected" income tax expense                         $      (16,581)          (546,131)
    Increase (decrease) resulting from:
           Effects of inflation, net                                       (2,456)            (3,054)
           Adjustments  to deferred tax assets and
            liabilities  for enacted changes in tax rates                     292            84,494
           Other items and non-deductible expenses, net                       475            32,746
                                                                     --------------     --------------

              Deferred income tax expense                          $      (18,270)          (431,945)
                                                                     ==============     ==============

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of March 31, 2004 and December 31, 2003 are presented below:

                                                                                 (Unaudited) March       December 31,
                                                                                        31,
                                                                                      2004               2003
 Deferred tax assets:
          Net operating loss carryforwards                                  $          484,610            507,491
          Allowance for doubtful accounts and write-off                                174,878            176,204
          Accrued liabilities                                                           22,199             22,934
          Tax on assets                                                                  8,343              8,343
          Fair value of derivative instruments                                           3,827            -
          Accrued vacations                                                              2,495              2,495
                                                                                ----------------    ---------------

               Total gross deferred tax assets                                         696,352            717,467

        Less valuation allowance                                                        10,244             11,230
                                                                                ----------------    ---------------

              Net deferred tax assets                                                  686,108            706,237
                                                                                ----------------    ---------------

 Deferred tax liabilities:
         Property, systems and equipment                                             209,220             219,348
         Telephone concession rights                                                 161,224             155,475
         Pre-operating expenses                                                       62,852              66,073
         Other assets                                                                  3,591               1,880
         Inventories                                                                   7,646               7,443
                                                                                --------------     ---------------

               Total deferred tax liabilities                                        444,533             450,219
                                                                                --------------     ---------------

               Deferred tax assets, net                                     $        241,575             256,018
                                                                                ==============     ===============


     The Company assesses realizability of deferred tax assets based on the existence of taxable temporary differences expected to reverse in the same periods as the realization of deductible temporary differences or in later periods in which the tax loss carryforwards can be applied and when, in the opinion of Company management, there will be enough future taxable income for the realization of such deductible temporary differences. However, the amounts of realizable deferred tax assets could be reduced if the taxable income is lower. As of March 31, 2004 and December 31, 2003 a deferred tax asset valuation allowance was established for tax loss carryforwards from the subsidiaries and TA from the Company. No deferred tax asset valuation allowance was established for AXTEL tax loss carryforwards, since, in the opinion of Company management there will be enough future taxable income to realize the net deferred tax assets.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     According to the IT law, the tax loss of a year, updated for inflation, may be carried to the succeeding ten years. The tax losses have no effect on ESPS. As of September 30, 2003, the tax loss carryforwards expire as follows:

                                     Inflation-adjusted
                                          tax loss
       Year                             carryforwards
       ----                             -------------

       2010                       $          873,075
       2011                                  213,620
       2012                                  427,761
                                    -------------------
                                  $        1,514,456
                                    ===================

(12) Stockholders' equity

     The main characteristics of stockholders' equity are described below:

     (a)  Common stock structures

          At a General Stockholders' Meeting, held on February 28, 2003 the stockholders approved the following:

          1. Cancellation of the stockholders' outstanding contribution of U.S.$ 10 million according to the resolutions of the General Stockholders' Meeting held on March 30, 2001, releasing the Company's stockholders from their obligation to make this contribution to capital. Consequently, a U.S.$ 10 million decrease was approved of the variable portion of common stock of the Company.

          2. Additional contribution to the variable portion of common stock for an amount equivalent in Mexican pesos to U.S.$ 60 million payable in cash. Consequently, it was approved to issue 2,156,184,303 shares, which will be distributed as follows:
               1,041,437,018 Series A shares Variable; 549,355,873 Series B shares Variable; 451,232,470 Series C shares Variable and 114,158,942 Series N shares, all of them with no par value. In addition the Shareholder's Meeting also resolved that all Series "B" shares were to be exchanged for either Series "A" shares, in the case of investors of Mexican nationality, or Series "C" shares, in the case of investors of non-Mexican nationality.

          3. Additional contribution to the variable portion of common stock of the Company for up to the amount equivalent in Mexican pesos to U.S.$ 200 million through the capitalization of liabilities payable to Nortel (See note 9). Consequently, it was approved to issue 250,836,980 registered shares, with no par value and no right to vote. All the shares were Series "N" shares of the Company's common stock in favor of Nortel, that when issued, will represent 9.9% of the total number of shares issued and paid of the Company's common stock.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



          In addition, the Company entered in a subscription agreement with Nortel Networks Limited (Nortel), where Nortel agrees to subscribe for 250,836,980 nominative, non par value and non-voting Series "N" Shares for a total subscription price of $2,016,720 (U.S.$ 178.5 million). Such subscription price shall be considered to be satisfied by means of the debt capitalization as contemplated in the Restructuring Agreement (see note 9). Upon subscription of the shares, such shares represent 9.9% of the total issued and outstanding shares of the common stock of the Corporation.

          Also, the Company entered in a subscription agreements with LAIF X Sprl, Tapazeca Sprl and New Hampshire Insurance Company whereby these entities agreed to subscribe and pay for 115,068,613 Series "B" shares, and 426,843,722 Series "C" shares all of which are nominative, non par value and voting shares, and 36,181,412 Series "N" shares which are nominative, non par value and non-voting for a total subscription price of U.S.$ 16.0 million.

          The Company common stock consists of 1,253,233,984 Series "A" shares, 888,152,627 Series "C" shares and 392,320,255 series "N" shares. Series "A" and "C" shares have the right to vote, and series "N" shares have no par value and no voting rights. Series "A" is restricted to Mexican individuals or corporations.

     (b)  Stockholders' equity restrictions

          Stockholder contributions, restated as provided for in tax law, totaling of $6,923,224 may be refunded to stockholders tax-free.

          No dividends may be paid while the Company has a deficit.

(13) Commitments and contingencies

     As of March 31, 2004, there are the following commitments and contingencies:

     (a) On January 24, 2001 a contract was signed with Spectra Site Communications Mexico, S. de R.L. de C.V. (Spectra Site) which expired on January 24, 2004, to provide the Company with services to locate, construct, set up and sell sites within the Mexican territory. As part of the operation, the Company agreed to build 650 sites, subject to approval and acceptance by Spectra Site and, in turn, sell or lease them under an operating lease plan.

          On January 24, 2001, the Company received U.S.$ 13 million from Spectra Site to secure the acquisition of the 650 sites at 20,000 dollars per site. These funds are not subject to restriction per the contract for use and destination. However, the contract provides for the payment of interest at a Prime rate in favor of Spectra Site on the amount of the security corresponding to the number of sites that as of June 24, 2004 had not been sold or leased in accordance with the terms of the contract. As of March 31, 2004, the Company has recognized a liability to cover such interest for $25,799, presenting it as a short-term liability in the balance sheet.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



          During 2002, Spectra Site Communications filed an Ordinary Mercantile Trial against the Company before the Thirtieth Civil Court of Mexico City, demanding the refund of the guarantee deposit mentioned above, plus interest and trial-related expenses. The Company countersued Spectra Site for unilateral rescission of the contract. As of March 31, 2004, the trial is at a stage where evidence is being shown, and thus it is impossible to determine whether there is a contingency for the Company.

     (b) The Company is involved in a number of lawsuits and claims arising in the normal course of business. It is expected that the final outcome of these matters will not have significant adverse effects on the Company's financial position and results of operations.

     (c) In compliance with commitments made in the acquisition of concession rights, the Company has granted surety bonds to the Federal Treasury and to the Ministry of Communication and Transportation of $30,706 and to other service providers for $36,154.

     (d) The concessions granted by the Ministry of Communications and Transportation (SCT), mentioned in note 1, establish certain obligations of the Company, including, but not limited to: (i) filing annual reports with the SCT, including identifying main shareholders of the Company, (ii) reporting any increase in common stock, (iii) providing continuous services with certain technical specifications,
          (iv) filing monthly reports about disruptions, (v) filing the services' tariff, and (vi) providing a bond.

     (e) The Company leases some equipment and facilities under operating leases. Some of these leases have renewal clauses. Lease expense for three months period ended March 31, 2004 and 2003 was $58,654 and $48,504 respectively.

          The annual payments under these leases as of March 31, 2004 are as follows:

                                                                             Contracts in:
                                                   -----------------------------------------------------------------
                                                                            Dollars                 UDIS
                                                        Pesos             (thousands)        (Investment units)
                                                   ----------------    ----------------  ---------------------------

            2004                                  $       43,213               5,218                 41,125
            2005                                          50,818               4,603                 54,833
            2006                                          37,381               3,423                 54,833
            2007                                          32,030               2,979                 54,833
            2008                                          26,978               2,646                 54,833
            Thereafter                                    65,702              13,567                 45,694
                                                   ----------------    ----------------        ---------------
                                                  $      256,122              32,436                306,151
                                                   ================    ================        ===============


     (f) As of March 31, 2004, the Company has placed purchase orders which are with pending delivery status from suppliers for approximately $653,304.

     (g) The Company has certain supply contracts establishing commitments to purchase en established minimum amount per year. These contracts are for a term of three years.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


(14) Subsequent events

     On April 20, 2004 Axtel and Airspan entered, into a Amendment Agreement No. 2 to the Purchase and License Agreement of Fixed Wireless Access Equipment and the Technical Assistance Support Services Agreement, both dated March 20, 2004, by virtue of which the Parties agreed to: (i) reduce the prices of (a) the Fixed Wireless Access Equipment (RSS customer premise equipment and the radio base station equipment) and (b) the Technical and Support Services for years 2004 and 2005; (ii) eliminate Axtel's obligation to provide a payment guarantee under such Agreements, (iii) improve the delivery times of the equipments; (iv) create a single unit of RSS (customer premise equipment) which shall be available by April 1st, 2005 which will be sell at a lower price in comparison of the current RSS customer premise equipment; and (v) cancel Axtel's purchase commitments of years 2005, 2006 and 2007 established under such Agreements and to replace such commitments with two new commitments, one for U.S.$ 55.0 million to purchase Fixed Wireless Access Equipment commencing April 20, 2004 and ending on December 31st, 2005 and the second commitment for the amount of U.S.$ 10.0 million to purchase any Airspan's product, commencing January 1st, 2006 and ending on May 1st, 2006.

(15) Differences between Mexican and United States accounting principles

     The consolidated financial statements of the Company are prepared according to accounting principles generally accepted in Mexico (Mexican GAAP), which differ in certain significant respects from those applicable in the United States (U.S. GAAP).

     The consolidated financial statements under Mexican GAAP include the effects of inflation provided for by Bulletin B-10, whereas the financial statements prepared under U.S. GAAP are presented on a historical cost basis. The following reconciliation does not eliminate the inflation adjustments for Mexican GAAP, since they represent an integral measurement of the effects of the changes in the price levels in the Mexican inflationary economy and, as such, are considered a more meaningful presentation than the financial reports based on historic costs for book purposes for Mexico and the United States.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     The main differences between Mexican GAAP and U.S. GAAP and their effect on consolidated net loss and stockholders' equity as of March 31, 2004 and 2003 is presented below, with an explanation of the adjustments.

                                                                                              (Unaudited)
                                                                                      Three months ended March 31,
                                                                                  -------------------------------------
                                                                                        2004               2003
                                                                                   ---------------------------------

       Net income reported under Mexican GAAP ...............................   $         31,977           1,174,324
                                                                                   ---------------    ----------------

       Approximated U.S. GAAP adjustments
       1. Deferred income taxes (see 15a)....................................             18,270             431,945
       2. Amortization of pre-operating expenses, net (see 15c)..............              8,193               8,982
       3. Deferred revenues (see 15b)........................................              2,863              12,714
       4. Allowance for post retirement benefits (see 15d)...................                435                 324
       5. Deferred financing cost amortization (see 15f).....................            -                    13,498
       6. Interest capitalization (see 15e)..................................               (396)                (304)
       7. Gain in the forgiveness of debt (see 15g)..........................            -                 1,301,168
                                                                                   ---------------    ----------------
       Total approximate U.S. GAAP adjustments...............................             29,365           1,768,327
                                                                                   ---------------    ----------------

       Approximate net income under U.S. GAAP................................   $         61,342           2,942,651
                                                                                   ===============    ================


                                                                                   (Unaudited)
                                                                                    March 31,           December 31,
                                                                                   ----------------------------------
                                                                                        2004               2003
                                                                                   ----------------------------------

       Total stockholders' equity reported under Mexican GAAP................  $       5,492,435          5,468,227
                                                                                   ---------------    ---------------

       Approximate U.S. GAAP adjustments
       1. Deferred income taxes (see 15a)....................................           (241,575)          (256,018)
       2. Pre-operating expenses (see 15c)..................................c           (195,137)          (203,330)
       3. Deferred revenues (see 15b)........................................            (71,680)           (74,543)
       4. Allowance for post retirement benefits (see 15d)...................            (27,184)           (27,619)
       5. Interest capitalization (see 15e)..................................             24,753             25,149
                                                                                   ---------------    ---------------
       Total approximate U.S. GAAP adjustments...............................           (510,823)          (536,361)
                                                                                   ---------------    ---------------
       Total approximate stockholders' equity under U.S. GAAP................  $       4,981,612          4,931,866
                                                                                   ===============    ===============


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     The term "SFAS" as used in this document refers to Statement of Financial Accounting Standards.

     (a)  Deferred income taxes and employee's statutory profit sharing

          Deferred income taxes are accounted for under the asset and liability method. All of the Company's pretax income (loss) and reported income tax (expense) benefit is derived from domestic operations.

          Deferred ESPS is recognized only for timing differences arising from the reconciliation of book income to income for profit sharing purposes, which can be reasonably presumed to result in a future liability or benefit, with no indication that the liabilities or benefits will not materialize.

          For U.S. GAAP purposes, the Company accounts for income taxes and employee statutory profit sharing under SFAS 109 "Accounting for Income Taxes," which uses the asset and liability method to account for deferred tax assets and liabilities. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences of "temporary differences," by applying the enacted statutory tax rates applicable to future years to the differences between the book amounts of the financial statements and the tax bases of existing assets and liabilities and the tax loss carryforwards. The amount of deferred income taxes charged or credited to the operations in each period, for U.S. GAAP purposes, is based on the difference between the beginning and ending balances of the deferred tax assets and liabilities for each period, expressed in nominal pesos. The deferred tax effect of a change in the tax rate is recognized in the results of operations of the period in which the change is enacted.

          The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of March 31, 2004 and December 31, 2003 for U.S. GAAP are presented below:


                                                                                  (Unaudited)
                                                                                   March 31,                December 31,
                                                                                        2004                    2003
                                                                                        ----                    ----
          Deferred tax assets:
          Net operating loss carryforwards................................... $            484,610                 507,491
          Allowance for doubtful accounts and write-off......................              174,878                 176,204
          Deferred revenues..................................................               23,654                  25,344
          Seniority premium and allowance for
             post retirement benefits........................................                9,314                   8,837
          Accrued vacations..................................................                2,495                   2,495
          Accrued liabilities................................................               22,199                  22,934
          Tax on assets......................................................                8,343                   8,343
          Fair value of derivative instruments...............................                3,827               -
                                                                                  ------------------     -------------------

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)





                  Total gross deferred tax assets............................              729,320                 751,648

          Less valuation allowance...........................................              (339,718)               (361,335)
                                                                                  ------------------     -------------------

                  Net deferred tax assets....................................              389,602                 390,313
                                                                                  ------------------     -------------------

          Deferred tax liabilities:
          Property, systems and equipment ...................................              217,141                 227,395
          Telephone concession rights........................................              161,224                 155,475
          Other assets.......................................................                3,591               -
          Inventories........................................................                7,646                   7,443
                                                                                  ------------------     -------------------

                  Total deferred tax liabilities.............................              389,602                 390,313
                                                                                  ------------------     -------------------

          Net deferred tax liabilities under U.S. GAAP                                   -                       -
          Less net deferred assets recognized
               under Mexican GAAP............................................              241,575                 256,018
                                                                                  ------------------     -------------------

          U.S. GAAP adjustment to stockholders' equity....................... $            (241,575)               (256,018)
                                                                                  ==================     ===================


          In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Since the Company has not generated taxable income in its three years of operations, a deferred tax asset valuation allowance of $339,718 and $361,335 as of March 31, 2004 and December 31, 2003, respectively, was recorded for U.S. GAAP. This represents a decrease in the valuation allowance of $(21,617) and $(509,037) for the three months ended March 2004 and the year ended December 31, 2003.

     (b)  Revenue recognition

          On December 3, 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). This bulletin summarizes the point of view of the SEC in the recognition of revenues in the financial statements according to U.S. GAAP. The SEC concluded that only when all the following conditions are met is revenue recognition appropriate:

          a) there is persuasive evidence of an agreement; b) the delivery was made or the services rendered; c) the sales price to the purchaser is fixed or determinable; and d) collection is reasonable assured.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


          SAB 101, specifically in Topic 13A, Question 5, discusses the situation of recognizing as revenue certain non-refundable cash items. SAB 101 provides that the seller should not recognize non-refundable charges generated in certain transactions when there is continuous involvement by the vendor.

          One of the examples provided by SAB 101 is activation revenues from telecommunication services. The SAB concludes that unless the charge for the activation service is an exchange for products delivered or services rendered that represent the culmination of a separate revenue-generating process, the deferral method of revenue is appropriate.

          Based on the provisions and interpretations of SAB 101, for purposes of the U.S. GAAP reconciliation, the Company has deferred the activation revenues over a three-year period starting in the month such charge is originated. This period was determined based on Company experience. The net effect of the deferral and amortization is presented in the above U.S. GAAP reconciliation.

     (c)  Start-up costs

          In April 1998, the AICPA issued Statement of Position 98-5, "Report of Start-up Costs" (SOP 98-5), which requires start-up costs, including organization costs, to be expensed as incurred. SOP 98-5 is effective, except for certain investment companies, for fiscal years beginning after December 15, 1998. Under Mexican GAAP, this type of costs is recognized as a deferred asset and amortized over a period of 10 years. The Company has reversed the amortization of $8,193 and $8,982 in March 31, 2004 and 2003, as shown in the U.S. GAAP reconciliation, and has reduced stockholders' equity by $195,137 and $203,330 to write off the unamortized balance at March 31, 2004 and December 31, 2003.

     (d)  Other employee benefits

          Severance

          Under Mexican GAAP (Bulletin D-3), severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution of pension benefits, in which case, they should be considered as a pension plan. Under U.S. GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS 112, which requires recognition of certain benefits, including severance, over an employee's service life. The Company recognized an accrual amounting to $27,184 and $27,619 as of March 31, 2004 and December 31, 2003, respectively.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     (e)  Capitalized interest

          Under Mexican GAAP, the Company capitalizes interest on property, systems and equipment under construction. The amount of financing cost to be capitalized is comprehensively measured in order to include properly the effects of inflation. Therefore, the amount capitalized includes: (i) the interest cost of the debt incurred, plus (ii) any foreign currency fluctuations that result from the related debt, and less (iii) the monetary position result recognized on the related debt. Under U.S. GAAP, only interest is considered an additional cost of constructed assets to be capitalized and depreciated over the lives of the related assets.

          The U.S. GAAP reconciliation removes the foreign currency gain or loss and the monetary position result capitalized for Mexican GAAP, derived from borrowings denominated in foreign currency.

     (f)  Deferred financing cost amortization

          Under Mexican GAAP, the Company amortizes deferred financing cost under the straight-line method over the life of the related debt. For U.S. GAAP, this cost is amortized on the interest method over the life of the related debt.

     (g)  Gain on the forgiveness of debt

          On March 20, 2003, the Company entered into a debt-restructuring agreement with Nortel Networks Limited and Nortel Networks de Mexico (Nortel). The Company paid Nortel U.S.$ 125.2 million in cash, issued a new note for U.S.$ 24.2 million and capitalized U.S.$ 178.5 million in exchange for 250,836,980 series N shares of capital stock to settled all the debt outstanding with Nortel as of the date of the transaction.

          For U.S. GAAP, and as required by SFAS 15 "Accounting for Debtors and Creditors for Troubled Debt Restructurings", the equity provided by Company to Nortel was recorded at the fair market value resulting in a net gain on the forgiveness of the debt of approximately $3,189,366.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)

     (h)  Guaranteed debt

          On December 16, 2003, the Company completed an offering of senior unsecured notes, for a value of U.S.$ 175 million (2,028 million pesos) maturing on December 15, 2013. Interest on the notes are payable semiannually at annual rate of 11%, beginning on June 15, 2004.

          Each of the Company's consolidated subsidiaries, Instalaciones y Contrataciones, S.A. de C.V. (Instalaciones), Impulsora e Inmobiliaria Regional, S.A. de C.V. (Impulsora) and Servicios Axtel, S.A. de C.V. (Servicios), are guaranteeing the notes with unconditional guaranties that are unsecured. Each of the subsidiary guarantors is 99.99% owned by Axtel, S.A. de C.V. All guarantees are full and unconditional and are joint and several.

          Axtel is eligible, under Adopting Release (nos. 33-7878 and 34-43124) and a no-action request letter, for presenting the condensed consolidating financial information of Impulsora, Instalaciones and Servicios in this note in accordance with Rule 3-10 (f) of Regulation S-X. Each of Impulsora, Instalaciones and Servicios have total capital stock outstanding of 50,000 common shares. Axtel directly owns all but one share of each of Impulsora, Insalaciones and Servicios. The ownership of the remaining share by someone other than Axtel is a requirement of Mexican law.

          For the purpose of the accompanying condensed consolidating balance sheets, income statements and changes in financial position under Mexican GAAP, the first column, "Axtel" corresponds to the parent company issuer. The second column, "Combined Guarantors", represents the combined amounts of Instalaciones, Impulsora and Servicios, after adjustments and eliminations relating to their combination. The third column, "Adjustments and Eliminations", includes all amounts resulting from the consolidation of Axtel, and the guarantors. The fourth column, "Axtel Consolidated", represents the Company's consolidated amounts as reported in the consolidated financial statements. Additionally, all amounts presented under the line item "Investments in subsidiaries" for both the balance sheet and the income statement are accounted for by the equity method.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)




          The condensed consolidating financial information is as follows:

     Condensed consolidating balance sheets:

                                                                                                 Adjustments
     (Unaudited)                                                                Combined             and             Axtel
     As of March 31, 2004                                      Axtel           Guarantors       Eliminations     Consolidated
     --------------------------------------------------    ---------------------------------------------------------------------

     Current assets                                     $       1,695,694              95,358         (91,440)        1,699,612
     Property, systems and equipment, net                       5,254,830               9,743          (1,610)        5,262,963
     Deferred charges                                           1,145,705               5,622           -             1,151,327
     Investment in subsidiaries                                    20,912             -               (20,912)           -
     Other non current assets                                     117,785                 165           -               117,950
                                                           ---------------  ------------------ ---------------- ----------------

         Total assets                                   $       8,234,926             110,888        (113,962)        8,231,852
                                                           ---------------  ------------------ ---------------- ----------------

     Current liabilities                                $         762,671              86,442         (91,440)          757,673
     Long-term debt                                             1,977,975             -                 -             1,977,975
     Other non-current liabilities                                  1,845               1,924           -                 3,769
                                                           ---------------  ------------------ ---------------- ----------------

         Total liabilities                                      2,742,491              88,366         (91,440)        2,739,417
                                                           ---------------  ------------------ ---------------- ----------------

     Total stockholders equity                                  5,492,435              22,522         (22,522)        5,492,435
                                                           ---------------  ------------------ ---------------- ----------------

     Total liabilities and stockholders equity          $       8,234,926             110,888        (113,962)        8,231,852
                                                           ---------------  ------------------ ---------------- ----------------

                                                                                                 Adjustments
                                                                                Combined             and              Axtel
     As of December 31, 2003                                   Axtel           Guarantors        Eliminations     Consolidated
     --------------------------------------------------    ---------------  ------------------ ----------------- ----------------

     Current assets                                     $       1,684,267              94,825          (92,280)        1,686,812
     Property, systems and equipment, net                       5,267,213               9,996           (1,767)        5,275,442
     Deferred charges                                           1,179,904               6,338            -             1,186,242
     Investment in subsidiaries                                    21,195             -                (21,195)           -
     Other non current assets                                     110,830                 168            -               110,998
                                                           ---------------  ------------------ ----------------- ----------------

         Total assets                                   $       8,263,409             111,327         (115,242)        8,259,494
                                                           ---------------  ------------------ ----------------- ----------------

     Current liabilities                                $         736,603              86,333          (92,280)          730,656
     Long-term debt                                             2,056,372             -                  -             2,056,372
     Other non-current liabilities                                  2,207               2,032            -                 4,239
                                                           ---------------  ------------------ ----------------- ----------------

         Total liabilities                                      2,795,182              88,365          (92,280)        2,791,267
                                                           ---------------  ------------------ ----------------- ----------------

     Total stockholders equity                                  5,468,227              22,962          (22,962)        5,468,227
                                                           ---------------  ------------------ ----------------- ----------------

     Total liabilities and stockholders equity          $       8,263,409             111,327         (115,242)        8,259,494
                                                           ---------------  ------------------ ----------------- ----------------

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     Condensed consolidating income statements:

                                                                                                Adjustments
     (Unaudited)                                                              Combined              and               Axtel
     For the three-month period ended March 31, 2004          Axtel          Guarantors        Eliminations        Consolidated
     -------------------------------------------------  ------------------ ----------------  ------------------ -------------------

     Rental, installation, service and other revenues $          865,117          205,121            (205,121)          865,117
     Costs of sales and services                                (269,063)        -                     -               (269,063)
     Selling and administrative expenses                        (295,515)        (204,661)            205,121          (295,055)
     Depreciation and amortization                              (230,328)            (106)             -               (230,434)
     Operating income                                             70,211              354              -                 70,565
     Comprehensive financing result, net                         (34,256)            (492)                274           (34,474)
     Other income, net                                            13,859               571               (274)           14,156
     Income tax                                                  (17,554)            (716)             -                (18,270)
     Investment in subsidiaries                                     (283)           -                     283            -
                                                        ------------------ ----------------  ------------------ -------------------
     Net income (loss)                                $           31,977             (283)                283            31,977
                                                        ------------------ ----------------  ------------------ -------------------

                                                                                                Adjustments
     (Unaudited)                                                              Combined              and               Axtel
     For the three-month period ended March 31, 2003          Axtel          Guarantors        Eliminations        Consolidated
     -------------------------------------------------  ------------------ ----------------  ------------------ -------------------

     Rental, installation, service and other revenues $          675,377          197,127            (197,127)          675,377
     Costs of sales and services                                (193,983)        -                     -               (193,983)
     Selling and administrative expenses                        (280,130)        (188,425)            197,127          (271,428)
     Depreciation and amortization                              (212,871)            (101)             -               (212,972)
     Operating (loss) income                                     (11,607)           8,601              -                  (3,006)
     Comprehensive financing result, net                        (282,624)            (529)                375           (282,778)
     Other income (expenses), net                              1,900,130           (7,702)               (375)        1,892,053
     Income tax                                                 (431,940)              (5)             -                (431,945)
     Investment in subsidiaries                                      365            -                    (365)           -
                                                        ------------------ ----------------  ------------------ -------------------
     Net income (loss)                                $        1,174,324              365                (365)        1,174,324
                                                        ------------------ ----------------  ------------------ -------------------

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     Condensed consolidating statements of changes in financial position:


                                                                                                 Adjustments
     (Unaudited)                                                                  Combined           and             Axtel
     For the three-month period ended March 31, 2004                Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net income (loss)                                     $       31,977            (283)             283            31,977
        Non-cash items                                               248,165             822             (283)          248,704
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by (used in) operations             280,142             539            -               280,681
        Net (investment in) financing from operations               (182,743)            439             (340)         (182,644)
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by operations, net                   97,399             978             (340)           98,037
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Increase in common stock                                     -                  -               -              -
        Additional paid-in capital                                   -                  -               -              -
        Loans payments, net                                          (70,083)           (340)             340           (70,083)
        Others                                                        (2,620)           -               -                (2,620)
                                                                --------------  -------------- ---------------- -----------------
              Resources used in financing activities                 (72,703)           (340)             340           (72,703)
                                                                --------------  -------------- ---------------- -----------------

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                            (193,941)            (11)           -              (193,952)
        Investment in subsidiaries
        Other assets                                                 (10,486)              3            -               (10,483)
                                                                --------------  -------------- ---------------- -----------------
              Resources used in investing activities                (204,427)             (8)                          (204,435)
                                                                --------------  -------------- ---------------- -----------------

     (Decrease) increase in cash and equivalents                    (179,731)            630            -              (179,101)
     Cash and equivalents at the beginning of the year             1,028,721             461            -             1,029,182
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the year              $      848,990           1,091            -               850,081
                                                                --------------  -------------- ---------------- -----------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)





                                                                                                 Adjustments
     (Unaudited)                                                                  Combined           and             Axtel
     For the three-month period ended March 31, 2003                Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net income                                            $    1,174,324             365             (365)        1,174,324
        Non-cash items                                            (1,249,076)            106              365        (1,248,605)
                                                                --------------  -------------- ---------------- -----------------
            Resources used in operations                             (74,752)            471            -               (74,281)
         Net financing from (investment in) operations                17,107          (1,212)            (252)           15,643
                                                                --------------  -------------- ---------------- -----------------
            Resources used in operations, net                        (57,645)           (741)            (252)          (58,638)
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Increase in common stock                                   2,742,435            -               -             2,742,435
        Additional paid-in capital                                    (9,433)           -               -                (9,433)
        Proceeds from (loans payments), net                       (2,463,641)           (254)             252        (2,463,643)
        Others                                                        29,856            -               -                29,856
                                                                --------------  -------------- ---------------- -----------------
            Resources provided by (used in) financing                299,217            (254)             252           299,215
            activities

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                             (86,417)           -               -               (86,417)
        Investment in subsidiaries
        Other assets                                                    (295)           (366)           -                  (661)
                                                                --------------  -------------- ---------------- -----------------
            Resources used in investing activities                   (86,712)           (366)           -               (87,078)
                                                                --------------  -------------- ---------------- -----------------

     Increase in cash and equivalents                                154,860          (1,361)           -               153,499
     Cash and equivalents at the beginning of the year               330,742           1,479            -               332,221
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the year              $      485,602             118            -               485,720
                                                                --------------  -------------- ---------------- -----------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     The tables below present combined balance sheets as of March 31, 2004 and December 31, 2003, and income statements and statements of changes in financial position for each of the three-month periods ended March 31, 2004 and March 31, 2003 for the Guarantors. Such information presents in separate columns each individual Guarantor, combination adjustments and eliminations, and the combined guarantors. All significant related parties balances and transactions between the Guarantors have been eliminated in the "Combined Guarantors" column.

     The amounts presented in the column "Combined Guarantors" are readily comparable with the information of the Guarantors included in the condensed consolidating financial information.

     Guarantors' Combined Balance Sheets:


     (Unaudited)
     As of  March 31, 2004
     ------------------------------------                                                   Adjustments
                   Assets                                                     Servicios        and            Combined
                                            Icosa        Inmobiliaria           Axtel       Eliminations     Guarantors
                                          ------------ ------------------- --------------  -------------- ----------------

     Cash and cash equivalents          $        245                  13            833         -                  1,091
     Accounts receivable                          33           -                    120         -                    153
     Related parties receivables               5,771           -                 76,753           (575)           81,949
     Refundable taxes and other
        accounts receivable                    1,014               1,334          9,817         -                 12,165
                                          ------------ ------------------- --------------  -------------- ----------------

         Total current assets                  7,063               1,347         87,523           (575)           95,358
                                          ------------ ------------------- --------------  -------------- ----------------

     Property, systems and equipment,
     net                                      -                    9,732             11         -                  9,743
     Deferred income taxes                         7           -                  5,994           (379)            5,622
     Other                                       165           -                -               -                    165
                                          ------------ ------------------- --------------  -------------- ----------------

         Total non current assets                172               9,732          6,005           (379)           15,530
                                          ------------ ------------------- --------------  -------------- ----------------

     Total assets                       $      7,235              11,079         93,528           (954)          110,888
                                          ------------ ------------------- --------------  -------------- ----------------

     Liabilities and Stockholders Equity

     Account payable and accrued
        liabilities                     $         42           -                  9,917         -                  9,959
     Taxes payable                             2,597           -                 36,719         -                 39,316
     Related parties payables                 -                    8,732        -                 (575)            8,157
     Other accounts payable                    1,296           -                 27,714         -                 29,010
                                          ------------ ------------------- --------------  -------------- ----------------

         Total current liabilities             3,935               8,732         74,350           (575)           86,442
                                          ------------ ------------------- --------------  -------------- ----------------

     Deferred income tax                      -                      379        -                 (379)         -
     Others                                      277           -                  1,647         -                  1,924
                                          ------------ ------------------- --------------  -------------- ----------------

         Total liabilities                     4,212               9,111         75,997           (954)           88,366
                                          ------------ ------------------- --------------  -------------- ----------------

     Stockholders' equity                      3,078               1,689         18,038         -                 22,805
     Net (loss) income                           (55)                279          (507)         -                   (283)
                                          ------------ ------------------- --------------  -------------- ----------------

     Total stockholders equity                 3,023               1,968         17,531         -                 22,522
                                          ------------ ------------------- --------------  -------------- ----------------

     Total liabilities and stockholders
     equity                             $      7,235              11,079         93,528           (954)          110,888
                                          ------------ ------------------- --------------  -------------- ----------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     As of December 31, 2003
     ------------------------------------
                                                                                           Adjustments
                                                                             Servicios         and           Combined
                   Assets                    Icosa        Inmobiliaria         Axtel       Eliminations     Guarantors
                                          ------------ ------------------- -------------- --------------- ----------------

     Cash and cash equivalents          $        161                  13            287         -                    461
     Accounts receivable                          34           -                     98         -                    132
     Related parties receivables               5,397           -                 77,614           (584)           82,427
     Refundable taxes and other
       accounts receivable                       998               1,355          9,452         -                 11,805
                                          ------------ ------------------- -------------- --------------- ----------------

         Total current assets                  6,590               1,368         87,451           (584)           94,825
                                          ------------ ------------------- -------------- --------------- ----------------

     Property, systems and equipment,
     net                                      -                    9,996        -               -                  9,996
     Deferred income taxes                         3           -                  6,771           (436)            6,338
     Other                                       168           -                -               -                    168
                                          ------------ ------------------- -------------- --------------- ----------------

         Total non current assets                171               9,996          6,771           (436)           16,502
                                          ------------ ------------------- -------------- --------------- ----------------

     Total assets                       $      6,761              11,364         94,222         (1,020)          111,327
                                          ------------ ------------------- -------------- --------------- ----------------

     Liabilities and stockholders'
     equity

     Account payable and accrued
       liabilities                      $        165           -                  8,584         -                  8,749
     Taxes payable                             2,789           -                 48,442         -                 51,231
     Related parties payables                 -                    9,081        -                 (584)            8,497
     Other accounts payable                      448           -                 17,408         -                 17,856
                                          ------------ ------------------- -------------- --------------- ----------------

         Total current liabilities             3,402               9,081         74,434           (584)           86,333
                                          ------------ ------------------- -------------- --------------- ----------------

     Deferred income tax                      -                      436        -                 (436)         -
     Others                                      281           -                  1,751         -                  2,032
                                          ------------ ------------------- -------------- --------------- ----------------

         Total liabilities                     3,683               9,517         76,185         (1,020)           88,365
                                          ------------ ------------------- -------------- --------------- ----------------

     Stockholders' equity                      3,824               1,513         21,112         -                 26,449
     Net (loss) income                          (746)                334         (3,075)        -                 (3,487)
                                          ------------ ------------------- -------------- --------------- ----------------

     Total stockholders equity                 3,078               1,847         18,037         -                 22,962
                                          ------------ ------------------- -------------- --------------- ----------------

     Total liabilities and stockholders
        equity                          $      6,761              11,364         94,222         (1,020)          111,327
                                          ------------ ------------------- -------------- --------------- ----------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)



     Guarantors' Combined Income Statements:


     (Unaudited)
     For the three-month period ended March 31, 2004
     -----------------------------------------------                                               Adjustments
                                                                                      Servicios        and            Combined
                                                        Icosa      Inmobiliaria         Axtel       Eliminations     Guarantors
                                                    ------------ ----------------   --------------  -------------- ----------------

     Rental and service revenues                  $     12,836              483         191,802           -            205,121

     Administrative expenses                           (12,836)         -              (191,825)         -            (204,661)
     Depreciation and amortization                       -                 (106)        -                -                (106)
                                                    ------------ ---------------- --------------- --------------  --------------

          Operating  income (loss)                       -                 377              (23)         -                354
                                                    ------------ ---------------- --------------- --------------  --------------

     Comprehensive financing result, net                   (65)            (155)           (272)         -                (492)
                                                    ------------ ---------------- --------------- --------------  --------------

     Other income, net                                      7            -                 564           -                571
                                                    ------------ ---------------- --------------- --------------  --------------

        (Loss) income before income taxes and
          employee statutory profit sharing                (58)            222             269           -                433
                                                    ------------ ---------------- --------------- --------------  --------------

          Total income tax and employee
             statutory profit sharing benefit               3               57             (776)         -                (716)
                                                    ------------ ---------------- --------------- --------------  --------------

              Net (loss) income                   $        (55)            279             (507)         -                (283)
                                                    ------------ ---------------- --------------- --------------  --------------


     (Unaudited)
     For the three-month period ended March 31, 2003
     -----------------------------------------------                                                Adjustments
                                                                                    Servicios           and          Combined
                                                     Icosa        Inmobiliaria        Axtel        Eliminations     Guarantors
                                                    ------------ ---------------- --------------  -------------- ----------------

     Rental and service revenues                  $      8,964              503         187,660        -               197,127

     Administrative expenses                            (8,879)         -              (179,546)       -              (188,425)
     Depreciation and amortization                      -                  (101)        -              -                 (101)
                                                    ------------ ---------------- --------------- --------------  --------------

          Operating income                                  85              402           8,114        -                 8,601
                                                    ------------ ---------------- --------------- --------------  --------------

     Comprehensive financing result, net                   (46)            (259)           (224)       -                  (529)
                                                    ------------ ---------------- --------------- --------------  --------------

     Other expenses, net                                   (85)        -                 (7,617)       -                (7,702)
                                                    ------------ ---------------- --------------- --------------  --------------

        (Loss) income before income taxes and
           employee statutory profit sharing               (46)             143             273        -                   370
                                                    ------------ ---------------- --------------- --------------  --------------

          Total income tax and employee
            statutory profit sharing                      (171)              42             124        -                    (5)
                                                    ------------ ---------------- --------------- --------------  --------------

              Net (loss) income                   $       (217)             185             397        -                   365
                                                    ------------ ---------------- --------------- --------------  --------------

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     Guarantors' Combined Statements of Changes in Financial Position:

     (Unaudited)
     For the three-month period ended March 31, 2004
     -----------------------------------------------                                                Adjustments
                                                                                    Servicios           and          Combined
                                                     Icosa        Inmobiliaria        Axtel        Eliminations     Guarantors
                                                    ------------ ---------------- --------------  -------------- ----------------

     Operating activities:
        Net (loss) income                         $        (55)             279            (507)         -                (283)
        Non-cash items                                      (3)              49             776          -                 822
                                                   ------------- ---------------- --------------- --------------  --------------

            Resources (used in) provided by
              operations                                   (58)             328             269          -                 539

            Net financing from operations                  139               12             288          -                 439
                                                   ------------- ---------------- --------------- --------------  --------------

            Resources provided by operations, net           81              340             557          -                 978
                                                   ------------- ---------------- --------------- --------------  --------------

     Financing activities:
        Increase in common stock                         -               -               -               -               -
        Loans payment, net                               -                 (340)         -               -                (340)
                                                   ------------- ---------------- --------------- --------------  --------------

     Resources used in financing activities              -                 (340)         -               -                (340)
                                                   ------------- ---------------- --------------- --------------  --------------

     Investing activities:
        Property, system and equipment, net              -               -                  (11)         -                 (11)
        Other assets                                         3           -               -               -                   3
                                                   ------------- ---------------- --------------- --------------  --------------

            Resources used in investing activities           3           -                  (11)         -                  (8)
                                                   ------------- ---------------- --------------- --------------  --------------

     Increase in cash and equivalents                       84           -                  546          -                 630

     Cash and equivalents at the beginning of the
        year                                               161               13             287          -                 461
                                                   ------------- ---------------- --------------- --------------  --------------

     Cash and equivalents at the end of the year  $        245               13             833          -               1,091
                                                   ------------- ---------------- --------------- --------------  --------------



                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)




     (Unaudited)
     For the three-month period ended March 31, 2003
     -----------------------------------------------                                                Adjustments
                                                                                    Servicios           and          Combined
                                                     Icosa        Inmobiliaria        Axtel        Eliminations     Guarantors
                                                    ------------ ---------------- --------------  -------------- ----------------

     Operating activities:
        Net income (loss)                         $       (217)             185             397        -                   365
        Non-cash items                                     171               59            (124)       -                   106
                                                   ------------- ---------------- --------------- --------------  --------------

          Resources (used in) provided by
            operations                                     (46)             244             273        -                   471

           Financing from (investment in)
             operations, net                               451                9          (1,672)         -              (1,212)
                                                   ------------- ---------------- --------------- --------------  --------------

          Resources provided by (used in)
            operations, net                                405              253          (1,399)         -                (741)
                                                   ------------- ---------------- --------------- --------------  --------------

     Financing activities:
        Increase in common stock                        -                -                -              -               -
        Loans payments, net                             -                 (254)           -              -                (254)
                                                   ------------- ---------------- --------------- --------------  --------------

          Resources used in financing activities        -                 (254)           -              -                (254)
                                                   ------------- ---------------- --------------- --------------  --------------

     Investing activities:
        Other assets                                      (366)        -                  -              -                (366)
                                                   ------------- ---------------- --------------- --------------  --------------

          Resources used in investing activities          (366)        -                  -              -                (366)
                                                   ------------- ---------------- --------------- --------------  --------------

     Increase (decrease) in cash and equivalents            39               (1)         (1,399)         -              (1,361)

     Cash and equivalents at the beginning of the
        year                                                79               52           1,348          -               1,479
                                                   ------------- ---------------- --------------- --------------  --------------

     Cash and equivalents at the end of the year  $        118               51             (51)         -                 118
                                                   ------------- ---------------- --------------- --------------  --------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     Guarantors - U.S. GAAP reconciliation of net income and stockholders' equity:

     As discussed at the beginning of this note 15, the following reconciliation to U.S. GAAP does not eliminate the inflation adjustments for Mexican GAAP, since they represent an integral measurement of the effects of the changes in the price levels in the Mexican economy and, as such, are considered a more meaningful presentation than the financial reports based on historic costs for book purposes for Mexico and the United States.

     The main differences between Mexican GAAP and U.S. GAAP and their effect on consolidated net loss and stockholders' equity as of March 31, 2004, December 31, 2003 and March 31, 2003 is presented below, with an explanation of the adjustments.

                                                                                                  (Unaudited)
                                                                                       -----------------------------------
                                                                                            Three-month period ended
                                                                                       -----------------------------------
                                                                                            2004                2003
                                                                                       -----------------------------------

       Net (loss) income reported under Mexican GAAP .............................  $          (283)                    365
                                                                                       ---------------     ----------------

       Approximated U.S. GAAP adjustments
       1. Deferred income taxes (A)...............................................              716                       5
       2. Allowance for post retirement benefits (B)..............................              435                     324
                                                                                       ---------------     ----------------
       Total approximate U.S. GAAP adjustments....................................            1,151                     329
                                                                                       ---------------     ----------------
       Approximate net income under U.S. GAAP.....................................  $           868                     694
                                                                                       ===============     ================




                                                                                         (Unaudited)
                                                                                        ---------------
                                                                                         Three-month         Year ended
                                                                                        period ended
                                                                                          March 31          December 31
                                                                                        -----------------------------------
                                                                                             2004               2003
                                                                                        -----------------------------------

       Total stockholders' equity reported under Mexican GAAP.....................  $         22,522               22,962
                                                                                        ---------------    ----------------

       Approximate U.S. GAAP adjustments
       1. Deferred income taxes (A)...............................................             (5,622)             (6,338)
       2. Allowance for post retirement benefits (B)..............................             (27,184)           (27,619)
                                                                                        ---------------    ----------------
       Total approximate U.S. GAAP adjustments....................................             (32,806)           (33,957)
                                                                                        ---------------    ----------------
       Total approximate stockholders' deficit under U.S. GAAP....................  $          (10,284)           (10,995)
                                                                                        ===============    ================


     Guarantors-Notes to the U.S. GAAP reconciliation

     A.   Deferred income taxes

     Deferred income taxes adjustment in the stockholders' equity reconciliation to U.S. GAAP, at March 31, 2004 and December 31, 2003, represented expenses of $5,622 and $6,338, respectively.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2004)


     B.   Other employee benefits

     Severance Under Mexican GAAP (Bulletin D-3), severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution of pension benefits, in which case, they should be considered as a pension plan. Under U.S. GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS 112, which requires recognition of certain benefits, including severance, over an employee's service life. For the three-month periods ended March 31, 2004 and 2003 the Company recorded an increase in net income of $435 and $324, respectively, and recognized an accrual amounting to $27,184 and $27,619 as of March 31, 2004 and December 31, 2003, respectively.

                                  $175,000,000

                               AXTEL, S.A. DE C.V.


                            11% SENIOR NOTES DUE 2013



                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                  _____________

                                   PROSPECTUS

                                     , 2004

                                 ______________

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses. In addition, we have purchased directors' and officers' liability insurance for our directors and executive officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

List of Exhibits:

      EXHIBIT
       NUMBER     EXHIBIT
      -------     -------

         3.1 Corporate By-laws (Estatutos Sociales) of Axtel, S.A. de C.V. ("Axtel"), together with an English translation (incorporated herein by reference to Exhibit 3.1 of our Registration Statement on Form F-4, File No. 333-114196).

         4.1 Indenture, dated as of December 16, 2003, among Axtel, the Subsidiary Guarantors named therein and The Bank of New York, as Trustee, governing Axtel's $175,000,000 aggregate principal amount of 11% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.1 of our Registration Statement on Form F-4, File No. 333-114196).

         4.2 Specimen Global Note representing Axtel's 11% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.2 of our Registration Statement on Form F-4, File No. 333-114196).

         4.3 Form of Specimen Global Note representing the exchange notes (incorporated herein by reference to Exhibit 4.3 of our Registration Statement on Form F-4, File No. 333-114196).

         4.4 Registration Rights Agreement, dated as of December 16, 2003 among Axtel, the Subsidiary Guarantors named therein and Credit Suisse First Boston LLC (incorporated herein by reference to Exhibit 4.4 of our Registration Statement on Form F-4, File No. 333-114196).

         5.1* Opinion of Cahill Gordon & Reindel LLP as to the validity of the exchange notes under New York law.

         5.2* Opinion of D&A Morales y Asociados, S.C. as to the validity of the exchange notes under Mexican law.

         9.1 Unanimous Shareholders Agreement, dated as of October 6, 1997, among Bell Canada International (Mexico Telecom) Limited, Telinor Telefonia, S.A. de C.V. ("Telinor"), Worldtel Mexico telecom Ltd. and Axtel (formerly known as Telefonia Inalambrica Del Norte, S.A. de C.V.) (incorporated herein by reference to Exhibit 9.1 of our Registration Statement on Form F-4, File No. 333-114196).

         9.2 Joinder Agreement, dated as of March 20, 2003, among Axtel and Nortel Networks Limited (incorporated herein by reference to Exhibit 9.2 of our Registration Statement on Form F-4, File No. 333-114196).

         10.1 Concession title granted by the Mexican Ministry of Communications and Transportation (the "Ministry") in favor of Axtel, dated June 17, 1996, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.1 of our Registration Statement on Form F-4, File No. 333-114196).

         10.2 Amendment, dated December 19, 2002, of concession title granted by the Ministry in favor of Axtel, dated June 17, 1996, together with an English translation of such amendment (incorporated herein by reference to Exhibit 10.2 of our Registration Statement on Form F-4, File No. 333-114196).

         10.3 Concession title granted by the Ministry in favor of Axtel, dated October 7, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.3 of our Registration Statement on Form F-4, File No. 333-114196).

         10.4 Concession title granted by the Ministry in favor of Axtel, dated April 1, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.4 of our Registration Statement on Form F-4, File No. 333-114196).

         10.5 Concession title granted by the Ministry in favor of Axtel, dated June 4, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.5 of our Registration Statement on Form F-4, File No. 333-114196).

         10.6 Engagement Letter, dated as of May 15, 2002, by and among Axtel and The Blackstone Group L.P. (incorporated herein by reference to Exhibit 10.6 of our Registration Statement on Form F-4, File No. 333-114196).

         10.7 Restructuring Agreement, dated as of March 20, 2003 by and among Axtel, Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V. and Toronto Dominion (Texas), Inc. (incorporated herein by reference to Exhibit 10.7 of our Registration Statement on Form F-4, File No. 333-114196).

         10.8 Assignment and Assumption Agreement, dated as of December 23, 2003, among Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V., Nortel Networks UK Limited, Airspan Communications Limited and Axtel (incorporated herein by reference to Exhibit 10.8 of our Registration Statement on Form F-4, File No. 333-114196).

         10.9* Master Agreement for the Provision of Local Interconnection Services, dated as of February 25, 1999, entered into by and between Telefonos de Mexico, S.A. de C.V., Telefonia Inalambrica Del Norte, S.A. de C.V. (predecessor company to Axtel, S.A. de C.V.)

         10.10* Purchase and License Agreement for FWA Equipment, dated as of March 20, 2003, among Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V. and Axtel.

         10.11* Technical Assistance Support Services Agreement for FWA Equipment, dated as of March 20, 2003, among Nortel Networks UK Limited and Axtel.

         10.12* FWA Technology License Agreement, dated as of March 20, 2003, among Nortel Networks Limited and Axtel.

         10.13* FWA Special Agreement, dated as of September 30, 2003, among Nortel Networks UK Limited and Axtel.

         10.14* Amendment Agreement No. 1 to the Purchase and License Agreement for FWA Equipment, dated as of September 15, 2003, among Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V. and Axtel.

         10.15* Change Order to the Purchase and License Agreement for FWA Equipment, dated December 5, 2003

         10.16* Amendment Agreement No. 2 to the Purchase and License Agreement for FWA Equipment and the Technical Assistance Support Services Agreement for FWA Equipment, dated as of April 20, 2004, between Airspan Communications Limited and Axtel (certain portions of this Exhibit 10.16 have been omitted pusuant to a request for confidential treatment).

         12.1 Statement regarding computation of ratio of earnings to fixed charges (according to Mexican GAAP) (incorporated herein by reference to Exhibit 12.1 of our Registration Statement on Form F-4, File No. 333-114196).

         12.2 Statement regarding computation of ratio of earnings to fixed charges (according to U.S. GAAP) (incorporated herein by reference to Exhibit 12.2 of our Registration Statement on Form F-4, File No. 333-114196).

         21.1 List of Subsidiaries of Axtel (incorporated herein by reference to Exhibit 21.1 of our Registration Statement on Form F-4, File No. 333-114196).

         23.1 *   Consent of Cahill Gordon & Reindel LLP (contained in Exhibit
                  5.1).

         23.2* Consent of D&A Morales y Asociados, S.C. (contained in Exhibit 5.2).

         23.3* Consent of KPMG Cardenas Dosal, S.C., relating to the audited financial statements of Axtel.

         24.1 Signed copies of the powers of attorney (included on the signature pages of this Registration Statement) (incorporated herein by reference to Exhibit 24.1 of our Registration Statement on Form F-4, File No. 333-114196).

         25.1 Form T-1 Statement of Eligibility and Qualification of The Bank of New York with respect to the exchange notes (incorporated herein by reference to Exhibit 25.1 of our Registration Statement on Form F-4, File No. 333-114196).

         99.1 Form of Letter of Transmittal (incorporated herein by reference to Exhibit 99.1 of our Registration Statement on Form F-4, File No. 333-114196).

         99.2 Form of Notice of Guaranteed Delivery (incorporated herein by reference to Exhibit 99.2 of our Registration Statement on Form F-4, File No. 333-114196).

         99.3 Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner of Senior Notes due 2013 (incorporated herein by reference to Exhibit
                  99.3 of our Registration Statement on Form F-4, File No. 333-114196).

         99.4 Form of Exchange Agent Agreement (incorporated herein by reference to Exhibit 99.4 of our Registration Statement on Form F-4, File No. 333-114196).

*     Filed herewith.

There are no Financial Statement Schedules included with this filing.

ITEM 22. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (2) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue;

                  (3) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for purposes of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

                  (4) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                 SIGNATURES OF AXTEL, S.A. de C.V.

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to registration statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized in Monterrey, Mexico on June 10, 2004.

                                       Axtel, S.A. de C.V.



                                       By:   /s/ Patricio Jimenez Barrera
                                             -------------------------------
                                             Name:  Patricio Jimenez Barrera
                                             Title:  Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to registration statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                                  DATE
/s/                    *                 Chairman, Series A Director and        June 10, 2004
   ----------------------
Tomas Milmo Santos                       Chief Executive Officer

/s/ Patricio Jimenez Barrera             Chief Financial Officer and            June 10, 2004
   ----------------------
Patricio Jimenez Barrera                 Principal Accounting Officer

/s/                    *                 Series A Director                      June 10, 2004
   ----------------------
Tomas Milmo Zambrano

/s/                    *                 Series A Director                      June 10, 2004
   ----------------------
Alberto Santos de Hoyos

_______________________                  Series A Director                      June 10, 2004
Lorenzo Zambrano Trevino

/s/                    *                 Series A Director                      June 10, 2004
   ----------------------
Alberto Garza Santos

/s/                    *                 Series A Director                      June 10, 2004
Hector Medina Aguiar

_______________________                  Series C Director                      June 10, 2004
Everett J. Santos

/s/                    *                 Series C Director                      June 10, 2004
   ----------------------
Bertrand Guillot

_______________________                  Series C Director                      June 10, 2004
Iain Aitken

/s/                    *                 Series C Director                      June 10, 2004
   ----------------------
Lawrence H. Guffey



* By: /s/ Patricio Jimenez Barrera
     ------------------------------
   Name: Patricio Jimenez Barrera
   Title: Attorney-in-Fact

          SIGNATURES OF IMPULSORA E INMOBILIARIA REGIONAL, S.A. de C.V.

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to registration statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized in Monterrey, Mexico on June 10, 2004.

                           Impulsora e Inmobiliaria Regional, S.A. de C.V.



                           By:   /s/ Patricio Jimenez Barrera
                                 -------------------------------
                                 Name:  Patricio Jimenez Barrera
                                 Title:  Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment to registration statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                           Title                                         Date

/s/                      *                          Chief Executive Officer and Sole Director     June 10, 2004
----------------------------
Tomas Milmo Santos


/s/ Patricio Jimenez Barrera                        Chief Financial Officer                       June 10, 2004
----------------------------
Patricio Jimenez Barrera


* By: /s/ Patricio Jimenez Barrera
   Name: Patricio Jimenez Barrera
   Title: Attorney-in-Fact

           SIGNATURES OF INSTALACIONES Y CONTRATACIONES, S.A. de C.V.

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to registration statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized in Monterrey, Mexico on June 10, 2004.


                                Instalaciones y Contrataciones, S.A. de C.V.


                                       By:   /s/ Patricio Jimenez Barrera
                                             -------------------------------
                                             Name:  Patricio Jimenez Barrera
                                             Title:  Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment to registration statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                           Title                                         Date

/s/                            *                    Chief Executive Officer and Sole Director     June 10, 2004
----------------------------------
Tomas Milmo Santos

/s/ Patricio Jimenez Barrera                        Chief Financial Officer                       June 10, 2004
-----------------------------------
Patricio Jimenez Barrera

* By: /s/ Patricio Jimenez Barrera
-----------------------------------
   Name: Patricio Jimenez Barrera
   Title: Attorney-in-Fact

                   SIGNATURES OF SERVICIOS AXTEL, S.A. de C.V.

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to registration statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized in Monterrey, Mexico on June 10, 2004.

                                                Servicios Axtel, S.A. de C.V.





                                       By:   /s/ Patricio Jimenez Barrera
                                             -------------------------------
                                             Name:  Patricio Jimenez Barrera
                                             Title:  Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment to registration statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                           Title                                         Date

/s/                              *                  Chief Executive Officer and Sole Director     June 10, 2004
-----------------------------------
Tomas Milmo Santos

/s/ Patricio Jimenez Barrera                        Chief Financial Officer                       June 10, 2004
-----------------------------------
Patricio Jimenez Barrera


* By: /s/ Patricio Jimenez Barrera
-----------------------------------
   Name: Patricio Jimenez Barrera
   Title: Attorney-in-Fact

              SIGNATURE OF AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Axtel, S.A. de C.V., has signed this Amendment to Registration Statement on Form F-4 in the City of Newark, State of Delaware on June 10, 2004.

               SIGNATURE                                 TITLE

/s/ Donald J. Puglisi                    Authorized Representative in the
------------------------                 United States
Donald J. Puglisi
Managing Director
Puglisi and Associates

                                  EXHIBIT INDEX

                                   DESCRIPTION

    EXHIBIT
    NUMBER      EXHIBIT

       3.1 Corporate By-laws (Estatutos Sociales) of Axtel, S.A. de C.V. ("Axtel"), together with an English translation (incorporated herein by reference to Exhibit 3.1 of our Registration Statement on Form F-4, File No. 333-114196).

       4.1 Indenture, dated as of December 16, 2003, among Axtel, the Subsidiary Guarantors named therein and The Bank of New York, as Trustee, governing Axtel's $175,000,000 aggregate principal amount of 11% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.1 of our Registration Statement on Form F-4, File No. 333-114196).

       4.2 Specimen Global Note representing Axtel's 11% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.2 of our Registration Statement on Form F-4, File No. 333-114196).

       4.3 Form of Specimen Global Note representing the exchange notes (incorporated herein by reference to Exhibit 4.3 of our Registration Statement on Form F-4, File No. 333-114196).

       4.4 Registration Rights Agreement, dated as of December 16, 2003 among Axtel, the Subsidiary Guarantors named therein and Credit Suisse First Boston LLC (incorporated herein by reference to Exhibit 4.4 of our Registration Statement on Form F-4, File No. 333-114196).

       5.1* Opinion of Cahill Gordon & Reindel LLP as to the validity of the exchange notes under New York law.

       5.2* Opinion of D&A Morales y Asociados, S.C. as to the validity of the exchange notes under Mexican law.

       9.1 Unanimous Shareholders Agreement, dated as of October 6, 1997, among Bell Canada International (Mexico Telecom) Limited, Telinor Telefonia, S.A. de C.V. ("Telinor"), Worldtel Mexico telecom Ltd. and Axtel (formerly known as Telefonia Inalambrica Del Norte, S.A. de C.V.) (incorporated herein by reference to Exhibit 9.1 of our Registration Statement on Form F-4, File No. 333-114196).

       9.2 Joinder Agreement, dated as of March 20, 2003, among Axtel and Nortel Networks Limited (incorporated herein by reference to Exhibit 9.2 of our Registration Statement on Form F-4, File No. 333-114196).

       10.1 Concession title granted by the Mexican Ministry of Communications and Transportation (the "Ministry") in favor of Axtel, dated June 17, 1996, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.1 of our Registration Statement on Form F-4, File No. 333-114196).

       10.2 Amendment, dated December 19, 2002, of concession title granted by the Ministry in favor of Axtel, dated June 17, 1996, together with an English translation of such amendment (incorporated herein by reference to Exhibit 10.2 of our Registration Statement on Form F-4, File No. 333-114196).

       10.3 Concession title granted by the Ministry in favor of Axtel, dated October 7, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.3 of our Registration Statement on Form F-4, File No. 333-114196).


       10.4 Concession title granted by the Ministry in favor of Axtel, dated April 1, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.4 of our Registration Statement on Form F-4, File No. 333-114196).


       10.5 Concession title granted by the Ministry in favor of Axtel, dated June 4, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.5 of our Registration Statement on Form F-4, File No. 333-114196).


       10.6 Engagement Letter, dated as of May 15, 2002, by and among Axtel and The Blackstone Group L.P. (incorporated herein by reference to Exhibit 10.6 of our Registration Statement on Form F-4, File No. 333-114196).

       10.7 Restructuring Agreement, dated as of March 20, 2003 by and among Axtel, Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V. and Toronto Dominion (Texas), Inc. (incorporated herein by reference to Exhibit 10.7 of our Registration Statement on Form F-4, File No. 333-114196).

       10.8 Assignment and Assumption Agreement, dated as of December 23, 2003, among Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V., Nortel Networks UK Limited, Airspan Communications Limited and Axtel (incorporated herein by reference to Exhibit 10.8 of our Registration Statement on Form F-4, File No. 333-114196).

       10.9* Master Agreement for the Provision of Local Interconnection Services, dated as of February 25, 1999, entered into by and between Telefonos de Mexico, S.A. de C.V., Telefonia Inalambrica Del Norte, S.A. de C.V. (predecessor company to Axtel, S.A. de C.V.)


       10.10* Purchase and License Agreement for FWA Equipment, dated as of March 20, 2003, among Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V. and Axtel.

       10.11* Technical Assistance Support Services Agreement for FWA Equipment, dated as of March 20, 2003, among Nortel Networks UK Limited and Axtel.

       10.12* FWA Technology License Agreement, dated as of March 20, 2003, among Nortel Networks Limited and Axtel.

       10.13* FWA Special Agreement, dated as of September 30, 2003, among Nortel Networks UK Limited and Axtel.

       10.14* Amendment Agreement No. 1 to the Purchase and License Agreement for FWA Equipment, dated as of September 15, 2003, among Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V. and Axtel.

       10.15* Change Order to the Purchase and License Agreement for FWA Equipment, dated December 5, 2003

       10.16* Amendment Agreement No. 2 to the Purchase and License Agreement for FWA Equipment and the Technical Assistance Support Services Agreement for FWA Equipment, dated as of April 20, 2004, between Airspan Communications Limited and Axtel (certain portions of this Exhibit 10.16 have been omitted pusuant to a request for confidential treatment).

       12.1 Statement regarding computation of ratio of earnings to fixed charges (according to Mexican GAAP) (incorporated herein by reference to Exhibit 12.1 of our Registration Statement on Form F-4, File No. 333-114196).

       12.2 Statement regarding computation of ratio of earnings to fixed charges (according to U.S. GAAP) (incorporated herein by reference to Exhibit 12.2 of our Registration Statement on Form F-4, File No. 333-114196).

       21.1 List of Subsidiaries of Axtel (incorporated herein by reference to Exhibit 21.1 of our Registration Statement on Form F-4, File No. 333-114196).

       23.1*    Consent of Cahill Gordon & Reindel LLP (contained in Exhibit
                5.1).

       23.2*    Consent of D&A Morales y Asociados, S.C. (contained in Exhibit
                5.2).

       23.3* Consent of KPMG Cardenas Dosal, S.C., relating to the audited financial statements of Axtel.

       24.1 Signed copies of the powers of attorney (included on the signature pages of this Registration Statement) (incorporated herein by reference to Exhibit 24.1 of our Registration Statement on Form F-4, File No. 333-114196).

       25.1 Form T-1 Statement of Eligibility and Qualification of The Bank of New York with respect to the exchange notes (incorporated herein by reference to Exhibit 25.1 of our Registration Statement on Form F-4, File No. 333-114196).

       99.1 Form of Letter of Transmittal (incorporated herein by reference to Exhibit 99.1 of our Registration Statement on Form F-4, File No. 333-114196).

       99.2 Form of Notice of Guaranteed Delivery (incorporated herein by reference to Exhibit 99.2 of our Registration Statement on Form F-4, File No. 333-114196).

       99.3 Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner of Senior Notes due 2013 (incorporated herein by reference to Exhibit
                99.3 of our Registration Statement on Form F-4, File No. 333-114196).

       99.4 Form of Exchange Agent Agreement (incorporated herein by reference to Exhibit 99.4 of our Registration Statement on Form F-4, File No. 333-114196).


*     Filed herewith.

                                      -3-